Back to Contents

Registration Nos. 333-146207, 333-146207-01, and 333-146207-02

As filed with the Securities and Exchange Commission on May 23, 2008.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT No. 1 TO FORM S-3
ON
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GRACECHURCH CARD PROGRAMME FUNDING LIMITED (Issuing entity in respect of the Notes)	GRACECHURCH RECEIVABLES TRUSTEE LIMITED (Receivables Trustee)	BARCLAYCARD FUNDING PLC (Depositor and MTN Issuing Entity)

(Exact name of each Registrant as specified in its charter)
JERSEY, CHANNEL ISLANDS	JERSEY, CHANNEL ISLANDS	ENGLAND AND WALES

(State or other jurisdictions of incorporation or organization)

6189

(Primary Standard Industrial Classified Code Numbers)

NONE

(I.R.S. Employer Identification Numbers)

26 New Street St. Helier, Jersey JE2 3RA Channel Islands +44 1534 814814	26 New Street St. Helier, Jersey JE2 3RA Channel Islands +44 1534 814814	1 Churchill Place London E14 5HP United Kingdom +44 (0) 207 6995000

(Address, including zip code, and telephone number, including area code, of Registrants’ principal executive offices)

Giuseppe Pagano 200 Park Avenue New York, New York 10166 United States of America +1 (212) 412 4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)
WITH COPIES TO:
Lewis Rinaudo Cohen, Esq. CLIFFORD CHANCE US LLP 31 West 52nd Street New York, NY 10019 United States of America +1 (212) 878 3144	Michael Brady, Esq. WEIL, GOTSHAL & MANGES One South Place London EC2M 2WG United Kingdom + 44 (0) 20 7903 1000	Robert Trefny, Esq. CLIFFORD CHANCE LLP 10 Upper Bank Street London E14 5JJ United Kingdom + 44 (0) 20 7006 1000

Back to Contents

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(3)	Amount of registration fee

Notes	$1,000,000	100%	$1,000,000	$39.30
Medium Term Note Certificates	$1,000,000	—	—	—
Investor Certificates	$1,000,000	—	—	—

Total	—	—	$1,000,000	$39.30

Notes to the ‘‘Calculation of Registration Fee” Table

(1)	Gracechurch Receivables Trustee Limited is the registrant for the principal amount of the investor certificate; Barclaycard Funding PLC is the registrant for the medium term note certificates and Gracechurch Card Programme Funding Limited is the registrant for the notes to be issued from time to time. The investor certificate will be annotated from time to time to reflect the amendments to the principal amounts thereof. The medium term note certificates will be issued to Gracechurch Card Programme Funding Limited from time to time and will be the primary sources of payments on the notes. The medium term note certificates and the investor certificate are not being offered directly to investors.
(2)	With respect to any securities issued with original issue discount, the amount to be registered is calculated on the basis of the initial public offering price of such securities. With respect to securities denominated in a currency other than U.S. dollars, the amount to be registered is the U.S. dollar equivalent thereof based on the prevailing exchange rate at the time such securities are first offered.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. No additional consideration will be paid for the medium term note certificates or the investor certificate.

The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Back to Contents

INTRODUCTORY NOTE

This Registration Statement includes:

•	A base prospectus, filed with the United Kingdom Financial Services Authority in its capacity as the United Kingdom Listing Authority (the “UKLA”) by Gracechurch Card Programme Funding Limited (the “issuing entity”) in connection with the listing on the Official List of the UKLA of the issuing entity’s $[ ],000,000,000 medium term note programme (the “programme”); and

•	A prospectus supplement/final terms prepared by the issuing entity for the offering pursuant to this Registration Statement of the issuing entity’s series 2008-1 notes to be issued under the programme.

Back to Contents

The information in this preliminary prospectus supplement/final terms is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus supplement/final terms is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED [•], 2008

PRELIMINARY PROSPECTUS SUPPLEMENT/FINAL TERMS
(to the base prospectus dated [•], 2008)

GRACECHURCH CARD PROGRAMME FUNDING LIMITED

issuing entity

(incorporated in Jersey, Channel Islands with limited liability under registered number 98638)

Issue of $•,000,000 principal amount of series 2008-1, class A notes
$•,000,000 principal amount of series 2008-1, class B notes
$•,000,000 principal amount of series 2008-1, class C notes
$•,000,000 principal amount of series 2008-1, class D notes

under the $[•] Gracechurch Card Programme Funding Limited medium term note programme
(ultimately backed by trust property in the receivables trust)

Barclays Bank PLC
sponsor, originator, trust cash manager and servicer

Barclaycard Funding PLC
depositor and MTN issuing entity

The issuing entity will issue	Class A notes	Class B notes	Class C notes	Class D notes
Principal Amount	•,000,000	•,000,000	•,000,000	•,000,000
Interest rate	•	•	•	•
Interest Payment Dates	The 15th day of each month, beginning on •, 2008	The 15th day of each month, beginning on •, 2008	The 15th day of each month, beginning on •, 2008	The 15th day of each month, beginning on •, 2008
Scheduled Redemption Date	•, 20••	•, 20••	•, 20••	•, 20••
Final Redemption Date	•, 20••	•, 20••	•, 20••	•, 20••
Price to public	• ,000,000 (or •%)	• ,000,000 (or •%)	• ,000,000 (or •%)	• ,000,000 (or •%)
Underwriting discount or fee	• ,000,000 (or •%)	• ,000,000 (or •%)	• ,000,000 (or •%)	• ,000,000 (or •%)
Proceeds to Sponsor	• ,000,000 (or •%)	• ,000,000 (or •%)	• ,000,000 (or •%)	• ,000,000 (or •%)

Payments on the class B notes are subordinated to payments on the class A notes of the same series. Payments on the class C notes are subordinated to payments on the class A and class B notes of the same series. Payments on the class D notes are subordinated to payments on the class A, class B and class C notes of the same series.

Each of the class A notes, class B notes, class C notes and class D notes will have the benefit of a currency swap between the issuing entity and Barclays Bank PLC as swap counterparty.

Please review and carefully consider the Risk Factors beginning on page 21 of the base prospectus and any additional Risk Factors on page S-4 of this prospectus supplement/final terms before you purchase any notes.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus supplement/final terms is truthful or complete. Any representation to the contrary is a criminal offence.

The ultimate source of payment on the notes will be collections on consumer credit and charge card accounts originated or acquired in the United Kingdom by Barclays Bank PLC acting through its Barclaycard division.

The notes offered in this base prospectus will be obligations of the issuing entity only. They will not be obligations of, nor will they be guaranteed by, any other party, including Barclays Bank PLC in any of its capacities, Barclays Capital, Barclays Capital Inc., Barclaycard Funding PLC, Gracechurch Receivables Trustee Limited or any of their affiliates or advisers, successors or assigns. The issuing entity will only have a limited pool of assets to satisfy its obligations on the notes.

Back to Contents

You should read this prospectus supplement/final terms and the base prospectus carefully before you invest. A note is not a deposit and neither the notes nor the underlying receivables are insured or guaranteed by Barclays Bank PLC or by any United Kingdom or United States governmental agency.

Underwriter and Arranger
Barclays Capital

U.S. Distributor
Barclays Capital Inc.

S-ii

Back to Contents

IMPORTANT NOTICES

In the event that any withholding or deduction for any taxes, duties, assessments or government charges of whatever nature is imposed, levied, collected, withheld or assessed on payments of principal or interest in respect of the notes or the coupons by Jersey, the United Kingdom, or any other jurisdiction or any political subdivision or any authority in or of such jurisdiction having power to tax, the issuing entity or the Paying Agents shall make such payments after such withholding or deduction and neither the issuing entity nor the Paying Agents nor any other person will be required to make any additional payments to holders of notes in respect of such withholding or deduction.

This document constitutes a prospectus supplement/final terms for the purposes of Article 5.4 of the prospectus directive and is supplemental to and must be read in conjunction with the base prospectus. Full information on the issuing entity and the offer of the notes is only available on the basis of the combination of this prospectus supplement/final terms and the base prospectus. The base prospectus is available for viewing at 5 The North Colonnade, Canary Wharf, London E14 4BB, United Kingdom and copies may be obtained from 5 The North Colonnade, Canary Wharf, London E14 4BB, United Kingdom.

The issuing entity has confirmed to the underwriters named under “Plan of Distribution” below that this prospectus supplement/final terms, when read in conjunction with the base prospectus, contains all information which is (in the context of the programme, the issue, offering and sale of the notes) material; that such information is true and accurate in all material respects and is not misleading in any material respect; that any opinions, predictions or intentions expressed in this prospectus supplement/final terms are honestly held or made and are not misleading in any material respect; that this prospectus supplement/final terms does not omit to state any material fact necessary to make such information, opinions, predictions or intentions (in the context of the programme, the issue and offering and sale of the notes) not misleading in any material respect; and that all proper enquiries have been made to verify the foregoing.

No person has been authorised to give any information or to make any representation not contained in or not consistent with this prospectus supplement/final terms or any other document entered into in relation to the programme or any information supplied by the issuing entity or such other information as is in the public domain and, if given or made, such information or representation should not be relied upon as having been authorised by the issuing entity or any underwriter.

Neither the delivery of this prospectus supplement/final terms nor the offering, sale or delivery of any note shall, in any circumstances, create any implication that the information contained in this prospectus supplement/final terms is true subsequent to the date hereof or the date upon which any future prospectus supplement/final terms (in relation to any future issue of other notes) is produced or that there has been no adverse change, or any event reasonably likely to involve any adverse change, in the condition (financial or otherwise) of the issuing entity since the date thereof or, if later, the date upon which any future prospectus supplement/final terms (in relation to any future issue of other notes) is produced or that any other information supplied in connection with the programme is correct at any time subsequent to the date on which it is supplied or, if different, the date indicated in the document containing the same.

The distribution of this prospectus supplement/final terms and the offering, sale and delivery of the notes in certain jurisdictions may be restricted by law. Persons in possession of the prospectus supplement/final terms are required by the issuing entity and the underwriters to inform themselves about and to observe any such restrictions. For a description of certain restrictions on offers, sales and deliveries of notes and on the distribution of this prospectus supplement/final terms and other offering material relating to the notes, see “Plan of Distribution” in the base prospectus.

Until a date that is 90 days after the date of this prospectus supplement/final terms, all dealers effecting transactions in this series of notes, whether or not participating in this distribution, may be required to deliver the appropriate prospectus supplement/final terms and the base prospectus. This is in addition to the obligation of underwriters to deliver a prospectus supplement/final terms and base prospectus when acting as the underwriter of the notes and with respect of their unsold allotment or subscription.

The maximum aggregate principal amount of notes outstanding at any one time under the programme will not exceed $[•] (and for this purpose, any notes denominated in another currency shall be translated into U.S. dollars at the date of the agreement to issue such notes (calculated in accordance with the provisions of the programme dealer agreement and the relevant series subscription agreement)). The maximum aggregate principal amount of notes which may be outstanding at any one time under the programme may be increased

S-iii

Back to Contents

from time to time, subject to compliance with the relevant provisions of the programme dealer agreement and the relevant series subscription agreement.

Certain figures included in this prospectus supplement/final terms have been subject to rounding adjustments; accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures which precede them.

The information about the series 2008-1 notes appears in two separate documents: a base prospectus and this prospectus supplement/final terms. The base prospectus provides general information about each series of notes issued under the Gracechurch Card Programme Funding Limited medium term note programme, some of which may not apply to the series 2008-1 notes described in this prospectus supplement/final terms. With respect to the series 2008-1 notes, this prospectus supplement/final terms is the “relevant prospectus supplement/final terms” or the “applicable prospectus supplement/final terms” referred to in the base prospectus.

This prospectus supplement/final terms may be used to offer and sell the series 2008-1 notes only if accompanied by the base prospectus.

This prospectus supplement/final terms supplements, with respect to the series 2008-1 notes, the disclosure in the base prospectus.

You should rely only on the information in this prospectus supplement/final terms and the base prospectus, including information incorporated by reference. We have not authorised anyone to provide you with different information.

AN INVESTMENT IN THE NOTES IS ONLY SUITABLE FOR FINANCIALLY SOPHISTICATED INVESTORS WHO ARE CAPABLE OF EVALUATING THE MERITS AND RISKS OF SUCH INVESTMENT AND WHO HAVE SUFFICIENT RESOURCES TO BE ABLE TO BEAR ANY LOSSES WHICH MAY RESULT FROM SUCH INVESTMENT. IF YOU ARE IN ANY DOUBT ABOUT THE CONTENTS OF THIS BASE PROSPECTUS YOU SHOULD CONSULT YOUR STOCKBROKER, BANK MANAGER, SOLICITOR, ACCOUNTANT OR OTHER FINANCIAL ADVISER.

S-iv

Back to Contents

S-v

Back to Contents

TRANSACTION FEATURES

This prospectus supplement/final terms supplements the disclosure in the base prospectus. The series 2008-1 notes will be governed, to the extent not described in this prospectus supplement/final terms, by the applicable provisions of the base prospectus. Unless otherwise indicated, words and expressions defined in the base prospectus shall have the same meanings below.

Class of notes	Initial Principal Balance	% of Total

A	$•	•
B	$•	•
C	$•	•
D	$•	•

100%

SERIES OF NOTES ISSUED

Series Number:	Series 2008-1
Class of Notes:	A	B	C	D
Anticipated Ratings:	•	•	•	•
Rating Agencies:	Moody’s/Standard & Poor’s	Moody’s/Standard & Poor’s	Moody’s/Standard & Poor’s	Moody’s/Standard & Poor’s
Issue Date:	• 2008	• 2008	• 2008	• 2008
Issue Price:	• per cent.	• per cent.	• per cent.	• per cent.
Net Proceeds:	•	•	•	•
Specified Currency:	Class A notes are to be denominated in US dollars.	Class B notes are to be denominated in US dollars.	Class C notes are to be denominated in US dollars.	Class D notes are to be denominated in US dollars.
Minimum Denomination:	$100,000	$100,000	$100,000	$100,000
Specified Denomination(s):	[$100,000 and amounts in excess thereof which are integral multiples of $10,000]	[$100,000 and amounts in excess thereof which are integral multiples of $10,000]	[$100,000 and amounts in excess thereof which are integral multiples of $10,000]	[$100,000 and amounts in excess thereof which are integral multiples of $10,000]
Subject to Repricing Arrangements:	•	•	•	•
If yes:
Repricing Transfer Dates:	[Any Interest Payment Date]	[Any Interest Payment Date]	[Any Interest Payment Date]	[Any Interest Payment Date]
Fixed or Floating Designation:	•	•	•	•
Series Scheduled Redemption Date:	•	•	•	•
Final Redemption Date:	•	•	•	•
Initial Rate (if applicable):	•	•	•	•

Back to Contents

Margin (Until Repricing Transfer Date):	•	•	•	•
LIBOR/EURIBOR	•	•	•	•
Day Count Fractions:	•	•	•	•
Interest Commencement Date:	•	•	•	•
Floating Rate Commencement Date (if applicable):	•	•	•	•
Interest Payment Dates:	15th day of each month beginning • subject to adjustment for non-business days in accordance with the Business Day Convention specified below.	15th day of each month beginning • subject to adjustment for non-business days in accordance with the Business Day Convention specified below.	15th day of each month beginning • subject to adjustment for non-business days in accordance with the Business Day Convention specified below.	15th day of each month beginning • subject to adjustment for non-business days in accordance with the Business Day Convention specified below.
First Interest Payment Date:	•	•	•	•
Interest Rate Calculations:	•	•	•	•
Listing:	London	London	London	London
Additional Business Centre:	London, New York, Jersey	London, New York, Jersey	London, New York, Jersey	London, New York, Jersey
Additional Financial Centre:	London, New York, Jersey	London, New York, Jersey	London, New York, Jersey	London, New York, Jersey
Additional Interest Margin:	•	•	•	•
Indemnification Amount:	•
Additional Details of Related Swap Agreement (if any):	•	•	•	•
Internal Credit Support-Subordination:	Classes B, C and D	Classes C and D	Class D	N/A

Payment Priorities and Allocation of Funds:	Within series 2008-1, amounts received by the issuing entity from the MTN issuing entity will be applied, pre-enforcement of the note trust deed and the relevant series note trust deed supplement, in a manner whereby notes of each class and sub-class will rank pari passu and pro rata among themselves without preference or priority among themselves. However, the class B notes (and every sub-class thereof (if any)) are subordinated in right of payment of interest and principal to the class A notes (and every sub-class thereof (if any)) while the

Back to Contents

class C notes (and every subclass thereof (if any)) are subordinated in right of payment of interest and principal to the class A notes (and every sub-class thereof (if any)) and the class B notes (and every sub-class thereof (if any)) while the class D notes (and every subclass thereof (if any)) are subordinated in right of payment of interest and principal to the class A notes (and every sub-class thereof (if any)), the class B notes (and every sub-class thereof (if any)) and the class C notes (and every sub-class thereof (if any)). Payments due to swap counterparties (if any) will rank pari passu with payments of interest on the notes with payments to a swap counterparty for a swap with respect to the class B notes (and every sub-class thereof) being subordinate in right to the payments to a swap counterparty for a swap with respect to the class A notes (and every sub-class thereof) and with payments to a swap counterparty for a swap with respect to the class C notes (and every sub-class thereof) being subordinate in right to the payments to a swap counterparty for a swap with respect to the class A notes (and every sub-class thereof) and the class B notes (and every sub-class thereof) and with payments to a swap counterparty for a swap with respect to the class D notes (and every sub-class thereof) being subordinate in right to the payments to a swap counterparty for a swap with respect to the class A notes (and every sub-class thereof), the class B notes (and every sub-class thereof) and the class C notes (and every sub-class thereof). Following enforcement of the note trust deed and the relevant series note trust deed supplement, interest and principal in respect of each class of notes will be paid pari passu and pro rata so that the most senior class will have all accrued interest and all principal paid before any subordinated class.

Please see the section entitled “Securitisation Cashflows” on page 92 of the base prospectus.

Clearing and Settlement:	•

Business Day Convention:	•

Estimated total expenses related to admission to trading:	•

ERISA:	•

Notes treated as debt or equity for U.S. federal income tax purposes:	•

Required Retained Principal Percentage:	•

Controlled Accumulation Period:	•

Closing Date:	•

Cash Management Fee:	•

Back to Contents

ADDITIONAL RISK FACTORS APPLYING ONLY TO SERIES 2008-1

Early termination of a swap agreement may expose Noteholders to the risk of currency exchange rate movement.	If a swap agreement terminates and the relevant notes do not become immediately due and payable, then the Noteholders in respect of such notes will be subject to exchange rate risk as the issuing entity will exchange GBP amounts for USD at a spot rate of exchange and there is no guarantee that such spot rate of exchange will equal the rate of exchange applicable under the swap agreement.

Each swap agreement may be terminated prior to payment in full of the notes	Any swap agreement may be terminated upon the occurrence of certain events. In the event that a swap agreement is terminated without replacement, an Event of Default will occur under the terms and conditions of the notes. There can be no assurance that a swap agreement will not be terminated prior to the payment in full of the notes of the relevant class.

Change in law may result in the imposition of withholding taxes on payments to be made under the swap agreements	Each of the issuing entity and the swap counterparty will represent in each swap agreement that, under current applicable law, they are entitled to make all payments required to be made by them under such swap agreement free and clear and without deduction for or on account of, any taxes, assessments or any other charges. In the event that the swap counterparty is required to make any such deduction due to any action taken by a taxing authority, any action brought in a court of competent jurisdiction, or a change in tax law, the swap counterparty will not be required to indemnify the issuing entity for such deduction. As a result, payments to the issuing entity may be reduced. In such circumstances, the issuing entity may as a result of a deduction for or on account of any taxes, assessments or any other charges be entitled to terminate the relevant swap agreement.

Back to Contents

MTN NOTE SUPPORTING SERIES

The series 2008-1 notes will be collateralised by the series 2008-1 Medium Term Note (the “Related Medium Term Note”) which shall have the following terms as set out in the series 2008-1 medium term note supplement.

Designation for the purposes of the security trust deed and MTN cash management agreement:	Series 2008-1

Issuance Date:	•, 2008

Initial Principal Amount:	•

Medium Term Note Certificate First Interest Payment Date:	•, 2008

Medium Term Note Certificate Interest Payment Date:	[•th] day of each month beginning • subject to adjustment for non-business days.

Medium Term Note Certificate Interest Period:	•

Required Re-investment Amount:	•

Series Scheduled Redemption Date:	•

Series Termination Date:	•

Additional Early Redemption Events:	None/•

Listing:	None

Initial Investor Interest:	•

Class A Initial Investor Interest:	•

Class B Initial Investor Interest:	•

Class C Initial Investor Interest:	•

Class D Initial Investor Interest:	•

Medium Term Note Certificate Interest Rate:	•

Back to Contents

SERIES INVESTOR INTEREST SUPPORTING MEDIUM TERM NOTE

The series 2008-1 medium term note will be collateralised by the series 2008-1 investor interest (the “Series Investor Interest”) which shall have the following terms as set out in the series 2008-1 supplement to the declaration of trust and trust cash management agreement.

Designation for the purposes of the Receivables Trust Deed Supplement:	Series 2008-1
Issuance Date:	•
Initial Principal Amount:	•
First Payment Date:	•
Class A Finance Rate:	•
Class B Finance Rate:	•
Class C Finance Rate:	•
Class D Finance Rate:	•
Series Scheduled Redemption Date:	•
Controlled Deposit Amount:	•
Series Termination Date:	•
Additional Early Redemption Events:	None/ •
Series Initial Investor Interest:	£•
Release Date:	•

The Controlled Accumulation Period Commencement Date in respect of series 2008-1 investor interest will be the first Business Day of • provided, however, that if on the first business day of the Controlled Accumulation Period, its length is determined to be less than 12 months, the Revolving Period may be extended and the start of the Controlled Accumulation Period will be postponed. The Controlled Accumulation Period will, in any event, begin no later than •.

The “Series Cash Reserve Account Percentage” will be determined on each Determination Date by the level of the quarterly excess spread percentage as follows:

Quarterly Excess Spread Percentage	Series Cash Reserve Account Percentage

on a given day is:	on same date will be:
above • per cent.	• per cent.
above • per cent. but equal to or below • per cent.	• per cent.
above • per cent. but equal to or below • per cent	• per cent.
above • per cent. but equal to or below • per cent.	• per cent.
above • per cent. but equal to or below • per cent.	• per cent.
above • per cent. but equal to or below • per cent.	• per cent.
equal to or below • per cent.	• per cent.

After the Series Cash Reserve Account Percentage has been increased above 0 per cent. as specified in the table above, the Series Cash Reserve Account Percentage will remain at that percentage until: (1) either it is further increased to a higher required percentage as specified in the table above, or (2) the date on which the quarterly excess spread percentage has increased to a level above that for the then current Series Cash Reserve Account Percentage. The Series Cash Reserve Account Percentage will be decreased to the appropriate percentage as stated above.

Back to Contents

PARTIES

Lead underwriter(s):	Barclays Bank PLC

Underwriters:	Barclays Capital

U.S. Distributor:	Barclays Capital Inc.

Issuing Entity:	Gracechurch Card Programme Funding Limited.

Note Trustee:	The Bank of New York, acting through its London branch. The Note Trustee’s address, at the date of this prospectus supplement/final terms, is One Canada Square, London E14 5AL, United Kingdom.

Principal Paying Agent and Agent Bank for the Notes:	The Bank of New York, acting through its London branch. The Principal Paying Agent will make payments of interest and principal when due on the notes. The Agent Bank will calculate the interest rates applicable to each class of notes. The Bank of New York’s address in London is One Canada Square, London E14 5AL, United Kingdom.

Registrar and U.S. Paying Agent:	The Bank of New York, acting through its New York branch. The Bank of New York’s address in New York is One Wall Street, New York, New York 10286, United States.

Receivables Trustee:	Gracechurch Receivables Trustee Limited

MTN Issuing Entity, Investor Beneficiary and Depositor:	Barclaycard Funding PLC

Sponsor, Originator and Originator Beneficiary:	Barclays Bank PLC

Servicer:	Barclays Bank PLC

Security Trustee:	The Bank of New York, acting through its London Branch

Swap Counterparty for Series 2008-1:	Barclays Capital

[Series 2008-1 Market Repricing Bank for the Class [•] Notes:]	[Barclays Capital ]

Back to Contents

SWAP AGREEMENTS

General

The notes will be denominated in US dollars and the issuing entity will be obliged to make US dollar payments of interest and repayments of principal in respect of the notes. However, certain amounts received by the issuing entity will be denominated in sterling. In order to protect the issuing entity against currency exchange rate exposure, the issuing entity and the swap counterparty have entered into a currency swap transaction in relation to each class of notes.

Subject to the provisions set out under “Early Termination” below under the terms of each currency swap transaction relating to each class of notes, the issuing entity will pay to the swap counterparty:

(a)	on or after the issue date, an amount to be paid in respect of the proceeds received by the issuing entity on the issue of the relevant class of notes;

(b)	on each interest payment date, an amount in sterling determined by reference to applying a floating rate of interest to the relevant currency amount (as determined pursuant to the relevant swap confirmation); and

(c)	on each date upon which any notes are redeemed pursuant to Condition 7 (Redemption and Purchase) of the terms and conditions of the notes, an amount in sterling determined in accordance with the provisions of the relevant swap confirmation.

In return, the swap counterparty will be obliged to pay to the issuing entity:

(a)	on or after the issue date, an amount in sterling calculated by reference to the US dollar proceeds of the issue of the relevant class of notes converted into sterling at the relevant exchange rate as provided in the relevant swap agreement;

(b)	on each interest payment date, an amount in US dollars determined by reference to applying a fixed or floating rate of interest (as the case may be) to the relevant currency amount; and

(c)	on each date upon which any notes are redeemed pursuant to Condition 7 (Redemption and Purchase) of the terms and conditions of the notes, an amount in US dollars determined in accordance with the provisions of the relevant swap confirmation.

To ensure the issuing entity’s compliance with its ongoing periodic reporting requirements under the Exchange Act, the issuing entity and the swap counterparty expect to enter into an agreement governing the information concerning the swap counterparty to be included in such periodic reports (the “Disclosure Agreement”).

Based on a reasonable good faith estimate of probable exposure, the significance percentage of each swap agreement is [•] per cent.

Early Termination

Each currency swap transaction may be terminated prior to its scheduled termination date in certain circumstances, including, but not limited to, the following:

(a)	subject to the provisions of the swap agreement in respect of such transaction, at the option of the issuing entity, after the expiration of any applicable grace period if there is a failure by the swap counterparty to pay any amounts due under such swap agreement and, at the option of the swap counterparty after the expiration of any applicable grace period, if there is a failure to pay amounts due under the swap agreement by the issuing entity;

(b)	at the option of the issuing entity, in respect of a rating downgrade with respect to the swap counterparty below the levels specified in the swap agreement relating to such currency swap transaction where the swap counterparty fails to take appropriate action within the requisite time period;

(c)	at the option of the swap counterparty, pursuant to the occurrence of an Event of Default under Condition 10 of the terms and conditions of the notes and the delivery by the note trustee of an Enforcement Notice;

(d)	upon the occurrence of certain other events with respect to either party to such currency swap transaction, including but not limited to certain insolvency related events, merger without an assumption of the obligations in respect of the swap agreement, or changes in law resulting in illegality;

Back to Contents

(e)	in the event that there is a withholding tax imposed, (1) at the option of the swap counterparty in accordance with the provisions of the swap agreement, in relation to the issuing entity’s payments under such swap agreement and (2) at the option of the issuing entity in accordance with the provisions of the swap agreement, in relation to such swap counterparty’s payments under the swap agreement;

(f)	at the option of the swap counterparty or the issuing entity (provided that the relevant class of Noteholders in respect of the relevant notes shall first have directed the note trustee by way of extraordinary resolution to terminate the transaction(s) relating to such notes), in the event that there is a withholding tax imposed (1) in relation to the issuing entity’s payments under the notes or (2) in relation to any payments to the issuing entity under a medium term note certificate which corresponds to such notes;

(g)	at the option of the swap counterparty if any amendment and/or supplement is made to the note trust deed, the issuing entity master framework agreement or the terms and conditions of the notes without the swap counterparty’s prior written consent, where such amendment and/or supplement would be reasonably expected to result in the swap counterparty being required to pay more or receive less, were it to replace itself as swap counterparty, than it would otherwise have been required to prior to such amendment and/or supplement; and

(h)	at the option of the swap counterparty, in respect of only the relevant transactions or relevant portions of such transactions that correspond to any notes that may have been redeemed by the issuing entity (as determined by the swap counterparty in consultation with the issuing entity) in circumstances where some or all of a relevant series of notes have been redeemed pursuant to Condition 7(b) (Mandatory Early Redemption or Mandatory Sale of Class B Notes, Class C Notes and Class D Notes to the issuing entity) of the terms and conditions of the notes following the imposition of any requirement on the MTN Issuing Entity to withhold or deduct any amounts for or on account of tax on the payment of any principal or interest in respect of a medium term note certificate of a relevant series.

Upon any such early termination of a currency swap transaction, either the issuing entity or the swap counterparty may be liable to make a termination payment to the other. The amount of any such termination payment will be based on the value of the swap computed in accordance with the terms of the swap agreement relating to such currency swap transaction, in the first instance on the basis of market quotations of the cost of entering into a swap transaction with the same terms and conditions that would have the effect of preserving the respective full payment obligations of the parties, in accordance with the procedures set forth in such swap agreement. Any such termination payment may, if interest rates and/or the relevant currency exchange rate had changed significantly, be substantial.

Upon termination of a currency swap transaction and the swap agreement relating to such currency swap transaction if no replacement swap transaction has been obtained the security under the Note Trust Deed (and the Note Trust Deed Supplement) in respect of Series 2008-1 will become enforceable. If such security is enforced, the proceeds thereof will be applied in payment of amounts set out under the order of priority of payments set forth in the terms and conditions of the notes of such series. In the event that a swap agreement with respect to a specific class is terminated other than as a result of a Swap Counterparty Swap Event of Default (as defined below), then any termination payment to be paid to the swap counterparty by the issuing entity in accordance with the early termination provisions of such swap agreement shall rank pari passu with only those payments to be made to the holders of the relevant class of notes to which such swap agreement relates.

Events constituting a Swap Counterparty Swap Event of Default (as defined on page [•] of the base prospectus) may result in the early termination of the relevant swap agreement. In the event that a swap agreement is terminated as a result of a Swap Counterparty Swap Event of Default, then any termination payment to be paid to the swap counterparty by the issuing entity in accordance with the early termination provisions of such swap agreement shall be subordinated to any payments to be made under the relevant notes.

The swap counterparty’s payment obligations pursuant to the relevant swap agreement are subject to the condition that no event of default has occurred and is continuing with respect to the issuing entity pursuant to the relevant swap agreement.

Back to Contents

Taxation

Neither the issuing entity nor the swap counterparty is obliged under each swap agreement to gross up if withholding taxes are imposed on payments made under such swap agreement.

In the event that any withholding tax is imposed on payments to be made to the issuing entity under any currency swap transaction then the issuing entity may terminate such currency swap transaction and either the issuing entity or the swap counterparty may be required to pay a swap termination payment to the other party. In the event that any withholding tax is imposed on payments to be made by the issuing entity under any currency swap transaction, [the swap counterparty may terminate such currency swap transaction and either the issuing entity or the swap counterparty may be required to pay a swap termination payment to the other party] [to be confirmed - consider amending Additional Risk Factor for Withholding Tax above] or the swap counterparty shall be entitled to deduct amounts in the same proportion (as calculated in accordance with the provisions of the confirmation relating to such transaction) from the corresponding payment due from it. In [such event] [the latter scenario], payments on the relevant class will be subject to deferral in proportion to the amount so deducted. In the event that any withholding tax is imposed on payments due by the swap counterparty under a swap agreement, the issuing entity shall not be entitled to deduct corresponding amounts from the corresponding payments due from it and payments on the relevant series will be subject to deferral in proportion to the amount so withheld by the swap counterparty.

Pursuant to the provisions of the swap agreements, if on the next date that either party was required to make a payment under a swap agreement, such party would be required by any applicable law or relevant taxing authority or court of competent jurisdiction to withhold any amount from such payment in respect of tax, such party will inform the other party and will use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to, within 20 days after informing the other party, restructure the affected transaction or transfer all its rights and obligations under the relevant swap agreement to another of its offices or affiliates so as to avoid any such requirement to withhold any amount in respect of tax, provided that such party will only effect a transfer or restructuring in accordance with the transfer provisions in the swap agreements. If such party is not able to make such a transfer or restructuring it will give notice to that effect within such 20 day period, whereupon the other party may effect such a transfer or restructuring within 30 days after having being informed of the requirement to withhold, provided that it will only effect a transfer or restructuring in accordance with the transfer provisions in the swap agreements. Any such transfer by either party will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed. Any such restructuring by either party will be subject to and conditional upon the confirmation by Standard and Poor's and the prior written consent of the other party, which consent will not be unreasonably withheld. If neither party is able to arrange the transfer or restructuring, as set out above, the party which is not required to withhold any amount in respect of tax from such payment may terminate the relevant currency swap transaction.

Rating Downgrade or Withdrawal

If the swap counterparty is downgraded below the ratings specified in the relevant swap agreement (in accordance with the requirements of Standard & Poor’s and Moody’s), or if the rating of the swap counterparty is withdrawn, then the swap counterparty will, in accordance with the provisions of and subject to the timeframes specified in the relevant swap agreement, be required to take certain remedial measures which may include: (a) providing collateral in accordance with a mark to market collateral agreement between the swap counterparty and the issuing entity (the Credit Support Annex, as defined below), (b) obtaining a guarantee from a guarantor that satisfies the requirements specified in the relevant swap agreement, (c) transferring the relevant swap agreement to an entity that satisfies the requirements specified in the relevant swap agreement, or (d) in respect of a downgrade or rating withdrawal by Standard & Poor’s only, taking such other actions as it may agree with Standard & Poor’s.

In accordance with the requirements of Standard & Poor’s and Moody’s, if the swap counterparty remains a party to the swap agreement and the swap counterparty is subject to further downgrades, then the swap counterparty will be subject to additional, more restrictive requirements. If the swap counterparty is downgraded by Standard & Poor’s or Moody’s and the swap counterparty fails to comply with the applicable ratings downgrade provisions as set out in the relevant swap agreement, the issuing entity may terminate such swap agreement in accordance with the terms of the relevant swap agreement. Where the swap counterparty provides collateral in accordance with the terms of the relevant swap agreement, such collateral will be credited to the issuing entity distribution account and amounts in respect of such collateral may be returned by the issuing entity to the swap counterparty from time to time in accordance with the terms of the swap agreement and the Credit Support Annex.

Back to Contents

The swap counterparty may, subject to certain conditions specified in the swap agreement, including certain requirements of Standard & Poor’s and Moody’s, transfer its rights and obligations in respect of the swap agreement to another entity. See “Transfers” below.

Credit Support Annex

The swap counterparty will enter into a 1995 ISDA Credit Support Annex (Bilateral Form Transfer) with the issuing entity (the “Credit Support Annex”) on or prior to the closing date in support of the swap counterparty’s obligations under the swap agreement.

Pursuant to the terms of the Credit Support Annex, if at any time the swap counterparty is required to provide collateral in respect of any of its obligations under the swap agreement, the Credit Support Annex will provide that, from time to time and subject to the conditions specified in the Credit Support Annex and the swap agreement, the swap counterparty will make transfers of cash or securities by way of collateral to the issuing entity in support of its obligations under the swap agreement and the issuing entity will be obliged to return such collateral in accordance with the terms of the Credit Support Annex.

Interest Deferral

In certain circumstances payments due to be made by either party under the swap agreement may be deferred and to the extent such payments are deferred interest shall accrue in respect thereof.

Transfers

Except as stated under “Taxation” above, or as otherwise permitted under each swap agreement and as provided below, neither the issuing entity nor the swap counterparty is permitted to assign, novate or transfer as a whole or in part any of its rights, obligations or interests under such swap agreement.

Any transfer by the issuing entity of its interests under a swap agreement to any other entity shall be subject to the consent of the note trustee, Standard & Poor’s and Moody’s.

The issuing entity may transfer any interest under a swap agreement to any other entity with the swap counterparty’s prior written consent, except that such consent is not required in the case of a transfer, charge or assignment to the note trustee as contemplated in the note trust deed or any note trust deed supplement thereto in relation to a relevant series.

The swap counterparty may transfer all its rights and obligations with respect to a swap agreement to any other entity (a “Transferee”) subject to the satisfaction of certain conditions, including, but not limited to the following:

(a)	it has given five Business Days prior written notice to the note trustee;

(b)	the Transferee is an eligible replacement, as defined in the Moody’s rating methodology, and the Transferee’s short-term, unsecured and unsubordinated debt obligations are then rated not less than “A-1” by Standard & Poor’s (or its equivalent by any substitute rating agency) or such Transferee’s obligations under the swap agreement are guaranteed by an entity whose short-term, unsecured and unsubordinated debt obligations are then rated not less than “A-1” by Standard & Poor’s (or its equivalent by any substitute rating agency) provided that Standard & Poor’s has had sight of such guarantee;

(c)	a termination event or an event of default does not occur under the swap agreement as a result of such transfer;

(d)	the Transferee contracts with the issuing entity on terms that (1) have the same economic effect as the terms of the swap agreement in respect of any obligation (whether absolute or contingent) to make payment or delivery after the effective date of such transfer and (2) insofar as they do not relate to payment or delivery obligations, are, in all material respects, no less beneficial for the issuing entity than the terms of the swap agreement immediately before such transfer; and

(e)	(if the Transferee is domiciled in a different country from both the swap counterparty and the issuing entity) Standard & Poor’s has provided prior written notification that the then current ratings of the notes will not be adversely affected.

Back to Contents

SWAP COUNTERPARTY

The swap counterparty, Barclays Bank PLC (“Barclays”), is described in the section entitled “Barclays Bank PLC” in the base prospectus.

The obligations of Barclays under the swap agreements entered into with the issuing entity in respect of the notes are not insured by the FDIC or any other agency or insurer.

Back to Contents

OTHER SERIES OF NOTES AND MEDIUM TERM NOTE CERTIFICATES ISSUED

Notes – Gracechurch Card Programme Funding Limited and predecessors

The table below sets forth the principal characteristics of the other series previously issued by other issuing entities that are outstanding at the date of this prospectus supplement/final terms, in connection with the receivables trust and the receivables assigned by the originator. For more information with respect to any series, any prospective investor should contact Barclays Capital, 5 The North Colonnade, Canary Wharf, London E14 4BB, United Kingdom, Attention Securitisation Group. Barclaycard will provide, without charge, to any prospective purchaser of the notes, a copy of the disclosure document for any such other publicly-issued series.

Series 05-1
Class	Tranche Size	Interest Rate

Class A	$1,350,000,000	One month U.S.D LIBOR + 0.01%
Class B	$75,000,000	One month U.S.D LIBOR + 0.14%
Class C	$75,000,000	One month U.S.D LIBOR + 0.33%

relevant Issuance Date:	21 June 2005
Scheduled Redemption Date:	15 June 2008
Legal Final Redemption Date:	15 June 2010

Series 05-2
Class	Tranche Size	Interest Rate

Class A	$1,350,000,000	One month U.S.D LIBOR + 0.01%
Class B	$75,000,000	One month U.S.D LIBOR + 0.15%
Class C	$75,000,000	One month U.S.D LIBOR + 0.31%

relevant Issuance Date:	20 September 2005
Scheduled Redemption Date:	15 September 2008
Legal Final Redemption Date:	15 September 2010

Back to Contents

Series 05-3
Class	Tranche Size	Interest Rate

Class A1	€650,000,000	One month EURIBOR + 0.08%
Class A2	£700,000,000	3 Month Sterling LIBOR + 0.08%
Class B1	€72,500,000	3 Month EURIBOR + 0.25%
Class B2	£15,000,000	3 Month Sterling LIBOR + 0.25%
Class C1	€68,000,000	3 Month EURIBOR + 0.45%
Class C2	£18,000,000	3 Month Sterling LIBOR + 0.45%

relevant Issuance Date:	20 October 2005
Scheduled Redemption Date:	15 October 2010
Legal Final Redemption Date:	15 October 2012

Series 05-4
Class	Tranche Size	Interest Rate

Class A	$900,000,000	One month U.S.D LIBOR + 0.01%
Class B	$50,000,000	One month U.S.D LIBOR + 0.15%
Class C	$50,000,000	One month U.S.D LIBOR + 0.28%

relevant Issuance Date:	28 November 2005
Scheduled Redemption Date:	17 November 2008
Legal Final Redemption Date:	15 November 2010

Series 06-1
Class	Principal Balance	Interest Rate

Class A1	€60,000,000	One month EURIBOR + 2.45%
Class A2	£71,500,000	1 Month Sterling LIBOR +2.45%

relevant Issuance Date:	28 September 2006
Scheduled Redemption Date:	15 October 2010
Legal Final Redemption Date:	15 October 2012

Back to Contents

Medium Term Note Certificates – Barclaycard Funding PLC

Series	Issuance Date	Tranche Size	Note Interest Rate currently in effect	Scheduled Redemption Date	Final Redemption Date
05-1	21 June 2005	£824,764,942	three month sterling LIBOR – plus 0.0530%	15 June 2008	15 June 2010

05-2	20 September 2005	£815,239,545
For monthly interest periods up to and including July 2008, the interest rate applicable will be three month sterling LIBOR plus 0.0551%; for the interest period commencing in July 2008, the interest rate applicable will be two month sterling LIBOR plus 0.0551%;
				15 September 2008	15 September 2010

05-3	20 October 2005	£1,273,702,000	three month sterling LIBOR plus 0.1228%	15 October 2010	15 October 2012

05-4	28 November 2005	£583,600,817	three month sterling LIBOR plus 0.0556%	17 November 2008	15 November 2010

06-1	28 September 2006	£111,890,441	one-month sterling LIBOR plus 2.585%	15 October 2010	15 October 2012

Back to Contents

PORTFOLIO INFORMATION

The following tables show information relating to the historic performance of Eligible Accounts originated using Barclays’ underwriting criteria. The receivables from these accounts will ultimately back the notes and comprise the receivables trust (the “Securitised Portfolio”). All Eligible Receivables arising on designated product lines, as described under “The Receivables – Assignment of Receivables to the Receivables Trustee” in the base prospectus, are included in the Securitised Portfolio.

Static Pool Information

[Static pool information regarding the performance of the receivables in the receivables trust since [•] Quarter 200[•] is being provided through a website at http://[*]. Such information, to the extent that it relates to periods before January 1, 2006 shall not be deemed to be part of this prospectus or part of the registration statement of which this prospectus is a part.]

Receivable Yield Considerations

The following table sets forth the gross revenues from finance charges and fees billed to accounts in the Securitised Portfolio, for each of the years ended 2007, 2006, 2005, 2004 and 2003 and for the [3] months ended [31 March 2008]. Each table has been provided by Barclaycard and has not been audited. These revenues vary for each account based on the type and volume of activity for each account. The historical yield figures in these tables are calculated on an accrual basis. Collections of receivables included in the receivables trust will be on a cash basis and may not reflect the historical yield experience in the table. For further detail, please see the base prospectus.

Securitised Portfolio Yield

(non percentage amounts are expressed in sterling)

	3 Months Ended 31 March 2008	Year Ended

		31 December 2007	31 December 2006	31 December 2005	31 December 2004	31 December 2003

Average Receivables Outstanding(1) (2)	•	7,644,449,748	8,240,046,846	9,127,756,808	8,789,036,883	8,274,226,639
Finance Charges(3)	•	1,067,421,976	1,106,903,362	1,063,839,826	961,325,011	962,287,676
Fees(3)	•	120,811,317	192,459,829	243,943,641	233,872,119	220,385,404
Total Recoveries	•	84,142,232	113,176,992	121,728,191	119,717,964	85,647,951
Foreign Exchange	•	29,750,175	34,284,252	39,083,509	41,952,089	45,784,484
Interchange	•	128,421,099	131,904,797	155,416,714	176,211,134	191,405,583
Yield from Finance Charges(4)	•	13.96%	13.43%	11.65%	10.94%	11.63%
Yield from Fees	•	1.58%	2.34%	2.67%	2.66%	2.66%
Yield from Recoveries	•	1.10%	1.37%	1.33%	1.36%	1.04%
Yield from Foreign Exchange	•	0.39%	0.42%	0.43%	0.48%	0.55%
Yield from Interchange(4)	•	1.68%	1.60%	1.70%	2.00%	2.31%
Total Yield from Charges, Fees and Interchange(4)	•	18.71%	19.16%	17.79%	17.44%	18.20%

Notes:
(1)	The receivables outstanding on the accounts consist of amounts due from obligors as posted to the accounts as of the date above.
(2)	Average receivables outstanding is the average of the month end balances for the period indicated.
(3)	Finance Charges and Fees are comprised of monthly periodic charges and other credit card fees net of adjustments made pursuant to Barclays normal servicing procedures, including removal of incorrect or disputed monthly periodic finance charges.
(4)	Yield percentages for the [3] months ended [31 March 2008] are presented on an annualised basis.

[Discussion of information presented in table to follow]

Back to Contents

DELINQUENCY AND LOSS EXPERIENCE

The following tables set forth the delinquency and loss experience of the Securitised Portfolio for each of the periods shown. The Securitised Portfolio includes platinum, gold and classic VISA and MasterCard credit cards and the Premier VISA charge card. The Securitised Portfolio currently does not include the portfolio of credit card accounts acquired by Barclaycard with Barclays PLC’s purchase of Woolwich in October 2000 or the portfolio of credit card accounts purchased from Providian’s U.K. operations in April 2002 or the portfolio of store card accounts purchased from Clydesdale Financial Services in May 2003. Because the economic environment may change, we cannot assure you that the delinquency and loss experience of the Securitised Portfolio will be the same as the historical experience set forth below.

The delinquency statistics are obtained from billing cycle information as opposed to month end positions.

Back to Contents

Delinquency and Loss Experience
Securitised Portfolio
(non percentage amounts are expressed in sterling)

							Year Ended
	3 Months Ended 31 March 2008		31 December 2007		31 December 2006		31 December 2005		31 December 2004		31 December 2003

	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables

Receivables Outstanding	•	•	7,835,499,807	100%	7,867,599,274	100%	8,649,205,272	100%	9,319,428,059	100%	8,526,736,246	100%
Receivables Delinquent:
Up to 29 days	•	•	644,755,721	8.23%	759,464,725	9.65%	874,426,101	10.11%	985,816,513	10.58%	1,196,377,796	14.03%
30-59 days	•	•	128,202,385	1.64%	171,990,942	2.19%	192,094,847	2.22%	187,126,137	2.01%	197,718,817	2.32%
60-89 days	•	•	71,284,632	0.91%	103,234,499	1.31%	109,091,082	1.26%	89,217,231	0.96%	87,201,085	1.02%
90-119 days	•	•	44,562,875	0.57%	77,695,561	0.99%	79,135,091	0.91%	60,498,851	0.65%	57,575,248	0.68%
120-149 days	•	•	32,995,680	0.42%	62,901,373	0.80%	64,730,738	0.75%	47,973,708	0.51%	45,450,061	0.53%
150-179 days	•	•	30,170,615	0.39%	57,918,154	0.74%	55,024,538	0.64%	39,333,457	0.42%	33,771,806	0.40%
180 days or more	•	•	23,867,638	0.30%	45,359,061	0.58%	8,116,022	0.09%	6,248,656	0.07%	2,880,022	0.03%
Total 30 days or more Delinquent	•	•	331,083,825	4.23%	519,099,591	6.60%	508,192,317	5.88%	430,398,038	4.62%	424,597,040	4.98%

Note:
The Receivables Outstanding on the accounts consist of all amounts due from account holders as posted to the accounts as of the respective dates set forth above.

Back to Contents

Net Charge-off Experience
Securitised Portfolio
(non percentage amounts are expressed in sterling)

							Year Ended
	3 Months Ended 31 March 2008		31 December 2007		31 December 2006		31 December 2005		31 December 2004		31 December 2003

	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables

Average Receivables Outstanding (1) (4)	7,644,449,748	100.00%	8,240,046,846	100.00%	9,127,756,808	100.00%	8,789,036,883	100.00%	8,274,226,639	100.00%	7,465,464,580	100.00%
Total Gross Charge-Offs(2) (4)	582,231,384	7.62%	737,497,154	8.95%	584,218,300	6.40%	478,032,471	5.44%	419,128,023	5.07%	422,145,364	5.65%
Recoveries(3) (4)	84,142,232	1.10%	122,970,703	1.49%	121,728,191	1.33%	119,717,964	1.36%	85,647,951	1.04%	67,430,553	0.90%
Total Net Charge-Offs(4)	498,089,152	6.52%	614,526,451	7.46%	462,490,108	5.07%	358,314,507	4.08%	333,480,072	4.03%	354,714,811	4.75%
Total Net Charge-Offs as a percentage of Average Receivables Outstanding(4)		6.52%		7.46%		5.07%		4.08%		4.03%		4.75%

Notes:
(1)	Average receivables outstanding is the average of the month end balances during the period indicated.
(2)	Total gross charge-offs are total principal and fee charge-offs before recoveries and do not include the amount of any reductions in average receivables outstanding due to fraud, returned goods, customer disputes or other miscellaneous credit adjustments. See “The Receivables” in the accompanying base prospectus.
(3)	Recoveries are payments received in respect of principal and fee amounts on accounts which have been previously written off.
(4)	All percentages shown above are annualised.

[Discussion of information presented in table to follow]

Back to Contents

MATURITY ASSUMPTIONS

The following table sets forth the highest and lowest cardholder monthly payment rates for the Securitised Portfolio during any month in the periods shown and the average cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of total opening monthly receivables outstanding during the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the related credit card accounts.

Cardholder Monthly Payment Rates
Securitised Portfolio

	3 Months Ended	Year Ended

	31 March 2008	31 December 2007	31 December 2006	31 December 2005	31 December 2004	31 December 2003

Lowest Month	•	•	•	•	•	•
Highest Month	•	•	•	•	•	•
Monthly Average	•	•	•	•	•	•

[Discussion of information presented in table to follow]

Back to Contents

The following tables summarise the Securitised Portfolio by various criteria as of the billing dates of accounts in the month ending on 31 December 2007. Each table has been provided by Barclays Bank PLC and has not been audited. Because the future composition of the Securitised Portfolio may change over time, these tables are not necessarily indicative of the composition of the Securitised Portfolio at any time subsequent to 31 December 2007.

For an indication of the credit quality of the cardholders whose receivables are included in the Securitised Portfolio, investors may refer to the discussion under “Barclaycard and the Barclaycard Card Portfolio” in the accompanying base prospectus (page 60), and to the historical performance of the Securitised Portfolio included in this prospectus supplement/final terms and of the historical performance of the Securitised Portfolio available as set forth under “Portfolio Information – Static Pool Information”. In particular, significant indicatives of the credit quality are the accountholders’ payment behaviour summarized in the table “Composition by Payment Behaviour – Securitised Portfolio” (page S-23) and the delinquency profile of the Securitised Portfolio set forth in the tables “Composition by Period of Delinquency – Securitised Portfolio” (page S-22) and “Delinquency and Loss Experience – Securitised Portfolio” (page S-18).

Composition by Account Balance
Securitised Portfolio

Account Balance Range	Total Number of Accounts	Percentage of Total Number of Accounts	Receivables	Percentage of Total Receivables

Credit Balance	533,076	6.41%	- £20,176,560	-0.26%
Nil Balance	2,731,340	32.84%	£0	0.00%
£0.01 – £5,000.00	4,672,041	56.18%	£5,015,308,766	64.01%
£5000.01 – £10,000.00	336,051	4.04%	£2,302,059,780	29.38%
£10,000.01 – £15,000.00	38,967	0.47%	£444,950,166	5.68%
£15,000.01 – £20,000.00	3,312	0.04%	£55,923,517	0.71%
£20,000.01 – £25,000.00	931	0.01%	£20,716,424	0.26%
£25,000.01 and more	465	0.01%	£16,717,714	0.21%
TOTAL	8,316,183	100.00%	£7,835,499,807	100.00%

Back to Contents

Composition by Credit Limit
Securitised Portfolio

Credit Limit Range	Total Number of Accounts	Percentage of Total Number of Accounts	Receivables	Percentage of Total Receivables

£0 – £500.00	828,148	9.96%	£127,670,747	1.63%
£500.01 – £1,000.00	746,893	8.98%	£217,595,898	2.78%
£1,000.01 – £1,500.00	555,694	6.68%	£212,983,239	2.72%
£1,500.01 – £2,000.00	526,943	6.34%	£279,506,838	3.57%
£2,000.01 – £2,500.00	515,562	6.20%	£279,807,326	3.57%
£2,500.01 – £3,000.00	603,123	7.25%	£322,181,870	4.11%
£3,000.01 – £3,500.00	754,384	9.07%	£446,693,557	5.70%
£3,500.01 – £4,000.00	506,077	6.09%	£343,442,739	4.38%
£4,000.01 – £4,500.00	406,595	4.89%	£343,501,039	4.38%
£4,500.01 – £5,000.00	437,978	5.27%	£427,672,526	5.46%
£5,000.01 – £10,000.00	2,018,865	24.28%	£3,364,107,284	42.93%
£10,000.01 – £15,000.00	355,101	4.27%	£1,230,586,860	15.71%
£15,000.01 – £20,000.00	45,798	0.55%	£161,071,035	2.06%
£20,000.01 – £25,000.00	10,971	0.13%	£51,076,908	0.65%
£25,000.01 and more	4,051	0.05%	£27,601,940	0.35%
TOTAL	8,316,183	100.00%	£7,835,499,807	100.00%

Composition by Period of Delinquency
Securitised Portfolio

Period of Delinquency (Days Contractually Delinquent)	Total Number of Accounts	Percentage of Total Number of Accounts		Receivables	Percentage of Total Receivables

Not Delinquent	•	•	%	£6,277,278,438	80.11%
Up to 29 days	•	•	%	£644,755,721	8.23%
30-59 days	•	•	%	£128,202,385	1.64%
60 – 89 days	•	•	%	£71,284,632	0.91%
90-119 days	•	•	%	£44,562,875	0.57%
120-149 days	•	•	%	£32,995,680	0.42%
150-179 days	•	•	%	£30,170,615	0.39%
180 or more days	•	•	%	£23,867,638	0.30%
Repayment Programme	•	•	%	£582,381,822	7.43%
TOTAL	•	100.0%		£7,835,499,807	100.0%

Back to Contents

Composition by Account Age
Securitised Portfolio

Account Age	Total Number of Accounts	Percentage of Total Number of Accounts	Receivables	Percentage of Total Receivables

0 – 3 months	171,643	2.06%	£148,654,924	1.90%
3- 6 months	192,657	2.32%	£221,022,106	2.82%
6 – 9 months	150,311	1.81%	£168,078,966	2.15%
9 – 12 months	119,855	1.44%	£102,542,848	1.31%
12 – 15 months	116,721	1.40%	£71,640,234	0.91%
15 – 18 months	116,874	1.41%	£66,803,663	0.85%
18 – 21 months	112,813	1.36%	£79,275,729	1.01%
21 – 24 months	107,974	1.30%	£71,380,121	0.91%
2 – 3 years	404,594	4.87%	£237,047,986	3.03%
3 – 4 years	646,763	7.78%	£463,626,584	5.92%
4 – 5 years	604,872	7.27%	£580,067,219	7.40%
5 – 10 years	1,790,560	21.53%	£1,828,325,595	23.33%
Over 10 years	3,780,546	45.46%	£3,797,033,831	48.46%
TOTAL	8,316,183	100.00%	£7,835,499,807	100.00%

Composition by Payment Behaviour
Securitised Portfolio

Payment Behaviour	Total Number of Accounts	Percentage of Total Number of Accounts		Receivables	Percentage of Total Receivables

Receivables Accounts with minimum payment made	•	•	%	£•	•	%
Accounts with full payment made	•	•	%	£•	•	%

Back to Contents

Geographic Distribution of Accounts
Securitised Portfolio

Region	Total Number of Accounts	Percentage of Total Number of Accounts	Receivables	Percentage of Total Receivables	Total Number of Accounts with Active Balances	Percentage of Total Number of Accounts with Active Balances

East	932,611	11.36%	£887,383,247	11.50%	•	•	%
East Midlands	493,954	5.99%	£467,325,606	6.10%	•	•	%
London	1,444,641	17.81%	£1,394,345,570	19.33%	•	•	%
North East	436,787	5.35%	£400,274,893	5.15%	•	•	%
North West	731,654	9.00%	£683,610,501	8.96%	•	•	%
Northern Ireland	110,266	1.25%	£86,907,362	1.24%	•	•	%
Rest of UK	31,629	0.39%	£34,057,566	0.42%	•	•	%
Scotland	341,651	3.70%	£311,562,595	4.25%	•	•	%
South East	1,290,775	15.86%	£1,279,432,044	16.91%	•	•	%
South West	669,844	8.13%	£624,092,741	8.08%	•	•	%
Wales	351,519	4.50%	£316,233,960	4.07%	•	•	%
West Midlands	651,264	8.04%	600,504,217	7.81%	•	•	%
Yorks & Humb	507,810	6.14%	£475,739,935	6.17%	•	•	%
Unknown Postcode	139,154	0.31%	£165,595,814	0.40%	•	•	%
Non-UK	182,624	2.18%	£108,433,757	1.33%	•	•	%
TOTAL	8,316,183	100.00%	£7,835,499,807	101.72%	•	100.0%

Back to Contents

PLAN OF DISTRIBUTION

Names of underwriters:	[Barclays Capital]
Stabilising Manager (if any):	[Give names]
Additional Selling Restrictions:	[Give Details]

	Class A	Class B	Class C	Class D

ISIN:	•	•	•	•
Common Code:	•	•	•	•
CUSIP:	•	•	•	•

Subject to the terms and conditions of the programme dealer agreement as supplemented by the relevant subscription agreement for these series 2008-1 notes, the issuing entity has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the Principal Amount of these series 2008-1 notes set forth opposite its name:

Underwriters	Class A	Class B	Class C	Class D	Aggregate Amount

•	•	•	•	•	•
•	•	•	•	•	•

Total					$

The several underwriters have agreed, subject to the terms and conditions of the programme dealer agreement and the subscription agreement, to purchase all $• aggregate principal amount of the series 2008-1 class A, class B, class C and class D notes if any of such notes are purchased.

After the public offering, the public offering price and other selling terms may be changed by the underwriters.

In connection with the sale of these series 2008-1 notes, the underwriters may engage in:

•	over-allotments, in which members of the syndicate selling these series 2008-1 notes sell more notes than the issuing entity actually sold to the syndicate, creating a syndicate short position;

•	stabilising transactions, in which purchases and sales of these series 2008-1 notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum;

•	syndicate covering transactions, in which members of the selling syndicate purchase these series 2008-1 notes in the open market after the distribution has been completed in order to cover syndicate short positions; and

•	penalty bids, by which underwriters reclaim a selling concession from a syndicate member when any of these series 2008-1 notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

These stabilising transactions, syndicate covering transactions and penalty bids may cause the price of these series 2008-1 to be higher than it would otherwise be. These transactions, if commenced, may be discontinued at any time.

The issuing entity has agreed to indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws.

Back to Contents

The gross proceeds of the issue of the notes will be $•. The sum of the fees and commissions payable on the issue of the notes is estimated to be •. The fees and commissions payable on the issue of the notes will not be deducted from the gross proceeds of the issue. The issuing entity will use its reasonable endeavours to claim an amount equal to such fees and commissions under the Indemnity Agreement such that Barclays Bank PLC shall reimburse the issuing entity for its payment of such fees and commissions. The proceeds of the issue of the notes after exchanging such amounts into sterling pursuant to the relevant swap agreement will be applied by the issuing entity, to purchase the series 2008-1 medium term note issued by the MTN issuing entity on the closing date. The net proceeds of the issue of the class A notes will be •, the net proceeds of the class B notes will be •, the net proceeds of the class C notes will be • and the net proceeds of the class D notes will be •.

Back to Contents

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement for the series 2008-1 notes with the SEC. This prospectus supplement/final terms and the accompanying base prospectus are part of the registration statement filed with the SEC, but the registration statement includes additional information that has not been reviewed or approved by the UKLA. The issuing entity will file with the SEC under the name “Gracechurch Card Programme Funding Limited” (CIK: 0001412315) any required distribution and annual SEC reports and other information about the series 2008-1 notes (including any material changes that may occur in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures used to originate, acquire or select new designated accounts).

You may read and copy any reports, statements or other information we file at the SEC’s public reference room at 100 F Street, N.E., in Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings also are available to the public on the SEC internet site (http://www.sec.gov).

LISTING APPLICATION

This section comprises the prospectus supplement/final terms required to list the issue of notes described herein pursuant to the Gracechurch Card Programme Funding Limited medium term note programme of the issuing entity.

Back to Contents

RESPONSIBILITY

The issuing entity accepts responsibility for the information contained in this prospectus supplement/final terms.

Signed on behalf of the issuing entity:

By: ____________________

duly authorised

Back to Contents

GENERAL INFORMATION

The admission of the programme to listing on the Official List of the UKLA and to trading on the Regulated Market of the London Stock Exchange took effect on •. The listing of the notes on the Regulated Market of the London Stock Exchange will be expressed as a percentage of their Principal Amount (exclusive of accrued interest). Each class of this series of notes intended to be admitted to listing on the Official List of the UKLA and admitted to trading on the Regulated Market of the London Stock Exchange will be so admitted to listing and trading upon submission to the UKLA and the Regulated Market of the London Stock Exchange of this prospectus supplement/final terms and any other information required by the UKLA and the Regulated Market of the London Stock Exchange, subject in each case to the issue of the relevant notes. Prior to official listing, dealings will be permitted by the Regulated Market of the London Stock Exchange in accordance with its rules. Transactions will normally be effected for delivery on the third working day in London after the day of the transaction.

However, notes may be issued pursuant to the programme which will not be admitted to listing, trading and/or quotation by the UKLA or the Regulated Market of the London Stock Exchange or any other listing authority, stock exchange and/or quotation system or which will be admitted to listing, trading and/or quotation by such listing authority, stock exchange and/or quotation system as the issuing entity and the relevant underwriter(s) may agree.

The issuing entity confirms that the securitised assets backing the issue of this series of notes have characteristics that demonstrate capacity to produce funds to service any payments due and payable on this series of notes. However, investors are advised that this confirmation is based on the information available to the issuing entity at the date of the base prospectus and the relevant prospectus supplement/final terms and may be affected by future performance of such securitised assets.

Consequently, investors are advised to review carefully the disclosure in the base prospectus together with any amendments or supplements thereto and other documents incorporated by reference in the base prospectus and, in relation to any series, the relevant prospectus supplement/final terms.

The issuing entity has approved the issue of these securities by board resolution dated •.

A copy of the base prospectus has been delivered to the Registrar of Companies in accordance with Article 5 of the Companies (General Provisions) (Jersey) Order 2002 and he has given, and has not withdrawn, his consent to its circulation and the circulation of this prospectus supplement/final terms provided that a copy of it will be delivered to the Registrar of Companies within 14 days of the date hereof.

The Jersey Financial Services Commission has given, and has not withdrawn, its consent under Article 4 of the Control of Borrowing (Jersey) Order 1958 to the issue of the notes.

It must be distinctly understood that, in giving these consents, neither the Registrar of Companies nor the Jersey Financial Services Commission takes any responsibility for the financial soundness of the issuing entity or for the correctness of any statements made, or opinions expressed, with regard to it.

If you are in any doubt about the contents of the base prospectus or this prospectus supplement/final terms you should consult your stockbroker, bank manager, solicitor, accountant or other financial adviser.

It should be remembered that the price of securities and the income from them can go down as well as up.

Documents available for inspection

For so long as the base prospectus is in effect, copies and, where appropriate, English translations of the following documents may be inspected at the specified office of the principal paying agent and at the registered office of the issuing entity during usual business hours on any weekday, apart from Saturdays, Sundays and public holidays, by electronic means:

(i)	master definitions schedule;

(ii)	Receivables Securitisation Agreement;

Back to Contents

(iii)	declaration of trust and trust cash management agreement;

(iv)	the current base prospectus in relation to the programme, together with any amendments;

(v)	the series 2008-1 prospectus supplement/final terms relating to notes which are admitted to listing, trading and/or quotation by any listing authority, stock exchange and/or quotation system. (In the case of any notes which are not admitted to listing, trading and/or quotation by any listing authority, stock exchange and/or quotation system, copies of the relevant prospectus supplement/final terms will only be available for inspection by the relevant Noteholders);

(vi)	series 2008-1 supplement to declaration of trust and trust cash management;

(vii)	beneficiaries servicing agreement;

(viii)	Agreement Between Beneficiaries;

(ix)	trust section 75 indemnity;

(x)	security trust deed and MTN cash management agreement;

(xi)	series 2008-1 supplement to security trust deed and MTN cash management agreement;

(xii)	Indemnity Agreement;

(xiii)	the Swap Agreements;

(xiv)	programme dealer agreement;

(xv)	subscription agreement [and market repricing agreement];

(xvi)	paying agency and agent bank agreement;

(xvii)	note trust deed;

(xviii)	series 2008-1 note trust deed supplement;

(xix)	master framework agreement;

(xx)	form of pledge agreement;

(xxi)	form of class A Global Note Certificate;

(xxi)	form of class B Global Note Certificate;

(xxiii)	form of class C Global Note Certificate;

(xxiv)	form of class D Global Note Certificate;

(xxv)	form of class A Individual Note Certificate;

(xxvi)	form of class B Individual Note Certificate;

(xxvii)	form of class C Individual Note Certificate;

(xxviii)	form of class D Individual Note Certificate;

(xxix)	memorandum and articles of association of the issuing entity;

(xxx)	report of independent registered public accounting firm on the issuing entity, if any;

(xxxi)	memorandum and articles of association of the MTN issuing entity;

(xxxii)	report of the independent registered public accounting firm on the MTN issuing entity;

(xxxiii)	memorandum and articles of association of the receivables trustee;

Back to Contents

(xxxiv)	consolidated audited accounts of the MTN issuing entity for each of the three years preceding the publication of this base prospectus;

(xxxv)	U.S. tax opinion of Clifford Chance US LLP;

(xxxvi)	supplement to the beneficiaries servicing agreement; and

(xxxvii)	Indemnity Agreement.

Back to Contents

The information in this base prospectus is not complete and may be changed. This base prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

GRACECHURCH CARD PROGRAMME FUNDING LIMITED

issuing entity

BARCLAYCARD FUNDING PLC

depositor and MTN issuing entity

BARCLAYS BANK PLC

sponsor, originator, servicer and trust cash manager

$[•] medium term note programme
(ultimately backed by trust property in the receivables trust)

Gracechurch Card Programme Funding Limited (the “issuing entity”) has established a medium term note programme and prepared this base prospectus to describe it. Under the programme, notes may be issued from time to time denominated in U.S. dollars, sterling, euro or such other currency as specified in the relevant prospectus supplement/final terms. Notes will be issued in series, each with up to four classes of notes identified, respectively, as class A, class B, class C and class D notes (the class B, class C and class D notes, collectively, the “subordinated notes”). The maximum aggregate principal amount of notes outstanding under the programme at any time may not exceed $[•] (or its equivalent in other currencies).

The ultimate source of payment on the notes will be collections on consumer credit and charge card accounts owned by Barclays Bank PLC acting through its business division, Barclaycard, (“Barclaycard”) and opened in the United Kingdom.

No notes may be issued under the programme which have a minimum denomination of less than $100,000 (or such amount as shall be at least equal to its equivalent in any other currency as at the date of issue of those notes as specified in the relevant prospectus supplement/final terms) in the case of any notes which are to be admitted to trading on a regulated market within the European Economic Area or offered to the public in a Member State of the European Economic Area in circumstances which require the publication of a prospectus under the prospectus directive.

In the case of each class or sub-class of notes denominated in a currency other than sterling, a separate currency rate swap transaction will be entered into by the issuing entity to convert the sterling amounts received into such other currency for payments to that class or sub-class.

Please consider carefully the risk factors beginning on page 21 in this base prospectus before you purchase any notes.

The notes will be obligations of the issuing entity only. They will not be obligations of, nor will they be guaranteed by, any other party, including Barclays Bank PLC in any of its capacities, Barclays Capital, Barclays Capital Inc., Barclaycard Funding PLC, Gracechurch Receivables Trustee Limited or any of their affiliates or advisers, successors or assigns. The issuing entity will only have a limited pool of assets to satisfy its obligations on the notes.

You should read this base prospectus and the applicable prospectus supplement/final terms carefully before you invest. A note is not a deposit and neither the notes nor the underlying receivables are insured or guaranteed by Barclays Bank PLC or by any United Kingdom or United States governmental agency.

The offer of a series of notes will be made through this base prospectus and a prospectus supplement/final terms that will set forth the terms and conditions of the respective notes and the names of the underwriters participating in the offering. In compliance with the Financial Services and Markets Act 2000 (“FSMA”), this base prospectus may not be used to offer any notes more than 12 months after the date of this base prospectus. Application has been made to have any notes issued under the programme during the first 12 months following the date of this prospectus admitted to listing on the Official List of the Financial Services Authority in its capacity as the United Kingdom Listing Authority (the “UKLA”) and to trading on the regulated market of the London Stock Exchange plc (the “London Stock Exchange”). The regulated market of the London Stock Exchange is a regulated market for the purposes of the Markets in Financial Instruments Directive 2004/39/EC (the “regulated market of the London Stock Exchange”). In the case of notes listed on the regulated market of the London Stock Exchange, a copy of the related prospectus supplement/final terms will be delivered to the regulated market of the London Stock Exchange on or before the date of issue of those notes.

Back to Contents

Except as otherwise provided in the prospectus supplement/final terms attached to this base prospectus, notes issued under the programme have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States, or to or for the account of a U.S. person (as defined in Regulation S under the Securities Act). Neither the United States Securities and Exchange Commission (the “SEC”) nor any state securities commission in the United States has approved or disapproved these notes or determined if this base prospectus is truthful or complete. Any representation to the contrary is a criminal offence in the United States.

Arranger
Barclays Capital

Underwriter
Barclays Capital

[•], 2008

Back to Contents

You should be aware that it is necessary to consider this base prospectus and any prospectus supplement/final terms in their entirety, and in particular, the following sections: “Risk Factors”, “The Receivables”, “The Receivables Trust”, “Securitisation Cashflows”, “The Medium Term Note Certificate”, “The Note Trust Deed”, “Servicing of Receivables and Trust Cash Management”, “The Notes”, “Terms and Conditions of the Notes”, “The Swap Agreements”, “Material Legal Aspects of the Receivables” and all sections in the relevant prospectus supplement/final terms in order to consider whether the issuing entity holds assets the characteristics of which demonstrate a capacity to service any payments due on the notes issued by the issuing entity.

Governing Law

The programme documents are governed by the laws of England and Wales and (including specifically where they relate to security interests over assets in Jersey) by Jersey law.

The “United Kingdom” and “U.K. “ are abbreviated references to the United Kingdom of Great Britain and Northern Ireland. The United Kingdom comprises three distinct legal systems, namely those of England (which includes Wales), Scotland and Northern Ireland, each with its own judicial process. However, leaving aside devolution of certain powers to Scottish and Northern Irish legislative bodies, the legislative body for each of these three jurisdictions is the U.K. Parliament. Accordingly, references to U.K. law are to laws promulgated by the U.K. Parliament but which are binding on the United Kingdom.

Provisions of the transaction documents which grant security over certain intangible assets situated in Jersey are, in order to be effective as a matter of Jersey law, governed by Jersey law. “Jersey”, an island in the Channel Islands off the coast of France, has an entirely separate legislative and judicial system.

Important Notices

This document, which includes the appendices hereto, constitutes a “base prospectus” for the purposes of article 5(4) of the Directive 2003/71/EC (the “prospectus directive”) for the purposes of giving information with regard to the issue of notes under the programme during the period of 12 months after the date of this base prospectus.

In this base prospectus, we will refer to Barclays Bank PLC as “Barclays”, we will refer to Barclays acting through its investment banking division, Barclays Capital, as “Barclays Capital” and we will refer to Barclays acting through its business division, Barclaycard in its capacity as the originator and acquirer of accounts and as originator of receivables as “Barclaycard” and as the sponsor of the programme, as the “sponsor”. “We” or “we” means Gracechurch Card Programme Funding Limited, Barclaycard Funding PLC and Gracechurch Receivables Trustee Limited. Where we refer to these companies separately, we will identify them specifically. We will refer to Gracechurch Receivables Trustee Limited, a special purpose vehicle incorporated in Jersey, Channel Islands, as the “receivables trustee”, Barclaycard Funding PLC, a special purpose vehicle incorporated in England and Wales, as the “MTN issuing entity” and to Gracechurch Card Programme Funding Limited, a special purpose vehicle incorporated in Jersey, Channel Islands, as the “issuing entity”.

You can find an index beginning on page [269] under the caption “Index of Defined Terms” which lists where some terms used in this document are explained.

In connection with the issue of any series of notes, the underwriter or underwriters (if any) named as the stabilising manager(s) (or persons acting on behalf of any stabilising manager(s)) in the applicable prospectus supplement/final terms may over allot notes or effect transactions with a view to supporting the price of the notes at a level higher than that which might otherwise prevail. However, there is no assurance that the stabilising manager(s) (or persons acting on behalf of a stabilising manager(s)) will undertake such stabilisation action. Any stabilisation action may begin at any time after the adequate public disclosure of the prospectus supplement/final terms of the offer of the relevant series of notes and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue date of the relevant series of notes and 60 days after the date of the allotment of the relevant series of notes. Any stabilisation action or over-allotment must be conducted by the relevant stabilising manager(s) (or persons acting on behalf of any stabilising manager(s)) in accordance with all applicable laws and rules.

Back to Contents

AN INVESTMENT IN THE NOTES IS ONLY SUITABLE FOR FINANCIALLY SOPHISTICATED INVESTORS WHO ARE CAPABLE OF EVALUATING THE MERITS AND RISKS OF SUCH INVESTMENT AND WHO HAVE SUFFICIENT RESOURCES TO BE ABLE TO BEAR ANY LOSSES WHICH MAY RESULT FROM SUCH INVESTMENT. IF YOU ARE IN ANY DOUBT ABOUT THE CONTENTS OF THIS BASE PROSPECTUS YOU SHOULD CONSULT YOUR STOCKBROKER, BANK MANAGER, SOLICITOR, ACCOUNTANT OR OTHER FINANCIAL ADVISER.

Back to Contents

Forward-Looking Statements

This base prospectus contains statements which constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Such statements appear in a number of places in this base prospectus and reflect significant assumptions and subjective judgments by the issuing entity that may or may not prove to be correct. Such statements may be identified by reference to a future period or periods and the use of forward-looking terminology such as “may”, “will”, “could”, “believes”, “expects”, “anticipates”, “continues”, “intends”, “plans”, or similar terms. Consequently, future results may differ from the issuing entity’s expectations due to a variety of factors, including (but not limited to) the economic environment in the United Kingdom. Moreover, past financial performance should not be considered a reliable indicator of future performance and prospective purchasers of the notes are cautioned that any such statements are not guarantees of performance and involve risks and uncertainties, many of which are beyond the control of the issuing entity.

Supplementary Base Prospectus

The issuing entity has undertaken, in connection with the admission of the notes to listing on the Official List of the UKLA and the admission to trading on the regulated market of the London Stock Exchange, that if there shall occur any adverse change in the business or financial position of the issuing entity or any change in the information set out under “Terms and Conditions of the Notes”, that is material in the context of issuance of notes under the programme, the issuing entity will prepare or procure the preparation of an amendment or supplement to this base prospectus or, as the case may be, publish a new base prospectus, for use in connection with any subsequent issue by the issuing entity of notes to be listed on the regulated market of the London Stock Exchange.

When delivered in the United States, this base prospectus must be accompanied by a prospectus supplement/final terms pursuant to which the series of notes referred to therein will be offered. Such prospectus supplement/final terms constitute, with respect to the series of notes offered thereby, the “relevant prospectus supplement/final terms” or the “applicable prospectus supplement/final terms” referred to herein.

The issuing entity will, at the specified offices of the paying agents, provide, free of charge, upon oral or written request, a copy of this base prospectus. Written or telephone requests for such documents should be directed to the specified office of any paying agent.

The trust cash manager and the servicer intend to provide certain post-issuance transaction information to investors regarding the notes to be admitted to trading on the regulated market of the London Stock Exchange and the performance of any underlying collateral on a monthly basis, as required by each series supplement. With respect to any series of notes issued under the programme and offered and sold in the United States pursuant to an effective registration statement under the Securities Act, if required by the United States Securities Exchange Act of 1934 (as amended, the “Exchange Act”) and the rules and regulations of the SEC thereunder, these monthly reports will be filed with the SEC and available to the public on the SEC internet site (http://www.sec.gov).

v

Back to Contents

RESPONSIBILITY STATEMENT

The issuing entity accepts responsibility for the information contained in this base prospectus. The issuing entity declares that, having taken all reasonable care to ensure that such is the case, the information contained in this base prospectus is, to the best of its knowledge, in accordance with the facts and contains no omission likely to affect the import of such information.

The information relating to Barclays Bank PLC has been accurately reproduced from information provided by Barclays Bank PLC. So far as the issuing entity is aware and/or is able to ascertain from information provided by Barclays Bank PLC, no facts have been omitted which would render the reproduced information materially misleading.

The information relating to Barclaycard Funding PLC and Gracechurch Receivables Trustee Limited has been accurately reproduced from information provided by Barclaycard Funding PLC and Gracechurch Receivables Trustee Limited, respectively. So far as the issuing entity is aware and/or is able to ascertain from information provided by Barclaycard Funding PLC and Gracechurch Receivables Trustee Limited, no facts have been omitted which would render the reproduced information materially misleading.

Back to Contents

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

We include crossreferences to captions in this base prospectus where you can find further related discussions. The following table of contents provides the pages on which these captions are located.

Back to Contents

Back to Contents

Back to Contents

x

Back to Contents

Back to Contents

Back to Contents

Back to Contents

TRANSACTION OVERVIEW

Program Structural Summary

The following is a brief summary description of the Gracechurch Card Programme Funding Limited medium term note programme, of which your notes will form a part.

Barclaycard has previously assigned all of its present and future beneficial interest in receivables in designated revolving credit and charge card accounts owned by Barclaycard and opened in the United Kingdom. Only the receivables were assigned. The accounts were retained by Barclaycard.

The receivables were assigned to a special purpose company, incorporated in Jersey, Channel Islands, acting as receivables trustee. The receivables trustee holds the receivables on trust for Barclaycard, as originator beneficiary and excess interest beneficiary, and a special purpose subsidiary of Barclays called the “MTN issuing entity”, as investor beneficiary. Barclaycard may transfer its entitlement to receive excess interest attributable to each series to the MTN issuing entity.

The receivables trustee may issue multiple series of investor certificates to the MTN issuing entity. Each series of investor certificates will represent an undivided beneficial interest in the receivables trust. They will entitle the MTN issuing entity to payments of interest and principal payable from collections on the receivables.

The MTN issuing entity has funded prior acquisitions and may fund future acquisitions of each undivided beneficial interest in the receivables trust, evidenced by the issuance of each series of investor certificates, by issuing a series of limited recourse medium term note certificates to the issuing entity. The limited recourse nature of the medium term note certificates will ensure that the MTN issuing entity is only ever liable to the purchaser of any series of medium term note certificates for payments in amounts equal to the payments of principal and interest received by the MTN issuing entity from the receivables trustee under the corresponding series of investor certificates.

The issuing entity, in turn, will finance the purchase of each series of medium term note certificates by issuing series of notes to investors.

Back to Contents

STRUCTURAL DIAGRAM OF BARCLAYS BANK PLC SECURITISATION PROGRAMME

BARCLAYS BANK PLC (initial originator, sponsor, servicer, trust cash manager, MTN issuing entity cash manager, excess interest beneficiary)1
Stage(1): True Sale
GRACECHURCH RECEIVABLES TRUSTEE LIMITED (receivables trustee)3
Stage(2): Declaration of Trust and Trust Cash Management Agreement
ORIGINATOR INTEREST
INVESTOR INTEREST
Stage(3): See Trust Supplement
Stage(4): Security Trust Deed and MTN Cash Management Agreement
BARCLAYS BANK PLC (originator beneficiary)
BARCLAYCARD FUNDING PLC (MTN issuing entity, depositor and initial investor beneficiary)
Stage(5): Limited Recourse MTNs
Previous Series medium term note certificate2
New Series medium term note certificate(s)
Stage(6): Note Issue
BARCLAYS BANK PLC (swap counterparty)
Swap Counterparty (if applicable)
Previous issuing entities
GRACECHURCH CARD PROGRAMME FUNDING LIMITED (issuing entity)
Previous Series noteholders2
New Series Noteholders

1. Barclays Bank PLC will transfer excess interest attributable to each series to the MTN issuing entity pursuant to an agreement between beneficiaries.
2. Series 99-1 was repaid in full on 15 November 2002.
   Series 02-1 was repaid in full on 15 October 2007.
   Series 03-1 was repaid in full on 15 March 2008.
   Series 03-2 was repaid in full on 15 June 2006.
   Series 03-3 was repaid in full on 15 August 2006.
   Series 04-1 was repaid in full on 15 February 2007.
   Series 04-2 was repaid in full on 15 November 2007.
3. An investor certificate is issued by the receivables trustee in relation to each series.

Back to Contents

OVERVIEW OF THE GRACECHURCH CARD PROGRAMME FUNDING LIMITED MEDIUM TERM NOTE PROGRAMME

The following overview does not purport to be complete and is qualified in its entirety by the remainder of this base prospectus and, with respect to a particular series, the relevant prospectus supplement/final terms.

Initial Programme Amount	Up to $[•] (or its equivalent in other currencies) aggregate principal amount of notes outstanding at any one time.

Issuance of Notes In Series	Notes issued under the programme will be issued in series. Each series will comprise up to four classes of notes issued on a single issue date. The notes of the same class within a given series will all be subject to identical terms and conditions in all respects. Each class of notes within a series may be comprised of subclasses, each denominated in any of sterling, U.S. dollar, euro or such other currency as specified in the relevant prospectus supplement/final terms. These sub-classes within a class of notes will rank pari passu among themselves and rateably without priority or preference among themselves. The notes of each series will not necessarily be subject to identical terms in all respects. Differences may include interest rates, interest calculations, the date of expected maturity and the date of final maturity.

Prospectus Supplement/Final Terms	Notes issued under the programme may be offered only pursuant to this base prospectus and the relevant prospectus supplement/final terms. The terms and conditions applicable to any particular series or class of notes are the terms and conditions of the notes described in this base prospectus as supplemented, amended and/or replaced by the relevant prospectus supplement/final terms for that series or class. The terms of the prospectus supplement/final terms corresponding to a particular series or class of notes supplement the terms and conditions of the notes in this base prospectus, and must be read in conjunction with this base prospectus.

Back to Contents

THE PARTIES

Underwriters

Barclays Capital, Barclays Capital Inc. and any other underwriter appointed from time to time by the issuing entity either generally in respect to the programme or in relation to a particular series or class of notes in accordance with the terms of the programme dealer agreement and the relevant series subscription agreement (see “Plan of Distribution”).

The Issuing Entity

Gracechurch Card Programme Funding Limited is a public limited company incorporated in Jersey, Channel Islands with company number 98638. Its registered office is at 26 New Street, St. Helier, Jersey and its principal place of business in the United Kingdom is at 11 Old Jewry, London EC2R 8DU. Its telephone number is +44 (0)1534 814814 or +44 (0)207 796 9348.

The issuing entity is a newly incorporated special purpose company established for the purpose of issuing assetbacked securities, from time to time. On each respective closing date under the programme on which a series is issued, the issuing entity will utilise the proceeds of issue of the issued series of notes to acquire an additional MTN certificate issued by the MTN issuing entity. The issuing entity will not engage in any activities which are not related to the issue of the notes.

The issuing entity does not have any employees. On or around [•] 2008 the issuing entity entered into an agreement with Bedell Cristin, among others, under which Bedell Cristin agreed to provide administration services to the issuing entity.

This base prospectus is given in compliance with the prospectus rules made by the United Kingdom Listing Authority under the Financial Service and Markets Act 2000, as amended by the Prospectus Regulations 2005 (the “prospectus rules”) for the purposes of giving information about the issuing entity and the notes. The issuing entity accepts responsibility for the information contained in this document. To the best of the knowledge and belief of the issuing entity, which has taken all reasonable care to ensure that such is the case, the information contained in this document is in accordance with the facts and does not omit anything likely to affect the import of such information. The issuing entity accepts responsibility accordingly.

The Note Trustee, Registrar, Principal Paying Agent, U.S. Paying Agent, Exchange Agent and Agent Bank

The note trustee, principal paying agent, exchange agent and agent bank is The Bank of New York, acting through its London branch. The U.S. paying agent and registrar is The Bank of New York, acting through its New York branch. The note trustee will act as trustee for the noteholders under the note trust deed and each series note trust deed supplement. The depository for a series of notes will hold the global note certificates of each class of notes of such series. The principal paying agent will make payments on the notes of each series. The registrar will maintain the register of notes and is responsible for the transfers of the notes between noteholders. The exchange agent will, in certain circumstances, exchange amounts payable to noteholders in sterling and euro into US dollars. The agent bank will calculate the interest rate on the notes. The Bank of New York, London branch’s address is One Canada Square, London E14 5AL, United Kingdom. Its telephone number is +44 (0)207 570 1784. Its address in New York is 101 Barclay Street, Floor 21 West, New York, New York 10286 and its telephone number is +1 212 495 1784.

The Depositor, MTN Issuing Entity and Initial Investor Beneficiary

The depositor, MTN issuing entity and the initial investor beneficiary is Barclaycard Funding PLC, a public limited company incorporated in England and Wales. Its registered office is located at 1 Churchill Place, London E14 5HP. Its telephone number is +44 (0)207 116 1000. The MTN issuing entity is a subsidiary of Barclays.

The MTN issuing entity was established to issue series of secured limited recourse medium term note certificates from time to time under a programme. The MTN issuing entity becomes an investor beneficiary of the receivables trust in respect of such medium term note certificates.

Back to Contents

The MTN issuing entity does not have any employees. On 8 April 2003 the MTN issuing entity entered into an agreement with Structured Finance Management Limited, and Barclays Bank PLC among others, under which Structured Finance Management Limited agreed to provide administration services to the MTN issuing entity. The MTN issuing entity will act as depositor with respect to the medium term note certificates sold to the issuing entity.

The Medium Term Note Certificate

On the closing date for each series, the MTN issuing entity will sell to the issuing entity one interest bearing, limited recourse medium term note certificate issued as a series under the Barclaycard Funding PLC medium term note programme. Each limited recourse medium term note certificate will be called a “medium term note certificate”. Each medium term note certificate is governed by English law and is subject to the English courts in the event of proceedings relating to the medium term note certificate. No approval or notice to holders of the outstanding medium term note certificates is necessary for the issuance of new certificates.

The issuing entity will make payments of interest and principal on the class A notes, the class B notes, the class C notes and the class D notes from payments of interest and principal made by the MTN issuing entity on the medium term note certificates, including MTN issuing entity additional interest payments, and from amounts paid by the swap counterparty. The issuing entity will also make payment of the deferred subscription price in respect of the medium term note certificates out of unutilised MTN issuing entity additional interest payments received by it.

If an event of default occurs under a medium term note certificate, the security trustee, on behalf of and acting on the instructions of the issuing entity as holder of the medium term note certificate, is entitled to appoint a receiver of the MTN issuing entity who would continue to collect amounts paid on the investor certificate. The security trustee would also be able to sell the investor certificate. In addition, pursuant to the series supplement the security trustee may give an enforcement notice to the MTN issuing entity declaring the medium term note certificate to be immediately due and payable. A declaration that the medium term note certificate has become immediately due and payable will not, of itself, accelerate the timing or amount of redemption of the medium term note certificate.

The Security Trustee

The security trustee in relation to the MTN issuing entity is The Bank of New York, acting through its London branch, whose principal place of business is at One Canada Square, London E14 5AL, United Kingdom. Its telephone number is +44 (0)207 570 1784. The Bank of New York has served and currently is serving as note trustee, security trustee and trustee for numerous securitisation transactions and programs involving pools of credit card receivables. The security trustee will act as trustee for the holder of the medium term note certificates under the security trust deed and MTN cash management agreement.

The Receivables

The receivables consist of amounts charged by cardholders to designated MasterCard* and VISA* revolving credit and charge card accounts of Barclaycard originated or acquired in the United Kingdom by the sponsor for the acquisition of merchandise, services and cash advances. The receivables also include the periodic finance charges and fees charged to the credit and charge card accounts.

As of [•] 2008, the aggregate face value of the principal receivables in the securitised portfolio was £[•]. The prospectus supplement/final terms in respect of each series of notes will contain more detailed information regarding the composition of the securitised portfolio at the time of the offering of such series.

Pursuant to the terms of the receivables securitisation agreement, receivables may be added to the securitised portfolio through the offer to the receivables trustee of present and future receivables relating

*	MasterCard and VISA are U.S. federally registered servicemarks of MasterCard International Inc. and VISA U.S.A Inc. respectively and are registered trademarks in the United Kingdom of MasterCard International Inc. and VISA International Service Association.

Back to Contents

to all accounts of a specified product line. In addition, certain breaches of representations, if made by the originator, will obligate the originator to repurchase the affected receivables. The receivables trustee may also offer for sale to the originator receivables relating to a defaulted credit and charge card account. See “The Receivables – Assignment of Receivables to the Receivables Trustee”.

Specified accounts may be removed and redesignated such that the future receivables generated by a removed and redesignated account would not be transferred to the receivables trust. Defaulted accounts, cancelled accounts and accounts with a zero balance will be redesignated pursuant to the terms of the receivables securitisation agreement. Accounts may also be redesignated at the discretion of the originator. Once redesignated, any receivables generated by such accounts in the future, excepting finance charge receivables related to receivables generated prior to the redesignation, will not be included in the receivables trust. See “The Receivables – Redesignation and Removal of Accounts”.

If a pay out event occurs, the rapid amortisation period or the regulated amortisation period may begin, which could cause an early redemption of your notes. If Barclaycard as the originator beneficiary or the excess interest beneficiary were to become insolvent, the receivables trustee might be required to liquidate the receivables.

The Revolving Period

The revolving period for each series is the period from the relevant closing date to the start of the controlled accumulation period (unless delayed) or, if earlier, the start of the rapid amortisation period or the regulated amortisation period.

During the revolving period, principal collections calculated as referable to the class A investor interest will be used by the receivables trustee as shared principal collections and, to the extent not used as shared principal collections, to make payments to the originator:

(i)	to accept new offers of eligible receivables made by the originator to the receivables trustee, and

(ii)	to make payments to the originator for future receivables assigned by the originator to the receivables trustee by offers that have already been made and accepted.

The Initial Originator, Sponsor, Servicer, Trust Cash Manager, MTN Issuing Entity Cash Manager and Excess Interest Beneficiary

Barclays Bank PLC, sponsor of this programme, originates or acquires the credit and charge card receivables through its business unit, Barclaycard. Barclaycard’s principal place of business is located at 1234 Pavilion Drive, Northampton NN4 7SG, United Kingdom.

Barclaycard is the initial originator and sponsor of the receivables trust and may from time to time purchase portfolios of revolving credit card accounts. Barclaycard has transferred receivables to the receivables trustee prior to the date of this base prospectus and may in the future transfer additional receivables to the receivables trustee.

Barclaycard currently services the receivables in the receivables trust. Barclaycard may not resign as servicer, but its appointment as servicer may be terminated and a successor servicer may be appointed in its place if a servicer default occurs. In the future additional originators, if any, may act as co-servicers.

Barclaycard was also appointed as the initial trust cash manager to manage the bank accounts of the receivables trustee for each series of investor certificates. Barclaycard may not resign as trust cash manager, but its appointment as trust cash manager may be terminated and a successor trust cash manager may be appointed in its place if a trust cash manager default occurs. In the future additional originators, if any, may act as co-trust cash managers.

Barclaycard will be the excess interest beneficiary of the receivables trust, but will transfer its entitlement to the portion of the excess interest attributable to each series to the MTN issuing entity under an agreement between beneficiaries. In return for the transfer of entitlement to the portion of the excess interest attributable to each series, the MTN issuing entity will agree to pay deferred consideration to Barclaycard in an amount equal to the deferred subscription price which the MTN issuing entity receives from the issuing entity in respect of each series’ medium term note certificate.

Back to Contents

Barclays Bank PLC has also been appointed as MTN issuing entity cash manager pursuant to the security trust deed and the MTN cash management agreement dated 23 November 1999. The MTN issuing entity cash manager may not resign unless its activities are no longer permissible under the applicable law. No such resignation shall become effective until a successor MTN issuing entity cash manager shall have assumed the responsibilities and obligations of the MTN issuing entity cash manager.

Barclays Bank PLC is a bank incorporated in England and Wales and has a long term unsecured debt rating of Aa1 by Moody’s and AA by Standard & Poor’s. Its head office is located at 1 Churchill Place, London E14 5HP, United Kingdom. It is regulated in the United Kingdom by the Financial Services Authority. Its telephone number is +44 (0)207 116 1000. Barclays Bank PLC is described below under “Barclays Bank PLC”.

The Receivables Trustee

Gracechurch Receivables Trustee Limited, the receivables trustee, is a private limited liability company incorporated under the laws of Jersey, Channel Islands on 29 September 1999. Its registered office is located at 26 New Street, St. Helier, Jersey JE2 3RA. Its telephone number is +44 (0)1534 814814. The shares of the receivables trustee are held by bare nominees for a professional trustee company, Bedell Trustees Limited – not affiliated with Barclays – as trustee on trust for charitable purposes. This means that any profits received by the receivables trustee, after income amounts have been paid in meeting the costs and expenses of the receivables trustee, will be available to be dividended to the trustee for distribution for charitable purposes or to charities exclusively for charitable purposes selected at the discretion of the trustee. The payments on your notes will not be affected by this arrangement. The receivables trustee acts as trustee of the receivables trust.

The receivables trustee has been established for the purpose of acquiring credit and charge card receivables of Barclaycard and any additional originators and to hold those receivables and the collections from them on trust for the beneficiaries under the terms of the receivables trust set out in the declaration of trust and trust cash management agreement and to make payments on the investor certificates in accordance with the terms of such agreement as supplemented from time to time. The receivables trustee may issue other series of investor certificates, representing undivided beneficial interests in the receivables trust, from time to time. The receivables trustee may, from time to time, adjust the relative sizes of the undivided beneficial interests in the receivables trust in accordance with the programme documents. The receivables trustee may not engage in any unrelated activities.

The Receivables Trust

The receivables trust was established on 1 November 1999 under the terms of a declaration of trust under which Barclays and the MTN issuing entity each received an undivided interest in the trust property equal to the proportion of their contributions to the receivables trust. The declaration of trust was amended and restated by a declaration of trust and trust cash management agreement on 23 November 1999. The declaration of trust and trust cash management agreement has been and will be supplemented by series supplements for each series of investor certificates issued from time to time by the receivables trust.

The Investor Certificate

In connection with each previous series of notes (of which five are outstanding),the depositor and MTN issuing entity paid, and in connection with each series of notes issued under the programme, will pay the proceeds of the medium term note certificate to the receivables trustee to acquire a separate, undivided beneficial interest in the receivables trust. Alternatively, the MTN issuing entity may use such proceeds to repay principal on outstanding medium term note certificates. Each undivided beneficial interest constitutes a new series of the receivables trust and is represented by the investor certificate. The receivables trustee may issue other series of investor certificate(s) from time to time.

The MTN issuing entity makes payments of principal and interest on the medium term note certificate from payments of principal and interest received from the receivables trustee on the investor certificate. The payments on the investor certificate are made from payments of principal and interest on the receivables.

The receivables trustee is entitled to use the proceeds of the investor certificate paid to it by the MTN issuing entity – together with monies paid to it by the other beneficiaries of the receivables trust –

Back to Contents

to accept an offer by the originator to assign to the receivables trustee the present and future receivables generated by the designated credit and charge card accounts of the originator.

The investor certificate entitles the MTN issuing entity to receive payment of a designated portion of collections of the credit and charge card receivables assigned by the originator to the receivables trustee in respect of each series investor certificate. The MTN issuing entity uses those collections for the redemption of the corresponding series medium term note certificate.

The investor certificate also entitles the MTN issuing entity to receive its pro rata share of interchange amounts that have been assigned to the receivables trustee.

The Swap Counterparty

The relevant prospectus supplement/final terms will identify the swap counterparty (if any) for each series or class of notes (referred to herein as the “swap counterparty”).

Swap Agreements

The notes within a series to be issued by the issuing entity from time to time may be denominated in either sterling, euro, U.S. dollars or other currency as specified in the relevant prospectus supplement/final terms and have a fixed or floating rate of interest (as specified in the relevant prospectus supplement/final terms). The issuing entity may, in relation to certain classes of notes, enter into an ISDA master agreement and related schedule and confirmations (each, referred to herein as a “swap agreement”) with the relevant swap counterparty. Each prospectus supplement/final terms will provide details of any swap agreement in respect of a class of notes, including the name of the swap counterparty (see “The Swap Agreements”).

Back to Contents

THE NOTES OVERVIEW

The Notes

The notes represent assetbacked debt obligations of the issuing entity. The notes are secured by payments received by the issuing entity from the relevant medium term note certificate and payments received from the relevant swap counterparty. The issuing entity’s ability to make these payments will ultimately be dependent upon collections Barclaycard receives on the receivables and from the swap counterparty, if any. No approval from or notice to noteholders is required for a new issuance of notes.

We will issue the notes under the note trust deed and the relevant series note trust deed supplement. The notes will also be subject to a paying agency and agent bank agreement. The security for the notes will be created under the note trust deed, each series’ note trust deed supplement and each series’ pledge agreement between the issuing entity and the note trustee. The terms and conditions of the notes will be contained in the note trust deed.

The class B notes will be subordinated to the class A notes. The class C notes will be subordinated to both the class A notes and the class B notes. The class D notes, if a given series is specified as having class D notes, will be subordinated to the class A notes, the class B notes and the class C notes.

If there is an event of default under the notes, the note trustee, on your behalf, can appoint a receiver of the issuing entity who would continue to collect amounts paid by the MTN issuing entity under the medium term note certificate. The note trustee would also be able to sell the medium term note certificate. In addition, pursuant to the note trust deed, the note trustee may give an enforcement notice to the issuing entity declaring the notes to be immediately due and payable. A declaration that the notes have become immediately due and payable will not, of itself, accelerate the timing or amount of redemption of the notes.

In this base prospectus, we will refer to the owners of interests in the class A notes, the class B notes, the class C notes and the class D notes as the class A noteholders, the class B noteholders, the class C noteholders and the class D noteholders, respectively, and together as the noteholders.

Previous Series of Notes

Twelve previous series of notes have been issued by 12 previous note issuing entities, Gracechurch Card Funding (No. 1) PLC through Gracechurch Card Funding (No. 11) PLC and Gracechurch Card Notes 2006-A PLC respectively, in relation to the receivables trust. The first series, called series 99-1, was issued on 23 November 1999 and repaid in November 2002. The second series, called 02-1, was issued on 24 October 2002 and repaid in October 2007. The third series, called 03-1, was issued on 8 April 2003 and repaid in March 2008. The fourth series, called 03-2, was issued on 13 June 2003 and repaid in June 2006. The fifth series, called 03-3, was issued on 18 September 2003 and repaid in August 2006. The sixth series, called 04-1, was issued on 11 March 2004 and repaid in February 2007. The seventh series, called 04-2 was issued on 23 November 2004 and repaid in November 2007. The eighth series, called 05-1, was issued on 21 June 2005. The ninth series, called 05-2, was issued on 20 September 2005. The tenth series, called 05-3, was issued on 20 October 2005. The eleventh series, called 05-4, was issued on 28 November 2005. The twelfth series, called 06-1, was issued on 28 September 2006. Any series that remain outstanding on the date of a prospectus supplement/final terms are described in more detail in the section entitled “Other Series of Notes and Medium Term Note Certificates Issued” in such prospectus supplement/final terms.

The total principal amount of the interest of the investor beneficiary in a series is called the “investor interest” of that series and reflects that series’ entitlement to principal receivables. The investor beneficiaries’ aggregate entitlement under the receivables trust is called the “aggregate investor interest” and comprises the aggregate of each entitlement under each supplement to the declaration of trust and trust cash management agreement (“series supplement”). The investor interest of a series is extinguished upon full repayment of that series.

The proceeds of the series 99-1 notes were used by Gracechurch Card Funding (No. 1) PLC to purchase, respectively, corresponding series of medium term note certificates issued in three classes, which we shall refer to as the “series 99-1 medium term note certificates”, issued by the MTN issuing entity. The series 99-1 medium term note certificates issued by the MTN issuing entity were called the class A medium term note, the class B medium term note and the class C medium term note, respectively.

Back to Contents

The MTN issuing entity invested the proceeds from the issue of the series 99-1 medium term note certificates in the receivables trust by paying the proceeds to the receivables trustee and becoming an investor beneficiary with an aggregate investor interest in the receivables trust. This aggregate investor interest entitles the MTN issuing entity to payments arising out of its entitlement to receivables in the receivables trust.

The class A medium term note, the class B medium term note and the class C medium term note were each secured in favour of a trustee for the benefit of the secured creditors in relation to the class A notes, the class B notes and the class C notes of series 99-1. The security for each class of notes issued for series 99-1 was the class A medium term note, the class B medium term note and the class C medium term note, respectively. Series 99-1 was finally repaid in full on the interest payment date falling in November 2002.

The proceeds of the series 02-1 notes were used by Gracechurch Card Funding (No. 2) PLC to purchase a corresponding series medium term note certificate, which we shall refer to as the “series 02-1 medium term note certificate”, issued by the MTN issuing entity. The MTN issuing entity invested the proceeds from the issue of the series 02-1 medium term note certificate in the receivables trust by paying the proceeds to the receivables trustee and becoming an investor beneficiary with an aggregate investor interest in the receivables trust. This aggregate investor interest entitles the MTN issuing entity to payments arising out of its entitlement to receivables in the receivables trust.

The series 02-1 medium term note certificate was secured in favour of a trustee for the benefit of the secured creditors in relation to the class A notes, the class B notes and the class C notes of series 02-1. The security for each class of notes issued for series 02-1 was the series 02-1 medium term note certificate. Series 02-1 was finally repaid in full on the interest payment date falling in October 2007.

The proceeds of the series 03-1 notes were used by Gracechurch Card Funding (No. 3) PLC to purchase a corresponding series medium term note certificate, which we shall refer to as the “series 03-1 medium term note certificate”, issued by the MTN issuing entity. The MTN issuing entity invested the proceeds from the issue of the series 03-1 medium term note certificate in the receivables trust by paying the proceeds to the receivables trustee and becoming an investor beneficiary with an aggregate investor interest in the receivables trust. This aggregate investor interest entitles the MTN issuing entity to payments arising out of its entitlement to receivables in the receivables trust.

The series 03-1 medium term note certificate was secured in favour of a trustee for the benefit of the secured creditors in relation to the class A notes, the class B notes and the class C notes of series 03-1. The security for each class of notes issued for series 03-1was the series 03-1 medium term note certificate. Series 03-1 was finally repaid in full on the interest payment date falling in March 2008.

The proceeds of the series 03-2 notes were used by Gracechurch Card Funding (No. 4) PLC to purchase a corresponding series medium term note certificate, which we shall refer to as the “series 03-2 medium term note certificate”, issued by the MTN issuing entity. The MTN issuing entity invested the proceeds from the issue of the series 03-2 medium term note certificate in the receivables trust by paying the proceeds to the receivables trustee and becoming an investor beneficiary with an aggregate investor interest in the receivables trust. This aggregate investor interest entitles the MTN issuing entity to payments arising out of its entitlement to receivables in the receivables trust.

The series 03-2 medium term note certificate was charged in favour of a trustee for the benefit of the noteholders in relation to the class A notes, the class B notes and the class C notes of series 03-2. The security for each class of notes issued for series 03-2 was the series 03-2 medium term note certificate. Series 03-2 was finally repaid in full on the interest payment date falling in June 2006.

The proceeds of the series 03-3 notes were used by Gracechurch Card Funding (No. 5) PLC to purchase a corresponding series medium term note certificate, which we shall refer to as the “series 03-3 medium term note certificate”, issued by the MTN issuing entity. The MTN issuing entity invested the proceeds from the issue of the series 03-3 medium term note certificate in the receivables trust by paying the proceeds to the receivables trustee and becoming an investor beneficiary with an aggregate investor interest in the receivables trust. This aggregate investor interest entitles the MTN issuing entity to payments arising out of its entitlement to receivables in the receivables trust.

The series 03-3 medium term note certificate was charged in favour of a trustee for the benefit of the noteholders in relation to the class A notes, the class B notes and the class C notes of series 03-3. The

Back to Contents

security for each class of notes issued for series 03-3 was the series 03-3 medium term note certificate. Series 03-3 was finally repaid in full on the interest payment date falling in August 2006.

The proceeds of the series 04-1 notes were used by Gracechurch Card Funding (No. 6) PLC to purchase a corresponding series medium term note certificate, which we shall refer to as the “series 04-1 medium term note certificate”, issued by the MTN issuing entity. The MTN issuing entity invested the proceeds from the issue of the series 04-1 medium term note certificate in the receivables trust by paying the proceeds to the receivables trustee and becoming an investor beneficiary with an aggregate investor interest in the receivables trust. This aggregate investor interest entitles the MTN issuing entity to payments arising out of its entitlement to receivables in the receivables trust.

The series 04-1 medium term note certificate was charged in favour of a trustee for the benefit of the noteholders in relation to the class A notes, the class B notes and the class C notes of series 04-1. The security for each class of notes issued for series 04-1 was the series 04-1 medium term note certificate. Series 04-1 was finally repaid in full on the interest payment date falling in February 2007.

The proceeds of the series 04-2 notes were used by Gracechurch Card Funding (No. 7) PLC to purchase a corresponding series medium term note certificate, which we shall refer to as the “series 04-2 medium term note certificate,” issued by the MTN issuing entity. The MTN issuing entity invested the proceeds from the issue of the series 04-2 medium term note certificate in the receivables trust by paying the proceeds to the receivables trustee and becoming an investor beneficiary with an aggregate investor interest in the receivables trust. This aggregate investor interest entitles the MTN issuing entity to payments arising out of its entitlement to receivables in the receivables trust.

The series 04-2 medium term note certificate was charged in favour of a trustee for the benefit of the noteholders in relation to the class A notes, the class B notes and the class C notes of series 04-2. The security for each class of notes issued for series 04-2 was the series 04-2 medium term note certificate. Series 04-2 was finally repaid in full on the interest payment date falling in November 2007.

The proceeds of the series 05-1 notes were used by Gracechurch Card Funding (No. 8) PLC to purchase a corresponding series medium term note certificate, which we shall refer to as the “series 05-1 medium term note certificate,” issued by the MTN issuing entity. The MTN issuing entity invested the proceeds from the issue of the series 05-1 medium term note certificate in the receivables trust by paying the proceeds to the receivables trustee and becoming an investor beneficiary with an aggregate investor interest in the receivables trust. This aggregate investor interest entitles the MTN issuing entity to payments arising out of its entitlement to receivables in the receivables trust.

The series 05-1 medium term note certificate is charged in favour of a trustee for the benefit of the noteholders in relation to the class A notes, the class B notes and the class C notes of series 05-1. The security for each class of notes issued for series 05-1 is the series 05-1 medium term note certificate. The security for the notes issued for series 05-1 will not be crosscollateralised with the security for your notes.

The proceeds of the series 05-2 notes were used by Gracechurch Card Funding (No. 9) PLC to purchase a corresponding series medium term note certificate, which we shall refer to as the “series 05-2 medium term note certificate” issued by the MTN issuing entity. The MTN issuing entity invested the proceeds from the issue of the series 05-2 medium term note certificate in the receivables trust by paying the proceeds to the receivables trustee and becoming an investor beneficiary with an aggregate investor interest in the receivables trust. This aggregate investor interest entitles the MTN issuing entity to payments arising out of its entitlement to receivables in the receivables trust.

The series 05-2 medium term note certificate is charged in favour of a trustee for the benefit of the noteholders in relation to the class A notes, the class B notes and the class C notes of series 05-2. The security for each class of notes issued for series 05-2 is the series 05-2 medium term note certificate. The security for the notes issued for series 05-2 will not be crosscollateralised with the security for your notes.

The proceeds of the series 05-3 notes were used by Gracechurch Card Funding (No. 10) PLC to purchase a corresponding series medium term note certificate, which we shall refer to as the “series 05-3 medium term note certificate,” issued by the MTN issuing entity. The MTN issuing entity invested the proceeds from the issue of the series 05-3 medium term note certificate in the receivables trust by paying the proceeds to the receivables trustee and becoming an investor beneficiary with an aggregate investor interest in the receivables trust. This aggregate investor

Back to Contents

interest entitles the MTN issuing entity to payments arising out of its entitlement to receivables in the receivables trust.

The series 05-3 medium term note certificate is charged in favour of a trustee for the benefit of the noteholders in relation to the class A notes, the class B notes and the class C notes of series 05-3. The security for each class of notes issued for series 05-3 is the series 05-3 medium term note certificate. The security for the notes issued for series 05-3 will not be cross-collateralised with the security for your notes.

The proceeds of the series 05-4 notes were used by Gracechurch Card Funding (No. 11) PLC to purchase a corresponding series medium term note certificate, which we shall refer to as the “series 05-4 medium term note certificate,” issued by the MTN issuing entity. The MTN issuing entity invested the proceeds from the issue of the series 05-4 medium term note certificate in the receivables trust by paying the proceeds to the receivables trustee and becoming an investor beneficiary with an aggregate investor interest in the receivables trust. This aggregate investor interest entitles the MTN issuing entity to payments arising out of its entitlement to receivables in the receivables trust.

The series 05-4 medium term note certificate is charged in favour of a trustee for the benefit of the noteholders in relation to the class A notes, the class B notes and the class C notes of series 05-4. The security for each class of notes issued for series 05-4 is the series 05-4 medium term note certificate. The security for the notes issued for series 05-4 will not be cross-collateralised with the security for your notes.

The proceeds of the series 06-1 notes were used by Gracechurch Card Notes 2006-A PLC to purchase a corresponding series medium term note certificate, which we shall refer to as the “series 06-1 medium term note certificate,” issued by the MTN issuing entity. The MTN issuing entity invested the proceeds from the issue of the series 06-1 medium term note certificate in the receivables trust by paying the proceeds to the receivables trustee and becoming an investor beneficiary with an aggregate investor interest in the receivables trust. This aggregate investor interest entitles the MTN issuing entity to payments arising out of its entitlement to receivables in the receivables trust.

The series 06-1 medium term note certificate is charged in favour of a trustee for the benefit of the noteholders in relation to the class A1 notes and the class A2 notes of series 06-1. The security for each class of notes issued for series 06-1 is the series 06-1 medium term note certificate. The security for the notes issued for series 06-1 will not be cross-collateralised with the security for your notes.

Listing

The notes of each series may be admitted to the official list of the UKLA and admitted to trading on the regulated market of the London Stock Exchange and/or admitted to listing, trading and/or quotation by any other listing authority, stock exchange and/or quotation system as may be agreed between the issuing entity, the relevant underwriter(s) and specified in the relevant prospectus supplement/final terms.

Clearing Systems

Euroclear, Clearstream, DTC and/or, in relation to any series, any other clearing system (each a “clearing system”) as may be specified in the relevant prospectus supplement/final terms.

Status, Security and Priority of Payments of the Notes

Each series of notes will be constituted by the note trust deed and by a note trust deed supplement between, among others, the issuing entity and the note trustee (referred to herein as the “series note trust deed supplement”). Within a series, notes of each class will rank pari passu among themselves and rateably without preference or priority among themselves. Each class of notes within a series may be comprised of sub-classes, each denominated in any of sterling, U.S. dollars, euro or any other currency, as specified in the prospectus supplement/final terms. The sub-classes within a class of notes will rank pari passu among themselves and rateably without priority or preference among themselves. As security for the payment of all monies payable in respect of a series, the issuing entity will, pursuant to the note trust deed and the relevant series note trust deed supplement executed in relation to that series, create a first fixed security interest over, amongst other things, its rights to receive payments under the relevant medium term note certificate (see “Terms and Conditions of the Notes”, “The Medium Term Note Certificate” and “The Note Trust Deed”).

Back to Contents

For details of the priority of payments with respect to amounts available to the issuing entity, both prior to and post enforcement of the security, see “Securitisation Cashflows” and “Terms and Conditions of the Notes”.

Amounts available to the issuing entity for payment of interest and repayment of principal on a series will be derived from amounts received by the issuing entity from the MTN issuing entity as payments of interest and principal on the corresponding medium term note certificate (see “The medium term note certificate”).

Such payments will, if paid in full, be sufficient for the issuing entity to meet the amounts required (a) to pay the fees, costs and expenses of the issuing entity and the note trustee as herein described, (b) towards payment of amounts due and unpaid on the class A notes, to interest then to principal after having paid any amounts due to the swap counterparty as specified in this base prospectus and the relevant prospectus supplement/final terms, (c) towards payment of amounts due and unpaid on the class B notes, to interest then to principal after having paid any amounts due to the swap counterparty as specified in this base prospectus and the relevant prospectus supplement/final terms, (d) to make payments of interest due and unpaid under the terms of the expenses loan agreement, if any, as specified in this base prospectus and relevant prospectus supplement/final terms, (e) towards payment of amounts due and unpaid on the class C notes, to interest then to principal after having paid any amounts due to the swap counterparty as specified in this base prospectus and the relevant prospectus supplement/final terms, (f) if the series is specified as having class D notes, towards payment of amounts due and unpaid on the class D notes, to interest then to principal after having paid any amounts due to the swap counterparty as specified in this base prospectus and the relevant prospectus supplement/final terms, (g) to make payments and retentions of principal due and unpaid under the terms of the expenses loan agreement, if any, as specified in this base prospectus and relevant prospectus supplement/final terms and (h) to make other payments required to be made by the issuing entity from time to time as herein described or as further described in the relevant prospectus supplement/final terms.

Form of Notes

Unless otherwise provided in the relevant series note trust deed supplement, the notes will be issued in registered form. The notes of each class or sub-class will be represented by global note certificates registered in the name of a nominee for Clearstream, Euroclear and/or DTC or any other clearing system as may be specified in the relevant prospectus supplement/final terms. We refer to each beneficial interest in a global note certificate as a “book-entry note”. A holder of notes may exchange those notes for other notes of the same class of any authorised denominations and of the same aggregate stated principal amount and tenor.

Any holder of a note may present that note for registration or transfer, with the form of transfer properly executed, at the office of the relevant registrar that the issuing entity designates. Holders of notes will not be charged any service charge for the exchange or transfer of their notes. Holders of notes that are to be transferred or exchanged will be liable for the payment of any taxes and other governmental charges described in the note trust deed or any series note trust deed supplement thereto before the transfer or exchange will be completed. The relevant registrar will effect a transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

No Registration Under Investment Company Act

None of the issuing entity, the MTN issuing entity and the receivables trustee have been, nor will they be registered under the United States Investment Company Act of 1940, as amended (the “Investment Company Act”).

Currencies

Notes of each class or sub-class will be denominated in U.S. dollars, sterling, euro or such other currency, as specified in the relevant prospectus supplement/final terms.

Issue Price

Notes may be issued at any price as specified in the relevant prospectus supplement/final terms.

Back to Contents

Maturities

Notes may be issued with any maturity as specified in the relevant prospectus supplement/final terms.

Interest

Interest will be payable in arrear and accrue at a fixed rate or a floating rate (see “Terms and Conditions of the Notes”) and the method of calculating interest will be specified in the relevant prospectus supplement/final terms for each series of notes. An interest payment date for each series will be specified in the relevant prospectus supplement/final terms but may be subject to change upon the commencement of a rapid amortisation period or regulated amortisation period.

Denominations

Notes will be issued in such denominations as may be specified in the relevant prospectus supplement/final terms. Notes will be issued in minimum denominations of at least $100,000 (or such amount as shall be at least equal to its equivalent in any other currency as at the date of issue of those notes as specified in the relevant prospectus supplement/final terms) in the case of any notes which are to be admitted to trading on a regulated market within the European Economic Area or offered to the public in a Member State of the European Economic Area in circumstances which require the publication of a prospectus under the prospectus directive.

Negative Covenants

The notes will have the benefit of negative covenants of the issuing entity as described in condition 5 (see “Terms and Conditions of the Notes – Negative Covenants of the Issuing Entity”).

Credit Enhancement

Credit enhancement for a particular series of notes may be provided by a series cash reserve account funded from excess finance charge collections. The amount of cash available to a relevant series will be described in the relevant prospectus supplement/final terms for such series (see “Securitisation Cashflows “).

Each series of notes is entitled and subject to varying percentages of principal collections and finance charge collections (and losses) in respect of receivables. Any loss not covered by enhancements or credit support will be borne in order of subordination of the different classes and sub-classes of notes among themselves, as described in the relevant prospectus supplement/final terms.

Enforcement of Notes in Global Form

In the case of each global note certificate in relation to a class, noteholders’ rights against the issuing entity will be governed by the note trust deed and the series note trust deed supplement which will be entered into by the issuing entity prior to the issuance of each series.

Governing Law

The notes will be governed by English law.

Scheduled Redemption

Unless previously purchased and cancelled, each class will be redeemed on the scheduled redemption date as specified in the relevant prospectus supplement/final terms to the extent of the amount which has on that day been credited to the relevant distribution ledger in the relevant series issuing entity distribution account, in accordance with the provisions of the relevant medium term note certificate.

Optional Early Redemption

The issuing entity has the option to redeem all of the remaining notes when their principal balance is reduced to less than 10 per cent. of their original principal balance.

If an optional early redemption occurs, you will receive a final distribution equal to the entire unpaid principal balance of your notes plus any accrued and unpaid interest.

Back to Contents

Mandatory Early Redemption and Priority of Payments

Notes of a particular class may be redeemed before their stated scheduled redemption date upon the commencement of a rapid amortisation period or a regulated amortisation period (see “Terms and Conditions of the Notes”) as further specified in this base prospectus and in the relevant prospectus supplement/final terms.

Final Redemption

If a series has not been redeemed in full as described in the “Series Scheduled Redemption Date” section of the relevant prospectus supplement/final terms, the series will be finally redeemed at its respective principal amount outstanding plus accrued interest by the final redemption date as specified in the relevant prospectus supplement/final terms.

Repricing Notes

The holder of certain series or classes of notes of a particular series (each a “repricing note”) may also have the benefit of certain repricing arrangements under which Barclays Capital (the “market repricing agent”) in respect of such series or class, and either Barclays Bank PLC or Barclays PLC, as applicable, who will be the initial beneficial noteholder of all repricing notes (the “repricing noteholder”), will enter into an arrangement under which the market repricing agent agrees to determine the then prevailing market interest rate for such series or class of repricing notes of a particular series on any one interest payment date during the term of such notes (such date being a “repricing transfer date”). The repricing notes, if any, will be sold subject to Condition 7(e), which provides for transfer on a repricing transfer date. However, failure by the issuing entity to make or procure any payment required under Condition 7(e) for reason of any failure on the part of the market repricing agent or the repricing noteholder to perform their respective obligations under the relevant transaction documents shall not constitute an event of default (as defined in Condition 10, (“Events of Default”) under the Conditions. See Condition 7, (“Redemption and Purchase”) and Condition 10 (“Events of Default”).

Any series or class of repricing notes will be issued subject to the repricing note transfer arrangements referred to in Condition 7(e) and the applicable market repricing agreement relating to such classes of a particular series (each transfer, a “repricing note transfer”). In order to effect a repricing note transfer in respect of a series or class of repricing notes, the repricing noteholder will enter into a market repricing agreement which will prescribe the mechanics, terms and conditions relating to the market repricing of the related repricing notes of such series or class on the relevant repricing transfer date, prior to the final maturity or earlier redemption in full of such series or class of repricing notes.

Market Repricing Agreement

Under the terms of an agreement to be dated on or about the issue date in relation to an issuance of a series or class of repricing notes (a “market repricing agreement”) between, inter alios, the market repricing agent, the issuing entity and the repricing noteholder), the repricing noteholder will appoint Barclays Capital to act as the market repricing agent, who will be obliged to, upon request from the repricing noteholder, identify the current market margin applicable to the repricing notes, prior to the occurrence of an repricing termination event (as defined below). Condition 6 (“Interest”) provides for the market repricing agent to have the ability, in order to effect the repricing, to increase or decrease the margin on the applicable series or class of repricing notes from that payable as at the issue date for such series or class in accordance with the applicable market repricing agreement.

The market repricing agent will seek bids from investors for the margin to apply to the repricing notes as from the relevant repricing transfer date. If there are one or more investors willing to purchase in aggregate all of the outstanding series and/or class of repricing notes, the margin on all of such series and/or class of repricing notes will be reset to an amount (the “reset margin”) being the lowest margin at which all of such series and/or class of repricing notes will be purchased at par by investors, as determined by the market repricing agent. If all of such series and/or class of repricing notes cannot be placed with investors, the unplaced repricing notes will be retained by the repricing noteholder. If, for any reason, the repricing notes are not transferred on the repricing date the repricing noteholder shall retain the repricing notes at the original margin as set out in the relevant prospectus supplement/final terms.

The market repricing agent will notify details of the reset margin applicable to a series and/or class of repricing notes to the principal paying agent no later than three business days prior to the relevant repricing transfer date.

Back to Contents

Notices

Any notices that are required to be given by the term of your notes will be deemed to be validly given if they are published in the Financial Times or another leading English language daily newspaper in London.

Ratings of the Notes

It is a condition to issuing each class of notes that they are on issue to be assigned a rating by each of Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. (“Standard & Poor’s”), Moody’s Investors Service Inc. (“Moody’s”) and, if stated in the applicable prospectus supplement/final terms, Fitch Ratings Ltd (“Fitch Ratings”, and, together with Standard & Poor’s and Moody’s, the “rating agencies”). For the avoidance of doubt, “rating agencies” shall only include Fitch Ratings in the event that Fitch Ratings will be providing a rating to the relevant series. The ratings expected to be assigned to each class of notes will be stated in the prospectus supplement/final terms for that series.

It is a condition to issuing the class A notes that they be rated the highest rating category by two of the rating agencies, that the class B notes be rated at least “A” or its equivalent by two of the rating agencies, that the class C notes be rated at least “BBB” or its equivalent by two of the rating agencies and that the class D notes, if any, be rated at least “BB” or its equivalent by two of the rating agencies. A credit rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time by the assigning rating agency.

Selling Restrictions

Any selling restrictions applicable to a series will be as described in the applicable prospectus supplement/final terms.

Taxation

Payments of interest and principal will be made without making any deductions for any tax imposed by any jurisdiction having power to tax unless a deduction is required by the law of the relevant jurisdiction which has power to tax. If a deduction for tax is made, the paying agent will account to the relevant authority for the amount deducted. Neither the issuing entity nor any paying agent is required to make any additional payments to noteholders for any deductions made for tax.

Transaction Fees

The following table summarises certain fees payable out of cashflows from the receivables trust.

Expense	Amount	Priority in cashflow	Frequency
Servicing fee	Estimated $[•] each year	In priority to class A, B, C and D monthly distribution amounts	Each Distribution Date
Corporate expenses of receivables trustee	Estimated $[•] each year	In priority to class A, B, C and D monthly distribution amounts	Each Distribution Date
Corporate expenses of the MTN issuing entity	Estimated $[•] each year	In priority to class A, B, C and D monthly distribution amounts	Each Distribution Date
Corporate expenses of the issuing entity	Estimated $[•] each year	In priority to class A, B, C and D monthly distribution amounts	Each Interest Payment Date
Fee payable by issuing entity to note trustee	Estimated $[•] each year	In priority to class A, B, C and D monthly distribution amounts	Each Interest Payment Date

Back to Contents

Expense	Amount	Priority in cashflow	Frequency
Fee payable by the MTN issuing entity to security trustee	Estimated $[•] each year	In priority to class A, B, C and D monthly distribution amounts	Each Distribution Date
Total fee payable by issuing entity to principal paying agent, U.S. paying agent, registrar and agent bank	Estimated $[•] each year	In priority to class A, B, C and D monthly distribution amounts	Each Interest Payment Date

Each of the above fees other than the servicing fee is exclusive of value added tax (“VAT”), if any, which is currently assessed at 17.5 per cent. in the United Kingdom. Each of the above fees is subject to change at any time without notice to, or approval by, noteholders. Further, any of the above fees may be changed in the event a successor transaction party is appointed pursuant to the applicable transaction document.

Back to Contents

TAX CONSIDERATIONS

U.K. Tax Status

The following summary is based on United Kingdom taxation law and H.M. Revenue & Customs published practice in force at the date of this prospectus and does not constitute legal or tax advice. Prospective investors should be aware that law and practice, and their interpretation by the courts, may change. The summary is subject to finalisation of documents relating to the programme and specifically to each series; and is based on certain assumptions which cannot be verified with respect to any given series before closing of that series:

(i)	U.S. persons who have no connection with the United Kingdom will not be subject to United Kingdom taxation (other than tax withheld at source as discussed below) in respect of payment of principal and interest on the notes as described more fully in the section of this base prospectus headed “United Kingdom Taxation Treatment of the Notes”;

(ii)	As described more fully in the section of this base prospectus headed “United Kingdom Taxation Treatment of the Notes”, if and for so long as the notes are included in the United Kingdom Official List within the meaning of Part 6 of the Financial Services and Markets Act 2000 and admitted to trading on the London Stock Exchange no U.K. withholding in respect of U.K. tax will be required in respect of payments on the notes; if these conditions are not satisfied, U.K. withholding tax at the current rate of 20 per cent. may be required in respect of these payments;

(iii)	No U.K. stamp duty or stamp duty reserve tax is payable on the issue of the global notes or on the issue of an individual note certificate. No UK stamp duty reserve tax is payable on the transfer of, or any agreement to transfer, a global note or an individual note certificate. No UK stamp duty is payable on an electronic transfer of a book entry interest in a global note, provided that such transfer is effected without the creation of any written document of transfer or any written agreement for transfer. Under current legislation, UK stamp duty may be payable on any document effecting (i) a transfer of a global note or an individual note certificate, or (ii) a transfer or agreement to transfer an interest in a global note or individual note certificate. If draft legislation contained in Finance Bill 2008 is enacted without material amendment, the charges referred to in (i) and (ii) above may cease to apply as respects any transfer of or agreement to transfer a global note or individual note certificate where the transfer or agreement in question is executed on or after the day on which Finance Act 2008 is passed. However, this new legislation will not apply if the notes do not meet certain conditions.

(iv)	The MTN issuing entity and the issuing entity will be subject to U.K. corporation tax. So long as the MTN issuing entity and the issuing entity respectively are within the application of the Taxation of Securitisation Companies Regulations 2006 (the “regulations”), their taxable profit for U.K. corporation tax purposes will in each case be based on certain cash amounts retained by each of them respectively in accordance with the application of available funds;

(v)	In order to fall within the application of the regulations, a company must fulfil certain conditions, including ones which relate to its ongoing asset holdings (e.g. that the assets should be “financial assets” according to applicable accounting practice at the time of acquisition) and its ongoing cash flow management. These conditions are designed to ensure that the regulations will apply to a company which is genuinely established and operated as a securitisation vehicle in a securitisation of money debts. Provided that the MTN issuing entity and the issuing entity are as a matter of fact managed at all times so as to meet the conditions laid down by the regulations, the MTN issuing entity and the issuing entity can be expected to fall within the application of the regulations. Investors should note, however, that the regulations are in short form and have only been in force since the beginning of 2007 and the practices of the UK tax authorities in implementing the regulations are still evolving. It is expected that advisors will rely significantly upon guidance from the UK tax authorities when advising on the scope and operation of the regulations including advising as to whether any particular company falls within the new regime;

(vi)	The receivables trustee will have no U.K. tax liabilities and accordingly, the receivables trustee will have no liability to U.K. tax in relation to amounts which it receives on behalf of the MTN issuing entity or amounts which it is obliged to pay to the MTN issuing entity;

Back to Contents

(vii)	The above description is based on the MTN issuing entity and the issuing entity being resident for tax purposes in the United Kingdom. Each of them respectively will be so resident if and for so long as it is, as a matter of fact, centrally managed and controlled in the United Kingdom.

Subject to finalisation of documents, including those relating to the programme and specifically to each series, in a form satisfactory to them and which is not inconsistent with the descriptions in this base prospectus, Clifford Chance LLP, as special U.K. tax advisers, expect to give an opinion at closing by reference to the final documentation and based on certain assumptions listed in that opinion, some of which cannot be verified with respect to any given series before closing of that series and some of which are dependent on ongoing factors, which will cover in detail the matters referred to under this heading “– U.K. Tax Status”. See “Risk Factors: Taxable Nature of the MTN Issuing Entity or the Issuing Entity Could Cause a Loss on Your Notes”.

Jersey Tax Status

The following summary of the anticipated tax treatment in Jersey of the issuing entity is based on Jersey taxation law and practice in force at the date of this document and does not constitute legal or tax advice. Prospective investors should consult their professional advisers on the implications of subscribing for, buying, holding, selling, redeeming or disposing of notes under the laws of the jurisdictions in which they may be liable to taxation. Prospective investors should be aware that tax rules and practice and their interpretation may change.

The issuing entity has been granted exempt company status within the meaning of Article 123A of the Income Tax (Jersey) Law 1961, as amended for the current calendar year. The effect of such special status is that the issuing entity is treated as a non-resident company for the purposes of Jersey tax laws and is therefore exempt from Jersey income tax on its profits arising outside Jersey (and, by concession, on bank deposit interest arising in Jersey) and from any obligation to withhold Jersey income tax from any interest or dividend payments made by it. Such status is applied for on an annual basis (together with payment of the required charge, currently £600). The retention of exempt company status is conditional upon the Comptroller of Income Tax in Jersey being satisfied that no Jersey resident has a beneficial interest in the issuing entity, except as permitted by concessions granted by the Comptroller of Income Tax.

As an exempt company, payments in respect of the notes will not be subject to taxation in Jersey, no withholding will be required for or on account of Jersey income tax on such payments to any holder of a note and gains derived from the sale of notes will not be subject to Jersey income tax, in each case in the hands of persons not resident for income tax purposes in Jersey. As at the date of this base prospectus, Jersey has no capital gains tax and no inheritance tax or gift tax.

No stamp duty or similar taxes are payable in Jersey in connection with the issue, redemption or sale of the notes.

European Union Directive on the Taxation of Savings Income

Under EU Council Directive 2003/48/EC on the taxation of savings income (the “EU Savings Tax Directive”), each Member State is required to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to or collected by such a person for, an individual resident or certain limited types of entity established in that other Member State; however, for a transitional period, Austria, Belgium and Luxembourg may instead apply a withholding system in relation to such payments, deducting tax at rates rising over time to 35%. The transitional period is to terminate at the end of the first full fiscal year following agreement by certain nonEU countries to the exchange of information relating to such payments.

A number of nonEU countries, and certain dependent or associated territories of certain Member States (including Jersey, as to which see below), have also agreed to adopt similar measures (either provision of information or transitional withholding) in relation to payments made by a person within its jurisdiction to, or collected by such a person for, an individual resident or certain limited types of entities established in a Member State. In addition, the Member States have entered into provision of information or transitional withholding arrangements with certain of those dependent or associated territories in relation to payments made by a person in a member state to, or collected by such a person for, an individual resident or certain limited types of entities established in one of those territories.

Back to Contents

Jersey is not subject to the EU Savings Tax Directive. However, in keeping with Jersey’s policy of constructive international engagement, the States of Jersey has introduced a retention tax system in respect of payments of interest, or other similar income, made to an individual beneficial owner resident in an EU Member State by a paying agent situate in Jersey (the terms “beneficial owner” and “paying agent” are defined in the EU Savings Tax Directive). The retention tax system will apply for a transitional period prior to the implementation of a system of automatic communication to EU Member States of information regarding such payments. The transitional period will end only after all EU Member States apply automatic exchange of information and the EU Member States unanimously agree that the United States of America has committed to exchange of information upon request. During this transitional period, such an individual beneficial owner resident in an EU Member State will be entitled to request a paying agent not to retain tax from such payments but instead to apply a system by which the details of such payments are communicated to the tax authorities of the EU Member State in which the beneficial owner is resident.

Under the implementation of the retention tax system in Jersey the issuing entity will not be obliged to levy retention tax in respect of interest payments made by it to a paying agent.

European Union Code of Conduct on Business Taxation

On 3 June 2003, the European Union Council of Economic and Finance Ministers reached political agreement on the adoption of a Code of Conduct on Business Taxation (the “Code”). Jersey is not a member of the European Union, however, the Policy & Resources Committee of the States of Jersey has announced that, in keeping with Jersey’s policy of constructive international engagement, it intends to propose legislation to replace the Jersey exempt company regime by the beginning of 2009 with a general zero rate of corporate tax.

United States Federal Income Tax Status

As is further described herein, Clifford Chance U.S. LLP, (“U.S. tax counsel”) is of the opinion that each of the receivables trust, the MTN issuing entity and the issuing entity will not be subject to U.S. federal income tax.

The applicable prospectus supplement/final terms will indicate whether the issuing entity will treat the notes that are offered for sale in the United States (the “U.S. offered notes”) as equity in the issuing entity or as debt for U.S. federal income tax purposes. Each holder of a U.S. offered note, by acceptance of such note, will agree to treat such note as either equity in the issuing entity or debt for U.S. federal income tax purposes, as applicable.

If the applicable prospectus supplement/final terms indicates that the U.S. offered notes will be treated as debt for U.S. federal income tax purposes, then, although there is no authority addressing the characterisation of securities with terms similar to the U.S. offered notes under current law, and while not free from doubt, U.S. tax counsel, will render an opinion that such notes will be treated as debt for U.S. federal income tax purposes.

The opinion of U.S. tax counsel is not binding on the IRS, and no assurance can be given that the characterisation of the U.S. offered notes as debt would prevail if the issue were challenged by the IRS. Prospective United States holders should consult with their tax advisers as to the effect of a recharacterisation of the U.S. offered notes as equity interests in the issuing entity.

U.S. tax counsel has prepared and reviewed the summary of U.S. federal income tax considerations in this base prospectus and renders the U.S. federal income tax opinions contained in this base prospectus.

See “Material United States Federal Income Tax Considerations”.

ERISA Considerations for Investors

Subject to important considerations described under “Certain ERISA and Other U.S. Considerations” in this base prospectus and unless otherwise stated in an applicable prospectus supplement/final terms, the notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Back to Contents

RISK FACTORS

The following is a summary of the principal risks in connection with the Gracechurch Card Programme Funding Limited medium term note programme and an investment in the notes issued under such programme. This summary is not intended to be exhaustive. You should carefully consider the following principal risk factors and any additional risk factors set out in the applicable prospectus supplement/final terms before deciding to invest in the notes offered by this base prospectus and the applicable prospectus supplement/final terms.

You May Not Be Able to Sell Your Notes	There currently is no secondary market for the notes. The arranger and underwriter expects, but is not obligated, to make a market in the notes. If no secondary market develops, you may not be able to sell your notes prior to maturity. We cannot offer any assurance that one will develop or, if one does develop, that it will continue.

In addition, noteholders should be aware of the prevailing and widely reported global credit market conditions (which continue at the date of this base prospectus), whereby there is a general lack of liquidity in the secondary market for instruments similar to the notes. Such lack of liquidity may result in investors suffering losses on the notes in secondary resales even if there is no decline in the performance of the securitised portfolio. The issuing entity cannot predict when these circumstances will change and whether, if and when they do change, there will be a more liquid market for the notes and instruments similar to the notes at that time.

Allocations of Charged-Off Receivables Could Reduce Your Payments	We anticipate that the servicer will charge off or write off as uncollectible some of the receivables. Each class of investor interest in the receivables trust will be allocated a portion of those charged-off receivables. If the amount of charged-off receivables allocated to the investor interest exceeds the amount of funds available to cover those charge-offs, the investor interest will be reduced. This could cause the holders of the notes to not receive the full amount of principal and interest due to them. Any loss will be borne by the noteholders in the order of subordination of the different classes of notes, with the class D notes (if any) bearing the first losses, followed by the class C notes, then the class B notes and finally the class A notes as further described in this base prospectus and in the relevant prospectus supplement/final terms. See “Securitisation Cashflows: Defaulted Receivables; Investor Charge-Offs”; “Barclaycard and the Barclaycard Card Portfolio: Delinquency and Loss Experience.”

The Issuing Entity’s Ability to Meet its Obligations on Your Notes Depends on Payments Under the Relevant Medium Term Note Certificate	The ability of the issuing entity to pay the principal of and interest on your notes will depend on the receipt by it of payments under the relevant medium term note certificate issued by the MTN issuing entity.

The issuing entity will be entitled to receive interest payments under the relevant medium term note certificate for each series which will be applied (i) to pay the fees, costs and expenses of the issuing entity and the note trustee, (ii) to meet its obligations to pay interest on the notes to noteholders (either directly or indirectly via payments made to and received from swap counterparties), (iii) to make any necessary payments to a swap counterparty, (iv) to pay amounts representing the earnings for the issuing entity, and (v) to meet any other payments required to be made by the issuing entity. Additionally, the issuing entity will be entitled to receive certain principal payments under the relevant medium term note certificate which will be applied in redeeming the notes (either directly or indirectly via payments made to and received from any swap counterparty).

Back to Contents

If the issuing entity fails to receive sufficient funds under the relevant series medium term note certificate, then the payment of interest and/or the repayment of principal on your notes may be delayed or reduced.

The issuing entity’s receipt of sufficient funds under the relevant medium term note certificate to pay the amounts due and to repay the entire principal amount of the notes will be dependent on, amongst other things: (i) payments actually being made by cardholders (from whom no security has been taken in support of those payments) and the proceeds of any relevant guarantees or insurance policies in respect of cardholders (to the extent such are capable of assignment), (ii) those payments being collected by the servicer in accordance with the provisions of the beneficiaries servicing agreement and paid to the receivables trustee, (iii) distribution being made by the receivables trustee to the MTN issuing entity of amounts allocable to the MTN issuing entity in accordance with the beneficiaries servicing agreement in respect of the relevant medium term note certificate, (iv) payment being made by the relevant swap counterparty, if any, in respect of its obligations to the issuing entity under the swap agreements (if any), and (v) payment being made by the MTN issuing entity in respect of its obligations to the issuing entity under the relevant medium term note certificate.

Amounts paid to the issuing entity by the MTN issuing entity in respect of each medium term note certificate will be used to pay principal and interest on the notes of the corresponding series in accordance with the terms and conditions for that series (subject to payment of amounts for fees, costs and expenses of the issuing entity and amounts representing issuing entity profit).

The Subordinated Notes Bear Additional Risk Because They Are Subject to the Prior Payment of Amounts due on Notes Senior to them.	The class B notes are subordinated in right of payment of principal and interest to the class A notes in the same series. Principal payments to the class B noteholders will not be made until the class A noteholders are paid in full. On each payment date interest is paid to the class A noteholders before payments of interest are made to the class B noteholders. This could cause the class B noteholders not to receive the full amount of principal or interest due to them.

The class C notes are subordinated in right of payment of principal and interest to the class A notes and the class B notes in the same series. Principal payments to the class C noteholders will not be made until the class A noteholders and the class B noteholders are paid in full. On each payment date interest is paid to the class A noteholders and the class B noteholders before payments of interest are made to the class C noteholders. This could cause the class C noteholders not to receive the full amount of principal or interest due to them.

The class D notes are subordinated in right of payment of principal and interest to the class A notes, the class B notes and the class C notes in the same series. Principal payments to the class D noteholders will not be made until the class A noteholders, the class B noteholders and the class C noteholders are paid in full. On each payment date interest is paid to the class A noteholders, the class B noteholders and the class C noteholders before payments of interest are made to the class D noteholders. This could cause the class D noteholders not to receive the full amount of principal or interest due to them.

Back to Contents

The Issuing Entity has Limited Operating History	The issuing entity has no operating history and no experience with the issuance of notes representing asset-backed debt obligations. As a recently incorporated special-purpose vehicle, the issuing entity will be subject to all of the business risks and uncertainties associated with any new business, including the risk that it will not achieve its investment objective and that the value of a noteholder’s investment could decline substantially. The issuing entity will not engage in any activities which are not related to the issue of the notes.

Inability of Noteholders to Receive the Full Percentage Allocation of Principal Collections During the Regulated Amortisation Period Could Delay Payments on Your Notes or Cause a Loss on Your Notes	Some series pay out events with respect to a series of notes issued under this base prospectus and the relevant prospectus supplement/final terms will cause the start of the regulated amortisation period rather than the rapid amortisation period. During a regulated amortisation period, not all of the principal collections allocated to the investor interest may be used to make payments of principal to the MTN issuing entity as they would be during a rapid amortisation period. Instead, principal payments to the MTN issuing entity – and thus ultimately on your notes – will be limited to the controlled deposit amount. This could cause you to receive payments of principal more slowly than you would during a rapid amortisation period. Since some of the series pay out events, which are described below in “Securitisation Cashflows – Series Pay Out Events”, that result in the start of a regulated amortisation period are caused by a deterioration in the performance of the receivables, a delay in the principal payments on your notes could expose you to an increased risk of losses on your notes or a delay in payment on your notes.

Grouping of the MTN Issuing Entity with Barclays for Tax Purposes Could Jeopardise the Bankruptcy Remote Status of the MTN Issuing Entity Causing an Early Redemption of Your Notes or a Loss on Your Notes	Contractual provisions are contained in the security trust deed and MTN cash management agreement and the other agreements to which the MTN issuing entity is a party by which the other parties to those agreements agree not to take any actions against the MTN issuing entity that might lead to its bankruptcy. Furthermore, the MTN issuing entity is contractually restricted from undertaking any business other than in connection with the financings described in this base prospectus. In particular, the MTN issuing entity is expressly prohibited from incurring any additional indebtedness, having any employees, owning any premises and establishing or acquiring any subsidiaries. Together, these provisions ensure that the likelihood of the MTN issuing entity becoming insolvent or bankrupt is remote.

Notwithstanding the steps that have been and may be taken to ensure that the insolvency of the MTN issuing entity will be remote, the MTN issuing entity is included in the Barclays Group registration for VAT purposes. As a company included in that group registration, broadly, it will be liable, on a joint and several basis with all other companies in the VAT group registration, for the VAT liability of the representative member of the VAT group – Barclays Bank PLC – arising only during the MTN issuing entity’s period of membership. Accordingly, these secondary liabilities for VAT could increase the likelihood of the MTN issuing entity becoming insolvent. In addition, there are provisions in the U.K. tax code that are designed to enable HMRC to collect corporation tax from one member of a group where another member of the group has failed to discharge certain taxes due and payable by it within a specified time period.

If the MTN issuing entity were required to pay any VAT due from the representative member of the Barclays VAT group or were to become liable for corporation tax liabilities of another member of the Barclays Group, which the MTN issuing entity was unable to meet, HMRC could seek to put the MTN issuing entity into insolvency. This could cause an early redemption of your notes or a loss on your notes.

Back to Contents

Issuance of Additional Series of Medium Term Note Certificates May Adversely Affect Your Rights by Diluting Your Voting Power	The MTN issuing entity has issued twelve previous series of medium term note certificates (of which five remain outstanding as series 99-1 was repaid in November 2002, series 02-1 in October 2007, series 03-1 in March 2008, series 03-2 in June 2006, series 03-3 in August 2006, series 04-1 in February 2007 and series 04-2 in November 2007) and may issue additional series of medium term note certificates in connection with the issuance of other series of investor certificates. The holder of the medium term note certificates of each series – including the issuing entity – may require the MTN issuing entity, as investor beneficiary, to take action or direct actions to be taken under the declaration of trust and trust cash management agreement or a supplement. However, the consent or approval of holders of a percentage of the total principal balance of the medium term note certificates of all series might be necessary to require or direct those actions. These actions include terminating the appointment of the servicer under the beneficiaries servicing agreement or the trust cash manager under the declaration of trust and trust cash management agreement. Thus, the holder of any new series of medium term note certificates will have voting rights that will reduce the percentage interest of the issuing entity as holder of the medium term note certificate. Holders of medium term note certificates of other series – or persons with the power to direct their actions – may have interests that do not coincide with the interests of the issuing entity – or the persons with the power to direct the issuing entity. This may restrict your ability to ultimately direct the MTN issuing entity to take the actions referred to above.

The Issuance of Additional Series of Notes from Time to Time May, in Certain Circumstances, Adversely Affect Your Rights by Diluting Your Voting Power	The issuing entity may issue additional series of notes from time to time. Noteholders of a given series may be entitled to instruct the note trustee to enforce their rights against the issuing entity. Under the note trust deed, the giving of some instructions to the note trustee may only necessitate the vote of the noteholders of one particular series. However, the giving of other instructions to the note trustee may require the consent or approval of a percentage of the noteholders of all outstanding series of notes. Thus, under the latter scenario, the issuance of future series that will be entitled to vote together with pre-existing series will dilute the voting power of holders of those pre-existing series.

Insolvency of the Originator May Result in an Inability to Repurchase Receivables	None of the MTN issuing entity, the receivables trustee, the issuing entity or the underwriter has undertaken or will undertake any investigations, searches or other actions to verify the details of the receivables – other than steps taken by the issuing entity to verify the details of the receivables that are presented in this base prospectus or any prospectus supplement/final terms – or to establish the creditworthiness of any cardholder on the designated accounts. The MTN issuing entity, receivables trustee and the issuing entity will rely solely on the representations given by the originator to the receivables trustee about the receivables, the cardholders on the designated accounts, the designated accounts and the effect of the assignment of the receivables.

If any representation made by the originator about the receivables proves to have been incorrect when made, the originator will be required to repurchase the affected receivables from the receivables trustee. If the originator becomes bankrupt or insolvent, the receivables trustee may be unable to compel the originator to repurchase receivables, and you could incur a loss on your notes or an early redemption of your notes.

Back to Contents

Insolvency of the Issuing Entity, the MTN Issuing Entity or the Receivables Trustee Could Cause an Early Redemption of Your Notes or a Loss on Your Notes	The ability of each of the issuing entity, the MTN issuing entity and the receivables trustee to meet its obligations under the notes, the medium term note certificate and the receivables securitisation agreement and the declaration of trust and trust cash management agreement will depend upon their continued solvency.

A company that has assets in the United Kingdom will be insolvent if its liabilities exceed its assets or if it is unable to pay its debts as they fall due. Each of the issuing entity, the MTN issuing entity and the receivables trustee have been structured so that the likelihood of their becoming insolvent is remote. Each of these entities is contractually restricted from undertaking any business other than in connection with the financings described in this base prospectus. They each are expressly prohibited from incurring any additional indebtedness, having any employees, owning any premises and establishing or acquiring any subsidiaries. Contractual provisions are contained in each of the agreements to which each of these entities is a party which will prohibit the other parties to those agreements from taking any actions against these entities that might lead to their insolvency. Together, these provisions help ensure that the likelihood of any of these entities becoming insolvent or bankrupt is remote.

Notwithstanding these actions, it is still possible that the issuing entity, the MTN issuing entity or the receivables trustee could become insolvent. If this were to occur, you could suffer a loss on your notes or an early redemption of your notes.

Application of the Consumer Credit Act 1974, as Amended by the Consumer Credit Act 2006 and Other Legislation May Impede Collection Efforts and Could Cause Early Redemption of Your Notes or a Loss on Your Notes	There is an increasing volume of legislation that is applicable to consumer credit in the United Kingdom. In addition, there are proposals to amend existing legislation. Of particular importance are the Consumer Credit Act 1974, as amended by the Consumer Credit Act 2006 (the “Consumer Credit Act”) and the related Unfair Terms in Consumer Contracts Regulations 1999 and Consumer Credit (Cancellation Notices and Copies of Documents) Regulations 1983, as amended (the “regulations”). The Consumer Credit Act and regulations are administered by, amongst others, the Office of Fair Trading (the “OFT”). The Consumer Credit Act and regulations apply, in whole or in part, to the transactions occurring on the designated accounts and to the credit or charge card agreements. The effect of the application of the Consumer Credit Act and the regulations on the relevant underlying credit or charge card agreements may result in adverse consequences for your investment in the notes, because of the possible unenforceability of, or possible liabilities for misrepresentation or breach of contract in relation to, an underlying credit or charge card agreement.

As is common with many other U.K. credit card issuers, some of Barclaycard’s credit and charge card agreements do not comply in all respects with the Consumer Credit Act, the regulations or other related legislation.

In addition, Barclaycard, in common with many other U.K. credit card issuers, has received and expects to continue to receive correspondence from and to have discussions with, the OFT in relation to concerns the OFT may raise from time to time in respect of compliance of Barclaycard’s credit and charge card agreements with the Consumer Credit Act, the regulations or other related legislation, or any other concerns that the OFT may have in respect of Barclaycard’s credit and charge card agreements or Barclaycard’s advertising, marketing or administration thereof.

Back to Contents

If a credit or charge card agreement has not been executed or modified in accordance with the Consumer Credit Act, it may be unenforceable against a cardholder without a court order. The originator gives no guarantee that a court order could be obtained if required. The Consumer Credit Act has been amended by the introduction of a concept of an “unfair relationship” from April 2007. If a lender is found to have conducted such a relationship with a borrower, the borrower may apply to the court for the waiver of its debts to the lender and the court has jurisdiction to waive the repayment obligation.

With respect to those credit or charge card agreements which may not be compliant, such that a court order enforcing such agreement could not be obtained, the originator estimates that this would apply to less than 1 per cent. of the aggregate principal receivables in the designated accounts on 31 December 2007. Barclaycard does not anticipate any material increase in the percentage of these receivables in the securitised portfolio. In respect of those accounts that do not comply with the Consumer Credit Act it will still be possible to collect payments and seek arrears from cardholders who are falling behind with their payments. The originator will have no obligation to repay or account to a cardholder for any payments received by a cardholder because of this non compliance with the Consumer Credit Act. However, if losses arise on these accounts, they will be written off and borne by the investor beneficiary and originator beneficiary based on their interests in the receivables trust. Accordingly, if this were to occur, you could suffer a loss on your notes or an early redemption on your notes.

Transactions involving the use of a credit card may constitute transactions under debtor creditor supplier agreements for the purposes of the creditor’s liability under section 75 of the Consumer Credit Act. A debtor creditor supplier agreement includes an agreement by which the creditor, with knowledge of its purpose, advances funds to finance the debtor’s purchase of goods or services from a supplier.

Section 75 of the Consumer Credit Act provides that if a supplier breaches a contract between the supplier and a cardholder in a transaction under certain debtor creditor supplier agreements, or if the supplier makes a misrepresentation about the contract, the creditor may also be liable to the cardholder for the breach or misrepresentation. An example of a supplier’s breach of contract would include the supplier selling the cardholder merchandise that is defective or unsuitable for its purpose. In these circumstances, the cardholder may have the right to reduce the amount owed to the originator under his or her credit or charge card account. This right would survive the sale of the receivables to the receivables trustee. As a result, the receivables trustee may not receive the full amount otherwise owed by a cardholder. However, the creditor will not be liable where the cash price of the item or service supplied underlying the claim is £100 or less, or greater than £30,000.

The receivables trustee has agreed on a limited recourse basis to indemnify the originator for any loss suffered by the originator from a cardholder claim under section 75 of the Consumer Credit Act. This indemnity cannot exceed the original outstanding principal balance of the affected charges on a designated account.

The receivables trustee’s indemnity will be payable only from and to the extent of excess spread on the receivables. Any amounts that the originator recovers from the supplier will reduce the originator’s loss

Back to Contents

for purposes of the receivables trustee’s indemnity. This is described under “Securitisation Cashflows: Aggregate Investor Indemnity Amount”. The originator will have rights of indemnity against suppliers under section 75 of the Consumer Credit Act. The originator may also be able to charge back the transaction in dispute to the supplier under the operating regulations of VISA or MasterCard.

If the originator’s loss for purposes of the receivables trustee’s indemnity exceeds the excess spread available to satisfy the loss, the originator interest in the receivables trust will be reduced by the amount of the excess loss.

Satisfaction by the receivables trustee of any such indemnity payment (as described above) could have the effect of reducing or eliminating excess spread which might otherwise have been available to the MTN issuing entity. These consequences could result in you incurring a loss on your investment or an early redemption of your notes.

Department of Trade and Industry (“DTI”) White Paper Dated December 2003 in Connection with its Review of Consumer Credit	In its white paper dated December 2003, the DTI, which is the U.K. government department responsible for consumer credit (now the Department for Business, Enterprise and Regulatory Reform (“BERR”)) indicated that the government proposed to take various actions to address matters of concern to it in this area. Since then a number of changes have been made by subordinate legislation under the Consumer Credit Act and further legislative changes are coming into effect in October 2008.

Consumer Credit Regulations and the Advertisements Regulations Could Cause Early Redemption of Your Notes or a Loss on Your Notes	Two sets of regulations that are particularly pertinent to Barclaycard were made during 2004 pursuant to the Consumer Credit Act. The Consumer Credit (Advertisements) Regulations 2004 (“advertisements regulations”) were made in June 2004 and came into force on 31 October 2004. They replace regulations made in the period 1989 2000 in relation to the advertising of consumer credit. The Consumer Credit (Agreements) (Amendment) Regulations 2004 (“agreements regulations”) were made in June 2004 and came into force on 31 May 2005. The advertisements regulations contain a new statutory regime governing the content of marketing materials that promote consumer credit. The advertisements regulations require every credit advertisement to be made in plain and intelligible language, be easily legible or clearly audible as the case may require and specify the name of the advertiser. The advertisements regulations prescribe information that has to be included in a credit advertisement. In addition, the advertisements regulations provide certain assumptions which must be applied when calculating a total charge for credit and prescribe the manner in which the total charge for credit and any stated annual percentage rate must be disclosed.

The possible unenforceability of, or possible liabilities for misrepresentation or breach of contract, in relation to an underlying credit or charge card agreement may result in unrecoverable losses on accounts to which such agreements apply. If losses arise on these accounts, they will be written off and borne by the investor beneficiary and originator beneficiary based on their interests in the receivables trust. Accordingly, if this were to occur, you could suffer a loss on your notes or an early redemption on your notes.

The Agreements Regulations Could Cause Early Redemption of Your Notes or a Loss on Your Notes	The agreements regulations amend the Consumer Credit (Agreements) Regulations 1983 (“1983 regulations”). The agreements regulations set out the order in which the prescribed content of documents comprising a credit or charge card agreement (including any variations to such agreements which create a

Back to Contents

modifying agreement under section 82(3) of the Consumer Credit Act) is to be given and the place of the signature and separate boxes required under the 1983 regulations and the agreements regulations. An additional form of consent is required by the agreements regulations where a cardholder purchases certain insurance products on credit. In common with the advertisements regulations, the agreements regulations contain new prominence and legibility requirements and new requirements in relation to the calculation and description of an annual percentage rate.

The possible unenforceability of, or possible liabilities for misrepresentation or breach of contract, in relation to an underlying credit or charge card agreement may result in unrecoverable losses on accounts to which such agreements apply. If losses arise on these accounts, they will be written off and borne by the investor beneficiary and originator beneficiary based on their interests in the receivables trust. Accordingly, if this were to occur, you could suffer a loss on your notes or an early redemption on your notes.

Consumer Credit Provisions Could Cause Early Redemption of Your Notes or a Loss on Your Notes	An Act to amend the Consumer Credit Act (the “Consumer Credit Act 2006”) became law in March 2006. The provisions of the Consumer Credit Act 2006 and related implementing regulations are coming into effect between June 2006 and October 2008.

The Consumer Credit Act 2006 will, when implemented, inter alia, give effect in the Consumer Credit Act to a concept of an “unfair relationship”. This appears to be a broad concept. A court would be entitled to look at any aspect of a credit relationship in order to determine whether unfairness to the debtor exists. Under the Consumer Credit Act 2006 amendments, remedies would include requiring the creditor to pay back sums to the debtor that had previously been paid by the debtor to the creditor. These provisions of the Consumer Credit Act 2006 amendments are intended to apply to all credit agreements regardless of when entered into with the exception of agreements made before the commencement of the provisions and which are completed before the end of any transitional period which is specified.

The Consumer Credit Act 2006 will also extend the ombudsman scheme under the Financial Services and Markets Act 2000 to licensees under the Consumer Credit Act. The extension of the ombudsman scheme will allow a cardholder who has a complaint to raise it with the ombudsman, provided that the complaint falls within the consumer credit jurisdiction conferred upon the ombudsman.

The possible unenforceability of, or possible liabilities for misrepresentation or breach of contract, in relation to an underlying credit or charge card agreement may result in unrecoverable losses on accounts to which such agreements apply. If losses arise on these accounts, they will be written off and borne by the investor beneficiary and originator beneficiary based on their interests in the receivables trust. Accordingly, if this were to occur, you could suffer a loss on your notes or an early redemption on your notes.

Second EU Directive Relating to Consumer Credit	The 1987 directive on consumer credit established the community framework for consumer credit with a view to promoting the setting-up of a common market for credit and establishing minimum community rules to protect consumers. Following a review of the legislation in 2002, the commission concluded that the directive no longer reflected the current situation on the consumer credit market and was in need of revision

Back to Contents

In May 2007, an agreement was reached at a meeting of the Competitiveness (Internal Market Industry and Research) Council (an adjunct of the European Council of Ministers), concerning a proposal for a second EU directive relating to consumer credit. It was agreed that this new EU directive should provide for the adoption of common provisions for consumer credit documentation in all EU member states. As such, it will constitute a substantial piece of harmonisation in the single European market for retail financial services.

On 16 January 2008 the European Parliament approved a common position for the repeal of the 1987 directive and the adoption of a new consumer credit directive. The five key issues of the directive are (i) advertising; (ii) pre-contractual information; (iii) contractual information; (iv) APR; and (v) right of withdrawal. The directive will not apply to credit agreements involving a total amount of credit less than €200 or more than €75,000. The total amount of credit being the ceiling or the total sums made available under the agreement. Additionally, credit agreements covering the granting of credit secured on land or made to finance the acquisition or retention of property rights in land or an existing or projected building would also be excluded. The directive was adopted on 7 April 2008 by the Council of the European Union and will be formally adopted when it is published in the Official Journal of the European Union, at which point each Member State will have two years to implement the directive into national law.

EU Directive Concerning Unfair Commercial Practices Could Cause Early Redemption of Your Notes or a Loss on Your Notes	In May 2005, the European Parliament and the Council adopted a directive on unfair business-to-consumer commercial practices (the “Unfair Practices Directive”). The directive is of general application and is not confined to consumer credit or other financial services. The Unfair Practices Directive provides that enforcement bodies may take administrative action or legal proceedings against a commercial practice on the basis that it is “unfair” within the directive. The directive is intended to achieve a high level of consumer protection across the EU through harmonization of relevant EU laws. The directive has a substantial focus on advertising and sales promotion practices. Any such changes might have an adverse impact on the ability of credit and charge card issuing entities, such as Barclaycard, to promote their products and services.

In May 2007 the BERR announced that the directive would be implemented through the Consumer Protection from Unfair Practices Regulations (the “CPR”). On 3 March 2008, the draft CPR were laid before Parliament and are expected to come into force on 26 May 2008. If enacted in their present form, the CPR would prohibit certain practices deemed “unfair” by the CPR. Whilst a breach of the CPR does not, of itself, render an agreement void or unenforceable by reason only of a breach of the CPR, the possible liabilities for misrepresentation or breach of contract, in relation to an underlying credit or charge card agreement, may result in unrecoverable losses on accounts to which such agreements apply. If losses arise on these accounts, they will be written off and borne by the investor beneficiary and originator beneficiary based on their interests in the receivables trust. Accordingly, if this were to occur, you could suffer a loss on your notes or an early redemption on your notes.

Change of law – Payment Services Directive	The Payment Services Directive (“PSD”) is part of the EU’s planned Single European Payments Area which is intended to harmonise and remove legal barriers for payments throughout the EU. The PSD must

Back to Contents

be transposed into legislation by EU Member States no later than 1 November 2009. The PSD sets out conduct of business requirements which may, in practice, operate to require changes to the terms and conditions applying to the Receivables and operational requirements.

Failure to Notify Cardholders of the Transfer of Receivables Could Delay or Reduce Payments on Your Notes	The transfer by the originator to the receivables trustee of the benefit of the receivables is governed by English law and does not give the receivables trustee full legal title to the receivables. Notice to the cardholders of the transfer would perfect the legal title of the receivables trustee to the receivables. No notice has been given to cardholders of any transfers previously effected, and no notice is expected to be given to the cardholders of any future transfers of receivables to the receivables trustee. The receivables trustee has agreed that notice of the transfer will not be given to cardholders unless the originator’s long term senior unsecured indebtedness as rated by Moody’s, Standard & Poor’s or Fitch Ratings (if Fitch Ratings is then rating a series of notes) were to fall below Baa2, BBB or BBB, respectively. The lack of notice has several legal consequences that could delay or reduce payments on your notes.

Until notice is given to a cardholder and, where necessary, a legal transfer of the receivable is made, the cardholder will discharge his or her obligation under the designated account by making payment to the originator.

Prior to the insolvency of the originator, unless notice was given to a cardholder who is a depositor or other creditor of the originator, equitable set offs may accrue in favour of the cardholder against his or her obligation to make payments to the originator under the designated account. These rights may result in the receivables trustee receiving reduced payments on the receivables. The transfer of the benefit of any receivables to the receivables trustee will continue to be subject both to any prior equities that a cardholder had and to any equities the cardholder may become entitled to after the transfer. Where notice of the transfer is given to a cardholder, however, some rights of set off may not arise after the date notice is given.

Failure to give notice to the cardholder means that the receivables trustee would not take priority over any interest of a later encumbrancer or transferee of the originator’s rights who has no notice of the transfer to the receivables trustee where such later encumbrancer or transferee gives notice. This could lead to a loss on your notes.

Failure to give notice to the cardholder also means that the originator or the cardholder can amend the card agreement without obtaining the receivables trustee’s consent. This could adversely affect the receivables trustee’s interest in the receivables, which could lead to a loss on your notes.

Competition in the U.K. Credit Card Industry Could Lead to Early Redemption of Your Notes	The credit and charge card industry in the United Kingdom is highly competitive. There is increased competitive use of advertising, target marketing and pricing competition in interest rates and cardholder fees as both traditional and new card issuing entities seek to expand their presence in or enter the U.K. market and compete for customers.

New card issuers may rely on customer loyalty and may have particular ways of reaching and attracting customers. For example, major supermarket retailers are promoting the use of their own cards through extensive in store campaigns and low introductory interest rates (“teaser rates”). Also, in the last few years a number of new card issuing entities have entered the U.K. market from the United

Back to Contents

States and have sought to build market share primarily through aggressive pricing. As a result of this competition, certain competitors offer cards to selected customers with various cost reducing features or at lower interest rates than those offered by Barclaycard.

This competitive environment may affect the originator’s ability to originate new accounts and generate new receivables and may also affect the level of retention of existing accounts. Some of the recently originated or acquired accounts in the bank portfolio of the originator were originated with the use of teaser rates. Such accounts are more susceptible to attrition upon expiration of the teaser rate (i.e. at repricing) than accounts originated without a teaser rate. Recently, market attrition rates for such accounts have been increasing. If the rate at which new receivables are generated declines significantly and if the originator is unable to nominate additional accounts or product lines for the receivables trust, a pay out event could occur with respect to any series of notes issued under this base prospectus and the relevant prospectus supplement/final terms. Such a pay out event could result in an early redemption of your notes.

Social, Legal, Political and Economic Factors Affect Credit Card Payments and Are Unpredictable	Changes in card use, payment patterns, amounts of yield on the card portfolio generally and the rate of defaults by cardholders may result from a variety of social, legal, political and economic factors in the United Kingdom. Social factors include changes in public confidence levels, attitudes toward incurring debt and perception of the use of credit and charge cards. Economic factors include the rate of inflation, the unemployment rate and relative interest rates offered for various types of loans. Political factors include lobbying from interest groups, such as consumers and retailers, and government initiatives in consumer and related affairs. There is currently significant political interest in the consumer credit market and, in particular, credit cards. The OFT in 2003 commenced an investigation into the levels of default charges applied by several credit card lenders, including Barclaycard. With effect from 1 August 2006, Barclaycard introduced a default charge fee of £12, in line with the OFT’s public statement in April 2006 of what the OFT considered to be a reasonable amount for a default charge. We are unable to determine and have no basis on which to predict accurately whether, or to what extent, social, legal, political or economic factors, including the above-noted OFT investigation and correspondence, will affect the future use of credit, default rates, the yield on the card portfolio generally or cardholder repayment patterns.

In addition, in September 2005 the OFT received a super-complaint from the Citizens Advice Bureau relating to payment protection insurance (“PPI”). As a result of its inquiries, the OFT commenced a market study on PPI in April 2006. In October 2006, the OFT announced the outcome of the market study and, following a period of consultation, the OFT referred the PPI market to the UK Competition Commission for an in-depth inquiry in February 2007. This inquiry could last for up to two years. Also in October 2006, the FSA published its report on the second stage of its thematic review of PPI sales practices in which it concluded that some firms fail to treat customers fairly. As a consequence of the review, the FSA incorporated specific rules in relation to PPI within its new conduct of business rules sourcebook (ICOBS) published in January 2008 and continues to undertake further thematic work. We are unable to determine and have no basis on which to predict accurately whether, or to what extent, any subsequent action by the OFT in respect of payment protection insurance would affect the card portfolio generally or cardholder repayment patterns.

Back to Contents

Reduction in the Rate of Interchange Caused by Potential Adverse Regulatory Rulings May Adversely Affect Payments on Your Notes	Barclaycard receives fees called "interchange" from the banks that clear transactions for merchants as partial compensation for amongst other things, taking credit risk and absorbing fraud losses. See “The Receivables.”

The OFT has been conducting an examination of whether the rates of interchange paid by retailers in respect of MasterCard credit and charge cards in the United Kingdom are too high. In connection with this investigation, the OFT announced in September 2005 a decision with respect to an agreement (which had been terminated by mutual consent of the parties to that agreement in November 2004) regarding the rate of interchange for MasterCard credit and charge cards. The OFT’s decision indicated that the agreement constituted an unlawful collective agreement on price with respect to the level of interchange fees, and also stated that the agreement resulted in the unjustified recovery of certain costs. In June 2006, the Competition Appeals Tribunal, with the consent of the OFT, set aside the OFT’s September 2005 decision. The OFT has subsequently launched a new investigation into the agreement that has replaced the agreement terminated in November 2004 and which is currently in effect with respect to rates of interchange to be paid in respect of MasterCard credit cards and charge cards. If an OFT decision similar to that originally reached regarding the old agreement is reached with respect to the current agreement, or if agreement is reached on a lower rate of interchange, such decision or agreement will adversely affect the yield on UK credit card portfolios.

The OFT had previously also commenced an investigation into the rates of interchange in respect of VISA cards and issued a statement of objections. This was withdrawn at the same time the original OFT decision was set aside by the Competition Appeals tribunal in the MasterCard case. The OFT has, as with MasterCard, commenced a further investigation into the rates of interchange on VISA cards.

The European Commission issued a decision on 24 July 2002 concluding that an examination of the level of cross-border interchange within the European Union in respect of VISA credit and charge cards was too high and required VISA to undertake a phased reduction in the rate of interchange to be paid by retailers in the future. It was reported in February 2007 that the EU Competition Commissioner, Neelie Kroes, indicated that the Commission will look again at interchange fees charged by VISA in 2008, after the expiration of the "antitrust exemption" agreement at the end of December 2007. Under the 2002 deal, VISA agreed to reduce levels of interchange fees for processing card transactions by the end of 2007. A similar arrangement was not reached with MasterCard, and on 19 December 2007, the European Commission adopted a decision that MasterCard’s multilateral interchange fees for cross-border payment card transactions with MasterCard and Maestro branded debit and consumer credit cards in the European Economic Area violate EC Treaty rules on restrictive business practices. The decision requires MasterCard to withdraw its multilateral interchange fees within six months. Mastercard has confirmed that it is appealing against the decision.

A reduction in the rate of interchange as a result of these findings could affect the future yield on the card portfolio and adversely affect payment on your notes.

Back to Contents

Super-Complaint to the OFT Concerning Credit Card Interest Charges

In April 2007, the UK Consumer Interest Association known as Which? submitted a super-complaint to the OFT pursuant to the Enterprise Act 2002. The super-complaint criticises the various ways in which credit card companies calculate interest charges on credit card accounts. In June 2007, the OFT announced a new program of work with the credit card industry and consumer bodies in order to make the costs of credit cards easier for consumers to understand. The work explored the issues surrounding the costs of credit for credit cards including purchases, cash advances, introductory offers and payment allocation. In February 2008 the OFT published a report regarding the ability of consumers to compare credit cards in the market.

In light of the report, the OFT have stated that it will work with the industry to implement improvements in summary boxes, on standardisation of terminology and in respect of consumer eduction.

We are unable to determine and have no basis on which to predict accurately what effect this super-complaint might have on the cost of credit. No assurance can be given that the results of this programme of work will not adversely affect the ability of the issuing entity to make payments to the noteholders.

OFT Market Study Result Uncertain	The OFT announced a market study into personal current accounts (“PCAs”) in the U.K. on 26th April 2007. The market study will look at: (i) whether the provision of “free if in credit” PCAs delivers sufficiently high levels of transparency and value for customers; (ii) the implications for competition and consumers if there were to be a shift away from “free if in credit” PCAs; (iii) the fairness and impact on consumers generally of the incidence, level and consequences of account charges; and (iv) what steps could be taken to improve customers’ ability to secure better value for money, in particular to help customers make more informed current account choices and drive competition.

The study will focus on PCAs but will include an examination of other retail banking products, in particular savings accounts, credit cards, personal loans and mortgages in order to take into account the competitive dynamics of UK retail banking.

We are unable to determine and have no basis on which to predict accurately what effect this market study might have on the consumer credit agreements. No assurance can be given that the results of the market study will not adversely affect the ability of the issuing entity to make payments to the noteholders.

Failure to Comply with the Electronic Commerce Directive Could Result in Disciplinary Action	With effect from (for the most part) 21 August 2002, the ECommerce Directive (the “ECD”) has been effected in the United Kingdom by a number of statutory instruments and implementing rules including, but not limited to, the Electronic Commerce (EC Directive) Regulations 2002 (which apply to non FSA regulated entities), the Electronic Commerce Directive (Financial Services and Markets) Regulations 2002, as amended (which apply to FSA regulated entities) and the creation of the Electronic Commerce Directive sourcebook (“ECO”) in the FSA Handbook.

In essence the ECD aims to free up cross border “information society services” by requiring member states to apply the principle of “country of origin” regulation to services provided using electronic means. “Information society services” are defined as “any service normally provided for remuneration, at a distance by means of electronic equipment for the processing (including digital compression) and storage of data, and at the individual request of a recipient of a service” and will therefore include (but are not limited to) web based online information. Under the principle of “country of origin”, a firm providing cross border “information society services”

Back to Contents

must comply with the applicable rules in the country from which it is providing the services and the country into which it is providing the services cannot impose additional restrictions. As such, in providing “information society services” (whether in the United Kingdom or in another EEA state), the seller will be required to comply with applicable rules in the United Kingdom (including, but not limited to, the United Kingdom financial promotions regime).

The ECD also requires member states to impose disclosure and other rules on firms offering “information society services” before any contract is entered into. The information to be disclosed includes, but is not limited to, contact details and background information in respect of the service provider, a variety of information which is required to be provided in a clear and unambiguous manner and disclosure of information to the recipient on how to conclude contractual arrangements.

Failure to comply with the ECO rules could result in, amongst other things, disciplinary action by the FSA and possible claims under section 150 of FSMA for breach of FSA rules. Under the Electronic Commerce (EC Directive) Regulations 2002 the information disclosure requirements are enforceable, at the suit of any recipient of a service, by an action against the service provider for damages for breach of statutory duty. In addition, where a person has entered into a contract to which the Electronic Commerce (EC Directive) Regulations 2002 apply and the service provider has not made available means of allowing him to identify and correct input errors prior to concluding the contract, the recipient will be entitled to rescind the contract unless a court having jurisdiction in respect of the particular contract orders otherwise on the application of the service provider. The Electronic Commerce (EC Directive) Regulations 2002 also enable an application to be made for a court order to stop an infringement of the information disclosure requirements which harms the collective interests of consumers.

A Change in the Terms of the Designated Accounts May Adversely Affect the Amount or Timing of Collections and May Cause an Early Redemption of Your Notes or a Downgrade of Your Notes	Only the receivables arising under the designated accounts are transferred to the receivables trustee. The originator will continue to own those accounts. As the owner of the accounts, the originator retains the right to change the terms of the accounts. For example, the originator could change the monthly interest rate, increase or reduce the credit limits on the accounts, reduce or eliminate fees on the accounts or reduce the required minimum monthly payment.

The originator may change the terms of the accounts to maintain its competitive position in the U.K. credit and charge card industry. Changes in interest rates and fees could lower the amount of finance charge receivables generated by those accounts. This could cause a pay out event to occur with respect to any series of notes issued under this base prospectus and the relevant prospectus supplement/final terms, which might cause an early redemption of or a loss on your notes. This could also cause a reduction in the credit ratings on your notes.

Principal on Your Notes May Be Paid Earlier Than Expected – Creating a Reinvestment Risk to You – or Later than Expected	The receivables in the receivables trust may be paid at any time and we cannot assure you that new receivables will be generated or will be generated at levels needed to maintain the receivables trust. To prevent the early redemption of the notes, new receivables must be generated and added to the receivables trust or new accounts must be originated and nominated for the receivables trust. The receivables trust is required to maintain a minimum amount of receivables. The generation of new receivables or receivables in new accounts is affected by the originator’s ability to compete in the then current

Back to Contents

industry environment and by customers changing borrowing and payment patterns. If there is a decline in the generation of new receivables or new accounts, you may be repaid your principal before the expected date.

One factor that affects the level of finance charges and principal collections is the extent of convenience usage. Convenience usage means that the cardholders pay their account balances in full on or prior to the due date. The cardholder, therefore, avoids all finance charges on his or her account. An increase in the convenience usage by cardholders would decrease the effective yield on the accounts and could cause a pay out event with respect to any series of notes issued under this base prospectus and the relevant prospectus supplement/final terms and therefore possibly an early redemption of your notes.

No premium will be paid upon an early redemption of your notes. If you receive principal on your notes earlier than expected, you may not be able to reinvest the principal at a similar rate of return.

Alternatively, a decrease in convenience usage may reduce the principal payment rate on the accounts. This could result in you receiving the principal on your notes later than expected.

Credit Enhancement May Be Insufficient to Prevent a Loss on Your Notes	Credit enhancement for your notes is limited and unless otherwise indicated in the corresponding prospectus supplement/final terms, the notes will not benefit from any external credit enhancement. The only assets that will be available to make payment on your notes are the assets of the issuing entity pledged to secure payment of your notes. If problems develop with the receivables, such as an increase in losses on the receivables, or if there are problems in the collection and transfer of the receivables to the receivables trust, or if the swap counterparty fails to make payments on the swap agreement, it is possible that you may not receive the full amount of interest and principal that you would otherwise receive.

Issuance of Additional Series by the Receivables Trustee on Behalf of the Receivables Trust May Adversely Affect Payments on Your Notes	Twelve series have been created within the receivables trust. Seven series have been redeemed. Additional series may from time to time be created within the receivables trust. Any new series of investor certificates – and medium term note certificates and notes – will also be payable from the receivables in the receivables trust. The principal terms of any new series of investor certificates will be contained in a new series supplement. The terms of a new series contained in the new supplement to the declaration of trust and trust cash management will not be subject to your prior review or consent.

The principal terms of a new series may include methods for determining investor percentages and allocating collections, provisions creating different or additional security or other credit enhancement for the new series, provisions subordinating the new series to other series, and other amendments or supplements to the declaration of trust and trust cash management agreement that apply only to the new series. It is a condition to the issuance of a new series that each rating agency that has rated any debt ultimately payable from a prior series of investor certificates that is outstanding – including your notes – confirms in writing that the issuance of the new series will not result in a reduction or withdrawal of its then current rating.

However, the terms of a new series could adversely affect the timing and amounts of payments on any other outstanding series, including series of which your notes are a part.

Back to Contents

Credit Quality of the Receivables Trust’s Assets May Be Eroded by the Addition of New Accounts Which Could Adversely Affect Collections of Receivables	The originator may designate additional credit or charge card accounts as designated accounts and offer the receivables trustee an assignment of the receivables arising under the additional accounts. The originator may be required at times to nominate additional accounts as designated accounts. These accounts may include accounts that were originated or acquired using criteria that are different from those applicable to the accounts from which receivables were originally assigned to the receivables trustee before the issuance of the series of notes issued pursuant to this base prospectus and the relevant prospectus supplement/final terms. For example, they could be originated at a different date with different underwriting standards, or they could be acquired from another institution that used different underwriting standards. Consequently, there can be no assurance that accounts that become designated accounts in the future will have the same credit quality as the designated accounts on the closing date. This could adversely affect collections on the receivables. If this occurred you could suffer an early redemption of or a loss on your notes.

Interest Rate Payable on Each Medium Term Note Certificate May Increase Without a Corresponding Change in Card Interest Rates Potentially Causing a Loss on Your Notes or Early Redemption of Your Notes	In line with the rest of the U.K. market, Barclaycard may apply differential interest rates to each product offering, some of which may be fixed for predetermined periods. The majority of the designated accounts have monthly interest rates that are constant, except for Barclaycard’s ability to change the interest rate at its discretion. This affects the amount of finance charge collections the receivables trustee can pay to the MTN issuing entity to fund interest payments on the medium term note certificates then outstanding. The interest rate paid on the medium term note certificate will be based on the London interbank offered rate for deposits in sterling, which changes from time to time. Accordingly, the interest payable on the medium term note certificate could increase without a corresponding increase in the amount of finance charge collections. If this occurred, you could suffer a loss on your notes or a pay out event could occur causing an early redemption of your notes.

Commingling of Collections with Originator May Delay or Reduce Payments on Your Notes	Collections from cardholders for the designated accounts and other Barclaycard cardholders of non-securitised accounts will initially be paid to an operating account of the originator. The originator has declared a trust over the operating account in favour of the receivables trustee for collections that are deposited in it. Collections on the designated accounts will be transferred to the trustee collection account within three business days of being identified.

For the limited time that collections on the designated accounts are in the operating account, they may be commingled with other funds of the originator or future beneficiaries and they may be untraceable. Consequently, if the originator were to become insolvent, there may be a delay in the transfer of collections to the receivables trustee if the originator – or a liquidator or administrator of the originator – attempted to freeze the operation of the operating account pending completion of any rights of tracing. This could ultimately cause a delay or reduction in the payments you receive on your notes.

If the Originator Opts to Treat a Portion of Principal Receivables as Finance Charge Receivables, an Early Redemption of Your Notes Could Occur or Could Be Delayed	The originator may opt to cause a percentage of receivables that would otherwise be treated as principal receivables to be treated as finance charge receivables. This is called a discount option (the “discount option”). If the originator were to exercise this discount option, it could prevent a pay out event from occurring because of a reduction of the portfolio yield, which could delay an early redemption of your notes at a time when the performance of the receivables is deteriorating. Once this discount option is exercised, the originator may also reduce the percentage or stop using the

Back to Contents

percentage at any time. However, this discount option, if exercised, will reduce the aggregate amount of principal receivables, which may increase the likelihood that the originator will be required to designate additional accounts from which receivables will be assigned to the receivables trustee. If the originator were unable to designate additional accounts, a pay out event could occur and you could receive payments of principal on your notes before you expect them.

If Optional Early Redemption Occurs, It Will Result in an Early Redemption of Your Notes Creating a Reinvestment Risk	When the total principal balance of the notes is reduced to less than 10 per cent. of their original principal balance, the issuing entity has the option to redeem the notes in full. This early redemption (“optional early redemption”) may result in an early return of your investment. No premium will be paid in the event of an exercise of the early redemption option. If you receive principal on your notes earlier than expected, you may not be able to reinvest the principal at a rate of return similar to that on your notes.

If Cardholders are Concentrated in a Geographic Region, Economic Downturn in that Region may Adversely Affect Collections of Receivables	If the receivables trust has a high concentration of receivables from cardholders located in a single region, an economic downturn in that region may have a magnified adverse effect on the receivables trust because of that concentration. The relevant prospectus supplement/final terms will contain a geographic breakdown of accounts and the amount of receivables generated in the regions of the United Kingdom. See “Receivables Information: Geographic Distribution of Accounts – Securitised Portfolio”.

Future adverse economic conditions affecting any of these regions or any of the other regions, however, could adversely affect the performance of the receivables which could result in a loss on your notes.

Adoption of the Euro by the United Kingdom Would Have Uncertain Effects on Your Notes	Before your notes have matured, the euro could become the lawful currency of the United Kingdom. If that were to happen, (i) all amounts payable on the medium term note certificate may become payable in euro and (ii) applicable provisions of law may allow the issuing entity to redenominate each class of notes denominated in sterling into euro and take additional measures in respect of each class. If the medium term note certificate is outstanding on the date, if any, on which the euro becomes the lawful currency of the United Kingdom, we intend to make payments on the medium term note certificate and the swap agreements according to the then market practice of payment on debts or, as the case may be, swaps. We are uncertain what effect, if any, the adoption of the euro by the United Kingdom may have on your notes.

Taxable Nature of the MTN Issuing Entity or the Issuing Entity Could Cause a Loss on Your Notes	The MTN issuing entity and the issuing entity will be liable to UK corporation tax. So long as the MTN issuing entity and the issuing entity respectively are within the application of the Taxation of Securitisation Companies Regulations 2006 (the “regulations”), their taxable profit for U.K. corporation tax purposes will in each case be equal to certain cash amounts retained by them respectively in accordance with the application of available funds.

In order to fall within the application of the regulations, a company must fulfil certain conditions, including ones which relate to its ongoing asset holdings (e.g. that the assets should be “financial assets” according to applicable accounting practice at the time of acquisition) and its ongoing cash flow management. These conditions are designed to ensure that the regulations will apply to a company which is genuinely established and operated as a securitisation vehicle in a securitisation of money debts. Provided

Back to Contents

that the MTN issuing entity and the issuing entity are as a matter of fact managed at all times so as to meet the conditions laid down by the regulations, the MTN issuing entity and the issuing entity can be expected to fall within the application of the regulations.

The regulations are in short form and have only been in force since the beginning of 2007 and the practice of the UK tax authorities in implementing the regulations is still evolving. However, the UK tax authorities have worked very closely with the securitisation industry on developing the regulations and related practices, and the regulations are designed to allow genuine securitisation vehicle companies to be taxed on a basis which is compatible with market and rating requirements. It is expected that advisors will rely significantly upon guidance from the UK tax authorities when advising on the scope and operation of the regulations including advising as to whether any particular company falls within the new regime.

If the MTN issuing entity or the issuing entity failed to satisfy any of the applicable conditions, and so did not fall within the application of the regulations, the taxable profits of the company in question would be computed on the basis of generally accepted accounting practice (as referred to in the U.K. tax legislation) (subject to certain adjustments and disallowances under the U.K. tax legislation). This could potentially lead to the affected company having taxable profits which were different from its net cash position, giving rise to unfunded tax liabilities for that company, and you could suffer losses on your notes as a result.

If at any time either the MTN issuing entity or the issuing entity ceases to meet any of the applicable conditions, that entity will cease to be within the application of the regulations, with the consequences described above. It should be noted that the failure of either entity to meet any of the applicable conditions in respect of one series of notes will result in that entity ceasing to be within the application of the regulations in respect of all of its U.K. tax liabilities. This means that all series of notes outstanding at that time will be affected.

The above description is based on the MTN issuing entity and the issuing entity being resident for tax purposes in the U.K. Each of them respectively will be so resident if and for so long as it is, as a matter of fact, centrally managed and controlled in the U.K.

Change in the Taxable Nature or Basis of Taxation of the Receivables Trustee, MTN Issuing Entity or Issuing Entity Could Cause a Loss on Your Notes	If there is a relevant change of law in the United Kingdom or Jersey, or change of practice of HMRC, this could result in the taxable profits of the MTN issuing entity or the issuing entity being greater than expected and you could suffer losses on your notes as a result.

An opinion of U.K. tax advisers is not binding on HMRC or the courts, and no specific transaction rulings on this issue will be obtained from HMRC. In addition, there is no case law authority on a number of features of the transactions that raise difficult questions.

Limited Nature of Credit Ratings Assigned to Your Notes	Each credit rating assigned to your notes reflects the rating agency’s assessment only of the likelihood that interest and principal will be paid to you by the final redemption date, not that it will be paid when expected or scheduled. These ratings are based on the rating agencies’ determination of the value of the receivables, the reliability of the payments on the receivables, the creditworthiness of the swap counterparty and the availability of credit enhancement.

Back to Contents

Any rating agency may lower or withdraw its rating with respect to the relevant swap counterparty. The issuing entity expects under the terms of any swap agreement that may be entered into in respect of a class of notes that in the event that the swap counterparty's rating is lowered below the rating required in the relevant swap agreement the swap counterparty will be obliged to use reasonable efforts to transfer or novate the swap agreement to a replacement swap counterparty or post collateral to the issuing entity or enter into other suitable arrangements. However, there can be no assurance that the swap counterparty will be able to find a replacement counterparty to enable it to transfer or novate the swap agreement or that the swap counterparty will be able to post collateral to the issuing entity and/or enter into other suitable arrangements in this event or that the ratings of the notes will not be lowered or withdrawn in this event. If any rating assigned to the notes is lowered or withdrawn, then the market value of the notes may be reduced.

The ratings do not address the following:

(i) the likelihood that the principal or interest on your notes will be redeemed or paid, as expected, on the scheduled redemption dates;

(ii) the possibility of the imposition of United Kingdom or any other withholding tax;

(iii) the marketability of the notes, or any market price; or

(iv)that an investment in the notes is a suitable investment for you.

A rating is not a recommendation to purchase, hold or sell notes.

Ratings Can Be Lowered or Withdrawn After You Purchase Your Notes	Any rating agency may lower its rating or withdraw its rating if, in the sole judgement of the rating agency, the credit quality of the notes has declined or is in question or for other tangible and intangible reasons. If any rating assigned to your notes is lowered or withdrawn, the market value of your notes may be reduced.

Change in Law May Result in Withholding Taxes on the Medium Term Note Certificates and this May Reduce the Amount You Are Paid on Your Notes	If any withholding taxes would be imposed – by any jurisdiction – on payments to the issuing entity under a medium term note certificate as a result of a change in applicable law, then the MTN issuing entity additional interest payments, to the extent available, will be converted into the relevant currency at the spot exchange rate to cover the shortfall in the amounts available for payment to the noteholders caused by the amount withheld. If the MTN issuing entity additional interest payments are not sufficient to cover the shortfall, then payments to first the class D noteholders, second the class C noteholders, third the class B noteholders and finally the class A noteholders will be reduced by the amount withheld that is not covered by the MTN issuing entity additional interest payments. Such deficiency in payment shall be deferred to the next and succeeding distribution date.

If any withholding tax would be imposed on any payments made or required to be made by the swap counterparty to the issuing entity or by the issuing entity to the swap counterparty under a swap agreement, the amounts paid by the swap counterparty or the issuing entity may, if so indicated in the section entitled “Swap Agreements” in the relevant prospectus supplement/final terms, be reduced. In these circumstances, the MTN issuing entity additional interest

Back to Contents

payments, to the extent available, will be converted into the relevant currency at the spot exchange rate to cover the shortfall in the amounts available for payment to the noteholders caused by the amount withheld. If the MTN issuing entity additional interest payments are not sufficient to cover the shortfall, then payments to noteholders will be reduced by the amount withheld that is not covered by the MTN issuing entity additional interest payments, with holders of subordinated notes first suffering such a reduction.

Change in Law May Result in Withholding Taxes on Your Notes and this May Reduce the Amount You Are Paid on Your Notes	If any U.K. withholding taxes are imposed on any payments made or required to be made by the issuing entity or any paying agent on any class of notes, then payments to that class of noteholders will be reduced pro rata by any amount withheld for any withholding taxes, and in addition, if the relevant noteholders so elect to direct the issuing entity, the issuing entity will terminate the swap. See “The Swap Agreements.”

Payment of an Early Termination Payment to the Swap Counterparty May Reduce Payments on Your Notes	If a swap agreement is terminated before its scheduled termination date, the issuing entity or the swap counterparty may be liable to make an early termination payment to the other party. The amount of any early termination payment will be based on the market value of the terminated swap agreement. This market value will be computed on the basis of market quotations of the cost of entering into a swap transaction with the same terms and conditions that would have the effect of preserving the respective full payment obligations of the parties. Any early termination payment could, if the relevant exchange rate has changed significantly, be substantial.

Any early termination payment made by the issuing entity to the swap counterparty under a swap agreement will be made from MTN issuing entity interest payments and from repayments of principal on the medium term note certificate equal to the amount of principal repayments received by the issuing entity on the medium term note certificate. That could cause the sterling amounts available for conversion to the relevant currency, and possibly your payments, to be reduced – perhaps substantially. If the amount of available MTN issuing entity additional interest payments and repayments of principal on the medium term note certificate is insufficient to pay the early termination payment under the relevant swap agreement, the balance of the early termination payment will be paid to the extent that such amounts are available on the next interest payment date together with interest.

You Will Not Receive Physical Notes, Which May Cause Delays in Distributions and Hamper Your Ability to Pledge or Resell the Notes	Unless the global note certificates are exchanged for individual note certificates, which will only occur under a limited set of circumstances, your beneficial ownership of the notes will only be registered in book entry form with DTC, Euroclear or Clearstream, Luxembourg. The lack of physical notes could, among other things:

(i) result in payment delays on the notes because we will be sending distributions on the notes to DTC, Euroclear or Clearstream, Luxembourg instead of directly to you;

(ii) make it difficult for you to pledge or otherwise grant security over the notes if physical notes are required by the party demanding the pledge or other security; and

(iii) hinder your ability to resell the notes because some investors may be unwilling to buy notes that are not in physical form.

Termination of the Servicer May Cause Disruptions in the Collection Process that Could Affect the Timeliness of Your Payments on Your Notes	If the appointment of Barclaycard as servicer is terminated under the terms of the beneficiaries servicing agreement, it will be necessary for the receivables trustee to appoint a successor servicer to undertake the obligations and to perform the services of card services. See “Servicing of Receivables and Trust Cash Management” for a description of the circumstances in which such termination may occur and the consequences of such termination. The transfer to a new

Back to Contents

servicer may create disruptions in the collection process that could cause delays in the payments received by the MTN issuing entity and the issuing entity and, ultimately, in payments due on your notes.

Change of Law – Insolvency Act 2000	The Insolvency Act 2000 amends part I of the Insolvency Act 1986 so that the directors of a company which meets certain eligibility criteria (an “eligible company”) can take steps to obtain a moratorium the effect of which, inter alia, would prevent any creditor enforcing security or taking proceedings to recover its debt for the period in which the moratorium is in force (the “relevant provisions”).

The relevant provisions came into force on 1 January 2003. However, prior to bringing the provisions into force, the Secretary of State amended the eligibility criteria by way of statutory instrument to the effect that special purpose vehicles such as the issuing entity are not eligible companies.

A Finding that the Issuing Entity or the Receivables Trustee Should Have Registered Under the Investment Company Act Could Materially Adversely Affect Such Entity	Neither the issuing entity nor the receivables trustee has registered with the SEC as an investment company pursuant to the Investment Company Act. If the SEC or a court of competent jurisdiction were to find that the issuing entity or the receivables trustee is required, but in violation of the Investment Company Act, had failed to register as an investment company, possible consequences include, but are not limited to, the following: (i) the SEC could apply to a district court to enjoin the violation; (ii) investors in the issuing entity or the receivables trustee could sue the issuing entity or the receivables trustee and recover any damages caused by the violation; and (iii) any contract to which the issuing entity or the receivables trustee is party that is made in, or whose performance involves, a violation of the Investment Company Act would be unenforceable by any party to the contract unless a court were to find that under the circumstances enforcement would produce a more equitable result than non-enforcement and would not be inconsistent with the purposes of the Investment Company Act. Should the issuing entity or the receivables trustee be subjected to any or all of the foregoing, such entity would be materially and adversely affected.

The Enterprise Act 2002 – Appointment of an Administrative Receiver Remains Possible	The provisions of the Enterprise Act 2002 (the “Enterprise Act”) amending certain corporate insolvency provisions of the Insolvency Act 1986, came into force on 15 September 2003. As a result of the amendments made by the Enterprise Act, unless a floating charge was created prior to 15 September 2003, or falls within one of the exceptions contained in the Enterprise Act, the holder of a qualifying floating charge will be prohibited from appointing an administrative receiver to a company and, consequently, the ability to prevent the appointment of an administrator to such company will be lost.

Although the floating charge to be granted by the issuing entity pursuant to the terms of the note trust deed is a qualifying floating charge for the purposes of the Enterprise Act, it will fall within the “capital market arrangement” exception to the prohibition on appointment of an administrative receiver and accordingly the note trustee will still be able to appoint an administrative receiver pursuant to the note trust deed and any series note trust deed supplement.

Change of Law – EU directive on the Taxation of Savings Income	Under EC Council Directive 2003/48/EC on the taxation of savings income (the “EU savings tax directive”), each member state is required to provide to the tax authorities of another member state details of payments of interest or other similar income paid by a person within its jurisdiction to, or collected by such a person for, an individual resident or certain limited types of entity established in that

Back to Contents

other member state; however, for a transitional period, Austria, Belgium and Luxembourg may instead apply a withholding system in relation to such payments, deducting tax at rates rising over time to 35 per cent. The transitional period is to terminate at the end of the first full fiscal year following agreement by certain non-EU countries to the exchange of information relating to such payments.

A number of non-EU countries, and certain dependent or associated territories of certain Member States, have agreed to adopt similar measures (in certain circumstances on a reciprocal basis) to those implemented by the EU savings tax directive (see further the section entitled “United Kingdom Taxation Treatment of the Notes” under the heading “European Union Directive on the Taxation of Savings Income”).

Jersey is not subject to the EU savings tax directive. However, in keeping with Jersey’s policy of constructive international engagement, the State of Jersey has introduced a retention tax system in respect of payments of interest, or other similar income, made to an individual beneficial owner resident in an EU member state by a paying agent situate in Jersey (the terms “beneficial owner” and “paying agent” are defined in the EU savings tax directive). The retention tax system will apply for a transitional period prior to the implementation of a system of automatic communication to EU member states of information regarding such payments. The transitional period will end only after all EU member states apply automatic exchange of information and the EU member states unanimously agree that the United States of America has committed to exchange of information upon request. During this transitional period, such an individual beneficial owner resident in an EU member state will be entitled to request a paying agent not to retain tax from such payments but instead to apply a system by which the details of such payments are communicated to the tax authorities of the EU member state in which the beneficial owner is resident.

Unless and Until Individual Note Certificates are Issued, Persons Acquiring Notes will not be the Legal Owners or Holders of Such Notes, But Will Hold Only Book-Entry Interests	Unless and until individual note certificates are issued, persons acquiring notes will not be the legal owners or holders of such notes but will have rights in their capacity as participants in accordance with the rules and procedures of the relevant clearing system and in the case of indirect participants, their agreements with direct participants (such rights, “book-entry interests”). After payment to the common depositary and the DTC custodian, the issuing entity will have no responsibility or liability for the payment of interest, principal or other amounts to Euroclear, Clearstream, the DTC custodian, the common depositary or to holders of book-entry interests. Either the common depositary or Cede & Co. as nominee of DTC will be the registered holder and legal owner of each class of notes for so long as such class is represented by one or more global note certificates. Accordingly, each person owning a book-entry interest must rely on the relevant procedures of the common depositary, the DTC custodian, Euroclear, Clearstream and DTC and, if such person is an indirect participant in such entities, on the procedures of the direct participant through which such person holds its interest, to exercise any rights of noteholders under the note trust deed. So long as the notes are in global form, payments of principal and interest on, and other amounts due in respect of, notes will be made to the common depositary and to Cede & Co. as nominee of DTC. Upon receipt of any payment, Euroclear, Clearstream and DTC will promptly credit direct participants’ accounts with payments in amounts proportionate to their respective ownership of book-entry interests, as shown on their records. The issuing entity expects that payments by direct participants or indirect participants to owners of

Back to Contents

interests in book-entry interests held through such participants or indirect participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in ’street name’, and will be the responsibility of such direct participants or indirect participants. None of the issuing entity, the note trustee, the DTC custodian, any paying agent or the registrar will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, the book-entry interests or for maintaining, supervising or reviewing any records relating to such book-entry interests.

Unlike holders of individual note certificates, holders of the book-entry interests will not have direct rights under the note trust deed to act upon solicitations of consents or requests by the issuing entity for waivers or other actions from noteholders. Instead, a holder of book-entry interests will be permitted to act only to the extent it has received appropriate proxies to do so from Euroclear, Clearstream or DTC (as the case may be) and, if applicable, direct participants. There can be no assurance that procedures implemented for the granting of such proxies will be sufficient to enable holders of book-entry interests to vote on any requested actions on a timely basis. Similarly, upon the occurrence of an event of default, holders of book-entry interests will be restricted to acting through the Euroclear, Clearstream, DTC or the DTC custodian (as the case may be) unless and until individual note certificates are issued. There can be no assurance that the procedures to be implemented by the Euroclear, Clearstream, DTC and the DTC custodian under such circumstances will be adequate to ensure the timely exercise of remedies under the note trust deed. See “The Notes – Clearance and Settlement”.

Holders of beneficial interests in notes which are denominated in sterling or euros and which are held directly with DTC or through its participants must give advance notice to the exchange agent 15 days prior to each interest payment date that they wish payments on such global note certificates to be made to them in sterling or euro (as applicable) outside DTC. If such instructions are not given, sterling or euro payments on such notes will be exchanged for U.S. dollars by the exchange agent prior to their receipt by DTC and the affected holders will receive U.S. dollars on the relevant interest payment date.

Back to Contents

U.S. DOLLAR AND STERLING EXCHANGE RATE

References throughout this document to “£”, “pounds”, “sterling” or “pounds sterling” are to the lawful currency of the United Kingdom of Great Britain and Northern Ireland. References in this document to “U.S.$ “, “$” “U.S. dollars” or “dollars” are to the lawful currency of the United States of America. References in this document to “euro” or “€” are to the single currency introduced at the third stage of European Economic and Monetary Union pursuant to the Treaty establishing the European Communities, as amended by the Treaty on European Union.

The following table sets forth the history of the dollar/sterling exchange rates for the first quarter of 2008 and for the five most recent years.

Dollar/Sterling Exchange Rate History(1)

	Four Months Ended 30 April 2008	2007	2006	2005	2004	2003

Last(2)	1.9832	1.9827	1.9569	1.7187	1.9158	1.7833
Average(3)	1.9788	2.0016	1.8433	1.8192	1.8329	1.6354
High	2.0296	2.1101	1.9801	1.9279	1.9477	1.7833
Low	1.9424	1.9229	1.7231	1.7132	1.7553	1.5502

Notes
(1)	Data obtained from Bloomberg U.S.D–GBP “CRNCY” HP screen (Mid London Composite).
(2)	Last is the closing exchange rate on the last business day of each of the periods indicated.
(3)	Average is the average daily exchange rate during the periods indicated.

Back to Contents

THE ISSUING ENTITY

The issuing entity was formed in Jersey, Channel Islands on 7 September 2007 under the name of Gracechurch Card Programme Funding Limited with registered number 98638 as a public company with limited liability under the Companies (Jersey) Law 1991, as amended, which is also the primary legislation under which the issuing entity operates. Its registered office is at 26 New Street, St. Helier, Jersey and its principal place of business in the United Kingdom is located at 11 Old Jewry, London EC2R 8DU, United Kingdom (tel: +44 (0)207 796 9348). The issuing entity has no subsidiaries.

The issuing entity was incorporated with an authorised and issued share capital of two ordinary shares of £1 each which were allotted for cash, and fully paid, on incorporation and are held by bare nominees for a charitable trustee under the terms of a share declaration of trust. It has a fiscal year end date of 31 December. There is no loan capital, borrowing, other indebtedness, contingent liabilities or guarantees as at the date of this base prospectus in respect of this company. There has been no material change in the capitalisation, indebtedness, guarantees and contingent liabilities and the issuing entity has not traded since 7 September 2007.

The issuing entity was formed principally to:

(i)	issue the notes from time to time;

(ii)	enter into and perform its duties under all financial arrangements in order to issue the notes in connection with the Barclaycard securitisation programme;

(iii)	purchase each relevant medium term note certificate; and

(iv)	enter into and perform its duties under all the documents necessary to purchase each relevant medium term note certificate and issue each series of notes as specified in the prospectus supplement/final terms.

The assets of the issuing entity consist of:

(i)	each relevant MTN certificate; and

(ii)	if applicable, swap agreements that the issuing entity enters into from time to time to manage currency risk.

The issuing entity does not expect to have any other significant assets.

Directors and Secretary

The following sets out the directors of the issuing entity and their business addresses and principal activities. Because the issuing entity is organised as a special purpose company and will be largely passive, it is expected that the directors of the issuing entity in that capacity will participate in its management to a limited extent.

Name	Nationality	Business Address	Principal Activities	Age

Curt John Hess	American	1 Churchill Place, London E14 5HP	Chief Financial Officer, Barclaycard	43
Geoffrey Simms	British	11 Old Jewry, London EC2R 8DU	Director	50
John Ventress	British	11 Old Jewry, London EC2R 8DU	Lawyer	36

Geoffrey Simms and John Ventress are directors of Bedell Trust UK Limited which along with Bedell Trust Company Limited, Bedell Secretaries Limited and Bedell Trustees Limited (the “Bedell Group Companies”) is ultimately owned by the partners for the time being of the Bedell Group partnership. John Ventress is a partner of the Bedell Group. Fees are payable to Bedell Trust Company Limited pursuant to and in accordance with the terms of the administration agreement referred to below.

Back to Contents

The issuing entity is aware that the payment of such fees, the appointments of such directors and John Ventress’ beneficial interest in the Bedell Group and thereby the Bedell Group Companies may result in potential conflicts of interests between the duties owed to it and the private interests of its board of directors.

Curt John Hess is also a director of the MTN issuing entity, the receivables trustee and is the Chief Financial Officer of Barclaycard. The issuing entity is aware that the appointment of Curt John Hess may result in potential conflicts of interests between the duties owed to it and the private interests of its board of directors.

Bedell Trust Company Limited will provide the issuing entity with general secretarial and administration services. The fees of Bedell Trust Company Limited for providing such services will be included in the MTN Issuing Entity Costs Amounts. See “Securitisation Cashflows: Allocation, Calculation and Distribution of Finance Charge Collections to the MTN Issuing Entity”.

The secretary of the issuing entity is:

Name	Business Address

Bedell Secretaries Limited	26 New Street, St Helier, Jersey

For each series, the net proceeds of the sale of the notes converted into sterling under the relevant swap agreement will be used by the issuing entity to purchase a medium term note certificate. The issuing entity will be prohibited by the note trust deed and the terms and conditions of the notes from engaging in business other than:

(i)	the business described in this base prospectus;

(ii)	preserving and exercising its rights under the notes, the paying agency and agent bank agreement, the note trust deed, the Swap Agreements, the corporate services agreement, the programme dealer agreement and the relevant series subscription agreement for the notes; and

(iii)	purchasing medium term note certificates.

The issuing entity’s ability to incur, assume or guarantee debt will also be restricted by the note trust deed and the terms and conditions of the notes.

Barclays does not own, directly or indirectly, any of the share capital of the issuing entity.

Bankruptcy Matters Relating to the Issuing Entity

The issuing entity has been organized, and its activities are limited, to minimize the likelihood of bankruptcy proceedings being commenced against the issuing entity and to minimize the likelihood that there would be claims against the issuing entity if bankruptcy proceedings were commenced against it. The issuing entity has not engaged in and will not engage in any activity other than the business and activities described or referred to in this base prospectus.

Capitalisation and Indebtedness

As at the date of this base prospectus, the issuing entity has no loan capital outstanding or created but unissued, no term loans outstanding and no other borrowings or indebtedness in the nature of borrowings guaranteed or unguaranteed, secured or unsecured nor any contingent liabilities.

Two ordinary shares were allotted for cash, and fully paid, on incorporation. There are no other outstanding securities, loans or subscriptions, allotments or options in respect of the issuing entity.

There is no goodwill in the balance sheet of the issuing entity, nor will any goodwill need to be written off upon the issue of the notes.

Back to Contents

Financial Position

The issuing entity has not commenced operations since its incorporation on 7 September 2007. As of the date of this base prospectus, no financial statements in respect of the issuing entity have been made up. There has been no material adverse change in the financial position or prospects of the issuing entity since its date of incorporation. There has been no significant change in the financial or trading position of the issuing entity since its date of incorporation.

The Administrator

Bedell Trust Company Limited, which we will refer to as “the Administrator” in this base prospectus, will provide company administration services to the issuing entity and the receivables trustee under the relevant corporate services agreements. Bedell Secretaries Limited will provide company secretarial services to the issuing entity and the receivables trustee.

Bedell Trust Company Limited is a private limited company which was incorporated in Jersey, Channel Islands on 3 April 1992 with registered number 52417. Its registered office is located at 26 New Street, St Helier, Jersey JE2 3RA, Channel Islands.

The Administrator is ultimately owned by the partners from time to time of the Bedell Group Partnership.

The Administrator undertakes diversified offshore trust administration services and is regulated by the Jersey Financial Services Commission under the Financial Services (Jersey) Law 1998, for the purpose of carrying on trust company business.

Use of Proceeds

The proceeds of the issue of each series of notes (after taking into account the conversion into sterling of any other currency received with respect to the issue of the notes) will be used to purchase from the MTN issuing entity the corresponding medium term note certificate of such value and on such terms as further specified in the relevant prospectus supplement/final terms. The MTN issuing entity will use the proceeds from the sale of such medium term note certificate to purchase the investor certificate of the same series. Alternatively, the MTN issuing entity may repay principal on a medium term note certificate. Fees and commissions arising from the issue of each series of notes will be covered by the issuing entity. The issuing entity will in turn be indemnified for such amount by the originator pursuant to the Indemnity Agreement, defined below.

Indemnity Agreement

On or prior to the closing date of the first series of notes to be issued by the issuing entity, the issuing entity will enter into an indemnification agreement (the “Indemnity Agreement”) made with Barclays as the provider of the indemnity. On the date of issuance of each series of notes, the issuing entity – as the indemnified party – may request indemnification in relation to each series, under which Barclays will pay to the issuing entity an amount corresponding to the amount (and any such amount will be set out in the prospectus supplement/final terms corresponding to such series) expected to be expended by the issuing entity to meet its costs and expenses relating to issuing such series of notes.

Barclays Bank PLC and the Receivables Trustee have agreed, pursuant to an agreement supplementing the Receivables Securitisation Agreement dated [•] 2008, to make the unconditional entry by Barclays into such an Indemnity Agreement a condition precedent to the receivables trustee being under any obligation to purchase the receivables, or to pay any purchase price, under the Receivables Securitisation Agreement.

Series Expenses Loan Drawings

The issuing entity may, if specified in the relevant prospectus supplement/final terms, enter into a revolving facility under a loan agreement (the “Expenses Loan Agreement”) made with Barclays as lender, this facility being an “Expenses Loan Facility”. Under such a facility, the issuing entity – as borrower – may request a drawing of an advance under the Expenses Loan Facility under which Barclays, if it agrees to make such advance, would lend to the issuing entity in respect of such series such amount (and any such amount will be set out in the relevant prospectus supplement/final terms). Each such drawing under an Expenses Loan Facility is called a “Series Expenses Loan Drawing”. The amount

Back to Contents

outstanding under a Series Expenses Loan Drawing would bear interest at the rate of one-month sterling LIBOR plus a margin that will be specified in the relevant prospectus supplement/final terms. The payment of interest under each Expenses Loan Agreement would be paid monthly on each Distribution Date. The payment of interest and repayment of any principal then specified as being due and repayable under the Expenses Loan Agreement would be monthly on each Distribution Date. To the extent the issuing entity had insufficient funds left after making all payments of principal and interest on the notes, the amount of that interest or any repayment of principal then due would be deferred until the next Distribution Date. Further details regarding the Expenses Loan Agreement, if any, relating to a series or class of notes will be set out in the applicable prospectus supplement/final terms.

Back to Contents

THE DEPOSITOR AND MTN ISSUING ENTITY

The Depositor of the programme and the MTN issuing entity was formed in England and Wales on 13 August 1990 as Barshelfco (No. 28) Limited, with registered number 2530163, as a company with limited liability under the Companies Acts 1985 and 1989, which is the primary legislation under which the MTN issuing entity operates. It reregistered as a public limited company and changed its name to Barclaycard Funding PLC on 19 October 1999. Its registered office and principal place of business are located at 1 Churchill Place, London E14 5HP, United Kingdom (tel: 0207 1161000).

The MTN issuing entity has a fiscal year end of 31 December. The statutory financial statements for the years ended 31 December 2005 and 31 December 2006 have been prepared in accordance with International Financial Reporting Standards (“IFRS”).

For IFRS purposes, the MTN issuing entity is deemed to control Gracechurch Card Programme Funding Limited which would be included in any consolidated financial statements prepared by the MTN issuing entity. The MTN issuing entity is exempt from having to prepare consolidated financial statements because it is an intermediate parent undertaking whose owners do not object to it not preparing consolidated financial statements, its debt and equity instruments are not traded in a public market and its ultimate parent undertaking, Barclays Bank PLC, produces consolidated financial statements available for public use that apply IFRS.

The MTN issuing entity was formed principally to:

(i)	issue medium term note certificates from time to time in series;

(ii)	enter into and perform its duties under the financial arrangements to issue the medium term note certificates in connection with the Gracechurch securitisation programme;

(iii)	purchase each relevant series of investor certificates from time to time representing a beneficial interest in the receivables trust; and

(iv)	enter into the program documents and exercise its powers connected to the above.

The MTN issuing entity has not engaged in any activities since its incorporation other than the above.

The £12,502 called up share capital of the MTN issuing entity comprises 49,998 ordinary £1 shares that have been authorised, issued, quarter called and paid and 2 ordinary £1 shares that have been authorised, issued and fully paid up.

Barclays holds 75 per cent. of the issued share capital of the MTN issuing entity, representing 51 per cent. of the issued voting share capital and a 49 per cent. entitlement to distributable profits. The remaining share capital is held by Structured Finance Management Limited.

The annual accounts of the MTN issuing entity for the last three financial years have been audited.

Capitalisation and Indebtedness

Set out below is the unaudited capitalisation and indebtedness statement of the MTN issuing entity as at the date of this base prospectus.

Share Capital

Total authorised and issued share capital (being 2 fully paid shares and 37,498 quarter paid A ordinary shares and 12,500 quarter paid B ordinary shares)	£12,502
Medium Term Note Certificate (issued 8 April 2003)
£637,064,407 series 031 floating rate medium term note certificate due 2008	£637,064,407
Medium Term Note Certificate (issued 21 June 2005)
£824,764,942 series 051 floating rate medium term note certificate due 2008	£824,764,942
Medium Term Note Certificate (issued 20 September 2005)
£815,239,545 series 052 floating rate medium term note certificate due 2008	£815,239,545
Medium Term Note Certificate (issued 20 October 2005)
£1,273,702,000 series 053 floating rate medium term note certificate due 2010	£1,273,702,000
Medium Term Note Certificate (issued 22 November 2005)
£583,600,617 series 05-4 floating rate medium term note certificate due 2008	£583,600,617
Medium Term Note Certificate (issued 22 September 2006)
£82,788,165 Series 06-1 floating rate medium term note certificate due 2010	£82,788,165
Capitalisation and indebtedness as at 31 December 2007	£4,217,172,178

Back to Contents

There are no other outstanding loans or subscriptions, allotments or options in respect of the MTN issuing entity. Save as disclosed herein, as at the date of this base prospectus, the MTN issuing entity has no loan capital outstanding. There are no guarantees, other borrowings or indebtedness in the nature of borrowings guaranteed or unguaranteed, secured or unsecured, no unsecured or guaranteed issued loan capital or contingent liabilities in respect of the MTN issuing entity.

The capitalisation and indebtedness of the MTN issuing entity as set out above is correct as of the date of this base prospectus, however, the capitalisation and indebtedness of the MTN issuing entity will change as new series of notes are issued from time to time. Each prospectus supplement/final terms will contain information regarding all series of notes issued under the programme then outstanding.

There is no goodwill in the balance sheet of the MTN issuing entity, nor will any goodwill need to be written off upon the issue of the medium term note certificate.

The MTN issuing entity considers related parties to be entities which the MTN issuing entity can significantly influence or has an ownership interest in that allows it influence to an extent that the other party might be prevented from fully pursuing its own separate interests. Examples of related parties include affiliates of the company; entities for which investments are accounted for by the equity method by the MTN issuing entity; trusts for the benefit of employees, principal owners of the enterprise; its management; and members of the immediate families of principal owners of the enterprise and its management.

Parties are considered to be related if one party, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with an enterprise.

The related party transactions of the MTN issuing entity comprise the sale of the medium term note certificates; some transfers in relation to the investor interest; derivative transactions; bank accounts; and loan arrangements.

The MTN issuing entity’s primary source of liquidity are payments of principal and interest on each series of Investor Certificates.

Directors and Secretary

The following sets out the directors of the MTN issuing entity and their business addresses and principal activities. Because the MTN issuing entity is organised as a special purpose company and will be largely passive, it is expected that the directors of the MTN issuing entity in that capacity will participate in its management to a limited extent.

Name	Nationality	Business Address	Principal Activities	Age

Curt John Hess	American	1 Churchill Place, London E14 5HP	Chief Financial Officer, Barclaycard	43
Tim George Jung	American	1 Churchill Place, London E14 5HP	Financial Controller, Barclaycard	46
SFM Directors Limited	British	35 Great St. Helen’s, London EC3A 6AP	Director of special purpose companies	—

Back to Contents

Jonathan Keighley, James Macdonald and Robert Berry (together with their alternate directors Annika Goodwille, Melena Whitaker, J-P Nowacki, Claudia Wallace, Cane Pickersgill and Debra Parsall) are the directors of SFM Directors Limited.

Fees are payable to Structured Finance Management Limited, an affiliate of SFM Directors Limited, pursuant to and in accordance with the terms of a corporate officers agreement. The MTN issuing entity is aware that the payment of such fees and the appointment of SFM Directors Limited may result in potential conflicts of interests between the duties owed to it and the private interests of its board of directors.

Curt John Hess is also a director of the issuing entity, the receivables trustee and is Chief Financial Officer of Barclaycard. The MTN issuing entity is aware that the appointment of Curt Hess may result in potential conflicts of interests between the duties owed to it and the private interests of its board of directors.

Tim George Jung is also the Financial Controller of Barclaycard. The MTN issuing entity is aware that the appointment of Tim Jung may result in potential conflicts of interests between the duties owed to it and the private interests of its board of directors.

The secretary of the MTN issuing entity is:

Name	Business Address

Barcosec Limited	1 Churchill Place, London E14 5HP

The directors of Barcosec Limited are David Blizzard, Clare Carson, Patrick Gonsalves, Michelle Hill, Emma Johnson, Frances Niven, Marie Smith and Natalie Weedon. The business address of the directors of Barcosec Limited is 1 Churchill Place, London E14 5HP. Barcosec Limited will provide the MTN issuing entity with general secretarial, registrar and company administration services. The fees of Barcosec Limited for providing such services will be included in the MTN Issuing Entity Costs Amounts. The business address of the directors of SFM Directors Limited is 35 Great St. Helen’s, London EC3A 6AP. See “Securitisation Cashflows: Allocation, Calculation and Distribution of Finance Charge Collections to the MTN issuing entity”.

The initial subscription proceeds of the sale of each series’ medium term note certificate will be used by the MTN issuing entity to acquire a certificate representing a beneficial interest in the Series of the receivables trust – called the “Investor Certificate”. The Deferred Subscription Price payable for the medium term note certificate will be used by the MTN issuing entity to pay deferred consideration to Barclaycard for the transfer of its entitlement to receive Excess Interest attributable to the relevant Series.

Back to Contents

THE RECEIVABLES TRUSTEE

The receivables trustee was formed under the laws of Jersey, Channel Islands on 29 September 1999. Its registered office is at 26 New Street, St Helier, Jersey JE2 3RA and you can inspect its memorandum and articles of association at the offices of Clifford Chance LLP at 10 Upper Bank Street, London E14 5JJ, United Kingdom.

All of the issued share capital of the receivables trustee is held by bare nominees for Bedell Trustees Limited, a company formed under the laws of Jersey, which holds on the terms of a general charitable trust.

The receivables trustee was formed principally to:

(i)	act as a trustee of the receivables trust;

(ii)	purchase and accept transfer of the receivables from the originator;

(iii)	issue series of Investor Certificates from time to time on behalf of the receivables trust; and

(iv)	enter into transaction documents incidental to or relating to those activities.

Directors and Secretary

Bedell Trust Company Limited, a company formed under the laws of Jersey, provides the receivables trustee with company secretarial, registrar and company administration services. Its fees for providing these services are included in the fees paid to the receivables trustee. See the section “The Receivables Trust: Trustee Payment Amount”. The company secretary is Bedell Secretaries Limited, a company formed under the laws of Jersey.

The following sets out the directors of the receivables trustee and their business addresses and principal activities. The receivables trustee is organised as a special purpose company and is largely passive, engaging only in the types of transactions described in this base prospectus. The receivables trustee is managed and controlled by its directors in Jersey; however it is expected that it will require only a small amount of active management.

Name	Nationality	Business Address	Principal Activities	Age

Curt John Hess	American	1 Churchill Place, London E14 5HP	Chief Financial Officer, Barclaycard	43
Shane Michael Hollywood	British	26 New Street, St. Helier, Jersey JE2 3RA	Advocate of the Royal Court of Jersey	39
Richard Charles Gerwat	British	26 New Street, St. Helier, Jersey JE2 3RA	Advocate of the Royal Court of Jersey	42

Shane Michael Hollywood and Richard Charles Gerwat are also directors of Bedell Trustees Limited, Bedell Secretaries Limited and Bedell Trust Company Limited, partners in the Bedell Group Partnership (which ultimately owns the aforesaid companies) and partners in the law firm Bedell Cristin.

Curt John Hess is also a director of the issuing entity, the MTN issuing entity and is Chief Financial Officer of Barclaycard. The receivables trustee is aware that the appointment of Curt John Hess may result in potential conflicts of interests between the duties owed to it and the private interests of its board of directors.

The directors of the receivables trustee do not have a specific term of office but each may be removed by a resolution passed at a shareholders’ meeting.

Barclays Bank PLC does not own, directly or indirectly, any of the share capital of the receivables trustee.

Back to Contents

Fees are payable to Bedell Trust Company Limited pursuant to and in accordance with the terms of the receivables trustee corporate services agreement. The receivables trustee is aware that the payment of such fees and the appointment of Shane Michael Hollywood and Richard Charles Gerwat as directors and partners as disclosed above may result in potential conflicts of interest between the duties owed to it and their private interests.

Management and Activities

The receivables trustee has been established specifically to act as trustee of the receivables trust. Its activities are restricted by the declaration of trust and trust cash management agreement and the related supplements.

Since it was formed, the receivables trustee has:

(i)	engaged in activities incidental to the declaration of the receivables trust;

(ii)	obtained the necessary consumer credit licence and data protection registrations in the United Kingdom and/or Jersey;

(iii)	authorised and executed the documents that it is a party to in order to establish the receivables trust;

(iv)	purchased and accepted transfers of the receivables from the originators;

(v)	issued certificates to beneficiaries in respect of their interests in the receivables trust;

(vi)	established and maintained a register of the entitlements of beneficiaries under the receivables trust;

(vii)	engaged in activities incidental to the transfer to it of receivables under the Designated Accounts; and

(viii)	authorised and executed the other documents to which it is party.

The receivables trustee has not engaged in any activities since its incorporation other than the above and matters incidental to the above.

The receivables trustee has made a number of covenants in the declaration of trust and trust cash management agreement, including that it will not without the prior written consent of each of the beneficiaries of the receivables trust:

(i)	carry on any business other than as trustee of the receivables trust and will not engage in any activity or do anything at all except:

(1)	hold and exercise its rights in the trust property of the receivables trust and perform its obligations for the receivables trust’s property;

(2)	preserve, exercise and enforce any of its rights and perform and observe its obligations under the declaration of trust and trust cash management agreement, the receivables securitisation agreement, the master definitions schedule, each supplement and each other related document, including any documents secured directly or indirectly by a series of Investor Certificates issued under the receivables trust, any mandate and other agreement about a Trust Account or a bank account in which the receivables trustee has a beneficial interest, the trust section 75 indemnity, and any other document contemplated by and executed in connection with any of the preceding documents. We refer to these documents collectively as “Relevant Documents”;

(3)	pay dividends or make other distributions to the extent required by applicable law;

(4)	use, invest or dispose of any of its property or assets in the manner provided in or contemplated by the Relevant Documents; and

(5)	perform any and all acts incidental to or otherwise necessary in connection with (1), (2), (3) or (4) above;

Back to Contents

(ii)	incur any debt other than debt that is described by this base prospectus or a supplement or contemplated by the Relevant Documents;

(iii)	give any guarantee or indemnity in respect of any debt;

(iv)	create any mortgage, charge, pledge, lien or other encumbrance securing any obligation of any person or other type of preferential arrangement having similar effect, over any of its assets, or use, invest, sell or otherwise dispose of any part of its assets, including any uncalled capital, or undertaking, present or future, other than as expressly contemplated by the Relevant Documents;

(v)	consolidate or merge with any other person or convey or transfer its properties or assets to any person;

(vi)	permit the validity or effectiveness of the receivables trust to be supplemented, amended, varied, terminated, postponed or discharged – other than as expressly contemplated in the declaration of trust and trust cash management agreement or in any supplement; or

(vii)	have an interest in any bank account other than a Trust Account and its own bank account opened for the purpose of receiving and making payments to be made otherwise than in its capacity as receivables trustee – including paying the Servicing Fee to the servicer or cash management fee to the trust cash manager and the fee due and paid quarterly to Bedell Trust Company Limited for the provision of corporate services to the receivables trustee.

Back to Contents

THE NOTE TRUSTEE AND SECURITY TRUSTEE

The Bank of New York acts as initial note trustee and initial security trustee in this transaction. The initial note trustee will act as trustee for the noteholders of each series under the note trust deed (and each relevant series note trust deed supplement), as described below under “The Notes”. The initial note trustee will also hold the security for the notes of each series under the terms of the note trust deed (and the relevant series note trust deed supplement), as described below under “Terms and Conditions of the Notes”). The security trustee will act as trustee for the holder of the medium term note certificates under the security trust deed and MTN cash management agreement.

The Bank of New York, a wholly owned subsidiary of The Bank of New York Mellon Corporation, is incorporated, with limited liability by Charter, under the Laws of the State of New York by special act of the New York State Legislature, Chapter 616 of the Laws of 1871, with its Head Office situate at One Wall Street, New York, NY 10286, USA and having a branch registered in England & Wales with FC No 005522 and BR No 000818 with its principal office in the United Kingdom situate at One Canada Square, London E14 5AL.

The Bank of New York is a leading provider of corporate trust and agency services. Global Corporate Trust services $11 trillion in outstanding debt for some 90,000 clients worldwide. The Bank is a recognized leader for trust services in several debt products, including corporate and municipal debt, mortgage-backed and asset-backed securities, derivative securities services and international debt offerings.

The Bank of New York Mellon Corporation (NYSE: BK) is a global financial services company focused on helping clients move and manage their financial assets, operating in 37 countries and serving more than 100 markets. The company is a leading provider of financial services for institutions, corporations and high-net-worth individuals, providing superior asset and wealth management, asset servicing, issuer services, and treasury services through a worldwide client-focused team. It has more than $18 trillion in assets under custody and administration and $1 trillion in assets under management, and it services more than $11 trillion in outstanding debt. Additional information is available at www.bnymellon.com.

For a description of The Bank of New York’s duties and responsibilities under the governing documents and applicable law, its functions, limitations of its liability, indemnification and contractual provisions regarding its replacement as note trustee, please see the section “The Note Trust Deed” below.

Back to Contents

BARCLAYS BANK PLC

Barclays Bank PLC acting through its business division, Barclaycard, will perform the following roles in connection with the issuance of the notes:

(i)	initial originator;

(ii)	servicer;

(iii)	sponsor;

(iv)	cash manager for the receivables trust and the medium term note certificates;

(v)	originator beneficiary and excess interest beneficiary;

(vi)	lender under Expenses Loan Agreement, if any; and

(vii)	indemnity provider under the Indemnity Agreement.

Barclays Bank PLC acting through its investment banking division, Barclays Capital and/or Barclays Capital Inc., the United States affiliate of Barclays Capital, will act as underwriter in connection with the issuance of the notes and as market repricing agent with respect to any repricing notes.

Barclays Bank PLC has sponsored programmes in the United Kingdom of securitisation of consumer credit receivables since 1999 through the establishment of the Gracechurch Card Funding securitisation vehicles. Through these vehicles, Barclays Bank PLC has, as at the date of this base prospectus, sponsored the issuance of approximately £7.5bn of credit-card receivable-backed securities over twelve separate transactions.

Barclays Bank PLC also has sponsored securitisation transactions backed by other assets totalling approximately £25bn under the programmes listed below:

•	Gracechurch Mortgage Funding – £4.5bn

•	Gracechurch Mortgage Financing – £12bn

•	Gracechurch Corporate Loans Series – £8.5bn

Business

Barclays Bank PLC is a public limited company registered in England and Wales under number 1026167. The liability of the members of Barclays Bank PLC is limited. It has its registered and head office at 1 Churchill Place, London E14 5HP. Barclays Bank PLC was incorporated on 7 August 1925 under the Colonial Bank Act 1925 and on 4 October 1971 was registered as a company limited by shares under the Companies Acts 1948 to 1967. Pursuant to The Barclays Bank Act 1984, on 1 January 1985, Barclays Bank PLC was reregistered as a public limited company and its name was changed from “Barclays Bank International Limited” to “Barclays Bank PLC”.

Barclays Bank PLC and its subsidiary undertakings (taken together, the “Group”) is a major global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services. The whole of the issued ordinary share capital of Barclays Bank PLC is beneficially owned by Barclays PLC which is the ultimate holding company of the Group and one of the largest financial services companies in the world by market capitalisation.

The shortterm unsecured obligations of Barclays Bank PLC are rated A1+ by Standard & Poor’s, P1 by Moody’s and F1+ by Fitch Ratings Limited and the longterm obligations of Barclays Bank PLC are rated AA by Standard & Poor’s, Aa1 by Moody’s and AA by Fitch Ratings Limited and AA (high) by Dominion Bond Rating Service.

The Barclays Group’s audited financial statements for the year ended 31 December 2007 were prepared in accordance with IFRS. Based on the Group’s audited financial information for the year ended 31 December 2007, the Group had total assets of £1,227,583 million (2006: £996,503 million), total net loans and advances1 of £385,518 million (2006: £313,226 million), total deposits2 of £386,395 million

Back to Contents

(2006: £336,316 million), and total shareholders’ equity of £31,821 million (2006: £27,106 million) (including minority interests of £1,949 million (2006: £1,685 million)). The profit before tax of the Group for the year ended 31 December 2007 was £7,107 million (2006: £7,197 million) after impairment charges on loans and advances and other credit provisions of £2,795 million (2006: £2,154 million). The financial information in this paragraph is extracted from the audited financial statements of the Group for the year ended 31 December 2007.

The annual report on Form 20F for the year ended 31 December 2007 of Barclays PLC and Barclays Bank PLC is on file with the Securities and Exchange Commission. Barclays will provide, without charge to each person to whom this base prospectus is delivered, on the request of that person, a copy of the Form 20F referred to in the previous sentence. Written requests should be directed to: Barclays Bank PLC, 1 Churchill Place, London E14 5HP, England, Attention: Barclays Group Corporate Secretariat.

None of the notes issued under the programme will be obligations of Barclays Bank PLC or any of its affiliates.

Notes:
1	Total net loans and advances include balances relating to both bank and customer accounts.
2	Total deposits include deposits from bank and customer accounts.

Back to Contents

AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Barclays Bank PLC, acting through its business division, Barclaycard, will serve as the sponsor, servicer, originator of the receivables, cash manager, originator beneficiary, excess interest beneficiary and lender under the Expenses Loan Agreement, if any. Barclays Bank PLC, acting through its investment banking division, Barclays Capital and/or Barclays Capital Inc., the United States affiliate of Barclays Capital, will serve as underwriter, market repricing agent and (if specified in the relevant prospectus supplement/final terms) the swap counterparty in respect of classes or sub-classes of notes identified in the relevant final terms as having the benefit of a swap agreement. Additionally, Barclays Bank PLC is the parent of the MTN issuing entity.

Back to Contents

CREDIT CARD USAGE IN THE UNITED KINGDOM

The United Kingdom credit card market is the largest and most developed in Europe. The total population of the United Kingdom is approximately 61 million with the adult population accounting for about 82 per cent. of this. It is estimated that approximately two thirds of the adult British population holds at least one credit card.

The number of cards issued has grown by 38 million since 1995 to about 65 million today. Of these, about 47 per cent. carried the VISA service mark and 53 per cent. the MasterCard service mark.

Credit and charge card purchases in the United Kingdom, in the twelve months to December 2007, totalled almost £13 billion. U.K. credit card borrowings have more than doubled since 1994, and the amount of credit card borrowings outstanding was approximately £65 billion in December 2007.

Back to Contents

BARCLAYCARD AND THE BARCLAYCARD CARD PORTFOLIO

General

Barclaycard, a division of Barclays Bank PLC, is one of the leading credit card businesses in Europe. In addition to its operations in the United Kingdom, Barclaycard is active in Germany, Spain, the United States, Greece, France, Italy, Portugal, Scandinavia, India, the UAE and across Africa. Barclaycard offers a full range of credit card services to individual and corporate customers, together with card payment facilities to retailers and other businesses. Barclaycard is based in Northampton, England and has in excess of 8,300 employees worldwide. In 1966, Barclaycard issued the U.K.’s first credit card and as of 31 December 2007 Barclaycard, on a managed basis, had £20,892 million of gross customer receivables across the United Kingdom, the rest of Europe and the US. Of this amount, £8,733 million were MasterCard and VISA credit and charge card receivables originated in the United Kingdom and included in the receivables trust. Barclaycard offers an extensive range of Barclaycard and co-branded credit card products and services to individual and corporate customers. The average U.K. customer has had a Barclaycard for approximately 10 years.

The receivables being securitised come from transactions made by MasterCard and VISA card accountholders.

A cardholder may use his or her card for both purchases and cash advances. A purchase is when cardholders use their cards to acquire goods or services. A cash advance is when cardholders use their cards to get cash from a financial institution or automated teller machine or use credit card cheques issued by Barclaycard drawn against their credit lines.

See “Servicing of Receivables and Trust Cash Management” for a description of how Barclaycard services receivables included in the securitisation. Barclaycard undertakes all the processing and administering of accounts making use of external suppliers as appropriate.

Barclaycard uses a brand led, value driven marketing strategy to focus new origination campaigns. This process is assisted by the use of financial forecasting models for each method it uses to solicit cardholders. Barclaycard recruits a significant proportion of its customers by introductions from Barclays branches. It also uses, among others, targeted mailing, media inserts and the internet.

Credit application details are screened by a combination of system based checking, external credit bureau data and manual verification, where appropriate.

Barclaycard uses a range of application scorecards to assess the credit quality of new account applications. Scorecards are derived using a combination of factors including their Barclays account history, annual income, time at and place of residence, current employment and credit bureau data. A proprietary cash flow model is used to help determine the acceptance score levels for each scorecard.

The initial limit of an account is determined using credit score and other applicant characteristics including income matrices. Initial limits are set at comparatively low levels. Limits are increased in a controlled and regular manner using behaviour score and credit bureau data. Behaviour scoring was introduced in 1989 and is one of the key tools used by Barclaycard in risk management and underpins all risk decisions applied to accounts once they have been opened.

Credit limits are adjusted based upon Barclaycard’s continuing evaluation of an account holder’s credit behaviour and suitability using a range of statistical models.

As part of the asset origination procedure, the processing and validation of each credit card application is performed by RR Donnelley Global Document Solutions Ltd (“RRD”) based in Huntingdon, England, a wholly owned subsidiary of RR Donnelley and Sons Company, unaffiliated with the Barclays Group.

Reference data for the credit scoring process is also provided by Experian Ltd, a wholly owned subsidiary of Experian Group Ltd located in operational headquarters in Nottingham, England, and Equifax Plc a company unaffiliated with the Barclays Group based in London, England.

Barclays believes that should RRD, Experian or Equifax cease to provide any of the above services to its card business, it will be able to contract for comparable services from other qualified entities.

Back to Contents

Each cardholder has a card agreement with Barclaycard governing the terms and conditions of their MasterCard or VISA account. Under each card agreement, Barclaycard is able, if it gives advance notice to the cardholder, to add or change any terms, conditions, services or features of the MasterCard or VISA accounts at any time. This includes increasing or decreasing periodic finance charges, or minimum payment terms. Each card agreement enables Barclaycard to apply charges to current outstanding balances as well as to future transactions.

Barclaycard regularly reviews its credit and charge card agreement forms to determine their compliance with applicable law and the suitability of their terms and conditions. If they need to be updated or amended, this will be done on a timetable consistent with the issues identified.

Description of Processing

Barclaycard settlement systems have links to VISA and MasterCard to enable cardholder transactions to be transferred. Barclaycard also acquires transactions from merchants. Transactions acquired in this way relating to Barclaycard cardholders are passed to the card account processing systems directly rather than via VISA or MasterCard.

Billing and Payment

Barclaycard generates and mails monthly statements to cardholders which give details of the transactions for that account, making use of one external outsource partner in particular.

RRD carry out the printing of statements and also perform cardholder postal payment processing.

Data files for monthly statement production are produced by the Triumph cards system, and transmitted to RRD who carry out the printing of statements. Printed statements are then returned to Barclaycard for insertion in envelopes along with marketing and customer service material that may be of interest to cardholders.

Cardholders receive up to 56 days interest free on purchases before they are required to make a payment.

At the moment, cardholders must make a monthly minimum payment which is at least equal to the greater of:

(i)	2 per cent. on platinum and gold, 2.5 per cent. – on classic, 3 per cent. – on initial, student, graduate and choice – of the statement balance; and

(ii)	the stated minimum payment, which is currently £5.

Notwithstanding the above, in the case of the Premier Card, Barclaycard’s charge card product, cardholders must pay the statement balance in full, which is collected via direct debit 14 days after the date of the statement.

Certain eligible cardholders may be given the option to take a payment holiday.

Barclaycard charges late and overlimit fees as well as charges for returned cheques and returned direct debits. Charges may also be made, to a lesser extent, for copy statements and copy vouchers. Whilst Barclaycard does not charge an annual fee on all products, annual fees can be up to £150 on those products on which an annual fee is charged. Barclaycard also assesses a cash advance fee which ranges from 1.5 per cent. to 2.5 per cent., with minimum charges of £5.

The finance charges on purchases assessed monthly are calculated by multiplying the account’s average daily purchase balance over the billing period by the applicable monthly rate. Finance charges are calculated on purchases from the date of the transaction. Monthly periodic finance charges are not assessed on purchases if all balances shown in the billing statement are paid by the date they are due. This is usually 25 days after the billing date.

The finance charges on cash advances assessed monthly are calculated by multiplying the account’s average daily balance of cash advances over the billing period by the applicable monthly rate. Finance charges are calculated on cash advances from the date of the transaction – except for cash advances by use of credit card cheques, where finance charges are usually calculated from the date the transaction is debited to the relevant account.

Back to Contents

The interest rates on Barclaycard’s credit card accounts may be changed by Barclaycard and are not currently linked to any index. This is market practice in the United Kingdom. At the moment, the standard annual percentage rate of charge for purchases on accounts ranges from [•] to [•] per cent. (excluding introductory offers). Barclaycard may sometimes offer temporary promotional rates. Barclaycard also offers activation programs and other incentives.

Pricing decisions are based upon:

(i)	actual and anticipated movements in underlying interest rates;

(ii)	marketing strategies and recruitment campaigns; and

(iii)	competitive environment.

English law does not prescribe a maximum rate that may be charged as interest for a debt. However, the obligation to make interest payments will not be enforceable to the extent that the interest rate is extortionate. An interest rate will be extortionate if it requires the debtor or a relative of the debtor to make payments – whether unconditionally or on certain contingencies – which are grossly exorbitant, or which otherwise grossly contravene ordinary principles of fair dealing. Barclaycard believes that the interest rates charged on its cards do not contravene any laws relating to extortionate credit agreements.

Delinquency and Loss Experience

An account is contractually delinquent if the minimum payment is not received by the due date indicated on the customer’s statement. An account does not actually become delinquent until a new customer statement is sent following a missed payment on the account. Once an account is recognised as delinquent, the account is electronically flagged as delinquent. The basis upon which the account is transferred to a collections team within Barclaycard may include the product type, the age of the account, the amount outstanding, the past performance and behaviour score, and any information that is available from external credit bureaus or Barclays Bank. The collections team utilise a strategic decision making process to determine the timing and type of contact that will be made to the customer in respect of the delinquency.

Efforts to deal with delinquent receivables occur at each stage of delinquency. Activities include statement messages, telephone calls, formal letters, SMS Text Messages, calling cards and telemessages. Accounts are automatically charged off at 180 days of delinquency unless there is specialist activity in place. An account may be charged off before it is 180 days delinquent. This decision is based upon an assessment of the likelihood of recovery and rehabilitation of the individual account and may occur at any point in the process. In certain circumstances, in particular bankruptcies are charged off on notification and deaths are charged off 90 days after notification. In addition, there are instances where accounts are not chargedoff after 180 days of delinquency because of the presence of “specialist activities”. Specialist activities include insurance claims, authorised user disputes, voucher disputes and complaints. Barclaycard may reduce the minimum repayment terms for an account and place the account on a repayment program if it is believed that this would improve the likelihood of returning the account to performing status.

As part of any recovery activity, accounts may be passed to external debt collection agencies to seek recovery.

Once chargedoff, a portion of the receivables are typically sold to debt collection agencies to maximise recoveries. Post chargeoff account rehabilitation may occur where improved credit circumstances and significant recovery occurs. However, charging privileges can only be reinstated once the cardholder has been accepted for a new account.

In March 2007, Barclaycard performed a review of its financial and trust reporting methods in order to increase transparency and comparability of numbers.

The review highlighted an overly conservative approach to repayment plan provisioning and a need to update to its delinquency reporting method to improve consistency.

Back to Contents

As such, at the end of March 2007 the following changes were made to Barclaycard’s trust reporting:

(a)	Repayment plans that pay less than 1% (“<1% RPs”) of the balance outstanding per month:

(i)	Previously all <1% RPs were forced to age through delinquency to charge-offs whether they were paying as agreed or not.

(ii)	As at the end of March 2007 Barclaycard’s reporting policy was updated such that only <1% RPs not making minimum payments are reported as delinquent and flow through to charge-off.

(b)	Repayment plans that pay greater than 1% (“>1% RPs”) of the balance outstanding per month:

(i)	Previously any >1% RPs that were not paying as agreed were not reported as delinquent. However, they were reported correctly as charge-offs when payments had not been made for 180 days or more.

(ii)	As at the end of March 2007 Barclaycard’s reporting policy was updated such that any >1% RPs not paying as agreed are reported as delinquent.

Each prospectus supplement/final terms will contain tables which set forth the delinquency and loss experience of Barclaycard’s Securitised Portfolio of VISA and MasterCard credit and charge card accounts denominated in pounds sterling – called the “Securitised Portfolio” – including the historic contractual delinquencies of accounts in the Securitised Portfolio, broken down according to the number of days by which payments are overdue, as well as loss experience and provisions for bad and doubtful debt. The Securitised Portfolio includes platinum, gold and classic VISA and MasterCard credit cards and the Premier VISA charge card. The Securitised Portfolio currently does not include the portfolio of credit card accounts acquired by Barclaycard with Barclays PLC’s purchase of Woolwich in October 2000 or the portfolio of credit card accounts purchased from Providian’s U.K. operations in April 2002 or the portfolio of store card accounts purchased from Clydesdale Financial Services in May 2003.

The delinquency statistics are obtained from billing cycle information as opposed to month end positions.

Back to Contents

THE RECEIVABLES

Assignment of Receivables to the Receivables Trustee

Under the terms of a Receivables Securitisation Agreement dated 23 November 1999 and amended and restated on 7 July 2000 – which we will call the “Receivables Securitisation Agreement” – Barclaycard as the initial originator offered on 23 November 1999 – called the “Initial Relevant Closing Date” – to the receivables trustee an assignment of all receivables that had arisen or would arise in accounts originated under the designated product lines, where such accounts were in existence on or before October 1999 – called the “Pool Selection Date”. Under a series of subsequent assignments, receivables arising on further accounts on designated product lines were assigned to the receivables trustee. Under the terms of a deed of assignment of receivables dated 7 July 2000, called the “Future Receivables Transfer”, Barclaycard as initial originator assigned to the receivables trustee all receivables that would arise on all accounts opened on or after 1 August 2000 on certain product lines identified (or to be identified) in the manner described in the next paragraph. An account of the initial originator will be designated as a “Designated Account” if the account has been originated under and continues to conform to the credit card and charge card products described in this base prospectus, comes within a product line named in an accepted offer or transfer and has not been identified on the initial originator’s system as being excluded from such accepted offer or transfer. Only credit and charge card products available to the originator’s individual account holders may be designated.

Under the terms of the Future Receivables Transfer whenever Barclaycard creates a new product line, Barclaycard will be able, if it so chooses, to allocate to that product line one of the codes referred to in the Future Receivables Transfer, being a code which has not previously been allocated to any product line. By allocating, or not allocating, one of those codes to the new product line, Barclaycard will be able to choose whether or not to nominate the receivables on that product line as being included in the sale to the receivables trustee. If Barclaycard chooses to make a nomination, it will be able to do so by allocating one of the relevant product line codes to the product line in question. Once one of the relevant product line codes has been attached to a particular product line, all receivables arising thereafter on all accounts opened thereafter on that product line will be included in the sale to the receivables trustee subject to and in accordance with the terms of the Receivables Securitisation Agreement. Further, where Barclaycard acquires new portfolios of credit card accounts, it can elect to transfer those portfolios onto one of the product codes referred to in the Future Receivables Transfer, and if those accounts are eligible, to designate those accounts and to include the receivables arising on those accounts in the sale to the receivables trustee.

If for any reason there are receivables from Designated Accounts that cannot be assigned to the receivables trustee, the originator will hold those receivables, and any collections on those receivables, on trust for the receivables trustee. These collections will be treated as if the receivables had been properly assigned.

Under the terms of the Receivables Securitisation Agreement, the originator also has the right to select accounts that conform to the conditions in the first paragraph above and that are not designated and nominate them to be Designated Accounts by offering the receivables trustee an assignment of all future and existing receivables in these accounts. These accounts are called “Additional Accounts”. An additional account will be treated as a Designated Account from the date on which its receivables are offered to the receivables trustee, assuming that such offer is accepted. This date is called the “Addition Date”. When Additional Accounts are nominated the originator must, amongst other things:

(i)	provide the receivables trustee with a certificate stating that it is solvent;

(ii)	confirm, in the document that offers to assign the receivables in the Additional Accounts to the receivables trustee, that:

(1)	the offer of the receivables in the Additional Accounts meets the Maximum Addition Amount criteria; or

(2)	if the offer does not meet the Maximum Addition Amount criteria, the rating agencies have confirmed that the designation of Additional Accounts will not result in a reduction or withdrawal of the current rating of any outstanding debt that is secured directly or indirectly by the receivables in the receivables trust, including your notes;

Back to Contents

(iii)	obtain a legal opinion addressed to the receivables trustee about any receivables from a jurisdiction outside of the United Kingdom;

(iv)	in relation to a nomination made in accordance with the terms of the Future Receivables Transfer, obtain a legal opinion addressed to the receivables trustee in respect of the Future Receivables Transfer in a form satisfactory to the receivables trustee.

Any of these preconditions may be waived by the receivables trustee if the rating agencies confirm in writing that the waiver will not result in the reduction or withdrawal of their rating on any Related Beneficiary Debt. At the time that it is nominated, each additional account must also meet the eligibility criteria as at the time of its designation. These criteria are explained in “–Representations” below. Additional accounts may have been originated or purchased using underwriting standards that are different from the underwriting standards used by Barclaycard in selecting the original Designated Accounts. As a result, Additional Accounts that are selected in future may not have the same credit quality.

”Maximum Addition Amount” means, for any Addition Date, the number of Additional Accounts originated by the originator after the Pool Selection Date and nominated as Additional Accounts without prior rating agency confirmation that would either:

(i)	for any three consecutive monthly periods starting with the monthly period beginning on the first day of the month before the Pool Selection Date, exceed 15 per cent. of the number of Designated Accounts at the end of the ninth monthly period before the start of such three monthly periods;

(ii)	for any twelvemonth period, be equal to 20 per cent. of the Designated Accounts as of the first day of the twelvemonth period, or if later, as of the Pool Selection Date.

Notwithstanding what we just said, if the total principal balance of receivables in the Additional Accounts described in either of the two prior bullet points is more than either:

(1)	15 per cent. of the total amount of eligible principal receivables determined as of the later of the Pool Selection Date and the first day of the third preceding monthly period, minus the amount of eligible principal receivables in each additional account that was nominated since the later of the Initial Relevant Closing Date and the first day of the third preceding monthly period – calculated for each additional account on its Addition Date; or

(2)	20 per cent. of the total amount of eligible principal receivables as of the later of the Initial Relevant Closing Date and the first day of the calendar year in which the Addition Date occurs, minus the total amount of eligible principal receivables in each additional account that was nominated since the later of the Initial Relevant Closing Date and the first day of the calendar year, calculated for each additional account as of its Addition Date, then the Maximum Addition Amount will be the lesser of (1) or (2) above.

Every offer of receivables to the receivables trustee under the Receivables Securitisation Agreement will comprise offers of the following:

(i)	all existing receivables in the Designated Accounts;

(ii)	all future principal receivables under the Designated Accounts, until the first to occur of (1) the time a Designated Account becomes a Redesignated Account, (2) the receivables trust is terminated or (3) an Insolvency Event occurs;

(iii)	all future finance charge receivables under those Designated Accounts that have accrued on receivables that have been assigned to the receivables trustee as described in the two prior bullet points;

Back to Contents

(iv)	if capable of being assigned, the benefit of any guarantee or insurance policy obtained by the originator for any obligations owed by a cardholder on a Designated Account; and

(v)	the benefit of all amounts representing Acquired Interchange for the relevant monthly period.

The originator will ensure that each Redesignated Account is identified on the originator’s computer system on the date that a Designated Account becomes a Redesignated Account.

Throughout the term of the receivables trust, the Designated Accounts from which the receivables will arise will be the Designated Accounts plus any Additional Accounts designated by the originator from time to time, minus any Redesignated Accounts.

Existing receivables and future receivables arising under the Designated Accounts are either principal receivables or finance charge receivables. “Principal Receivables” are receivables that are not finance charge receivables. Principal Receivables are amounts owing by cardholders for the purchase of merchandise or services and from cash advances, including foreign exchange commissions charged for merchandise and services payable, or cash advances denominated in, a currency other than sterling. They are reduced by any credit balance on the Designated Account on that day.

“Finance Charge Receivables” are amounts owing from cardholders for transaction fees, periodic finance charges, special fees and annual fees – see “– Special Fees and Annual Fees” below – and any Interchange and Discount Option Receivables.

Under the Receivables Securitisation Agreement, each offer of receivables made by the originator may be accepted by paying the purchase price for the offered receivables. If the receivables trustee chooses to accept the offer, payment for existing receivables has to be made no later than the Business Day following the date on which the offer is made. Alternatively, the parties can agree to a longer period of time for payment. Payment for future receivables that become existing receivables must be made no later than two Business Days after the date of processing for those receivables. Alternatively, the parties can agree to a longer period if the rating agencies consent. Payment is made monthly for the assignment of the benefit of Acquired Interchange to the receivables trustee.

A “Business Day” is a day other than a Saturday, a Sunday or a day on which banking institutions in London, England, or New York, New York are authorised or obliged by law or executive order to be closed.

It was agreed between the originator and the receivables trustee that, for the purposes of the offer made on the Initial Relevant Closing Date:

(1)	the receivables trustee was entitled to use the collections in the Designated Accounts before the date that the offer was accepted as if the offer had been accepted on the Initial Relevant Closing Date;

(2)	the amount paid on the Initial Relevant Closing Date for the Designated Accounts equalled the outstanding face amount of all existing principal receivables, together with an obligation of the receivables trustee to pay for all future receivables generated on the Designated Accounts that were part of the offer on an ongoing, daily basis when those future receivables are generated.

The payments in (2) are net of any payments made in (1), subject to a minimum of £1.

The amount payable by the receivables trustee to the originator if it chooses to accept an offer or to make payment for any future receivables will be reduced by the amount of any shortfall in the amount funded by the originator as a beneficiary, providing that the Originator Interest is increased accordingly.

Redesignation and Removal of Accounts

Each Designated Account will continue to be a Designated Account until such time as the originator reclassifies it as being no longer a Designated Account–called a “Redesignated Account”.

A Designated Account becomes a Redesignated Account on the date specified by the originator. No Designated Account will become a Redesignated Account this way unless (1) it has become a

Back to Contents

Cancelled Account, a Defaulted Account or a Zero Balance Account or (2) the originator delivers an officer’s certificate confirming the following conditions are satisfied:

(i)	the redesignation will not cause a Pay Out Event to occur;

(ii)	the originator has represented that its selection procedures for the selection of Designated Accounts for redesignation are not believed to have any material adverse effect on any investor beneficiary;

(iii)	the rating agencies have confirmed that the action will not result in a downgrade in rating of any outstanding debt that is secured directly or indirectly by the receivables in the receivables trust; and

(iv)	the originator and the servicer can certify that collections equal to the outstanding face amount of each principal receivable and the outstanding balance of each finance charge receivable have been received by the receivables trustee on all receivables assigned for that account other than any receivables charged off as uncollectible.

A “Cancelled Account” is a Designated Account that has had its charging privileges permanently withdrawn. A “Defaulted Account” is a Designated Account where the receivables have been charged off by the servicer as uncollectible in line with the credit and charge card guidelines or the usual servicing procedures of the servicer for similar credit and charge card accounts. A “Zero Balance Account” is a Designated Account that has had a nil balance of receivables for a considerable period of time and has been identified by the servicer as a Zero Balance Account under the credit and charge card guidelines or the usual servicing procedures of the servicer.

Redesignated Accounts include all accounts that become Cancelled Accounts, Defaulted Accounts and Zero Balance Accounts from the date on which they are redesignated in any of these ways. The principal receivables that exist before the date of redesignation will be paid for by the receivables trustee. Any future receivables that come into existence after that time will not be assigned to the receivables trustee as set out in the Receivables Securitisation Agreement. No receivable that has been assigned to the receivables trustee will be reassigned to the originator except in the limited circumstances described under the heading “– Representations”.

Until money has been received for the assigned receivables that have not been charged off, a Redesignated Account will not be identified as having been removed. The amount identified will be equal to the outstanding face amount of each principal receivable and finance charge receivable. Once these payments have been received or any reassignment has occurred, the account will be identified to indicate that it has become a Redesignated Account.

Discount Option Receivables

The originator may, by giving at least thirty days’ prior notice to the servicer, the receivables trustee and the rating agencies, nominate a fixed or variable percentage – called the “Discount Percentage” – of principal receivables in the Designated Accounts. If a Discount Percentage has been nominated previously, an extension to the period for which it applies can be applied for in the same way. From the date and for the length of time stated in the notice:

(i)	the amount payable by the receivables trustee to accept an offer of receivables will be reduced by a percentage amount equal to the Discount Percentage; and

(ii)	a percentage of the principal receivables equal to the Discount Percentage will be treated by the receivables trustee as finance charge receivables. These are called “Discount Option Receivables”.

The nomination of a Discount Percentage or increase in the time it is in place will be effective only if the rating agencies consent to the proposed nomination or increase and confirm that it will not result in the downgrade or withdrawal of the current rating of any debt that is secured directly or indirectly by the receivables in the receivables trust, including your notes. The originator must also provide the receivables trustee with a certificate confirming:

(i)	that the performance of the portfolio of Designated Accounts, in their reasonable opinion, is not generating adequate cash flows for the beneficiaries of the receivables trust and the size of the

Back to Contents

Discount Percentage is not intended solely to accelerate distributions to the excess interest beneficiary; and

(ii)	that the originator is solvent and will remain so following the nomination or increase.

The originator may have different reasons to designate a Discount Percentage. The finance charge collections on the Designated Accounts may decline for various reasons or may stay constant. The notes have interest rates that are variable and that could increase. Any of these variables could cause a Pay Out Event to occur based in part on the amount of finance charge collections and the interest rate on the notes. The originator could avoid the occurrence of this Pay Out Event by designating a Discount Percentage, causing an increase in the amount of finance charge collections. The originator, however, is under no obligation to designate a Discount Percentage and we cannot assure you that the originator would designate a Discount Percentage to avoid a Pay Out Event.

Special Fees and Annual Fees

The originator charges special fees – currently late and over limit fees – on its credit or charge card accounts. These special fees as well as additional special fees may be assessed at one time or on an ongoing basis. Certain of the receivables assigned or to be assigned to the receivables trustee include annual fees on a small number of the Designated Accounts. Any special fees and annual fees that are charged on Designated Accounts are regarded as finance charge receivables and collections of these special fees are treated as finance charge collections. The originator may, however, decide that these special fees or annual fees will be viewed as principal receivables and collections on them will be allocated accordingly. This can be done only if the originator certifies that it has an opinion from legal counsel that the special fees or annual fees amount to repayment, for United Kingdom tax purposes, in whole or in part of an advance to a cardholder.

Interchange

Members participating in the VISA and MasterCard associations receive fees called “Interchange” as partial compensation, for amongst other things, taking credit risk and absorbing fraud losses. Under the VISA and MasterCard systems, Interchange is passed from the banks that clear the transactions for merchants to card issuing banks. Interchange fees are calculated as a percentage of the amount of a credit or charge card transaction for the purchase of goods or services. This percentage varies from time to time.

On each Transfer Date the originator will deposit into the Trustee Collection Account an amount equal to the Interchange received for the preceding monthly period. This amount is called the “Acquired Interchange”. Interchange is received by Barclaycard on a daily basis and is posted to the general ledger with a flag identifying the product to which it relates. The amount of Acquired Interchange applicable to the receivables in the trust is arrived at monthly by interrogation of the general ledger. All Interchange relating to products included in the trust is extracted and posted to the Trustee Collection Account.

A “Transfer Date” is, with respect to any series, the Business Day immediately prior to each Distribution Date, unless otherwise specified in the relevant prospectus supplement/final terms.

Reductions in Receivables, Early Collections and Credit Adjustments

If a principal receivable that has been assigned to the receivables trustee is reduced – for reasons other than because of Section 75 of the Consumer Credit Act or a credit adjustment – after the offer date because of setoff, counterclaim or any other matter between the cardholder and the originator, and the originator has received a benefit, then the originator will pay an amount equal to that reduction to the receivables trustee. Similarly, if an existing receivable has already been assigned and the originator has received full or partial payment of that receivable before the date that the receivable was purportedly assigned, then the originator will pay the amount of that collection to the receivables trustee.

If any principal receivable assigned to the receivables trustee is reduced for credit adjustment reasons after the offer date, then the originator will pay that amount to the receivables trustee. A credit adjustment is the outstanding face amount of a principal receivable that:

(i)	was created by virtue of a sale of merchandise that was subsequently refused or returned by a cardholder or against which the cardholder has asserted any defence, dispute, setoff or counterclaim;

Back to Contents

(ii)	is reduced because the cardholder had received a rebate, refund, chargeback or adjustment; or

(iii)	is fraudulent or counterfeit.

Alternatively, instead of paying these amounts to the receivables trustee, the originator can reduce the Originator Interest by the amount of the credit adjustment, but not below zero.

Representations

Each offer of receivables to the receivables trustee under the Receivables Securitisation Agreement and the Future Receivables Transfer includes representations by the originator about the offer or transfer of the existing receivables and the future receivables. The representations for the existing receivables were or will be given as of the Pool Selection Date or an Addition Date, as applicable, and the representations for the future receivables are given on the date they are processed, and include, in each case, that:

(i)	unless identified as an Ineligible Receivable, the receivable is an Eligible Receivable and has arisen from an Eligible Account in the amount specified in the offer or daily activity report, as applicable;

(ii)	each assignment passes good and marketable title for that receivable to the receivables trustee, together with the benefit of all collections and other rights in connection with it, free from encumbrances of any person claiming on it through the originator to the receivables and, unless such receivable does not comply with the Consumer Credit Act, nothing further needs to be done to enforce these rights in the courts of England and Wales, Scotland or Northern Ireland, or any Permitted Additional Jurisdiction, without the participation of the originator, except for payment of any United Kingdom stamp duty and giving a Notice of Assignment to the cardholders and subject to any limitations arising on enforcement in the jurisdiction of the relevant cardholder; and

(iii)	the assignment complies with all applicable laws on the date of assignment.

If a representation relating to the eligibility criteria given in connection with any principal receivable proves to be incorrect when made, then the originator is obliged to pay the receivables trustee an amount equal to the face value of that receivable on the following Business Day. A receivable of this type will afterwards be treated as an Ineligible Receivable.

The originator’s obligation to pay amounts due as a result of any breach of a representation can be fulfilled, in whole or in part, by a reduction in the amount of the Originator Interest. The Originator Interest, however, may not be reduced below zero. If the originator meets a payment obligation in this way, the receivables trustee will have no further claim against the originator for the breached representation. However, a breach of a representation may result in a Series Pay Out Event.

If:

(i)	all principal receivables arising under a Designated Account become ineligible as a result of incorrect representations;

(ii)	that account has become a Redesignated Account; and

(iii)	the originator has complied with the payment obligations for the principal receivables;

then the originator can require the receivables trustee to reassign all those receivables to the originator.

The receivables trustee has not made and will not make any initial or periodic examination of the receivables to determine if they are Eligible Accounts or if the originator’s representations and warranties are true.

The term “Eligible Account” means, as of the Pool Selection Date, an Addition Date or date on which the account is opened, as applicable, a credit or charge card account:

(i)	where the cardholder is not a company or partnership for the purposes of Section 349(2) of the Income and Corporation Taxes Act 1988;

Back to Contents

(ii)	which, except in the case of a future Designated Account as defined in any offer or a relevant account as defined in the Future Receivables Transfer, was in existence and maintained with the originator before it became a Designated Account;

(iii)	which is payable in pounds sterling or the currency of the Permitted Additional Jurisdiction where the account is in a Permitted Additional Jurisdiction, as applicable;

(iv)	which is governed by one of the originator’s standard form card agreements or, if it was acquired by the originator, it is originated on contractual terms not materially different from that standard form;

(v)	which is governed in whole or in part by the Consumer Credit Act and creates legal, valid and binding obligations between the originator and the cardholder which, except in the case of an account on which Restricted Eligible Receivables arise, is enforceable against the cardholder in accordance with the relevant card agreement and the Consumer Credit Act, subject to bankruptcy laws, general principles of equity and limitations on enforcement in any cardholder jurisdiction and was otherwise created and complies with all other applicable laws;

(vi)	where the cardholder’s most recent billing address is located in England, Wales, Scotland, Northern Ireland, or a Permitted Additional Jurisdiction or a Restricted Additional Jurisdiction;

(vii)	which has not been classified by the originator as counterfeit, cancelled, fraudulent, stolen or lost;

(viii)	which has been originated or purchased by the originator;

(ix)	which has been operated in all material respects in accordance with the originator’s policies and procedures and usual practices for the operation of its credit and charge card business; and

(x)	the receivables in respect of which have not been charged off by the originator on the date the account is specified as a Designated Account.

If all these conditions have not been satisfied, then an account may still be an Eligible Account if each rating agency gives their approval.

A “Restricted Eligible Receivable” is a receivable arising on an Eligible Account, the terms of which fail to comply with the Consumer Credit Act, such that a court would have no discretion to grant a court order.

A “Defaulted Receivable” is any receivable in a Defaulted Account.

A “Permitted Additional Jurisdiction” is a jurisdiction – other than England, Wales, Scotland and Northern Ireland – agreed by the originator and the receivables trustee, and which each rating agency has confirmed in writing that its inclusion as a Permitted Additional Jurisdiction will not result in its withdrawing or reducing its rating on any Related Beneficiary Debt.

A “Restricted Additional Jurisdiction” is a jurisdiction – other than England, Wales, Scotland and Northern Ireland or a Permitted Additional Jurisdiction – which together with each other account with a billing address in that jurisdiction and any other jurisdiction other than England, Wales, Scotland, Northern Ireland or a Permitted Additional Jurisdiction represent less than 5 per cent. by outstanding receivables balance.

A “Notice of Assignment” means a notice given to a cardholder of the assignment of the receivables – and the benefit of any guarantees – to the receivables trustee.

An “Eligible Receivable” means a receivable that:

(i)	has arisen under an Eligible Account;

(ii)	was originated under one of the originator’s standard form credit or charge card agreements and is governed, in whole or in part, by the Consumer Credit Act, or else, if the related account was acquired by the originator, contractual terms that are materially the same as the standard form credit or charge card agreements and are governed, in whole or in part, by the Consumer Credit Act;

Back to Contents

(iii)	was otherwise created in compliance with all other applicable laws;

(iv)	was originated in accordance with the originator’s policies and procedures and usual practices for its credit and charge card business;

(v)	is not a Defaulted Receivable as at the offer date or Addition Date, as applicable;

(vi)	is free of any encumbrances exercisable against the originator arising under or through the originator or any of its affiliates;

(vii)	to which the originator has good and marketable title;

(viii)	is the legal obligation of the cardholder, enforceable – except in the case of Restricted Eligible Receivables – in accordance with the terms of the credit or charge card agreement, subject to bankruptcy, general principles of equity and limitations on enforcement in any cardholder jurisdiction; and

(ix)	is not currently subject to any defence, dispute, event, setoff, counterclaim or enforcement order.

As is market practice in the United Kingdom for credit and charge card securitisation transactions, principal receivables that are delinquent will still constitute Eligible Receivables if they comply with the eligibility requirements. See the table captioned “Delinquency Experience – Securitised Portfolio” in “Barclaycard and the Barclaycard Card Portfolio – Delinquency and Loss Experience” in the accompanying prospectus supplement/final terms for data showing the percentage of delinquent receivables.

”Ineligible Receivables” means principal receivables which arise under a Designated Account but which do not comply with all the criteria set out in the definition of Eligible Receivables as at the Pool Selection Date or an Addition Date, as applicable.

Amendments to Card Agreements and Card Guidelines

The originator may amend the terms and conditions of its standard form card agreements or change its policies and procedures and usual practices for its general card business. These amendments may include reducing or increasing the amount of monthly minimum required payments or may involve changes to periodic finance charges or other charges that would apply to the Designated Accounts. See “Risk Factors: A Change in the Terms of the Designated Accounts May Adversely Affect the Amount or Timing of Collections and May Cause an Early Redemption of Your Notes or a Downgrade of Your Notes”.

Overview of Securitised Portfolio

Each prospectus supplement/final terms relating to a series of notes will contain tables summarising information in relation to Designated Accounts on which receivables that have been assigned to the Receivables Trustee arise. The tables will contain information in relation to the various criteria as of a particular date that is relevant to such prospectus supplement/final terms. The tables will indicate, among other things, composition by account balance, composition by credit limit, composition by period of delinquency, composition by account age and geographic distribution of accounts.

Back to Contents

MATURITY ASSUMPTIONS

On each Transfer Date during the Controlled Accumulation Period an amount equal to the Controlled Deposit Amount will be deposited in the Principal Funding Account until the balance of the Principal Funding Account equals the investor interest. Although it is anticipated that principal collections will be available on each Transfer Date during the Controlled Accumulation Period to make a deposit of the Controlled Deposit Amount and that the investor interest will be paid to the MTN issuing entity on the Series Scheduled Redemption Date, allowing the MTN issuing entity to redeem the medium term note certificate fully, no assurance can be given that sufficient principal collections will be available. If the amount required to pay the investor interest in full is not available on the Series Scheduled Redemption Date, a Series Pay Out Event will occur and the Rapid Amortisation Period will begin.

If a Regulated Amortisation Trigger Event occurs during the Controlled Accumulation Period, the Regulated Amortisation Period will begin. If any other Pay Out Event occurs during the Controlled Accumulation Period, the Rapid Amortisation Period will begin. In each case, any amount on deposit in the Principal Funding Account will be paid to the MTN issuing entity for the investor interest on the first payment date relating to the Regulated Amortisation Period or the Rapid Amortisation Period. In addition, to the extent that the investor interest for each class has not been distributed in full, the MTN issuing entity will be entitled to monthly distributions of principal collections during the Rapid Amortisation Period equal to the Available Investor Principal Collections until the investor interest has been distributed in full or, during the Regulated Amortisation Period, an amount equal to the Controlled Deposit Amount until the investor interest has been distributed in full. A Pay Out Event occurs, either automatically or after specified notice, after a Trust Pay Out Event or a Series Pay Out Event occurs. See “The Receivables Trust: Trust Pay Out Events” and “Securitisation Cashflows: Series Pay Out Events”. If a Series Pay Out Event occurs, it will automatically trigger an early redemption event under the medium term note certificate.

Each prospectus supplement/final terms will contain a table that presents the highest and lowest cardholder monthly payment rates for the bank portfolio during any month in the period shown and the average cardholder monthly payment rates for all months during the periods shown. These are calculated as a percentage of total opening receivables balances during the periods shown. The payment rates are based on amounts which would be deemed payments of principal collections and finance charge collections for the related accounts.

Collections may vary from month to month due to:

(i)	seasonal variations;

(ii)	promotional offerings – such as payment holidays;

(iii)	general economic conditions; and

(iv)	payment habits of individual cardholders.

There is no guarantee that the future monthly payment rates for the Securitised Portfolio will be similar to the historical experience set forth in each prospectus supplement/final terms or that there will be enough principal collections to deposit the Controlled Deposit Amount into the Principal Funding Account each month to fully redeem your notes by the Series Scheduled Redemption Date. If a Pay Out Event occurs, the average life and maturity of your notes could be significantly reduced, since you may start receiving principal distributions before the Series Scheduled Redemption Date.

Because there may be a slowdown in the payment rate below the payment rates used to determine the Controlled Deposit Amount or a Pay Out Event may occur which would start the Rapid Amortisation Period or the Regulated Amortisation Period, there is no guarantee that the actual number of months elapsed from the relevant closing date to the final Distribution Date for your notes will equal the expected number of months. As described under “Securitisation Cashflows: Postponement of Controlled Accumulation Period”, if the servicer shortens the Controlled Accumulation Period there is no guarantee that there will be enough time to accumulate all amounts necessary to fully pay the investor interest on the Series Scheduled Redemption Date. See “Risk Factors: Principal on your Notes May Be Paid Earlier Than Expected Creating a Reinvestment Risk to You or Later than Expected”.

Back to Contents

RECEIVABLES YIELD CONSIDERATIONS

The gross revenues from finance charges and fees billed to accounts in the portfolio of credit and charge card accounts for the most recent available periods will be presented in the relevant prospectus supplement/final terms.

Prior to the creation of the receivables trust, Barclaycard recorded yield information on an accruals basis, which includes earned but not necessarily paid finance charges and fees. A system change to allocate cash in priority against finance charges ahead of principal was made in October 1999. This resulted in increased yield in 2000. Cash yields from 2000 onwards include principal and interest recovered on chargedoff accounts, which typically results in higher cash yields than accrual yields.

Yield information is calculated by allocating cash in priority against finance charges ahead of principal in line with the Barclaycard standard billing processes. The yield will be affected by many factors, including the monthly periodic finance charges on the receivables, the amount of the annual fees and other fees, changes in the delinquency rate on the receivables and the percentage of cardholders who pay their balances in full each month and do not incur monthly periodic finance charges. For example, the originator could change the monthly interest rate applied to the accounts or reduce or eliminate fees on the accounts. See “Risk Factor: A Change in the Terms of the Receivables May Adversely Affect the Amount or Timing of Collections and May Cause an Early Redemption or a Downgrade of Your Notes”.

The table presented in the relevant prospectus supplement/final terms will set forth the revenue for the Securitised Portfolio of card accounts. The revenue is comprised of monthly periodic finance charges, card fees, special fees, annual fees and Interchange. These revenues vary for each account based on the type and volume of activity for each account. See “Barclaycard and the Barclaycard Card Portfolio”.

Back to Contents

THE RECEIVABLES TRUST

General Legal Structure

The receivables trust was constituted on 1 November 1999 and is a trust formed under English law by the receivables trustee as trustee and Barclays as trust cash manager, initial originator, initial originator beneficiary and excess interest beneficiary. The receivables trust was declared for the financings described in this base prospectus. The terms and conditions of the receivables trust are contained in the declaration of trust dated 1 November 1999 as amended and restated by the declaration of trust and trust cash management agreement dated 23 November 1999, and supplemented by the series supplements to the declaration of trust and trust cash management agreement, which are governed by English law. This section will describe to you the material terms of the receivables trust and declaration of trust and trust cash management agreement. The terms of the declaration of trust and trust cash management agreement may be varied or added to by executing a supplement – but only for the series of Investor Certificates issued under the supplement. A precondition to the receivables trustee entering into a supplement is obtaining confirmation from the rating agencies that entering into the supplement will not result in any rating agency withdrawing or downgrading its rating of any debt that is ultimately secured by the receivables in the receivables trust. Under the declaration of trust and trust cash management agreement, the receivables trustee holds all of the receivables trust’s property on trust for:

(i)	the initial originator beneficiary and the excess interest beneficiary as the initial beneficiaries of the trust; and

(ii)	for any other person who may become an additional originator beneficiary or additional beneficiary of the trust as allowed by the declaration of trust and trust cash management agreement.

Other than the excess interest beneficiary and an originator beneficiary, the two categories of beneficiary are:

(i)	an investor beneficiary, which may include any investor beneficiary subordinate to another investor beneficiary as a provider of credit enhancement; or

(ii)	an enhancement provider for a series of Investor Certificates, if provided for in the supplement for that series.

The excess interest beneficiary and the initial originator beneficiary are the initial beneficiaries of the receivables trust. Any subsidiary of the initial originator that, with the prior written consent of all existing beneficiaries of the receivables trust, accedes to the Receivables Securitisation Agreement as an additional originator will upon its accession become an additional originator beneficiary of the receivables trust.

By making payments to the receivables trustee as a contribution to the receivables trust’s property, as set out in the declaration of trust and trust cash management agreement, other persons can form a series of the receivables trust. These persons are called additional beneficiaries. When payment is made, the additional beneficiaries will be given a certificate evidencing a beneficial interest in the receivables trust to show that they are an investor. This process is called an acquisition and the certificate is called an Investor Certificate. When an acquisition takes place a notice will be given that will list the parties to the acquisition. A new series supplement will govern each new series of the receivables trust that is created.

Two types of acquisitions may be made:

(i)	the originator beneficiary may direct the receivables trustee, in exchange for tendering the certificate it holds showing its entitlement to the receivables trust’s property – called the “Originator Certificate” – to issue a new series of Investor Certificates and to reissue the Originator Certificate evidencing the originator’s beneficial entitlement to the receivables trust’s property. This is known as a “Originator Acquisition”. Twelve series of Investor Certificates have been previously issued by the receivables trust and were created by an Originator Acquisition. The first series Investor Certificate (for series 99-1) is no longer in existence as series 99-1 was fully paid out in November 2002. The second series Investor Certificate (for series 02-1) is no longer in existence as series 02-1 was fully paid out in October 2007. The third series Investor Certificate (for series 03-1) is no longer in existence as series 03-1 was fully paid

Back to Contents

out in March 2008. The fourth series Investor Certificate (for series 03-2) is no longer in existence as series 03-2 was fully paid out in June 2006. The fifth series Investor Certificate (for series 03-3) is no longer in existence as series 03-3 was fully paid out in August 2006. The sixth series Investor Certificate (for series 04-1) is no longer in existence as series 04-1 was fully paid out in February 2007. The seventh series Investor Certificate (for series 04-2) is no longer in existence as series 04-2 was fully paid out in November 2007.

(ii)	the second type of acquisition which may be made is an investor acquisition where, if the supplement permits, an investor beneficiary together with the originator beneficiary may direct the receivables trustee, in exchange for tendering their Investor Certificates and the Originator Certificate to issue one or more new Investor Certificates and a reissued Originator Certificate.

The receivables trustee will authenticate and deliver a series of Investor Certificates only when it has first received:

(i)	a supplement signed by the parties to the new series, including the receivables trustee and the originator beneficiary, specifying the principal terms of the series;

(ii)	a solvency certificate from the originator and any additional originators;

(iii)	written confirmation from the rating agencies that the proposed acquisition will not result in the reduction or withdrawal of their ratings on any notes issued by the issuing entity or any other issuing entity of any series of notes that is ultimately secured by the receivables in the receivables trust – called “Related Beneficiary Debt”;

(iv)	written confirmation from each additional beneficiary and enhancement provider, if any, that:

(1)	its usual place of abode is in the United Kingdom and it will be within the charge to United Kingdom corporation tax for all amounts regarded as interest for U.K. tax purposes received by it under the transactions contemplated by the series of Investor Certificates; or

(2)	it is a bank, as defined for purposes of section 879 of the Income Tax Act 2007, and it will be within the charge to United Kingdom corporation tax for all amounts regarded as interest for U.K. tax purposes received by it under the series of Investor Certificates;

(v)	the existing Originator Certificate and, if it is an investor acquisition, the applicable Investor Certificates;

(vi)	an officer’s certificate provided by the originator certifying either:

(1)	that:

(a)	each class of Related Beneficiary Debt issued as part of the acquisition and described in the related supplement will be rated in one of the three highest rating categories by at least one rating agency recognised in the United Kingdom;

(b)	each investor beneficiary – other than any enhancement provider – will have associated with it, either directly or indirectly, a class of Related Beneficiary Debt; and

(c)	the enhancement for each series will be provided by any combination of subordination, a letter of credit, a cash collateral loan, a surety bond, an insurance policy, or a series cash reserve account funded from excess finance charge collections ultimately reverting to the excess interest beneficiary or originator to the extent not utilised as enhancement, but through no other means; or

(2)	it has determined that, based on legal advice, the acquisition is in the best interests of the originator beneficiary and its affiliates.

Each series supplement will specify the principal terms for its series of Investor Certificates, including the accumulation period or amortisation period for the payment of principal. For each series

Back to Contents

these may be of different lengths and begin on different dates. Enhancement is specific to each series and will be held and used by the receivables trustee only for the benefit of the relevant series. Certain series may be subordinated to other series, and classes within a series may have different priorities. Whether or not a series or class is subordinated will be set out in the related supplement. There will be no limit on the number of acquisitions that may be performed.

The receivables trustee will not be able to arrange for additional supplements without obtaining the consent of all the beneficiaries constituting each existing series. Even if the receivables trustee receives all these consents, no acquisition will be effective unless the rating agencies confirm that the additional supplement will not result in the reduction or withdrawal of their rating of any Related Beneficiary Debt.

The Receivables Trust’s Property

The property of the receivables trust will include all present and future receivables located on the Triumph accounting system or any other accounting system used by the originator from time to time, arising under all MasterCard and VISA credit and charge card accounts of Barclaycard’s individual cardholders on designated product lines that have not been identified as nonDesignated Accounts and that are denominated in pounds sterling with a billing address within England, Wales, Scotland, Northern Ireland or a Permitted Additional Jurisdiction or a Restricted Additional Jurisdiction. We refer to these accounts as the “Designated Accounts”. See “The Receivables: Representations”. The receivables have been and will continue to be assigned to the receivables trustee under the Receivables Securitisation Agreement between Barclaycard as originator and the receivables trustee. The Receivables Securitisation Agreement is governed by English law. Occasionally some accounts may be removed from the pool of Designated Accounts. These accounts we refer to in this base prospectus as the “Redesignated Accounts”.

Other than Ineligible Receivables (which are held separately, solely for the benefit of the originator beneficiary as described below) and certain amounts that are held in segregated accounts for the benefit of particular beneficiaries, the property of the receivables trustee is held on trust on an undivided basis for all beneficiaries.

The originator is required to ensure that any of Barclaycard’s credit and charge card accounts that are to be excluded from or otherwise outside the scope of the offer or transfer to the receivables trustee under the Receivables Securitisation Agreement or that are to be removed from the pool of Designated Accounts are identified on its computer system prior to the date of offer or the date of transfer.

The property of the receivables trust will also include:

(i)	all monies due in payment of the receivables under Designated Accounts from time to time;

(ii)	all proceeds of the receivables and proceeds of any guarantees and insurance policies for the receivables – to the extent that they are capable of assignment – including proceeds of disposals by the receivables trustee of chargedoff receivables to Barclaycard;

(iii)	the benefit of any Acquired Interchange; see “The Receivables: Interchange”;

(iv)	all monies on deposit in the Trust Accounts;

(v)	any credit enhancement for the benefit of any series or class of beneficiary; and

(vi)	all monies provided by beneficiaries of the receivables trust to fund the purchase of receivables, until these monies are applied as intended.

The receivables are divided into Eligible Receivables and Ineligible Receivables. Each investor beneficiary, the excess interest beneficiary and the originator beneficiary are beneficially entitled to interests in the pool of Eligible Receivables.

The originator beneficiary is beneficially entitled to the entire pool of Ineligible Receivables and is solely entitled to all collections of Ineligible Receivables.

Back to Contents

The total amount of the interest of the originator beneficiary in the receivables trust is called the “Originator Interest” and reflects the originator beneficiary’s entitlement to principal receivables not allocated to each outstanding series.

General Entitlement of Beneficiaries to Trust Property

The originator beneficiary and each investor beneficiary will acquire undivided interests (or will increase their existing undivided interests) in the receivables trust by (in the case of the originator beneficiary) assigning receivables to the receivables trustee and accepting such undivided interest in full or partial settlement of the purchase price payable for such assignments or (in the case of an investor beneficiary) making a payment to the receivables trustee. The beneficiaries of the receivables trust are each beneficially entitled to share in the receivables trust’s property and each beneficiary has or will acquire interests in the pool of Eligible Receivables – called the “Eligible Receivables Pool”. See “Securitisation Cashflows” for a description of the beneficial entitlement of the issuing entity to receivables and for a description of the manner in which collections will be allocated to the issuing entity.

Under the receivables trust as originally created, the beneficial entitlement of Barclaycard as the excess interest beneficiary to the property of the receivables trust at any time was called the “Excess Interest”. The Excess Interest consisted of a beneficial entitlement to the residue of the finance charge collections and Acquired Interchange apportioned to any series for each monthly period after amounts have been allocated to each beneficiary forming part of that series or group of series, if applicable, and have been used to make payments to the enhancement provider, if it were not a beneficiary. These payments will include amounts deemed to represent finance charge collections as stated in the supplement for the series.

Because Barclaycard may transfer its entitlement to the portion of the Excess Interest attributable to each series to the MTN issuing entity, the portion of the Excess Interest attributable to each series will be paid to the MTN issuing entity.

To understand the beneficial entitlement of the originator beneficiary and each additional originator beneficiary you have to understand the definition of “Originator Percentage”. The Originator Percentage is the percentage equal to 100 per cent. less the sum of the applicable Investor Percentages of each outstanding series.

The aggregate beneficial entitlement of the originator beneficiary at any time consists of the following:

(i)	the Originator Percentage of eligible principal receivables; the Originator Percentage is calculated for this purpose using the Floating Investor Percentage for the Investor Percentage of each series;

(ii)	the Originator Percentage of finance charge receivables; the Originator Percentage is calculated for this purpose using the Floating Investor Percentage as the Investor Percentage for each series;

(iii)	all Ineligible Receivables; and

(iv)	all monies held in the Trust Accounts that represent investment earnings on permitted investments made using monies deposited in those Trust Accounts, unless something else is provided for in the supplement.

”Permitted Investments” means the following:

(i)	demand or time deposits, certificates of deposit and other shortterm unsecured debt obligations at or of any institution that has unsecured and unguaranteed debt obligations of A1+ and P1 by Standard & Poor’s and Moody’s; and

(ii)	shortterm unsecured debt obligations – including commercial paper – issued or guaranteed by any body corporate whose unsecured and unguaranteed debt obligations are A1+ and P1 by Standard & Poor’s and Moody’s.

The aggregate beneficial entitlement of the originator beneficiary to any other trust property at any time is equal to the proportion that the Originator Interest bears to the amount of eligible principal

Back to Contents

receivables at that time. The initial originator beneficiary’s and each additional originator beneficiary’s entitlement to the aggregate beneficial entitlement of the originator beneficiary is equal to its proportionate share described in the Originator Certificate.

Allocation and Application of Collections

The following accounts have been opened by the receivables trustee at 1234 Pavilion Drive, Northampton, NN4 7SG, England:

(i)	a collection account called the “Trustee Collection Account”, which is where principal collections and finance charge collections are credited; and

(ii)	the acquisition account called the “Trustee Acquisition Account”, which is where amounts are credited that can be used to purchase beneficial interests in receivables for the investor or originator beneficiaries.

The Trustee Acquisition Account, the Trustee Collection Account and any additional bank accounts of the receivables trust that the receivables trustee may open for particular beneficiaries are collectively called “Trust Accounts”. The receivables trustee will have legal title to the funds on deposit in each Trust Account.

Collections from cardholders for Designated Accounts and cardholders for other card accounts of Barclaycard are initially paid to Barclaycard’s bank accounts before being cleared on a sameday basis to a bank account called the “Barclaycard Operating Account”. The Barclaycard Operating Account is currently held by Barclaycard at its branch located at 1234 Pavilion Drive, Northampton NN4 7SG, England. The originator has declared a trust over the Barclaycard Operating Account.

All money in the Barclaycard Operating Account will be held on trust for the receivables trustee and transferred to the Trustee Collection Account within three Business Days after processing. All money in the Trustee Collection Account will be treated as collections from receivables of Designated Accounts unless it has been incorrectly paid into the account. Incorrect payments will be deducted from the appropriate collections on the Business Day on which the error is notified to the receivables trustee.

Amounts incorrectly categorised as principal collections of Eligible Receivables but which are really collections of Ineligible Receivables will be given back to the originator beneficiary, after making adjustments for errors but before allocating amounts of principal collections that are property of the receivables trust. The receivables trustee will treat all money deposited in the Trustee Collection Account as property of the receivables trust unless notified otherwise by the trust cash manager.

The Eligible Receivables Pool and the Originator Interest are increased or decreased, as applicable, to account for the errors made.

Eligible principal receivables in Defaulted Accounts are allocated between the originator beneficiary and each series of Investor Certificates in accordance with their respective beneficial entitlements to the property of the receivables trust at the time the account becomes a Defaulted Account. Credit adjustments for principal receivables are allocated to the originator beneficiary as a reduction of the Originator Interest until the Originator Interest reaches zero. Ineligible principal receivables in Defaulted Accounts reduce the originator’s interest in Ineligible Receivables – called the “Originator Ineligible Interest” – until it reaches zero.

Collections that are property of the receivables trust are categorised as:

(i)	principal collections;

(ii)	finance charge collections; or

(iii)	ineligible collections.

If a Discount Percentage is nominated by the originator, the Discount Percentage of principal collections will be treated as finance charge collections. The originator has no current intention to nominate a Discount Percentage. See “The Receivables: Discount Option Receivables”.

Back to Contents

If the related supplement says so, each series will also be entitled to a portion of Acquired Interchange. To the extent that any Acquired Interchange is not allocated to all those series, it will be allocated to the originator beneficiary.

Each series will be entitled to receive varying percentages of principal collections, finance charge collections and receivables in Defaulted Accounts. Each of these percentages is called an “Investor Percentage”. The originator beneficiary will be entitled to its applicable Originator Percentage of principal collections and finance charge collections and receivables in Defaulted Accounts. The excess interest beneficiary is entitled to finance charge collections allocated to a series that are not allocated to:

(i)	any other beneficiary, whether or not a member of that series; or

(ii)	any enhancement provider, as set out in the supplement relating to that series.

Each supplement will set out, for its series, the entitlement of each investor beneficiary to principal collections, finance charge collections and Acquired Interchange.

The originator may fulfil any obligation to make payments to the receivables trustee for principal receivables for which it has breached a warranty by:

(i)	reducing the Originator Interest – but not below zero; and

(ii)	increasing the Originator Ineligible Interest.

However, if the Originator Interest would be reduced below zero, the originator must make a similar payment in immediately available funds to the receivables trustee under the declaration of trust and trust cash management agreement and the Receivables Securitisation Agreement.

The receivables trustee will pay the Trust Cash Management Fee (which is inclusive of VAT) to the trust cash manager from payments made by the beneficiaries and this amount will be deducted from the originator beneficiary’s and each series’ portion of the finance charge collections.

The receivables trustee will transfer money daily from the Trustee Collection Account in the following priority:

(1)	the amount of any incorrect payments notified to the receivables trustee not previously allocated as collections, to the Barclaycard Operating Account, after which the originator beneficiary will own the money absolutely;

(2)	the amount of ineligible collections notified to the receivables trustee not previously allocated as principal collections, to a bank account opened in the name of the originator to deposit the cash proceeds of the purchase price of the receivables, called the “Barclaycard Proceeds Account”, after which the originator beneficiary will own the money absolutely;

(3)	the total amount of principal collections allocated to the investor interest of any outstanding series, minus the Investor Cash Available for Acquisition of that series from the Principal Collections Ledger to the account specified in the supplement for that series;

(4)	the total amount of Investor Cash Available for Acquisition and Originator Cash Available for Acquisition needed on that day from the ledger of the Trustee Collection Account for principal collections – called the “Principal Collections Ledger” – to the Trustee Acquisition Account;

(5)	the Originator Percentage of finance charge collections and the amount of Acquired Interchange deposited in the Trustee Collection Account not allocated to the investor interest of any outstanding series, from the ledger of the Trustee Collection Account for finance charge collections – called the “Finance Charge Collections Ledger” – to the Barclaycard Proceeds Account, or as the originator beneficiary may direct, after which the money will be owned by the originator beneficiary absolutely; and

Back to Contents

(6)	each finance charge amount and all Acquired Interchange allocable to any outstanding series, from the Finance Charge Collections Ledger to any account that may be specified in the supplement for that series.

Acquiring Additional Entitlements to Trust Property and Payments for Receivables

To understand what a revolving period is, see “Securitisation Cashflows: Allocation, Calculation and Distribution of Principal Collections to the MTN issuing entity”.

During the revolving period for a series, the receivables trustee will use the portion of principal collections allocated to the investor beneficiaries of that series and which is available to fund the acquisition of the beneficial entitlement to receivables to pay for the purchase of the beneficial entitlement to receivables that are eligible. These available principal collections are called “Investor Cash Available for Acquisition”. No Investor Cash Available for Acquisition will be used to fund Ineligible Receivables.

On any day a series may be allocated more money for acquisitions than is needed to purchase existing or future receivables that are eligible and available for a series to fund. In that case, that series will use the excess Investor Cash Available for Acquisition to acquire available Originator Interest from the originator beneficiary and, if allowed under its supplement, investor interest from other designated series. Any money left over will be used to fund acquisitions on subsequent Business Days.

The originator beneficiary will fund the amount payable by the receivables trustee for all the existing and future receivables that all series are unable to fund plus the amount of any Ineligible Receivables that need to be funded. Consequently, the amount payable by the receivables trustee to the originator for all existing and future receivables it is purchasing on any Business Day will be funded first by the series to the extent of all of the Investor Cash Available for Acquisition and then by the originator beneficiary to the extent of the Originator Cash Available for Acquisition. “Originator Cash Available for Acquisition” for any day means an amount equal to the Originator Percentage of principal collections processed on that day.

On each Business Day after making all adjustments, the beneficial interest of each series in the Eligible Receivables Pool:

(i)	will be decreased by the amount of principal collections allocated to that series that constitutes Investor Cash Available for Acquisition; and

(ii)	will be increased by the amount of Investor Cash Available for Acquisition used by the receivables trustee to pay for existing and future receivables and the amount of Investor Cash Available for Acquisition allocated to the Originator Interest or the investor interest of other series to increase the proportion of the beneficial interest of that series.

These changes will not affect the beneficial entitlement of:

(i)	any beneficiary to monies credited to any Trust Account to which it is beneficially entitled; or

(ii)	any series to monies credited to any Trust Account to which the beneficiaries constituting that series are together beneficially entitled.

On each Business Day after making all adjustments, the beneficial interest of the originator beneficiary in the Eligible Receivables Pool:

(i)	will be decreased by the amount of principal collections and Investor Cash Available for Acquisition allocated to the originator beneficiary; and

(ii)	will be increased by the amount of Originator Cash Available for Acquisition and the increase in the Originator Interest resulting from the decrease described in the prior bullet point.

However, any change in the beneficial interest of the originator beneficiary in the Eligible Receivables Pool will not affect the beneficial entitlement of the originator beneficiary to money credited to any Trust Account to which it is beneficially entitled.

The investor interest of each series and the beneficial interest in the receivables trust of each additional beneficiary will increase or decrease as described in the related supplement.

Back to Contents

On each Business Day, after making all adjustments, the Originator Interest:

(i)	will be decreased by the amount of Originator Cash Available for Acquisition not used to pay for new receivables and Investor Cash Available for Acquisition transferred to the originator beneficiary by credit to the Barclaycard Proceeds Account; and

(ii)	will be increased by the purchase price payable to the originator by the receivables trustee to be funded by the originator beneficiary.

These changes will not affect the beneficial entitlement of the originator beneficiary to money credited to any Trust Account to which it is beneficially entitled.

Other adjustments to the Originator Interest are explained in “The Receivables Trust: Allocation and Application of Collections”.

Non-Petition Undertaking of Beneficiaries

Each beneficiary of the receivables trust, including Barclaycard as originator beneficiary and excess interest beneficiary, the originator, the trust cash manager and any Successor Trust Cash Manager, by entering into a supplement, will agree with the receivables trustee for itself and as trustee that it will not attempt to take any action or legal proceedings for the winding up, dissolution or reorganisation of, or for the appointment of a receiver, administrator, administrative receiver, trustee, liquidator, sequestrator or similar officer for, any investor beneficiary, the receivables trustee or the receivables trust. These parties will also agree not to seek to enforce any judgments against any of those persons.

Trust Pay Out Events

The following is a list of what we refer to in this base prospectus as the “Trust Pay Out Events”:

(1)	the originator consents or takes any corporate action to appoint a receiver, administrator, administrative receiver, liquidator, trustee or similar officer of it or over all or substantially all of its revenues and assets;

(2)	proceedings are started against the originator under any applicable liquidation, insolvency, composition or reorganisation or similar laws for its winding up, dissolution, administration or reorganisation and the proceedings are not discharged within 60 days, or a receiver, administrator, administrative receiver, liquidator, trustee or similar officer of it or relating to all or substantially all of its revenues and assets is legally and validly appointed and is not discharged within 14 days;

(3)	a duly authorised officer of the originator admits in writing that the originator beneficiary or excess interest beneficiary is unable to pay its debts when they fall due within the meaning of Section 123(1) of the Insolvency Act 1986 or the originator makes a general assignment for the benefit of or a composition with its creditors or voluntarily suspends payment of its obligations to generally readjust or reschedule its debt;

(4)	the originator cannot transfer receivables in the Designated Accounts to the receivables trust in the manner described in the Receivables Securitisation Agreement;

(5)	the originator stops being either a resident in the United Kingdom for tax purposes or liable for United Kingdom corporation tax; or

(6)	either:

(a)	a change in law or its interpretation or administration results in the receivables trustee becoming liable to make any payment on account of tax – other than stamp duty payable in the United Kingdom for the transfer of receivables under the Receivables Securitisation Agreement; or

(b)	any tax authority asserts a tax liability or takes other actions against Barclays or any of its subsidiaries in relation to the transaction which would have an adverse affect on them which is more than trivial, if Barclays obtains an opinion of counsel stating that the tax liability would be due. This event will be treated as

Back to Contents

occurring when Barclays, as originator beneficiary, gives written notice of it to the receivables trustee.

The Trust Pay Out Events in paragraphs (1), (2) and (3) are called “Insolvency Events”. If an Insolvency Event occurs, a Pay Out Event will occur for each series, each beneficiary within a series and for the originator beneficiary. If any other Trust Pay Out Event occurs, a Pay Out Event will occur for each series and each beneficiary within a series. Trust Pay Out Events will occur without any notice or other action on the part of the receivables trustee or any beneficiary, as soon as the event happens.

A “Pay Out Event” for each series means a Trust Pay Out Event or one of the events listed in “Securitisation Cashflows: Series Pay Out Events”.

After an Insolvency Event, future receivables, other than finance charge receivables accruing for principal receivables that have been assigned to the receivables trustee, will no longer be assigned to the receivables trustee. The receivables trustee will not be entitled to accept any more offers of receivables after an Insolvency Event. Finance Charge Receivables accruing on principal receivables that have been assigned to the receivables trustee before the Insolvency Event will still be part of the receivables trust’s property and finance charge collections from them will continue to be allocated and applied as set out in the declaration of trust and trust cash management agreement and each supplement.

The receivables trustee will notify each beneficiary if an Insolvency Event occurs and will dispose of the receivables on commercially reasonable terms, unless within 60 days of that notice beneficiaries representing more than 50 per cent. of the investor interest of every series, both the originator beneficiary and the excess interest beneficiary – in each case, if not subject to an Insolvency Event – and every other person identified in any supplement disapproves of the liquidation of the receivables and wishes to continue with the receivables trustee accepting offers and purchasing receivables under the Receivables Securitisation Agreement. Money from this sale will be treated as collections on the receivables and will be distributed in accordance with the provisions of the declaration of trust and trust cash management agreement and each supplement. See “Securitisation Cashflows”.

Termination of the Receivables Trust

If the receivables trust has not already been dissolved after an Insolvency Event, then the originator beneficiary can instruct the receivables trustee to dissolve the receivables trust when:

(i)	the total amount of all of the investor interests is reduced to zero;

(ii)	there are no finance charge collections or other trust property allocated to any beneficiaries other than the originator beneficiary or the excess interest beneficiary; and

(iii)	no beneficiary is committed to fund payments to the originator for purchases of receivables by the receivables trust.

After the receivables trust is dissolved, all of the receivables trust’s property will be controlled by the originator beneficiary as residual beneficiary, and the Receivables Securitisation Agreement will be terminated.

For the purposes of Section 1 of the Perpetuities and Accumulations Act 1964, the duration of the perpetuity period for the receivables trust’s property will be a period ending not later than 80 years from the date of execution of the declaration of trust and cash management agreement. Any property of the receivables trust after this period will vest in the current beneficiaries in accordance with their entitlements to the receivables trust’s property at that date.

Amendments to the Declaration of Trust and Trust Cash Management Agreement

The declaration of trust and trust cash management agreement may be amended with the prior consent of each related beneficiary. No amendment will be effective unless each rating agency has confirmed that the amendment will not result in a reduction or withdrawal of its then current rating of any outstanding Related Beneficiary Debt.

No investor beneficiary will consent to any proposed amendment unless instructed to do so by Noteholders holding in total not less than two thirds of the medium term note certificates then outstanding

Back to Contents

of each outstanding series adversely affected. The investor beneficiary may not consent to any proposed amendment that would:

(i)	reduce or delay required distributions to any investor beneficiary for the affected series;

(ii)	change the definition or the manner of calculating the investor interest, the Investor Percentage or the investor Default Amount of the affected series or any class of the affected series; or

(iii)	reduce the percentage required to consent to any amendment, unless instructed to do so by all the Noteholders of the medium term note certificates then outstanding of the affected series.

Disposals

Beneficiaries may not transfer or dispose of their beneficial entitlements in the receivables trust or create any encumbrance over its beneficial entitlement, except that:

(i)	the originator beneficiary or the excess interest beneficiary may dispose of the Originator Interest or the Excess Interest by transferring all or substantially all of its properties and assets to any person, if that person also expressly assumes the duties and obligations of the originator, the originator beneficiary and the excess interest beneficiary under the Relevant Documents; after the transfer, the new person will be the person used to determine if an Insolvency Event has occurred;

(ii)	the originator beneficiary or the excess interest beneficiary may transfer or create any encumbrance over the whole or any part of the Originator Interest or the Excess Interest with the consent of investor beneficiaries representing in total more than onehalf of the total investor interest of each series; however, the rating agencies must first confirm that the transfer or encumbrance will not result in a downgrade or withdrawal of its rating of any outstanding Related Beneficiary Debt; and

(iii)	any beneficiary – except for the originator beneficiary or the excess interest beneficiary – may transfer all or any part of their beneficial entitlement or grant an encumbrance over their beneficial entitlement with the prior written consent of the originator beneficiary, which consent will not be unreasonably withheld; however, the receivables trustee must first receive confirmation in writing from the person to whom the transfer will be made or for whom the encumbrance will be granted or created, that it complies with the criteria referred to in the fifth and sixth prerequisite to the completion of an issuance as referred to on page [75] in “–General Legal Structure” above.

The receivables trustee will, upon the direction of all of the beneficiaries, be authorised to reassign to Barclaycard the beneficial interest in Defaulted Receivables for a purchase price equal to the amount received or recovered, if any, by Barclaycard from those Defaulted Receivables less the fees, costs and expenses incurred by Barclaycard in the recovery of that amount.

Trustee Payment Amount

The receivables trustee will be paid its remuneration, which is inclusive of VAT (if any), and reimbursed and indemnified (under the terms of the declaration of trust and trust cash management agreement) for any costs and expenses incurred by it in connection with its duties and activities as receivables trustee, including the part of these costs and expenses that represents VAT (if any) out of the property of the receivables trust allocated to the investor beneficiaries. The receivables trustee will be paid monthly in arrears on each Transfer Date the amounts certified by the trust cash manager to the receivables trustee by the end of any monthly period as being due to it for that monthly period. This payment is called the “Trustee Payment Amount”. The proportion of the Trustee Payment Amount to be paid by each series and the MTN issuing entity is described in “Securitisation Cashflows: Trustee Payment Amount”.

Back to Contents

SERVICING OF RECEIVABLES AND TRUST CASH MANAGEMENT

General Servicing

Barclays Bank PLC was appointed on the Initial Relevant Closing Date by the beneficiaries of the receivables trust as initial servicer under the terms of the beneficiaries servicing agreement. Any additional originator beneficiary or beneficiary must accede to the beneficiaries servicing agreement. The servicer will service, administer and manage the receivables and request and receive payments on the receivables using its usual procedures and normal market practices for servicing credit and charge card receivables comparable to the receivables in the Designated Accounts. The servicer has full power and authority, acting alone or through any other party properly designated, to undertake all actions concerning the servicing, administration and management of the receivables it considers necessary or desirable.

The servicer’s duties include carrying out all servicing, administration and management functions in relation to the receivables and, insofar as the interests of the beneficiaries are affected, the Designated Accounts in accordance with Barclaycard’s policies and procedures from time to time and in accordance with normal market practice, insofar as consistent with Barclaycard’s policy and procedures. These functions include:

(i)	carrying out valuations of receivables on Designated Accounts for the purpose of determining whether any receivables should be charged off in accordance with Barclaycard’s credit and charge card guidelines;

(ii)	ensuring that the interests of the beneficiaries are taken into account in making decisions regarding the granting of credit to obligors;

(iii)	on its own behalf, preparing and keeping its own records as regards all of these matters, including in particular but without limitation, the matters referred to in (i) and (ii) above;

(iv)	monitoring payments by obligors and notifying obligors of overdue payments; and

(v)	crediting and debiting obligors’ accounts as appropriate.

The servicer will at all times be required to take all practicable steps to:

(i)	ensure that payments made to the originator by obligors are received into the Barclaycard Operating Account;

(ii)	identify any funds in the Barclaycard Operating Account which are required to be transferred to the trustee collection account for the benefit of the beneficiaries; and

(iii)	ensure that such funds are so transferred when required.

The servicer will not resign from its obligations and duties as servicer under the beneficiaries servicing agreement unless its performance is no longer permitted under applicable law and there is no reasonable action that it could take to make it permissible. The servicer’s resignation will not be effective until a Successor Servicer has been properly appointed. Barclaycard, as initial servicer, performs account processing and administration inhouse, but has subcontracted some cardholder payment processing services, which are undertaken on Barclaycard’s behalf by RRD.

The servicer will indemnify each investor beneficiary against all reasonable loss, liability, expense, damage or injury caused by the servicer’s fraud, wilful misconduct or negligence in performing its servicing functions. However, the servicer will not indemnify any investor beneficiary:

(i)	if any acts or omissions are caused by the negligence, fraud or wilful misconduct of that investor beneficiary or its agents;

(ii)	for any liabilities, costs or expenses of the receivables trust for any action taken by the receivables trustee at the request of any investor beneficiary of any series to which that investor beneficiary belongs;

(iii)	for any loss, claims or damages that are incurred by any of them acting in their capacity as beneficiaries, including those resulting from Defaulted Accounts; or

Back to Contents

(iv)	for any liabilities, costs or expenses arising under any tax law, or any penalties or interest caused by a failure to comply with any tax law, payable by it in connection with the beneficiaries servicing agreement to any tax authority.

The directors, officers, employees or agents of the servicer and the servicer itself will not be under any liability to the receivables trustee, the receivables trust, the investor beneficiaries, any enhancement provider or any other person under the beneficiaries servicing agreement or any related provider except in the case of intentional wrongdoing, bad faith or gross negligence in performing its duties under the beneficiaries servicing agreement.

Any person into which the servicer may be merged or consolidated, or any person succeeding to or acquiring the business of the servicer in whole or in part, after executing a supplemental agreement to the beneficiaries servicing agreement and the delivery of a legal opinion, will become the successor to the servicer or coservicer with the servicer under the beneficiaries servicing agreement.

General – Trust Cash Management

Barclaycard was appointed on the Initial Relevant Closing Date by the receivables trustee as initial trust cash manager under the terms of the declaration of trust and trust cash management agreement. The trust cash manager will carry out cash management functions in relation to the receivables on behalf of the receivables trustee.

The trust cash manager’s duties include but are not confined to:

(i)	making calculations on the allocations of receivables; and

(ii)	advising the receivables trustee to transfer money between the Trust Accounts and to make withdrawals and payments from the Trust Accounts as set forth in the declaration of trust and trust cash management agreement.

The trust cash manager will not resign from its obligations and duties as trust cash manager under the declaration of trust and trust cash management agreement unless its performance is no longer permitted under applicable law and there is no reasonable action that it can take to remedy the situation. The trust cash manager’s resignation will not be effective until a Successor Trust Cash Manager has been properly appointed.

The trust cash manager will indemnify the receivables trustee and the receivables trust against all reasonable loss, liability, expense, damage or injury, in each case including VAT, if any, caused by its fraud, wilful misconduct or negligence in performing its cash management functions. However, the trust cash manager will not indemnify the receivables trustee:

(i)	if any acts or omissions are caused by the negligence, fraud or wilful misconduct of the receivables trustee or its agents;

(ii)	for any liabilities, costs or other expenses of the receivables trust for any action taken by the receivables trustee at the request of any investor beneficiary of any series to which that investor beneficiary belongs;

(iii)	for any losses, claims or damages incurred by the receivables trustee in its capacity as a beneficiary of the receivables trust; or

(iv)	for any liabilities or other costs of it or the receivables trust arising under any tax law or any penalties or interest caused by a failure to comply with any tax law, payable by it or the receivables trust in connection with the declaration of trust and trust cash management agreement to any tax authority.

The directors, officers and other employees and agents of the trust cash manager and the trust cash manager itself will not be under any liability to the receivables trustee or the receivables trust or any other person under the declaration of trust and trust cash management agreement except in the case of intentional wrongdoing, bad faith or negligence in performing its duties under the declaration of trust and trust cash management agreement.

Back to Contents

Any person into which the trust cash manager may be merged or consolidated, or any person succeeding to or acquiring the business of the trust cash manager in whole or in part, after executing a supplemental agreement to the declaration of trust and trust cash management agreement and the delivery of a legal opinion, will become the successor to the trust cash manager or cotrust cash manager under the declaration of trust and trust cash management agreement.

Servicer and Trust Cash Manager Compensation

The servicer is entitled to receive an annual fee from the beneficiaries for each monthly period. This fee is called the “Servicing Fee” and is payable monthly on each Transfer Date, to the extent that those monies are available. Any amounts payable in respect of the Servicing Fee will be inclusive of VAT, if any. The Servicing Fee will be equal to one-twelfth of the product of:

(i)	the weighted average of the percentages specified in each series supplement as being the “Series Servicing Fee Percentage” for each outstanding series – weighted by the Adjusted Investor Interest for each series as at the last day of the relevant monthly period; and

(ii)	the average daily total outstanding face amount of principal receivables during that monthly period.

The share of the Servicing Fee payable by the receivables trustee to the servicer for each series on any Transfer Date is called the “Investor Servicing Fee” and will be equal to:

(i)	one-twelfth of the product of:

(1)	[0.75] per cent.; or

(2)	another percentage agreed with the investor beneficiaries as long as Barclaycard is the servicer provided that the rating agencies confirm in writing that the new percentage will not cause them to reduce or withdraw their then current rating on any Related Beneficiary Debt; and

(ii)	the Adjusted Investor Interest as at the last day of the monthly period before that Transfer Date.

The balance of the Servicing Fee not payable in respect of each series or any other series will be payable by the originator and is called the “Originator Servicing Fee”. If the servicer is also the originator beneficiary in any monthly period, the Originator Servicing Fee for that monthly period will not be payable.

The trust cash manager is entitled to receive a VAT inclusive fee from the receivables trustee for each monthly period. This fee is called the “Trust Cash Management Fee” and is payable monthly on each Transfer Date. The Trust Cash Management Fee will be equal to one-twelfth of the product of the sum of the annual fees in each supplement as being the Investor Trust Cash Management Fees for each series.

The share of the Trust Cash Management Fee payable by the receivables trustee to the trust cash manager for each series on any Transfer Date for which each series agrees to indemnify the receivables trustee is called the “Investor Trust Cash Management Fee” and will be equal to one-twelfth of £[•]. The Trust Cash Management Fee can be any other amount that the receivables trustee may agree to as long as Barclaycard is the trust cash manager provided that the rating agencies confirm in writing that the new amount will not cause them to reduce or withdraw their then current rating on any Related Beneficiary Debt.

The balance of the Trust Cash Management Fee, in respect of which the receivables trustee is not indemnified by any series, will be payable by the originator and is called the “Originator Trust Cash Management Fee”. If the trust cash manager is also the originator beneficiary in any monthly period, the Originator Trust Cash Management Fee for that monthly period will not be paid.

Evidence as to Compliance

The fiscal year for the issuing entity will end on 31 December of each year. If required by the Exchange Act, and the rules and regulations of the SEC thereunder in respect of any Series of notes offered and sold in the United States pursuant to an effective registration statement under the Securities

Back to Contents

Act, the servicer will file with the SEC an annual report on Form 10-K on behalf of the issuing entity, 90 days after the end of its fiscal year.

If required by the Exchange Act and the rules and regulations of the SEC thereunder in respect of any series of notes offered and sold in the United States pursuant to an effective registration statement under the Securities Act, the servicer will deliver to the Receivables Trustee, the originator, the rating agencies and each beneficiary, as applicable, and file with the SEC as part of an annual report on Form 10-K filed on behalf of the issuing entity the following documents:

(i)	a report regarding its assessment of compliance during the preceding fiscal year with all applicable servicing criteria set forth in relevant SEC regulations with respect to asset-backed securities transactions taken as a whole involving the servicer that are backed by the same types of assets as those backing the notes;

(ii)	with respect to each assessment report described immediately above, a report by a registered public accounting firm that attests to, and reports on, the assessment made by the asserting party, as set forth in relevant SEC regulations; and

(iii)	a servicer compliance certificate, signed by an authorised officer of the servicer, to the effect that: (i) a review of the servicer’s activities during the reporting period and of its performance under the beneficiary servicing agreement has been made under such officer’s supervision; and (ii) to the best of such officer’s knowledge, based on such review, the servicer has fulfilled all of its obligations under the beneficiaries servicing agreement in all material respects throughout the reporting period or, if there has been a failure known to such officer, the nature and status thereof.

The servicer’s obligation to deliver any servicing assessment report or attestation report and, if required, to file the same with the SEC, is limited to those reports prepared by the servicer and, in the case of reports prepared by any other party, those reports actually received by the servicer.

Copies of all statements, certificates and reports may be obtained by any Noteholder by a request in writing to the Receivables Trustee addressed to the director. Except as described above or as described in this base prospectus or the related prospectus supplement there will not be any independent verification that any duty or obligation to be performed by any transaction party – including the servicer – has been performed by that party.

Termination of Appointment of Servicer

The appointment of an originator as servicer under the beneficiaries servicing agreement and the appointment of any person as joint servicer to replace anyone then acting as the servicer – called a “Successor Servicer” – will terminate when a servicer default occurs and is continuing.

“Servicer Default” means any one of the following events:

(1)	failure on the part of the servicer duly to observe or perform in any respect any other covenant or agreement of the servicer contained in the beneficiaries servicing agreement, or any other relevant document, that has a material adverse effect on the interests of the investor beneficiaries of any outstanding series; this failure will constitute a servicer default only if it remains unremedied and continues to have an adverse effect on the interests of the investor beneficiaries for 60 days after the receipt of a notice of the failure is given by the investor beneficiaries to the servicer; if the notice is given by the investor beneficiaries it will be on the instruction of a group of holders of medium term note certificates representing more than fifty per cent. of the total face value of the medium term note certificates outstanding of any outstanding series adversely affected;

(2)	delegation by the servicer of its duties under the beneficiaries servicing agreement to any other entity, except as permitted by the beneficiaries servicing agreement;

(3)	any relevant representation, warranty or certification made by the servicer in the beneficiaries servicing agreement or in any certificate delivered under the beneficiaries servicing agreement was incorrect when made, which has a material adverse effect on the interests of the investor beneficiaries of any outstanding series; this failure will only be a servicer default if it remains unremedied and continues to have an adverse effect on

Back to Contents

the interests of the investor beneficiaries for 60 days after the receipt of a notice of the failure is given; the notice of the failure will be given by either (1) the receivables trustee to the servicer, or (2) the investor beneficiaries to the receivables trustee and the servicer; if the notice is given by the investor beneficiaries it will be on the instruction of holders of the medium term note certificate representing more than fifty per cent. of the total face value of the medium term note certificate outstanding of any outstanding series adversely affected;

(4)	any of the following:

(a)	the servicer agrees to or takes any corporate action to appoint a receiver, administrator, administrative receiver, trustee or similar officer of it or of all of its revenues and assets; or

(b)	an order of the court is made for its windingup, dissolution, administration or reorganisation that has remained in force undischarged or unstayed for 60 days; or

(c)	a receiver, administrator, administrative receiver, trustee or similar officer of it or all of its revenues and assets, is appointed; and

(5)	any of the following:

(a)	a duly authorised officer of the servicer admits in writing that the servicer is unable to pay its debts as they fall due within the meaning of Section 123(1) of the Insolvency Act 1986; or

(b)	the servicer makes a general assignment for the benefit of or a composition with its creditors or it voluntarily suspends payment of its obligations with a view to the general readjustment or rescheduling of its indebtedness.

In the case of (1), (2) or (3) above the grace period will be 60 Business Days. The grace period is the extra number of days before a servicer default can be called, allowing the servicer to remedy a servicer default that has been caused by socalled acts of God or uncontrollable circumstances. These circumstances are called force majeure events and are listed in the beneficiaries servicing agreement.

Within two Business Days after the servicer becomes aware of any servicer default, the servicer must notify the beneficiaries, each rating agency, the security trustee and any enhancement provider as soon as possible in writing. The beneficiaries must give each rating agency notice of any removal of the servicer or appointment of a Successor Servicer.

Investor beneficiaries acting on the instructions of holders of medium term note certificates representing in total more than twothirds of the total face value of medium term note certificates then outstanding of each series adversely affected by any default by the servicer or the originator in the performance of its obligations under the beneficiaries servicing agreement and any other Relevant Documents, may waive the default unless it is a failure to make any required deposits, or payments of interest or principal for the adversely affected series.

After the servicer receives a termination notice and a Successor Servicer is appointed, the duties of acting as servicer of the receivables under the beneficiaries servicing agreement will pass from the then servicer to the Successor Servicer. The beneficiaries servicing agreement contains the requirements for the transfer of the servicing role, including the transfer of authority over collections, the transfer of electronic records and the disclosure of information.

After it receives a termination notice, the servicer will continue to act as servicer until agreed by it and the beneficiaries. The beneficiaries must try to appoint a Successor Servicer that is an Eligible Servicer.

If the receivables trustee cannot appoint a Successor Servicer and the servicer delivers a certificate that says it cannot in good faith cure the servicer default, then the receivables trustee will start the process of selling the receivables. The beneficiaries will notify any enhancement providers of the proposed sale of the receivables by the receivables trustee to a third party and will provide each enhancement provider an opportunity to bid on purchasing the receivables.

Back to Contents

The proceeds of the sale will be deposited in the Trust Accounts for distribution to the beneficiaries as set out in the declaration of trust and trust cash management agreement and the series supplements.

An “Eligible Servicer” means an entity that, when it is servicer:

(i)	is servicing a portfolio of consumer revolving credit or charge card accounts or other consumer credit accounts;

(ii)	is legally qualified and has the capacity to service the Designated Accounts;

(iii)	is qualified or licensed to use the software that the servicer is then currently using to service the Designated Accounts or obtains the right to use, or has its own, software that is adequate to perform its duties under the beneficiaries servicing agreement; and

(iv)	has, in the opinion of each rating agency, demonstrated the ability to service, professionally and competently, a portfolio of similar accounts in accordance with customary standards of skill and care.

Termination of Appointment of Trust Cash Manager

The appointment of the originator as trust cash manager under the declaration of trust and trust cash management agreement and the appointment of any person as joint trust cash manager or to replace anyone then acting as the trust cash manager – called a “Successor Trust Cash Manager” – will terminate when a trust cash manager default occurs.

“Trust Cash Manager Default” means any one of the following events:

(1)	any failure by the trust cash manager to direct the making of any payment, transfer or deposit or to give instructions or notice to the receivables trustee pursuant to an agreed schedule of collections and allocations; any failure by the trust cash manager to advise the receivables trustee to make any required drawing, withdrawal, or payment under any credit enhancement; these events will be considered failures if they do not happen within five Business Days after the date that they were supposed to happen under the terms of the declaration of trust and trust cash management agreement or any other relevant document;

(2)	failure on the part of the trust cash manager duly to observe or perform in any respect any other covenant or agreement of the trust cash manager contained in the declaration of trust and trust cash management agreement, or any other relevant document, that has a material adverse effect on the interests of the investor beneficiaries of any outstanding series; this failure will constitute a servicer default only if it remains unremedied and continues to have a material adverse effect on the interests of the investor beneficiaries for 60 days after the receipt of a notice of the failure is given; the notice of the failure will be given by either (1) the receivables trustee to the trust cash manager, or (2) the investor beneficiaries to the receivables trustee and the trust cash manager; if the notice is given by the investor beneficiaries it will be on the instruction of a group of holders of medium term note certificates representing more than fifty per cent. of the total face value of the medium term note certificates outstanding of any outstanding series adversely affected;

(3)	delegation by the trust cash manager of its duties under the declaration of trust and trust cash management agreement to any other entity, except as permitted by the declaration of trust and trust cash management agreement;

(4)	any relevant representation, warranty or certification made by the trust cash manager in the declaration of trust and trust cash management agreement or in any certificate delivered under the declaration of trust and trust cash management agreement was incorrect when made, which has a material adverse effect on the interests of the investor beneficiaries of any outstanding series; this failure will be a trust cash manager default only if it remains unremedied and continues to have a material adverse effect on the interests of the investor beneficiaries for 60 days after the receipt of a notice of the failure is given; the notice of the failure will be given by either (1) the receivables trustee

Back to Contents

to the trust cash manager, or (2) the investor beneficiaries to the receivables trustee and the trust cash manager; if the notice is given by the investor beneficiaries it will be on the instruction of holders of medium term note certificates representing more than fifty per cent. of the total face value of the medium term note certificates outstanding of any outstanding series adversely affected;

(5)	any of the following:

(a)	the trust cash manager agrees to or takes any corporate action to appoint a receiver, administrator, administrative receiver, liquidator, trustee or similar officer of it or of all of its revenues and assets; or

(b)	an order of the court is made for its windingup, dissolution, administration or reorganisation that has remained in force undischarged or unstayed for 60 days; or

(c)	a receiver, administrator, administrative receiver, liquidator, trustee or similar officer of it or all of its revenues and assets is appointed; and

(6)	any of the following:

(a)	a duly authorised officer of the trust cash manager admits in writing that the trust cash manager is unable to pay its debts as they fall due within the meaning of Section 123(1) of the Insolvency Act 1986; or

(b)	the trust cash manager makes a general assignment for the benefit of or a composition with its creditors or it voluntarily suspends payment of its obligations with a view to the general readjustment or rescheduling of its indebtedness.

In the case of (1) above the grace period will be 10 Business Days and in the case of (2), (3) or (4) above it will be 60 Business Days. The grace period is the extra number of days before a trust cash manager default will be effective allowing the trust cash manager to remedy a trust cash manager default that has been caused by socalled acts of God or uncontrollable circumstances. These circumstances are called force majeure events and are listed in the declaration of trust and trust cash management agreement.

Within two Business Days after the trust cash manager becomes aware of any trust cash manager default, the trust cash manager must notify the receivables trustee, each rating agency, each investor beneficiary and any enhancement provider as soon as possible in writing. The receivables trustee must give each investor beneficiary and rating agency notice of any removal of the trust cash manager or appointment of a Successor Trust Cash Manager. The receivables trustee must give each rating agency notice of any removal of the trust cash manager.

Investor beneficiaries acting on the instructions of holders of medium term note certificates representing in total more than twothirds of the total face value of medium term note certificates then outstanding of each series adversely affected by any default by the trust cash manager or the originator in the performance of its obligations under the declaration of trust and trust cash management agreement and any other Relevant Documents, may waive the default unless it is a failure to make any required deposits, or payments of interest or principal, for the adversely affected series.

After the trust cash manager receives a termination notice and a Successor Trust Cash Manager is appointed, the duties of acting as trust cash manager of the receivables under the declaration trust and trust cash management agreement will pass from the then trust cash manager to the Successor Trust Cash Manager. The declaration of trust and trust cash management agreement contains the requirements for the transfer of the trust cash management role, including the transfer of authority over collections, the transfer of electronic records and the disclosure of information.

After it receives a termination notice, the trust cash manager will continue to act as trust cash manager until a date agreed by the receivables trustee and the trust cash manager. The receivables trustee must try to appoint a Successor Trust Cash Manager that is an Eligible Trust Cash Manager.

Back to Contents

If the receivables trustee cannot appoint a Successor Trust Cash Manager and the trust cash manager delivers a certificate that says it cannot in good faith cure the trust cash manager default, then the receivables trustee will start the process of selling the receivables. The receivables trustee will notify each enhancement provider of the proposed sale of the receivables by the receivables trustee to a third party and will provide each enhancement provider an opportunity to bid on purchasing the receivables.

The proceeds of the sale will be deposited in the Trust Accounts for distribution to the beneficiaries as set out in the declaration of trust and trust cash management agreement and the series supplements.

An “Eligible Trust Cash Manager” means an entity that, when it is trust cash manager:

(i)	is legally qualified and has the capacity to carry out the trust cash management functions as set forth in the declaration of trust and trust cash management agreement;

(ii)	is qualified or licensed to use the software that the trust cash manager is then currently using to carry out cash management of the receivables or obtains the right to use, or has its own, software that is adequate to perform its duties under the declaration of trust and trust cash management agreement; and

(iii)	has, in the opinion of each rating agency, demonstrated the ability to professionally and competently act as a trust cash manager in accordance with customary standards of skill and care.

Back to Contents

SECURITISATION CASHFLOWS

General

The MTN issuing entity is an investor beneficiary of the receivables trust. Its initial beneficial interest was conferred under a series supplement called the series 991 supplement (series 991 was fully repaid in November 2002) and subsequent beneficial interests were conferred under series supplements called the series 021 (series 02-1 was fully repaid in October 2007), series 031 (series 03-1 was fully repaid in March 2008), series 032 (series 03-2 was fully repaid in June 2006), series 033 (series 03-3 was fully repaid in August 2006), series 041 (series 04-1 was fully repaid in February 2007), series 042 (series 04-2 was fully repaid in November 2007), series 051, series 052, series 053, series 05-4 and series 06-1 supplements. The MTN issuing entity will increase its entitlement under the receivables trust under series supplements. The parties to each series supplement are the receivables trustee and Barclaycard as the originator beneficiary, the Excess Interest Beneficiary, the servicer, the trust cash manager, the originator and the MTN issuing entity as the investor beneficiary.

The MTN issuing entity will increase its beneficial entitlement as investor beneficiary by paying a sterling amount specified in each series’ prospectus supplement/final terms to the receivables trustee on each series’ closing date; we call this amount the “Initial Investor Interest”. For purposes of making calculations about the performance of the undivided beneficial interest of each series in the receivables trust, the investor interest will be referable to notional classes called “Class A”, “Class B”, “Class C” and “Class D” (if applicable).

The MTN issuing entity will receive an Investor Certificate in respect of each series. This Investor Certificate will be evidence of the initial investor beneficial interest for each series in the receivables trust, calculated as referable to Class A, Class B, Class C and Class D, and will be governed by English law.

The MTN issuing entity will confirm the following in each series supplement:

(i)	that its usual place of abode is within the United Kingdom for the purposes of section 874(1)(d) of the Income Tax Act 2007; and

(ii)	that it has a business establishment, for the purposes of Section 9 of the Value Added Tax Act 1994, in the United Kingdom which is either its sole business establishment, with no other fixed establishment anywhere else in the world, or is its business or other fixed establishment at which any services received by it as contemplated in the Relevant Documents are most directly used or to be used or, as the case may be, its business or other fixed establishment which is most directly concerned with any services supplied by it as contemplated in the Relevant Documents.

Group one included series 991 (now repaid) and includes series 021 (now repaid), series 031 (now repaid), series 032 (now repaid), series 033 (now repaid), series 041 (now repaid), series 042, series 051, series 052, series 053, series 05-04 and series 06-1. Each series in group one will not be subordinated to any other investor beneficiary or series. See “– Shared Principal Collections” for the ramifications of a series being included in group one.

Following execution of the series supplement the MTN issuing entity will acquire from Barclays Bank PLC as Excess Interest Beneficiary that part of the rights of Barclays Bank PLC to the Excess Interest attributable to the relevant series.

Definitions

In order for you to understand the following description of the securitisation cashflows, you will need to understand the following definitions.

“Adjusted Investor Interest” means the sum of the Class A Adjusted Investor Interest, the Class B Adjusted Investor Interest, the Class C Adjusted Investor Interest and the Class D Adjusted Investor Interest (if any).

“Available Investor Principal Collections” means, for any monthly period:

(i)	the Investor Principal Collections; minus

Back to Contents

(ii)	the Investor Cash Available for Acquisition that has been calculated as being available to be used during that monthly period; minus

(iii)	if there are any Class D Notes in the relevant Series, the Reallocated Class D Principal Collections that are required to fund the Class A Required Amount, the Class B Required Amount and the Class C Required Amount; minus

(iv)	the Reallocated Class C Principal Collections that are required to fund the Class A Required Amount and the Class B Required Amount; minus

(v)	the Reallocated Class B Principal Collections for that monthly period that are required to fund the Class A Required Amount; plus

(vi)	the Shared Principal Collections from other series in [group one] that are allocated to the relevant series; plus

(vii)	for a monthly period in which the Rapid Amortisation Period starts, any previously identified Investor Cash Available for Acquisition that was not used to acquire receivables.

”Available Series Cash Reserve Account Amount” means, with respect to any Transfer Date, the lesser of (a) the amount on deposit in the Series Cash Reserve Account on such date (before giving effect to any deposit made or to be made pursuant to item (18) under “ – Application of Available Funds” below in the Series Cash Reserve Account on such date) and (b) the Required Series Cash Reserve Account Amount;

“Average Principal Receivables” means, for any period, an amount equal to:

(i)	the sum of the total balance of eligible principal receivables at the end of each day during that period divided by;

(ii)	the number of days in that period.

“Calculation Period” means, for any Distribution Date, the period from and including the previous Distribution Date or, in the case of the first Distribution Date, from and including the relevant closing date, to but excluding the date specified in the relevant prospectus supplement/final terms.

The “Cash Management Fee” is that portion of the Trust Cash Management Fee attributable to a particular series, as set out in the relevant prospectus supplement/final terms.

“Class A Additional Finance Amount” means the amount calculated as follows:

Days in Calculation Period 365 (366 in a leap year)	x	The Class A Finance Rate plus 2.0 per cent.	x	Any unpaid Class A Deficiency Amount on the prior Transfer Date

“Class A Adjusted Investor Interest” means at any time an amount equal to the Class A Investor Interest minus the balance on deposit in the Principal Funding Account, but not more than the Class A Investor Interest.

“Class A Debt Amount” means the Class A Initial Investor Interest minus the total principal payments made to the MTN issuing entity referable to the Class A Investor Interest from the property of the receivables trust. On the Series Termination Date, the Class A Debt Amount will be zero.

“Class A Deficiency Amount” is the excess, if any, of the Class A Monthly Required Expense Amount for the prior Transfer Date – disregarding for this purpose the MTN Issuing Entity Costs Amount – over the funds referable to Class A actually credited to the Series Distribution Ledger for payment of the Class A Monthly Required Expense Amount on that Transfer Date.

The “Class A Finance Rate” for any Calculation Period will be specified in the relevant prospectus supplement/final terms.

Back to Contents

“Class A Initial Investor Interest” means the sterling equivalent of the amount set out in the relevant prospectus supplement/final terms using, if applicable, the fixed exchange rate in the relevant Swap Agreements.

“Class A Investor Charge-Off” means, with reference to a particular series, a reduction in the Class A Investor Interest on any Transfer Date by the amount, if any, by which the Class A Investor Default Amount exceeds the total amount of Available Funds, Reallocated Class B Principal Collections, Reallocated Class C Principal Collections, Reallocated Class D Principal Collections (if any), the Class D Investor Interest (if any), the Class C Investor Interest and the Class B Investor Interest, in each case available and allocated on that Transfer Date to fund the Class A Investor Default Amount.

“Class A Investor Interest” means at any time, with reference to a particular series, an amount equal to:

(i)	the Class A Initial Investor Interest, minus

(ii)	the total principal payments made to the MTN issuing entity for the purposes of calculation treated as referable to the Class A Investor Interest from the property of the receivables trust, minus

(iii)	the total amount of Class A Investor ChargeOffs for all prior Transfer Dates, plus

(iv)	the total amount of any reimbursements of Class A Investor ChargeOffs on all prior Transfer Dates.

The Class A Investor Interest, however, may not be reduced below zero.

“Class A Monthly Finance Amount” means the amount calculated as follows:

Days in Calculation Period 365 (366 in a leap year)	x	The Class A Finance Rate	x	The Class A Debt Amount

The “Class A Monthly Principal Amount” is the least of:

(i)	the Available Investor Principal Collections standing to the credit of the Principal Collections Ledger on that Transfer Date;

(ii)	for each Transfer Date for the Controlled Accumulation Period or the Regulated Amortisation Period before the Series Scheduled Redemption Date, the Controlled Deposit Amount for that Transfer Date; and

(iii)	the Class A Adjusted Investor Interest – adjusted to account for any unreimbursed Class A Investor ChargeOffs.

The “Class A Required Amount” for any Transfer Date will be the amount, if any, by which the sum of:

(i)	the Class A Monthly Required Expense Amount; and

(ii)	the Class A Investor Default Amount,

exceeds the Available Funds allocated and available to meet such purposes.

The “Class A Monthly Required Expense Amount” for any Transfer Date will be the sum of the following items:

(i)	the MTN Issuing Entity Costs Amount;

(ii)	the Class A Monthly Finance Amount;

(iii)	the Class A Deficiency Amount;

(iv)	the Class A Additional Finance Amount; and

Back to Contents

(v)	the Monthly Loan Expenses Amount.

“Class B Additional Finance Amount” means the amount calculated as follows:

Days in Calculation Period 365 (366 in a leap year)	x	The Class B Finance Rate plus 2 per cent.	x	Any unpaid Class B Deficiency Amount on the prior Transfer Date

“Class B Adjusted Investor Interest” means, at any time, an amount equal to the Class B Investor Interest minus the balance on deposit in the Principal Funding Account in excess of the Class A Investor Interest, but not more than the Class B Investor Interest.

“Class B Debt Amount” means the Class B Initial Investor Interest minus the total principal payments made to the MTN issuing entity referable to the Class B Investor Interest from the property of the receivables trust. On the each series’ termination date, the Class B Debt Amount will be zero.

“Class B Deficiency Amount” is the excess, if any, of the Class B Monthly Required Expense Amount for the prior Transfer Date over the funds referable to Class B actually credited to the Series Distribution Ledger for payment of the Class B Monthly Required Expense Amount on that Transfer Date.

The “Class B Finance Rate” for any Calculation Period will be specified in the relevant prospectus supplement/final terms.

“Class B Fixed Allocation” means, with respect to any monthly period following the Revolving Period, the percentage equivalent of a fraction, the numerator of which is the Class B Investor Interest as of the close of business on the last day of the Revolving Period and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period.

“Class B Floating Allocation” means, with respect to any monthly period, the percentage equivalent of a fraction, the numerator of which is the Class B Adjusted Investor Interest as of the close of business on the last day of the preceding monthly period and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day provided, however, that, with respect to the first monthly period, the Class B Floating Allocation shall mean the percentage equivalent of a fraction, the numerator of which is the Class B Initial Investor Interest and the denominator of which is the Initial Investor Interest.

“Class B Initial Investor Interest” means the sterling equivalent of the amount set out in the relevant prospectus supplement/final terms using, if applicable, the fixed exchange rate in the relevant Swap Agreements.

“Class B Investor Allocation” means for any monthly period, (a) with respect to receivables in Defaulted Accounts and Finance Charge Receivables at any time or Principal Receivables during the Revolving Period, the Class B Floating Allocation, and (b) with respect to Principal Receivables during the Controlled Accumulation Period, the Regulated Amortisation Period or the Rapid Amortisation Period, the Class B Fixed Allocation.

“Class B Investor Charge-Off” means, with reference to a particular series, a reduction in the Class B Investor Interest on any Transfer Date by the amount, if any, by which the Class B Investor Default Amount exceeds the total amount of Available Funds, Reallocated Class C Principal Collections, Reallocated Class D Principal Collections (if any), the Class C Investor Interest and the Class D Investor Interest (if any), in each case available and allocated on that Transfer Date to fund the Class B Investor Default Amount.

“Class B Investor Interest” means, at any time, with reference to a particular series, an amount equal to:

(i)	the Class B Initial Investor Interest, minus

(ii)	the total principal payments made to the MTN issuing entity, for the purposes of calculation treated as referable to the Class B Investor Interest from the property of the receivables trust, minus

(iii)	the total amount of Class B Investor ChargeOffs for all prior Transfer Dates, minus

Back to Contents

(iv)	the total amount of Reallocated Class B Principal Collections allocated on all prior Transfer Dates that have been used to fund the Class A Required Amount, excluding any Reallocated Class B Principal Collections that have resulted in a reduction in the Class C Investor Interest, minus

(v)	an amount equal to any reductions in the Class B Investor Interest on all prior Transfer Dates to fund the Class A Investor Default Amount, plus

(vi)	the total amount of Available Funds allocated and available on all prior Transfer Dates to reimburse amounts deducted under (iii), (iv) and (v) above.

The Class B Investor Interest, however, may not be reduced below zero.

The “Class B Monthly Principal Amount” is the least of:

(i)	the Available Investor Principal Collections standing to the credit of the Principal Collections Ledger on that Transfer Date minus, if applicable, the Class A Monthly Principal Amount;

(ii)	for each Transfer Date for the Controlled Accumulation Period or the Regulated Amortisation Period before the Series Scheduled Redemption Date, an amount equal to the Controlled Deposit Amount minus, if applicable, the Class A Monthly Principal Amount; and

(iii)	the Class B Adjusted Investor Interest – adjusted to account for any unreimbursed reductions in the Class B Investor Interest for reasons other than principal payments.

“Class B Monthly Finance Amount” means the amount calculated as follows:

Days in Calculation Period 365 (366 in a leap year)	x	The Class B Finance Rate	x	The Class B Debt Amount

The “Class B Monthly Required Expense Amount” for any Transfer Date will be the sum of the following items:

(i)	the Class B Monthly Finance Amount;

(ii)	the Class B Deficiency Amount; and

(iii)	the Class B Additional Finance Amount.

The “Class B Required Amount” for any Transfer Date will be the sum of (1) the amount, if any, by which the Class B Monthly Required Expense Amount exceeds the Available Funds allocated and available for that purpose, and (2) the Class B Investor Default Amount.

“Class C Additional Finance Amount” means the amount calculated as follows:

Days in Calculation Period 365 (366 in a leap year)	x	The Class C Finance Rate plus 2 per cent.	x	Any unpaid Class C Deficiency Amounts on the prior Transfer Date

“Class C Adjusted Investor Interest” means, at any time, an amount equal to the Class C Investor Interest minus the balance on deposit in the Principal Funding Account in excess of the sum of the Class A Investor Interest and the Class B Investor Interest, but not more than the Class C Investor Interest.

“Class C Debt Amount” means the Class C Initial Investor Interest minus the total principal payments made to the MTN issuing entity referable to the Class C Investor Interest from the property of the receivables trust. On each series’ termination date, the Class C Debt Amount will be zero.

“Class C Deficiency Amount” is the excess, if any, of the Class C Monthly Required Expense Amount for the prior Transfer Date over the funds allocable to Class C actually credited to the Series

Back to Contents

Distribution Ledger for payment of the Class C Monthly Required Expense Amount on that Transfer Date.

The “Class C Finance Rate” for any Calculation Period will be specified in the relevant prospectus supplement/final terms.

“Class C Fixed Allocation” means, with respect to any monthly period following the Revolving Period, the percentage equivalent of a fraction, the numerator of which is the Class C Investor Interest as of the close of business on the last day of the Revolving Period and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period.

“Class C Floating Allocation” means, with respect to any monthly period, the percentage equivalent of a fraction, the numerator of which is the Class C Adjusted Investor Interest as of the close of business on the last day of the preceding monthly period and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day provided, however, that, with respect to the first monthly period, the Class C Floating Allocation shall mean the percentage equivalent of a fraction, the numerator of which is the Class C Initial Investor Interest and the denominator of which is the Initial Investor Interest.

“Class C Initial Investor Interest” means the sterling equivalent of the amount specified in the relevant prospectus supplement/final terms using, if applicable, the fixed exchange rate in the relevant Swap Agreements.

“Class C Investor Allocation” means for any monthly period, (a) with respect to receivables in Defaulted Accounts and Finance Charge Receivables at any time or Principal Receivables during the Revolving Period, the Class C Floating Allocation, and (b) with respect to Principal Receivables during the Controlled Accumulation Period, the Regulated Amortisation Period or the Rapid Amortisation Period, the Class C Fixed Allocation.

“Class C Investor Charge-Off” means, with reference to a particular series, a reduction in the Class C Investor Interest on any Transfer Date by the amount, if any, by which the Class C Investor Default Amount exceeds the total amount of Available Funds, Reallocated Class D Principal Collections (if any) and the Class D Investor Interest (if any), in each case available and allocated on that Transfer Date to fund the Class C Investor Default Amount.

“Class C Investor Interest” means at any time, with reference to a particular series, an amount equal to:

(i)	the Class C Initial Investor Interest, minus

(ii)	the total principal payments made to the MTN issuing entity for the purposes of calculation treated as referable to the Class C Investor Interest from the property of the receivables trust, minus

(iii)	the total amount of Class C Investor ChargeOffs for all prior Transfer Dates, minus

(iv)	the total amount of Reallocated Class B Principal Collections allocable to the Class C Investor Interest and Reallocated Class C Principal Collections on all prior Transfer Dates that have been used to fund the Class A Required Amount or the Class B Required Amount, minus

(v)	an amount equal to any reductions in the Class C Investor Interest on all prior Transfer Dates to fund the Class A Investor Default Amount and the Class B Investor Default Amount, plus

(vi)	the total amount of Available Funds allocated and available on all prior Transfer Dates to reimburse amounts deducted under (iii), (iv) and (v) above.

The Class C Investor Interest, however, may not be reduced below zero.

“Class C Monthly Finance Amount” means the amount calculated as follows:

Days in Calculation Period 365 (366 in a leap year)	x	The Class C Finance Rate	x	The Class C Debt Amount

Back to Contents

The “Class C Monthly Principal Amount” is the lesser of:

(i)	the Available Investor Principal Collections standing to the credit of the Principal Collections Ledger on that Transfer Date minus, if applicable, the Class A Monthly Principal Amount and the Class B Monthly Principal Amount; and

(ii)	the Class C Adjusted Investor Interest – adjusted to account for any unreimbursed reductions in the Class C Investor Interest for reasons other than principal payments.

The “Class C Monthly Required Expense Amount” will be the sum of the following items:

(i)	the Class C Monthly Finance Amount;

(ii)	the Class C Deficiency Amount; and

(iii)	the Class C Additional Finance Amount.

The “Class C Required Amount” for any Transfer Date will be the sum of (1) the amount, if any, by which the Class C Monthly Required Expense Amount exceeds the Available Funds allocated and available for that purpose, and (2) the Class C Investor Default Amount.

“Class D Additional Finance Amount” means the amount calculated as follows:

Days in Calculation Period 365 (366 in a leap year)	x	The Class D Finance Rate plus 2 per cent.	x	Any unpaid Class D Deficiency Amounts on the prior Transfer Date

“Class D Adjusted Investor Interest” means, at any time, an amount equal to the Class D Investor Interest minus the balance on deposit in the Principal Funding Account in excess of the sum of the Class A Investor Interest, the Class B Investor Interest and the Class C Investor Interest, but not more than the Class D Investor Interest.

“Class D Debt Amount” means the Class D Initial Investor Interest minus the total principal payments made to the MTN issuing entity referable to the Class D Investor Interest from the property of the receivables trust. On each series’ termination date, the Class D Debt Amount will be zero.

“Class D Deficiency Amount” is the excess, if any, of the Class D Monthly Required Expense Amount for the prior Transfer Date over the funds allocable to Class D actually credited to the Series Distribution Ledger for payment of the Class D Monthly Required Expense Amount on that Transfer Date.

The “Class D Finance Rate” for any Calculation Period will be specified in the relevant prospectus supplement/final terms.

“Class D Fixed Allocation” means, with respect to any monthly period following the Revolving Period, the percentage equivalent of a fraction, the numerator of which is the Class D Investor Interest as of the close of business on the last day of the Revolving Period and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period.

“Class D Floating Allocation” means, with respect to any monthly period, the percentage equivalent of a fraction, the numerator of which is the Class D Adjusted Investor Interest as of the close of business on the last day of the preceding monthly period and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day provided, however, that, with respect to the first monthly period, the Class D Floating Allocation shall mean the percentage equivalent of a fraction, the numerator of which is the Class D Initial Investor Interest and the denominator of which is the Initial Investor Interest.

“Class D Initial Investor Interest” means the sterling equivalent of the amount specified in the relevant prospectus supplement/final terms using, if applicable, the fixed exchange rate in the Swap Agreements.

“Class D Investor Allocation” means for any monthly period, (a) with respect to receivables in Defaulted Accounts and Finance Charge Receivables at any time or Principal Receivables during the Revolving Period, the Class D Floating Allocation, and (b) with respect to Principal Receivables during

Back to Contents

the Controlled Accumulation Period, the Regulated Amortisation Period or the Rapid Amortisation Period, the Class D Fixed Allocation.

“Class D Investor Charge-Off” means, with reference to a particular series, a reduction in the Class D Investor Interest on any Transfer Date by the amount, if any, by which the Class D Investor Default Amount exceeds the amount of Available Funds available and allocated on that Transfer Date to fund the Class D Investor Default Amount.

“Class D Investor Interest” means at any time, with reference to a particular series, an amount equal to:

(i)	the Class D Initial Investor Interest, minus

(ii)	the total principal payments made to the MTN issuing entity for the purposes of calculation treated as referable to the Class D Investor Interest from the property of the receivables trust, minus

(iii)	the total amount of Class D Investor ChargeOffs for all prior Transfer Dates, minus

(iv)	the total amount of Reallocated Class C Principal Collections allocable to the Class D Investor Interest and Reallocated Class D Principal Collections on all prior Transfer Dates that have been used to fund the Class A Required Amount, the Class B Required Amount or the Class C Required Amount, minus

(v)	an amount equal to any reductions in the Class D Investor Interest on all prior Transfer Dates to fund the Class A Investor Default Amount, the Class B Investor Default Amount and the Class C Investor Default Amount, plus

(vi)	the total amount of Available Funds allocated and available on all prior Transfer Dates to reimburse amounts deducted under (iii), (iv) and (v) above.

The Class D Investor Interest, however, may not be reduced below zero.

“Class D Monthly Finance Amount” means the amount calculated as follows:

Days in Calculation Period 365 (366 in a leap year)	x	The Class D Finance Rate	x	The Class D Debt Amount

The “Class D Monthly Principal Amount” is the lesser of:

(i)	the Available Investor Principal Collections standing to the credit of the Principal Collections Ledger on that Transfer Date minus, if applicable, the Class A Monthly Principal Amount, the Class B Monthly Principal Amount and the Class C Monthly Principal Amount; and

(ii)	the Class D Adjusted Investor Interest – adjusted to account for any unreimbursed reductions in the Class D Investor Interest for reasons other than principal payments.

The “Class D Monthly Required Expense Amount” will be the sum of the following items:

(i)	the Class D Monthly Finance Amount;

(ii)	the Class D Deficiency Amount; and

(iii)	the Class D Additional Finance Amount.

“Companion Series” means:

(i)	each series that has been paired with another series so that the reduction of the investor interest of the paired series results in the increase of the investor interest of the other series, as described in the related series supplements; and

(ii)	the other series.

Back to Contents

A “Determination Date” means the date falling two Business Days before a Transfer Date.

The first “Distribution Date” will be the relevant First Interest Payment Date and each subsequent Distribution Date will be the relevant Regular Interest Payment Date (unless otherwise specified in the relevant prospectus supplement/final terms).

“Expense Rate” means, for any Transfer Date:

A + B + C D	x	12

where:

A = the sum of the Class A Monthly Required Expense Amount, the Class B Monthly Required Expense Amount, the Class C Monthly Required Expense Amount and the Class D Monthly Required Expense Amount;

B = the Investor Servicing Fee;

C = the Investor Trust Cash Management Fee; and

D = the investor interest.

“Initial Investor Interest” means, in relation to a particular series, the sum of the Class A Initial Investor Interest, the Class B Initial Investor Interest, the Class C Initial Investor Interest and the Class D Initial Investor Interest (if any).

“investor interest” means, in relation to a particular series, the sum of the Class A Investor Interest, the Class B Investor Interest, the Class C Investor Interest and the Class D Investor Interest (if any).

“Investor Principal Collections” means, for any monthly period, the sum of:

(i)	principal collections credited to the Principal Collections Ledger identified for each series, after adjustments for Unavailable Principal Collections during the Controlled Accumulation Period, the Regulated Amortisation Period and the Rapid Amortisation Period; plus

(ii)	amounts treated as Investor Principal Collections up to the Class A Investor Default Amount and distributed out of Available Funds, Reallocated Class D Principal Collections, Reallocated Class C Principal Collections and Reallocated Class B Principal Collections; plus

(iii)	amounts treated as Investor Principal Collections up to the Class B Investor Default Amount and distributed out of Available Funds and Reallocated Class D Principal Collections and Reallocated Class C Principal Collections; plus

(iv)	amounts treated as Investor Principal Collections up to the Class C Investor Default Amount and distributed out of Available Funds and Reallocated Class D Principal Collections; plus

(v)	amounts treated as Investor Principal Collections up to the Class D Investor Default Amount and distributed out of Available Funds; plus

(vi)	Available Funds treated as Investor Principal Collections used to reimburse Class A Investor ChargeOffs, any reductions in the Class B Investor Interest, any reductions in the Class C Investor Interest and any reductions in the Class D Investor Interest; plus

(vii)	Unavailable Principal Collections credited to the Principal Collections Ledger and to be treated as Investor Principal Collections; see “– Unavailable Principal Collections”.

The “Issuing Entity Distribution Account” is a bank account in the name of the issuing entity that will be used to deposit amounts distributed to the issuing entity on the medium term note certificate from the MTN issuing entity.

Back to Contents

“Minimum Originator Interest” means 5 per cent. of the Average Principal Receivables. The originator may reduce the Minimum Originator Interest in the following circumstances:

(i)	upon 30 days prior notice to the receivables trustee, each rating agency and any enhancement provider entitled to receive notice under its supplement;

(ii)	upon written confirmation from each rating agency that the reduction will not result in the reduction or withdrawal of the ratings of the rating agency for any outstanding Related Beneficiary Debt, including, for the relevant series, the notes; and

(iii)	delivery to the receivables trustee and each enhancement provider of an officer’s certificate stating that the originator reasonably believes that the reduction will not, based on the facts known to the officer at the time of the certification, cause, at that time or in the future, a Pay Out Event to occur for any investor beneficiary.

The Minimum Originator Interest will never be less than 2 per cent. of the Average Principal Receivables.

“Minimum Aggregate Principal Receivables” means, an amount equal to the sum of the numerators used in the calculation of the investor percentages for principal collections for all outstanding series on that date. For any series in its rapid accumulation period, as defined in its supplement, with an investor interest as of that date of determination equal to the balance on deposit in the principal funding account for that series, the numerator used in the calculation of the investor percentage for principal collections for that eligible series will, only for the purpose of the definition of Minimum Aggregate Principal Receivables, be zero.

“Monthly Loan Expenses Amount” means, for any Transfer Date, the amount equal to any monthly interest accrual which is due and payable, including any amount outstanding in respect of previous Transfer Dates, if any, under the Expenses Loan Agreement.

“MTN Issuing Entity Costs Amount” means an amount equal to any third party fees, costs and expenses payable by the MTN issuing entity that are accrued and due and payable on a Transfer Date. This amount includes the fees, costs and expenses of the security trustee and any receiver appointed pursuant to the security trust deed and MTN cash management agreement, plus, any fees, costs and expenses remaining unpaid from previous Transfer Dates including in each case, any part of such fees, costs and expenses as represents VAT (if any).

“Portfolio Yield” means, for any monthly period:

(A + B + C + D – E) F	x	12

where:

A = the finance charge collections allocable to the relevant series;

B = the Acquired Interchange allocable to the relevant series;

C = the Principal Funding Investment Proceeds up to the Covered Amount;

D = the amount, if any, to be withdrawn from the Re-investment Account that is included in Available Funds;

E = the Investor Default Amount; and

F = the investor interest.

“Qualified Institution” means (1) an institution which at all times has a shortterm unsecured debt rating of at least A1+ by Standard & Poor’s and P1 by Moody’s, or (2) an institution acceptable to each rating agency.

“Reallocated Class B Principal Collections” means, for any Transfer Date, the principal collections allocable to the Class B Investor Interest for the related monthly period in an amount not to

Back to Contents

exceed the Class A Required Amount, after applying Available Funds and Reallocated Class C Principal Collections to cover the Class A Required Amount. Reallocated Class B Principal Collections cannot exceed the Class B Investor Interest after giving effect to any unreimbursed Class B Investor ChargeOffs. Reallocated Class B Principal Collections will reduce the Class B Investor Interest.

“Reallocated Class C Principal Collections” means, for any Transfer Date, the principal collections allocable to the Class C Investor Interest for the related monthly period in an amount not to exceed the Class A Required Amount and the Class B Required Amount after applying Available Funds and Reallocated Class D Principal Collections to cover the Class A Required Amount and the Class B Required Amount. Reallocated Class C Principal Collections cannot exceed the Class C Investor Interest after giving effect to any unreimbursed Class C Investor ChargeOffs. Reallocated Class C Principal Collections will reduce the Class C Investor Interest.

“Reallocated Class D Principal Collections” means, for any Transfer Date, the principal collections allocable to the Class D Investor Interest for the related monthly period in an amount not to exceed the Class A Required Amount and the Class B Required Amount and the Class C Required Amount after applying Available Funds to cover the Class A Required Amount, the Class B Required Amount and the Class C Required Amount. Reallocated Class D Principal Collections cannot exceed the Class D Investor Interest after giving effect to any unreimbursed Class D Investor ChargeOffs. Reallocated Class D Principal Collections will reduce the Class D Investor Interest.

“Reinvested Investor Principal Collections” means, for any Business Day during a monthly period:

(i)	principal collections credited to the Principal Collections Ledger identified for the relevant series, after adjustments for Unavailable Principal Collections during the Controlled Accumulation Period, the Regulated Amortisation Period and the Rapid Amortisation Period – for any day called the “Daily Investor Principal Collections”; minus

(ii)	the amount specified in the prospectus supplement/final terms by reference to the percentage of notes that are not the most senior class of notes for such Series.

“Release Date” means the date specified as such in the relevant prospectus supplement/final terms.

“Required Retained Investor Allocation” means, those principal collections retained in the undivided Principal Collections Ledger each month calculated by reference to the Required Retained Principal Percentage, that can be utilised, if needed, as Utilised Required Retained Investor Allocation.

“Required Retained Principal Percentage” means, on the date of processing of the relevant Principal Collections, the sum of (a) the Class D Investor Allocation, (b) the Class C Investor Allocation and (c) the Class B Investor Allocation.

The “Required Re-investment Amount” for any Transfer Date on or after the Re-investment Account Funding Date will be:

(i)	[0.50] per cent. of the relevant series’ Class A Investor Interest; or

(ii)	the amount specified in the relevant prospectus supplement/final terms;

“Series Debt Amount” means, in relation to a particular series, the sum of the Class A Debt Amount, the Class B Debt Amount, the Class C Debt Amount and the Class D Debt Amount (if any).

The “Series Distribution Account” is a bank account in the name of the MTN issuing entity that will be used to deposit amounts distributed to the MTN issuing entity for the relevant series Investor Certificates from the receivables trust.

The “Series Distribution Ledger” is a ledger for a particular series in the Trustee Collection Account. See “– Distribution Ledgers”.

The “Series Termination Date” is the earlier of the Distribution Date on which the investor interest has been reduced to zero and the Distribution Date.

Back to Contents

“Shared Monthly Principal Payment” shall mean with respect to any monthly period, for all outstanding issuance which is in an Amortisation Period, the sum of:

(i)	the controlled or regulated deposit amount for the related Transfer Date for any outstanding issuance in a controlled accumulation period or regulated amortisation period;

(ii)	the relevant investor interest as of the end of the prior monthly period taking into account any payments to be made on the following Distribution Date for any outstanding issuance in a Rapid Amortisation Period; and

(iii)	such other amounts as may be specified in the related series supplements for all outstanding issuance.

“Utilised Required Retained Investor Allocation” means amounts utilised as Reallocated Class D Principal Collections, Reallocated Class C Principal Collections or (as the case may be) as Reallocated Class B Principal Collections.

The “Re-investment Account Funding Date” will be the Transfer Date that starts no later than three months before the start of the Controlled Accumulation Period. This date will be an earlier date if the Portfolio Yield decreases below levels described in the series supplement. In any case, this date will be no earlier than 12 months before the start of the Controlled Accumulation Period.

Beneficial Entitlement of the MTN Issuing Entity to Trust Property Other Than in Respect of the Excess Interest

The beneficial entitlement of the MTN issuing entity as the investor beneficiary for each series to eligible principal receivables – which includes principal collections that are the property of the receivables trust but excludes the amount on deposit in the Principal Funding Account – is equal to the proportion that the Adjusted Investor Interest bears to the amount of eligible principal receivables assigned or purported to be assigned to the receivables trust at any time. However, the beneficial entitlement for each notional class will not exceed the Class A Adjusted Investor Interest, the Class B Adjusted Investor Interest, the Class C Adjusted Investor Interest or the Class D Adjusted Investor Interest, as applicable, at any time.

The beneficial entitlement of the MTN issuing entity as the investor beneficiary for each series to finance charge collections during any monthly period is equal to the proportion that the floating allocation for each notional class bears to the investor percentage of finance charge collections for such monthly period credited to the Finance Charge Collections Ledger from time to time during that monthly period. However, the beneficial entitlement will not exceed the sum of the monthly required expense amount, the Investor Servicing Fee, the Investor Trust Cash Management Fee and the Investor Default Amount for any notional class of each series during any monthly period.

The beneficial entitlement of the MTN issuing entity as the investor beneficiary for each series at any time to any other property of the receivables trust will be equal to the proportion that the aggregate of the Class A Adjusted Investor Interest, the Class B Adjusted Investor Interest, the Class C Adjusted Investor Interest and the Class D Adjusted Investor Interest bears to the amount of eligible principal receivables from time to time assigned or purported to be assigned to the receivables trust.

The MTN issuing entity will be beneficially entitled to all monies held in any Trust Account other than:

(i)	the Trustee Collection Account – except for the distribution ledger for each series; or

(ii)	the Trustee Acquisition Account;

that are expressly segregated by separate account or by ledger entry or otherwise, as allocated to the MTN issuing entity.

Allocation, Calculation and Distribution of Finance Charge Collections to the MTN Issuing Entity

On each day on which collections are transferred to the Trustee Collection Account during the Revolving Period, the Controlled Accumulation Period and, if applicable, the Regulated Amortisation

Back to Contents

Period or the Rapid Amortisation Period, the receivables trustee will credit to the Finance Charge Collections Ledger for each series an amount calculated as follows:

A X B Where:

A	=	the Floating Investor Percentage; and

B	=	the total amount of finance charge collections processed on that date.

“Floating Investor Percentage” means, for any monthly period, the following fraction expressed as a percentage

A
______________________
the greater of B or C

Where:

A	=	the Adjusted Investor Interest;

B	=	the total balance of eligible principal receivables in the receivables trust plus the Unavailable Principal Collections standing to the credit of the Principal Collections Ledger

C	=	the sum of the numerators used to calculate the floating investor percentages for all outstanding series.

These amounts will be calculated for any monthly period other than the first monthly period as of the last day of the prior monthly period. For the first monthly period, they will be calculated as of the relevant closing date. The Floating Investor Percentage will never exceed 100 per cent.

Notwithstanding the above, for a monthly period in which an Addition Date occurs, B in the fraction used to calculate the Floating Investor Percentage will be:

(i)	for the period from the first day of the monthly period to the Addition Date, the total balance of eligible principal receivables in the receivables trust plus the Unavailable Principal Collections standing to the credit of the Principal Collections Ledger at the close of business on the last day of the prior monthly period; and

(ii)	for the period from the Addition Date through the last day of the monthly period, the total balance of eligible principal receivables in the receivables trust plus the Unavailable Principal Collections standing to the credit of the Principal Collections Ledger on the Addition Date – taking into account the eligible principal receivables added to the receivables trust.

If, in any monthly period the investor interest would be zero if the payments to be made on the Distribution Date in that monthly period were made on the last day of the prior monthly period, the Floating Investor Percentage will be zero.

Available Funds

“Available Funds” for any monthly period equals the sum of the following amounts credited to the Finance Charge Collections Ledger for that monthly period:

(i)	the finance charge collections allocated to the relevant series;

(ii)	the Acquired Interchange allocated to the relevant series;

(iii)	for any monthly period during the Controlled Accumulation Period before payment in full of the investor interest, the Principal Funding Investment Proceeds – up to a maximum amount equal to the Covered Amount; see “– Principal Funding Account”;

(iv)	any amounts withdrawn from the Re-investment Account; see “– Re-investment Account”; and

(v)	any amounts withdrawn from the Series Cash Reserve Account; see “– Series Cash Reserve Account”.

Back to Contents

The amount of Acquired Interchange allocated to the relevant series for any monthly period will be the product of the Acquired Interchange and the Floating Investor Percentage. This allocated Acquired Interchange will be credited to the Finance Charge Collections Ledger.

Application of Available Funds

On each Transfer Date, the receivables trustee will withdraw the Available Funds from the Finance Charge Collections Ledger, and they will be distributed in the following order:

(1)	the Investor Trustee Payment Amount plus any unpaid Investor Trustee Payment Amounts from prior Transfer Dates will be used by the receivables trustee to satisfy the Investor Trustee Payment Amounts;

(2)	the MTN Issuing Entity Costs Amounts will be credited to the Series Distribution Ledger;

(3)	the Servicing Fee and Cash Management Fee and any due and unpaid Servicing Fees or Cash Management Fees from prior Transfer Dates will be distributed to the servicer or trust cash manager, as applicable;

(4)	the sum of the Class A Monthly Finance Amount, the Class A Deficiency Amount and the Class A Additional Finance Amount will be credited to the Series Distribution Ledger;

(5)	the Monthly Loan Expenses Amount will be credited to the Series Distribution Ledger;

(6)	the sum of the Class B Monthly Finance Amount, the Class B Deficiency Amount and the Class B Additional Finance Amount – called the “Class B Monthly Distribution Amount” –will be credited to the Series Distribution Ledger;

(7)	an amount equal to the Class A Investor Default Amount will be allocated to Class A and treated as a portion of Investor Principal Collections referable to Class A and credited to the Principal Collections Ledger;

(8)	an amount equal to the total amount of Class A Investor ChargeOffs that have not been previously reimbursed will be used to reinstate the Class A Investor Interest, treated as a portion of Investor Principal Collections allocated to Class A and credited to the Principal Collections Ledger;

(9)	to fund the Class B Investor Default Amount; any amount available to pay the Class B Investor Default Amount will be allocated to Class B and treated as a portion of Investor Principal Collections allocated to Class B and credited to the Principal Collections Ledger;

(10)	an amount equal to the total amount by which the Class B Investor Interest has been reduced below the Class B Initial Investor Interest for reasons other than the payment of principal – but not in excess of the aggregate amount of such reductions which have not been previously reimbursed – will be used to reinstate the Class B Investor Interest, treated as a portion of Investor Principal Collections and credited to the Principal Collections Ledger;

(11)	an amount equal to the sum of the Class C Monthly Finance Amount, the Class C Deficiency Amount and the Class C Additional Finance Amount – called the “Class C Monthly Distribution Amount” – will be credited to the Series Distribution Ledger;

(12)	an amount equal to the Class C Investor Default Amount will be allocated to Class C and treated as a portion of Investor Principal Collections allocated to Class C and credited to the Principal Collections Ledger;

(13)	an amount equal to the total amount by which the Class C Investor Interest has been reduced below the Class C Investor Interest for reasons other than the payment of principal – but not in excess of the total amount of the reductions that have not been previously reimbursed – will be used to reinstate the Class C Investor Interest, treated as

Back to Contents

a portion of Investor Principal Collections and credited to the Principal Collections Ledger;

(14)	an amount equal to the sum of the Class D Monthly Finance Amount, the Class D Deficiency Amount and the Class D Additional Finance Amount – called the “Class D Monthly Distribution Amount” – will be credited to the Series Distribution Ledger;

(15)	if a series is specified as having a Class D, then an amount equal to the Class D Investor Default Amount will be allocated to Class D and treated as a portion of Investor Principal Collections allocated to Class D and credited to the Principal Collections Ledger;

(16)	if a series is specified as having a Class D, then an amount equal to the total amount by which the Class D Investor Interest has been reduced below the Class D Investor Interest for reasons other than the payment of principal – but not in excess of the total amount of the reductions that have not been previously reimbursed – will be used to reinstate the Class D Investor Interest, treated as a portion of Investor Principal Collections and credited to the Principal Collections Ledger;

(17)	on each Transfer Date from and after the Re-investment Account Funding Date, but before the date on which the Re-investment Account terminates, an amount up to the excess, if any, of the Required Re-investment Account Amount over the amount on deposit in the Re-investment Account will be deposited into the Re-investment Account;

(18)	on each Distribution Date prior to the Release Date, if the available amount on deposit in the Series Cash Reserve Account is less than the Required Series Cash Reserve Account Amount, an amount up to any excess will be deposited into the Series Cash Reserve Account;

(19)	an amount equal to any Aggregate Investor Indemnity Amount for the relevant series will be paid to the originator and will then cease to be property of the receivables trust;

(20)	the Series Extra Amount will be paid into the Series Distribution Account and will be owned by the MTN issuing entity;

(21)	on any Distribution Date, an amount equal to the principal calculated as payable in accordance with the Expenses Loan Agreement, if any, will be paid into the Series Distribution Account; and

(22)	the balance, if any, after giving effect to the payments made under paragraphs (1) through (21) above will be paid to the MTN issuing entity as assignee of the excess interest beneficiary and will then cease to be property of the receivables trust.

On each Distribution Date, all amounts credited to the Series Distribution Ledger for the amounts in (2), (3) and (4) above will be deposited in the Series Distribution Account. The aggregate of amounts in (2), (3) and (4) above are called the “Class A Monthly Distribution Amount”.

Allocation, Calculation and Distribution of Principal Collections to the MTN Issuing Entity

The amount of principal collections transferred on a daily basis (see “The Receivables Trust—Allocation and Application of Collections”) during any monthly period to the Principal Collections Ledger of the Trustee Collection Account will only be transferred and distributed to the MTN issuing entity as investor beneficiary (to the extent of its beneficial interest) after making the calculations described below. These calculations and the amounts actually transferred differ depending upon whether a particular series is in the Revolving Period, the Controlled Accumulation Period, the Regulated Amortisation Period or the Rapid Amortisation Period.

Allocation of Principal Collections to the Investor Interest

During the Revolving Period, principal collections will be allocated to the investor interest on the basis of the Floating Investor Percentage. During the Controlled Accumulation Period, the Regulated Amortisation Period and the Rapid Amortisation Period, principal collections will be allocated to the investor interest on the basis of the Fixed Investor Percentage. The amount of principal collections

Back to Contents

allocated to the investor interest and available to the MTN issuing entity at any time will be credited to the Principal Collections Ledger for the relevant series. The principal collections credited to the Principal Collections Ledger from time to time that will be allocated to the MTN issuing entity will be determined in accordance with the relevant prospectus supplement/final terms.

“Fixed Investor Percentage” means, for any monthly period, the following calculation expressed as a percentage:

A
______________________
the greater of B or C

Where:

A	=	the investor interest calculated at close of business on the last day of the Revolving Period;

B	=	the total balance of eligible principal receivables in the receivables trust plus the Unavailable Principal Collections standing to the credit of the Principal Collections Ledger; and

C	=	the sum of the numerators used to calculate the fixed investor percentages for all outstanding series.

Items B and C above will be calculated for any monthly period as of the last day of the prior monthly period. For the first monthly period, they will be calculated as of the relevant closing date. The Fixed Investor Percentage will never exceed 100 per cent.

Notwithstanding the above, for a monthly period in which an Addition Date occurs, B in the fraction used to calculate the Fixed Investor Percentage above will be:

(i)	for the period from the first day of the monthly period to the Addition Date, the total balance of eligible principal receivables in the receivables trust plus the Unavailable Principal Collections standing to the credit of the Principal Collections Ledger at the close of business on the last day of the prior monthly period; and

(ii)	for the period from the Addition Date to the last day of the monthly period, the total balance of eligible principal receivables in the receivables trust plus the Unavailable Principal Collections standing to the credit of the Principal Collections Ledger on the Addition Date, taking into account the eligible principal receivables added to the receivables trust.

If in any monthly period the investor interest would be zero if the payments to be made on the Distribution Date during that monthly period were made on the last day of the prior monthly period, the Fixed Investor Percentage will be zero.

Revolving Period

The “Revolving Period” for each series is the period from the relevant closing date to the start of the Controlled Accumulation Period or, if earlier, the start of the Rapid Amortisation Period or the Regulated Amortisation Period, the triggers for which are described in “Securitisation Cashflows”.

During the Revolving Period, principal collections calculated as referable daily to the Class A Investor Interest will be used by the receivables trustee as Shared Principal Collections and, to the extent not used as Shared Principal Collections, to make payments to the originator:

(i)	to accept new offers of Eligible Receivables made by the originator to the receivables trustee, and

(ii)	to make payments to the originator for future receivables assigned by the originator to the receivables trustee by offers that have already been made and accepted.

Principal collections calculated as referable to the Class B Investor Interest, the Class C Investor Interest and the Class D Investor Interest will be used by the receivables trustee as described in the previous paragraph on the next following Transfer Date to the extent (i) not required to fund shortfalls for the Class A Investor Interest and – for principal collections calculated as referable to the Class C Investor Interest – the Class B Investor Interest and – for principal collections calculated as referable to the Class D Investor Interest – the Class B Investor Interest and the Class C Investor Interest and (ii) not required

Back to Contents

to be used by the Receivables Trustee as Shared Principal Collections (see “—Shared Principal Collections” below).

For a further description, please see “The Receivables”.

As noted above, a specified percentage of principal collections calculated by reference to the notes of each series which are not the most senior class, specified as the Required Retained Principal Percentage of such principal collections will be retained within the Trustee Collection Account of the Receivables Trust and may be used to meet certain payments or distributions to the MTN issuing entity on a Transfer Date in respect of each relevant series which it is not able to satisfy from finance charge collections distributed as described above under “—Allocation, Calculation and Distribution of Finance Charge Collections to the MTN Issuing Entity”. Any Required Retained Investor Allocation not utilised shall be available to meet any Controlled Deposit Amount, Shared Principal Collections and any such amounts remaining may flow to the originator.

For calculation purposes, to the extent amounts of Required Retained Investor Allocation are distributed to the MTN issuing entity to help it make certain of its payments or distributions, these amounts are defined as “Utilised Required Retained Investor Allocation”.

For calculation purposes, Utilised Required Retained Investor Allocation are divided into amounts utilised as Reallocated Class D Principal Collections, Reallocated Class C Principal Collections or (as the case may be) as Reallocated Class B Principal Collections. See “—Defaulted Receivables; Investor Charge-offs” below for further information on Reallocated Class B Principal Collections, Reallocated Class C Principal Collections and Reallocated Class D Principal Collections.

Controlled Accumulation Period

The “Controlled Accumulation Period” for each series is the period scheduled to begin on the date specified in the relevant prospectus supplement/final terms and ending when the investor interest is paid in full, unless a Pay Out Event occurs and the Regulated Amortisation Period or the Rapid Amortisation Period begins. If the Regulated Amortisation Period or Rapid Amortisation Period begins before the start of the Controlled Accumulation Period, there will not be a Controlled Accumulation Period for the relevant series. The start of the Controlled Accumulation Period may be delayed until no later than the close of business on the date specified in the relevant prospectus supplement/final terms. See “– Postponement of Controlled Accumulation Period”.

During the Controlled Accumulation Period the principal collections allocated to the investor interest for the relevant series less any Required Retained Investor Allocation, up to the Controlled Deposit Amount, will be accumulated by the receivables trustee in a trust account called the “Principal Funding Account” for distribution to the MTN issuing entity as the investor beneficiary for the relevant series on the Distribution Date – called the “Series Scheduled Redemption Date”. Any principal collections allocated to the investor interest for the relevant series over the amount that will be deposited in the Principal Funding Account will be used by the receivables trustee first as Shared Principal Collections and then to make payments to the originator as described above under “– Revolving Period”.

As in the Revolving Period, during each monthly period during the Controlled Accumulation Period, a specified percentage of Principal Collections as calculated by reference to each series equal to the Required Retained Principal Percentage of such Principal Collections will be retained within the Trustee Collection Account of the receivables trustee and may be used on a Transfer Date to make certain payments or distributions to the MTN issuing entity in respect of the relevant series which it is not able to satisfy from finance charge collections distributed as described under “–Allocation, Calculation and Distribution of Finance Charge Collections to the MTN Issuing Entity”. For calculation purposes, these amounts of Utilised Required Retained Investor Allocation are divided into amounts utilised as Reallocated Class D Principal Collections, Reallocated Class C Principal Collections or (as the case may be) Reallocated Class B Principal Collections. See “–Defaulted Receivables; Investor Charge-offs” below for further information on Reallocated Class D Principal Collections, Reallocated Class C Principal Collections and Reallocated Class B Principal Collections.

The “Controlled Deposit Amount” for any Transfer Date for the Controlled Accumulation Period or the Regulated Amortisation Period will be the sterling equivalent of the amount specified in the relevant prospectus supplement/final terms, using, if applicable, the fixed exchange rate in the Swap Agreements, which equals the Initial Investor Interest divided by 12, or for a Regulated Amortisation Period, if greater, may be an amount not exceeding 1/12 of the total sum of all investor interests of all

Back to Contents

series in group one – except Companion Series – that are scheduled to be in their revolving periods. If the start of the Controlled Accumulation Period is delayed as described in “– Postponement of Controlled Accumulation Period”, the Controlled Deposit Amount will be greater than the sterling equivalent of the amount specified in the relevant prospectus supplement/final terms. This higher amount will be determined by the servicer based on the principal payment rates on the Designated Accounts and on the investor interests of series in group one – except Companion Series – that are scheduled to be in their revolving periods. In any case, during the Controlled Accumulation Period, the Controlled Deposit Amount will be the amount that, if deposited in the Principal Funding Account on each Transfer Date for the Controlled Accumulation Period, will cause the balance of the Principal Funding Account to equal the investor interest on the Series Scheduled Redemption Date. The Controlled Deposit Amount for any Transfer Date will include the amount of any shortfall in payment of the Controlled Deposit Amount for the previous Transfer Date.

Regulated Amortisation Period

A “Regulated Amortisation Period” will start on the day, if there is one, that any of the following Series Pay Out Events occur, each of which we refer to as a “Regulated Amortisation Trigger Event”:

(i)	the average Portfolio Yield for any three consecutive monthly periods is less than the average Expense Rate for those periods or, on any Determination Date before the end of the third monthly period from the relevant closing date, the Portfolio Yield is less than average Expense Rate for that period; or

(ii)	either:

(1)	over any period of thirty consecutive days, the Originator Interest averaged over that period is less than the Minimum Originator Interest for that period and the Originator Interest does not increase on or before the tenth Business Day following that thirty day period to an amount so that the average of the Originator Interest as a percentage of the Average Principal Receivables for such thirty day period, computed by assuming that the amount of the increase of the Originator Interest by the last day of that ten Business Day period, as compared to the Originator Interest on the last day of the thirty day period, would have existed in the receivables trust during each day of the thirty day period, is at least equal to the Minimum Originator Interest; or

(2)	on the last day of any monthly period the total balance of eligible principal receivables is less than the Minimum Aggregate Principal Receivables, adjusted for any series having a Companion Series as described in the supplement for that series and the Companion Series, and the total balance of eligible principal receivables fails to increase to an amount equal to or greater than the Minimum Aggregate Principal Receivables on or before the tenth Business Day following that last day.

The Regulated Amortisation Period will continue until the earlier of:

(i)	the start of the Rapid Amortisation Period; and

(ii)	the Series Termination Date.

During the Regulated Amortisation Period the amount of principal collections allocated to the investor interest for the relevant series less any Required Retained Investor Allocation, up to the Controlled Deposit Amount, will be paid each month to the MTN issuing entity first for the Class A Investor Interest, second for the Class B Investor Interest, third for the Class C Investor Interest and fourth for the Class D Investor Interest until the Series Termination Date. Any principal collections allocated to the investor interest for the series over the Controlled Deposit Amount paid to the MTN issuing entity will be used by the receivables trustee first as Shared Principal Collections and then to make payments to the originator as described above under “– Revolving Period”.

As in the Revolving Period and the Controlled Accumulation Period, during each monthly period during the Regulated Amortisation Period, a specified percentage of Principal Collections as calculated by reference to the relevant series equal to the Required Retained Principal Percentage of such Principal Collections will be retained within the Trustee Collection Account of the receivables trust and may be used on a Transfer Date to make certain payments or distributions to the MTN issuing entity in respect of

Back to Contents

the relevant series which it is not able to satisfy from finance charge collections distributed as described under “–Allocation, Calculation and Distribution of Finance Charge Collections to the MTN Issuing Entity”. For calculation purposes, these amounts of Utilised Required Retained Investor Allocation are divided into amounts utilised as Reallocated Class D Principal Collections, Reallocated Class C Principal Collections or (as the case may be) Reallocated Class B Principal Collections. See “–Defaulted Receivables; Investor Charge-offs” below for further information on Reallocated Class D Principal Collections, Reallocated Class C Principal Collections and Reallocated Class B Principal Collections.

Rapid Amortisation Period

A “Rapid Amortisation Period” will start on the first day of the monthly period next following the day on which any Pay Out Event other than a Regulated Amortisation Trigger Event occurs.

The Rapid Amortisation Period will continue until the earlier of:

(i)	the Series Termination Date; or

(ii)	the dissolution of the receivables trust following the occurrence of an Insolvency Event; see “The Receivables Trust: Trust Pay Out Events”.

During the Rapid Amortisation Period, principal collections allocable to the investor interest of the relevant series will be paid each month to the MTN issuing entity first for the Class A Investor Interest, second for the Class B Investor Interest, third for the Class C Investor Interest and fourth for the Class D Investor Interest until the Series Termination Date.

As in the Revolving Period, the Controlled Accumulation Period and the Regulated Amortisation Period, during each monthly period during the Regulated Amortisation Period, a specified percentage of Principal Collections as calculated by reference to the relevant series equal to the Required Retained Principal Percentage of such Principal Collections will be retained within the Trustee Collection Account of the receivables trust and may be used on a Transfer Date to make certain payments or distributions to the MTN issuing entity in respect of the relevant series which it is not able to satisfy from finance charge collections distributed as described under “–Allocation, Calculation and Distribution of Finance Charge Collections to the MTN Issuing Entity”. For calculation purposes, these amounts of Utilised Required Retained Investor Allocation are divided into amounts utilised as Reallocated Class D Principal Collections, Reallocated Class C Principal Collections or (as the case may be) Reallocated Class B Principal Collections. See “–Defaulted Receivables; Investor Charge-offs” below for further information on Reallocated Class D Principal Collections, Reallocated Class C Principal Collections and Reallocated Class B Principal Collections.

Distribution of Reinvested Investor Principal Collections

On each Business Day during the Revolving Period which is not a Transfer Date, the Reinvested Investor Principal Collections for that day will be distributed in the following priority:

(i)	the Reinvested Investor Principal Collections will be applied as Shared Principal Collections and allocated to other outstanding series in group one; see “– Shared Principal Collections”; and

(ii)	the balance remaining will be applied as Investor Cash Available for Acquisition in the manner described in “The Receivables Trust: Acquiring Additional Entitlements to Trust Property and Payments for Receivables”.

On each Transfer Date for the Controlled Accumulation Period, the Regulated Amortisation Period or the Rapid Amortisation Period, the receivables trustee will withdraw the Class A Monthly Principal Amount from the Principal Collections Ledger and:

(i)	for a Transfer Date for the Controlled Accumulation Period, deposit it into the Principal Funding Account; or

(ii)	for a Transfer Date during the Rapid Amortisation Period or Regulated Amortisation Period, credit it to the Series Distribution Ledger.

The first Distribution Date (1) for the Controlled Accumulation Period, on which an amount equal to the Class A Investor Interest has been deposited in the Principal Funding Account, or (2) during

Back to Contents

the Rapid Amortisation Period or the Regulated Amortisation Period, on which the Class A Investor Interest is paid in full, is called the “Class B Principal Commencement Date”.

Starting with the Class B Principal Commencement Date, to the extent there are funds remaining after distributing the Class A Monthly Principal Amount, the receivables trustee will withdraw the Class B Monthly Principal Amount from the Principal Collections Ledger and:

(i)	for a Transfer Date for the Controlled Accumulation Period, deposit it into the Principal Funding Account; or

(ii)	for a Transfer Date during the Rapid Amortisation Period or the Regulated Amortisation Period, credit it to the Series Distribution Ledger.

The first Distribution Date (1) for the Controlled Accumulation Period, on which an amount equal to the sum of the Class A Investor Interest and the Class B Investor Interest has been deposited in the Principal Funding Account, or (2) during the Rapid Amortisation Period or the Regulated Amortisation Period, on which the Class B Investor Interest is paid in full, is called the “Class C Principal Commencement Date”.

Starting with the Class C Principal Commencement Date, to the extent there are funds remaining after distributing the Class A Monthly Principal Amount and the Class B Monthly Principal Amount, as applicable, the receivables trustee will withdraw the Class C Monthly Principal Amount from the Principal Collections Ledger and:

(i)	for a Transfer Date for the Controlled Accumulation Period, deposit it into the Principal Funding Account; or

(ii)	for a Transfer Date during the Rapid Amortisation Period or the Regulated Amortisation Period, credit it to the Series Distribution Ledger.

The first Distribution Date (1) for the Controlled Accumulation Period, on which an amount equal to the sum of the Class A Investor Interest, the Class B Investor Interest and the Class C Investor Interest has been deposited in the Principal Funding Account, or (2) during the Rapid Amortisation Period or the Regulated Amortisation Period, on which the Class C Investor Interest is paid in full, is called the “Class D Principal Commencement Date”.

Starting with the Class D Principal Commencement Date, to the extent there are funds remaining after distributing the Class A Monthly Principal Amount, the Class B Monthly Principal Amount and the Class C Monthly Principal Amount, as applicable, the receivables trustee will withdraw the Class D Monthly Principal Amount from the Principal Collections Ledger and:

(i)	for a Transfer Date for the Controlled Accumulation Period, deposit it into the Principal Funding Account; or

(ii)	for a Transfer Date during the Rapid Amortisation Period or the Regulated Amortisation Period, credit it to the Series Distribution Ledger.

Distribution of Principal Collections

On the earlier of (1) the first Distribution Date during the Rapid Amortisation Period or the Regulated Amortisation Period and (2) the Series Scheduled Redemption Date, and on each Distribution Date after that, the receivables trustee will distribute the following amounts in the following priority:

(1)	from the Principal Funding Account, an amount equal to the lesser of:

(a)	the amount on deposit in the Principal Funding Account; and

(b)	the Class A Investor Interest;

will be deposited in the Series Distribution Account for Class A and will be owned by the MTN issuing entity. The MTN issuing entity will use this amount to repay principal outstanding on the medium term note certificate;

Back to Contents

(2)	from the Series Distribution Ledger an amount equal to the lesser of :

(a)	the amount credited to the Series Distribution Ledger; and

(b)	the Class A Investor Interest, after taking into account the amounts described in clause (1) above;

will be deposited to the Series Distribution Account for Class A and will be owned by the MTN issuing entity. The MTN issuing entity will use this amount to repay principal outstanding on the medium term note certificate.

Starting on the earlier of (1) if the amount on deposit in the Principal Funding Account exceeds the Class A Investor Interest, the Series Scheduled Redemption Date and (2) during the Rapid Amortisation Period or the Regulated Amortisation Period, the Class B Principal Commencement Date, and on each Distribution Date after that, the receivables trustee will distribute the following amounts in the following priority:

(1)	from the Principal Funding Account, an amount equal to the lesser of:

(a)	the amount on deposit in the Principal Funding Account in excess of the Class A Investor Interest; and

(b)	the Class B Investor Interest:

will be deposited to the Series Distribution Account for Class B and will be owned by the MTN issuing entity. The MTN issuing entity will use this amount to repay principal outstanding on the medium term note certificate;

(2)	from the Series Distribution Ledger an amount equal to the lesser of:

(a)	the amount credited to the Series Distribution Ledger; and

(b)	the Class B Investor Interest, after taking into account the amount described in clause (1) above;

this amount will be deposited in the Series Distribution Account for Class B and will be owned by the MTN issuing entity. The MTN issuing entity will use this amount to repay principal outstanding on the medium term note certificate.

Starting on the earlier of (1) if the amount on deposit in the Principal Funding Account exceeds the sum of the Class A Investor Interest and the Class B Investor Interest, the Series Scheduled Redemption Date, and (2) during the Rapid Amortisation Period or the Regulated Amortisation Period, the Class C Principal Commencement Date, and on each Distribution Date after that, the receivables trustee will distribute the following amounts in the following priority:

(1)	from the Principal Funding Account, an amount equal to the lesser of:

(a)	the amount on deposit in the Principal Funding Account in excess of the sum of the Class A Investor Interest and the Class B Investor Interest; and

(b)	the Class C Investor Interest;

will be deposited in the Series Distribution Account for Class C and will be owned by the MTN issuing entity. The MTN issuing entity will use this amount to repay principal outstanding on the medium term note certificate.

(2)	from the Series Distribution Ledger, an amount equal to the lesser of:

(a)	the amount credited to the Series Distribution Ledger; and

(b)	the Class C Investor Interest after taking into account the amount described in clause (1) above;

Back to Contents

will be deposited to the Series Distribution Account for Class C and will be owned by the MTN issuing entity. The MTN issuing entity will use this amount to repay principal outstanding on the Medium Term Note Certificate.

Starting on the earlier of (1) if the amount on deposit in the Principal Funding Account exceeds the sum of the Class A Investor Interest, the Class B Investor Interest and the Class C Investor Interest, the Series Scheduled Redemption Date, and (2) during the Rapid Amortisation Period or the Regulated Amortisation Period, the Class D Principal Commencement Date, and on each Distribution Date after that, the receivables trustee will distribute the following amounts in the following priority:

(1)	from the Principal Funding Account, an amount equal to the lesser of:

(a)	the amount on deposit in the Principal Funding Account in excess of the sum of the Class A Investor Interest, the Class B Investor Interest and the Class C Investor Interest; and

(b)	the Class D Investor Interest;

will be deposited in the Series Distribution Account for Class D and will be owned by the MTN issuing entity. The MTN issuing entity will use this amount to repay principal outstanding on the medium term note certificate.

(2)	from the Series Distribution Ledger, an amount equal to the lesser of:

(a)	the amount credited to the Series Distribution Ledger; and

(b)	the Class D Investor Interest after taking into account the amount described in clause (1) above;

will be deposited to the Series Distribution Account for Class D and will be owned by the MTN issuing entity. The MTN issuing entity will use this amount to repay principal outstanding on the medium term note certificate.

Postponement of Controlled Accumulation Period

The Controlled Accumulation Period is scheduled to begin on the date specified in the relevant prospectus supplement/final terms (the “Controlled Accumulation Period Commencement Date”). If the Controlled Accumulation Period Length, which is explained in the next paragraph, is less than 12 months, the Revolving Period may be extended and the start of the Controlled Accumulation Period will be postponed.

On the Determination Date right before the commencement of the Controlled Accumulation Period for a potential series, and on each Determination Date after that, until the Controlled Accumulation Period begins, the servicer will determine the “Controlled Accumulation Period Length”. This is the number of months that the servicer expects will be needed to fully fund the Principal Funding Account no later than the Series Scheduled Redemption Date. This calculation is based on:

(i)	the expected monthly principal collections that the servicer calculates will be available to the investor interests of all series other than excluded series, assuming a principal payment rate no greater than the lowest monthly principal payment rate on the receivables for the twelve months before; and

(ii)	the amount of principal expected to be distributable to the investor interests of all series in group one – other than Companion Series – that are not expected to be in their revolving periods during the Controlled Accumulation Period.

If the Controlled Accumulation Period Length is less than twelve months, the servicer may, at its option, postpone the start of the Controlled Accumulation Period such that the number of calendar months in the Controlled Accumulation Period will be at least equal to the Controlled Accumulation Period Length.

Back to Contents

The effect of this is to permit the reduction of the length of the Controlled Accumulation Period based on the investor interest of future series that are scheduled to be in their revolving periods during the Controlled Accumulation Period and on increases in the principal payment rate occurring after the relevant closing date. The length of the Controlled Accumulation Period will not be less than one month.

Unavailable Principal Collections

If:

(i)	during the Controlled Accumulation Period or the Regulated Amortisation Period, the amount credited to the Principal Collections Ledger identified for the relevant series during any monthly period minus the amount of Investor Cash Available for Acquisition calculated the relevant series for that monthly period, exceeds the sum of:

(1)	the Adjusted Investor Interest as of the last day of the prior monthly period, after taking into account any deposits to be made to the Principal Funding Account on the Transfer Date for that monthly period, any unreimbursed Investor ChargeOffs for any class and any other adjustments to the investor interest for that monthly period; and

(2)	any Reallocated Class B Principal Collections, Reallocated Class C Principal Collections or Reallocated Class D Principal Collections on the Transfer Date for that monthly period; or

(ii)	during the Rapid Amortisation Period, the amount credited to the Principal Collections Ledger identified for the relevant series during any monthly period exceeds the sum of:

(1)	the investor interest as of the last day of the prior monthly period, after taking into account any deposits to be made to the Series Distribution Account on the Transfer Date for that monthly period, any unreimbursed Investor ChargeOffs for any class and any other adjustments to the investor interest for that monthly period; and

(2)	any Reallocated Class B Principal Collections, Reallocated Class C Principal Collections or Reallocated Class D Principal Collections on the Transfer Date for that monthly period the amount of any excess will be allocated and transferred to the originator beneficiary only to the extent that the Originator Interest on that date is greater than zero. If the Originator Interest on that date is not greater than zero, the amount will be identified as unavailable originator principal collections credited to the Principal Collections Ledger. This sum, together with any unavailable investor principal collections that have been credited to the Principal Collections Ledger, will be identified as “Unavailable Principal Collections”. Unavailable investor principal collections are principal collections identified for the originator beneficiary but not transferred to the originator beneficiary because the Originator Interest at the relevant date is not greater than zero.

Unavailable Principal Collections will, to the extent they arise during the Revolving Period, be allocated to the originator beneficiary but will be transferred to the originator beneficiary only if and to the extent that the Originator Interest at that time is greater than zero. On each Transfer Date for the Controlled Accumulation Period, Regulated Amortisation Period or the Rapid Amortisation Period, any Unavailable Principal Collections which arise after the end of the Revolving Period which are credited to the Principal Collections Ledger will be allocated to the investor beneficiary and included as Investor Principal Collections to be distributed as Available Investor Principal Collections.

Shared Principal Collections

Principal collections for any monthly period allocated to the investor interest of each series, which are not required as Reallocated Class B Principal Collections, Reallocated Class C Principal Collections or Reallocated Class D Principal Collections will first be used to cover:

(i)	until the Series Scheduled Redemption Date, for any monthly period during the Controlled Accumulation Period, deposits of the Controlled Deposit Amount to the Principal Funding Account;

Back to Contents

(ii)	during the Regulated Amortisation Period, deposits of the Controlled Deposit Amount to the relevant Series Distribution Account; and

(iii)	during the Controlled Accumulation Period, on the Series Scheduled Redemption Date and during the Rapid Amortisation Period, payments to the MTN issuing entity for the relevant series.

The receivables trustee will determine the amount of principal collections for any monthly period allocated to the investor interest remaining after covering required distributions to the MTN issuing entity for each class of the relevant series and any similar amount remaining for any other outstanding series in group one. These remaining principal collections are called “Shared Principal Collections”. The receivables trustee will allocate the Shared Principal Collections to cover any scheduled or permitted principal distributions to beneficiaries, and deposits to principal funding accounts, if any, for any series in group one that have not been covered out of the principal collections allocable to that series. These uncovered principal distributions and deposits are called “Principal Shortfalls”. Shared Principal Collections will not be used to cover investor chargeoffs for any class of any series.

If Principal Shortfalls exceed Shared Principal Collections for any monthly period, Shared Principal Collections will be allocated in proportion among the outstanding series in group one based on the amounts of Principal Shortfalls for each series. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will in the normal course be paid to the originator beneficiary.

Defaulted Receivables; Investor Charge-Offs

On each Transfer Date, the receivables trustee will calculate the Investor Default Amount for the previous monthly period. The “Investor Default Amount” will be the total of, for each Defaulted Account, the product of the Floating Investor Percentage and the Default Amount.

The “Default Amount” for any Defaulted Account will be the amount of eligible principal receivables in the Defaulted Account on the day the account became a Defaulted Account.

The Investor Default Amount will be calculated for each notional class of the relevant series based on its floating allocation during the monthly period. These allocations will be called the “Class A Investor Default Amount”, the “Class B Investor Default Amount”, the “Class C Investor Default Amount” and the “Class D Investor Default Amount”.

On each Transfer Date, if the Class A Investor Default Amount for the prior monthly period exceeds the sum of:

(i)	Available Funds;

(ii)	Reallocated Class D Principal Collections;

(iii)	Reallocated Class C Principal Collections; and

(iv)	Reallocated Class B Principal Collections;

in each case, to the extent available to cover the Class A Investor Default Amount, then the Class D Investor Interest will be reduced by the amount of the excess, but not by more than the remaining Class A Investor Default Amount. This reduction to the Class D Investor Interest will be made only after giving effect to reductions to the Class D Investor Interest for any Class D Investor Charge-Offs, any Reallocated Class B Principal Collections, Reallocated Class C Principal Collections and Reallocated Class D Principal Collections.

If this reduction would cause the Class D Investor Interest to be a negative number, it will be reduced to zero. In this case, the Class C Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero, but not by more than the Class B Investor Default Amount not covered by a reduction in the Class D Investor Interest. This reduction in the Class C Investor Interest will be made only after giving effect to reductions for any Class C Investor Charge-Offs and Reallocated Class C Principal Collections not covered by a reduction in the Class D Investor Interest.

If this reduction would cause the Class C Investor Interest to be a negative number, it will be reduced to zero. In this case, the Class B Investor Interest will be reduced by the amount by which the

Back to Contents

Class C Investor Interest would have been reduced below zero, but not by more than the Class A Investor Default Amount not covered by a reduction in the Class C Investor Interest. This reduction in the Class B Investor Interest will be made only after giving effect to reductions for any Class B Investor ChargeOffs and Reallocated Class B Principal Collections not covered by a reduction in the Class C Investor Interest.

If this reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero. In this case, the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero, but not by more than the remaining Class A Investor Default Amount not covered by a reduction in the Class C Investor Interest or the Class B Investor Interest. This is called a “Class A Investor Charge-Off” and may have the effect of slowing or reducing the return of principal to the MTN issuing entity calculated in respect of Class A.

If the Class A Investor Interest has been reduced by any Class A Investor Charge-Offs, it will be reimbursed on any Transfer Date by the amount of Available Funds allocated and available for that purpose, but not by more than the total amount by which the Class A Investor Interest has been reduced. See “– Application of Available Funds”.

On each Transfer Date, if the Class B Investor Default Amount for the prior monthly period exceeds the sum of:

(i)	Available Funds;

(ii)	Reallocated Class D Principal Collections; and

(iii)	Reallocated Class C Principal Collections,

in each case, to the extent available to cover the Class B Investor Default Amount, then the Class D Investor Interest will be reduced by the amount of the excess, but not by more than the remaining Class B Investor Default Amount. This reduction to the Class D Investor Interest will be made only after giving effect to reductions to the Class D Investor Interest for any Class D Investor Charge-Offs, any Reallocated Class C Principal Collections and Reallocated Class D Principal Collections.

If this reduction would cause the Class D Investor Interest to be a negative number, it will be reduced to zero. In this case, the Class C Investor Interest will be reduced by the amount by which the Class D Investor Interest would have been reduced below zero, but not by more than the Class B Investor Default Amount not covered by a reduction in the Class D Investor Interest. This reduction in the Class C Investor Interest will be made only after giving effect to reductions for any Class C Investor Charge-Offs and Reallocated Class C Principal Collections not covered by a reduction in the Class D Investor Interest.

If this reduction would cause the Class C Investor Interest to be a negative number, the Class C Investor Interest will be reduced to zero. In this case, the Class B Investor Interest will be reduced by the amount by which the Class C Investor Interest would have been reduced below zero, but not by more than the remaining Class B Investor Default Amount not covered by a reduction in the Class D Investor Interest or the Class C Investor Interest. This is called a “Class B Investor Charge-Off” and may have the effect of slowing or reducing the return of principal to the MTN issuing entity calculated in respect of Class A.

If the Class B Investor Interest has been reduced by any Class B Investor Charge-Offs, it will be reimbursed on any Transfer Date by the amount of Available Funds allocated and available for that purpose, but not by more than the total amount by which the Class A Investor Interest has been reduced. See “– Application of Available Funds”.

On each Transfer Date, if the Class C Investor Default Amount for the prior monthly period exceeds the sum of:

(i)	Available Funds; and

(ii)	Reallocated Class D Principal Collections,

in each case to the extent available to cover the Class C Investor Default Amount, then the Class D Investor Interest will be reduced by the amount of the excess, but not by more than the remaining Class C Investor Default Amount. This reduction to the Class D Investor Interest will be made only after giving

Back to Contents

effect to any reductions to the Class D Investor Interest for any Class D Investor Charge-Offs, any Reallocated Class C Principal Collections, any Reallocated Class D Principal Collections and any reductions in the Class D Investor Interest to cover the Class A Investor Default Amount and Class B Investor Default Amount.

If this reduction would cause the Class D Investor Interest to be a negative number, it will be reduced to zero. In this case, the Class C Investor Interest will be reduced by the amount by which the Class D Investor Interest would have been reduced below zero, but not by more than the remaining Class C Investor Default Amount not covered by a reduction to the Class D Investor Interest. This is called a “Class C Investor Charge-Off” and may have the effect of slowing or reducing the return of principal to the MTN issuing entity calculated in respect of Class C.

If the Class C Investor Interest has been reduced for any reasons other than the payment of principal, it will be reimbursed on any Transfer Date by the amount of Available Funds allocated and available for that purpose, but not by more than the total amount by which the Class C Investor Interest has been reduced. See “– Application of Available Funds”.

On each Transfer Date, if the Class D Investor Default Amount for the prior monthly period exceeds the amount of Available Funds available to cover the Class D Investor Default Amount, the Class D Investor Interest will be reduced by the amount of the excess, but not by more than the Class D Investor Default Amount. This is called a “Class D Investor Charge-Off”, which may have the effect of slowing or reducing the return of principal to the MTN issuing entity calculated in respect of Class D.

If the Class D Investor Interest has been reduced for any reasons other than the payment of principal, it will be reimbursed on any Transfer Date by the amount of Available Funds allocated and available for that purpose, but not by more than the total amount by which the Class D Investor Interest has been so reduced. See “– Application of Available Funds “.

Extra Amount

The relevant “Series Extra Amount” is calculated as follows:

Days in Calculation Period 365 (366 in a leap year)	x	the greater of (i) £1200 and (ii) the aggregate of £600 per series outstanding during the course of the previous 365) days (366 in a leap year	x	2

Aggregate Investor Indemnity Amount

By each Transfer Date, the receivables trustee will calculate the Aggregate Investor Indemnity Amount for each outstanding series. The “Aggregate Investor Indemnity Amount” is the sum of all Investor Indemnity Amounts for the related monthly period.

An “Investor Indemnity Amount” means for any series, the amount of any Originator Section 75 Liability claimed from the receivables trustee by the originator under the trust section 75 indemnity allocated to that series, calculated as follows:

Originator Section 75 Liability	x	Floating Investor Percentage for that series

The “Originator Section 75 Liability” is the liability that the originator has for any Designated Account because of Section 75 of the Consumer Credit Act. The Originator Section 75 Liability cannot exceed the original outstanding face amount of the principal receivable relating to the transaction giving rise to the liability. See “Risk Factors: Application of the Consumer Credit Act 1974 May Impede Collection Efforts and Could Cause Early Redemption of the Notes or a Loss on your Notes”.

Aggregate Investor Indemnity Amounts for each series will be payable only if amounts are available from Available Funds to pay them. See “– Application of Available Funds”. If Available Funds available on any Transfer Date is not enough to pay the Aggregate Investor Indemnity Amount for the

Back to Contents

relevant series otherwise payable on that date, the excess will be carried forward and paid on subsequent Transfer Dates to the extent amounts of Available Funds are available to pay them.

Principal Funding Account

The receivables trustee will establish and maintain the Principal Funding Account at a Qualified Institution – currently Barclays Bank PLC at its branch located at 1234 Pavilion Drive Northampton NN4 7SG – as a segregated Trust Account held for the benefit of the MTN issuing entity as the investor beneficiary for the relevant series and the originator beneficiary. During the Controlled Accumulation Period, the receivables trustee will transfer the amounts described under “– Allocation, Calculation and Distribution of Principal Collections to the MTN issuing entity” to the Principal Funding Account.

Funds on deposit in the Principal Funding Account will be invested to the following Transfer Date by the receivables trustee in permitted investments. Investment earnings, net of investment losses and expenses, on funds on deposit in the Principal Funding Account are called “Principal Funding Investment Proceeds”.

Principal Funding Investment Proceeds will be used to pay the Covered Amount.

The “Covered Amount” is calculated as follows:

Days in the Calculation Period 365 (366 in a leap year)	x	The Class A Finance Rate	x	The amount equal to the amount on deposit in the Principal Funding Account where the amount on deposit in the Principal Funding Account is calculated as of the last day of the monthly period before the monthly period in which the relevant Transfer Date occurs.

Where the amount on deposit in the Principal Funding Account is calculated as of the last day of the monthly period before the monthly period in which the relevant Transfer Date occurs.

Principal Funding Investment Proceeds up to the Covered Amount will be transferred to the Trustee Collection Account by each Transfer Date and credited to the Finance Charge Collections Ledger for application as Available Funds.

If on any Transfer Date during the Controlled Accumulation Period, the Principal Funding Investment Proceeds exceed the Covered Amount, that excess will be paid to the originator beneficiary. If the Principal Funding Investment Proceeds are less than the Covered Amount, a withdrawal will be made from the Re-investment Account – to the extent funds are available – and will be deposited in the Finance Charge Collections Ledger, for application as Available Funds. The amount of this withdrawal will be reduced to the extent Available Funds would be available for deposit in the Re-investment Account. See “– Re-investment Account” and “– Application of Available Funds”.

Re-investment Account

The receivables trustee will establish and maintain a Re-investment account at a Qualified Institution – currently, Barclays Bank PLC at its branch located at 1 Churchill Place, London E14 5HP – as a Trust Account segregated for the benefit of each series. This account is called the “Re-investment Account”. The Re-investment Account will be established to assist with the payment distribution of the Class A Monthly Finance Amount to the MTN issuing entity during the Controlled Accumulation Period.

On each Transfer Date from and after the Re-investment Account Funding Date, but before the termination of the Re-investment Account, the receivables trustee will apply Available Funds in the order of priority described in “– Application of Available Funds” to increase the amount on deposit in the Re-investment Account, up to the Required Re-investment Amount.

If, on or before the Re-investment Account Funding Date, the originator beneficiary designates a lesser amount, it must provide the servicer and the receivables trustee with evidence that each rating agency has notified the originator, the servicer and the receivables trustee that that lesser amount will not result in the rating agency reducing or withdrawing its then existing rating of any outstanding Related Beneficiary Debt. Also, the originator beneficiary must deliver to the receivables trustee an officer’s

Back to Contents

certificate to the effect that, based on the facts known to that officer at that time, in the reasonable belief of the originator beneficiary, the designation will not cause a Pay Out Event to occur or an event that, after the giving of notice or the lapse of time, would cause a Pay Out Event to occur. Further, this designation will not be effective without the prior written agreement of all the other beneficiaries.

On each Transfer Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Re-investment Account on that Transfer Date, the receivables trustee will withdraw from the Re-investment Account an amount equal to the excess, if any, of the amount on deposit in the Re-investment Account over the Required Re-investment Amount. The receivables trustee will distribute this amount to the originator beneficiary and it will cease to be the property of the receivables trust.

All amounts on deposit in the Re-investment Account on any Transfer Date will be invested by the receivables trustee in permitted investments to the following Transfer Date. This will be done after giving effect to any deposits to, or withdrawals from, the Re-investment Account to be made on that Transfer Date. The interest and other income – net of investment expenses and losses – earned on the investments will be retained in the Re-investment Account if the amount on deposit in the Re-investment Account is less than the Required Re-investment Amount. If the amount on deposit is equal to or more than the Required Re-investment Amount, it will be credited to the Finance Charge Collections Ledger to be included in the Available Funds.

On each Transfer Date for the Controlled Accumulation Period before the Series Scheduled Redemption Date and on the first Transfer Date during the Regulated Amortisation Period or the Rapid Amortisation Period, the receivables trustee will withdraw an amount from the Re-investment Account and deposit it in the Trustee Collection Account for credit to the Finance Charge Collections Ledger to be included in Available Funds. This amount will be equal to the lesser of:

(i)	the available amount on deposit in the Re-investment Account; and

(ii)	the amount, if any, by which the Covered Amount is greater than the Principal Funding Investment Proceeds.

The amount of this withdrawal will be reduced to the extent Available Funds would be available for deposit in the Re-investment Account.

The Re-investment Account will be terminated following the earliest to occur of:

(i)	the termination of the receivables trust;

(ii)	the earlier of the first Transfer Date after the start of the Regulated Amortisation Period or the Rapid Amortisation Period; and

(iii)	the Series Termination Date.

When the Re-investment Account terminates, all amounts still on deposit in the Re-investment Account will be treated as part of the Excess Interest attributable to the relevant series and will be paid to the MTN issuing entity and will no longer be the property of the receivables trust.

Series Cash Reserve Account

The receivables trustee will establish and maintain for each series a series cash reserve account at a Qualified Institution – currently Barclays Bank PLC at its branch located at 1234 Pavilion Drive, Northampton NN4 7SG – as a segregated Trust Account held for the benefit of the MTN issuing entity as the investor beneficiary and the originator beneficiary.

Each series cash reserve account is called the “Series Cash Reserve Account”. The Series Cash Reserve Account will be used to fund shortfalls in Available Funds in the order of priority described in “– Application of Available Funds”.

No amounts will be deposited into the Series Cash Reserve Account on the relevant closing date, but if the amount on deposit in a Series Cash Reserve Account is less than the Required Series Cash Reserve Account Amount, then the Series Cash Reserve Account will be funded by Available Funds as described above in item (18) under “—Application of Available Funds”.

Back to Contents

The “Required Series Cash Reserve Account Amount” will be determined monthly and will be equal to the product of the Series Cash Reserve Account Percentage and:

(i)	during the Revolving Period or the Controlled Accumulation Period, the current Adjusted Investor Interest, or

(ii)	during the Regulated Amortisation Period or the Rapid Amortisation Period, the Adjusted Investor Interest as of the last day of the Revolving Period or, if the Controlled Accumulation Period has started, as of the last day of the Controlled Accumulation Period.

The Required Series Cash Reserve Account Amount, however, will never exceed the Series Debt Amount.

The “Series Cash Reserve Account Percentage” shall mean, in respect of any series, the quarterly excess spread percentage specified in the prospectus supplement/final terms for the related series.

The quarterly excess spread percentage will be calculated on each Determination Date and will be a percentage equal to the average of the Portfolio Yields for the three prior months less the average of the Expense Rates for the same three months.

The quarterly excess spread percentage for the first Determination Date will be calculated using the Portfolio Yield for the prior month divided by the Expense Rate for the same month. The quarterly excess spread percentage for the second Determination Date will be calculated using the average of the Portfolio Yields for the prior two months divided by the average of the Expense Rates for the same two months.

All amounts on deposit in the Series Cash Reserve Account on any Transfer Date will be invested by the receivables trustee in permitted investments to the next Transfer Date. For purposes of the Series Cash Reserve Account, permitted investments will include investments rated A1 by Standard & Poor’s, and P1 by Moody’s. This will be done after giving effect to any deposits to, or withdrawals from, the Series Cash Reserve Account made on that Transfer Date. The interest and other investment income – net of investment expenses and losses – earned on the investments will be retained in the Series Cash Reserve Account if the amount on deposit in the Series Cash Reserve Account is less than the Required Series Cash Reserve Account Amount. If the amount on deposit in the Series Cash Reserve Account is at least equal to the Required Series Cash Reserve Account Amount then it will be paid to the originator beneficiary.

On each Transfer Date, the receivables trustee will withdraw from available funds on deposit in the Series Cash Reserve Account an amount equal to the Available Series Cash Reserve Account Amount and apply it to the Finance Charge Collections Ledger as Available Funds.

Any amount on deposit in the Series Cash Reserve Account that exceeds the Required Series Cash Reserve Account Amount will be withdrawn by the receivables trustee and will be treated as part of the Excess Interest attributable to the relevant series and will be paid to the MTN issuing entity. Also, on the earlier of:

(i)	the termination of the receivables trust; and

(ii)	the Series Termination Date,

any amounts still on deposit in either the Series Cash Reserve Account, after making any deposit or withdrawal described above, will be withdrawn by the receivables trustee and treated as part of the Excess Interest attributable to the relevant series and will be paid to the MTN issuing entity.

Distribution Ledgers

The receivables trustee will establish distribution ledgers for each series in the Trustee Collection Account. On each Transfer Date it will credit and debit amounts to these ledgers as described throughout this section of this base prospectus. All amounts credited to the Series Distribution Ledger will be regarded as being segregated for the benefit of the MTN issuing entity.

Back to Contents

Trustee Payment Amount

The share of the Trustee Payment Amount payable on any Transfer Date that is allocable to each series — called the “Investor Trustee Payment Amount” – will be calculated as follows:

investor interest for the relevant series Total of investor interests of series for which the Trustee Payment Amount was incurred	x	Trustee Payment Amount

The Investor Trustee Payment Amount for any class will be payable from amounts available for distribution for that purpose out of Available Funds. See “–Allocation, Calculation and Distribution of Finance Charge Collections to the MTN issuing entity” and “– Finance Charge Waterfall”.

The portion of the Trustee Payment Amount not allocated to the relevant series will be paid from cashflows under the receivables trust allocated to other outstanding series, and in no event will the relevant series be liable for these payments.

Qualified Institutions

If the bank or banks at which any of the accounts listed below are held cease to be a Qualified Institution, then the receivables trustee will, within 10 Business Days, establish a new account to replace the affected account or accounts, and will transfer any cash and Interest to that new account or accounts. The accounts referred to above are:

(i)	Trustee Collection Account;

(ii)	Trustee Acquisition Account;

(iii)	Re-investment Account;

(iv)	Series Cash Reserve Account;

(v)	Principal Funding Account; and

(vi)	Series Distribution Account.

The receivables trustee may in its discretion elect to move any or all of these accounts and the amounts credited to them from the Qualified Institution at which they are kept as at the date of this document to another or other Qualified Institutions.

Series Pay Out Events

The events described below are called “Series Pay Out Events”:

(1)	failure on the part of the originator:

(a)	to make any payment or deposit required by the terms of the Receivables Securitisation Agreement within five Business Days after the date that the payment or deposit is required to be made; or

(b)	duly to observe or perform any covenants or agreements of the originator in the Receivables Securitisation Agreement or the series supplement that has a material adverse effect on the interests of the MTN issuing entity in respect of the relevant series and which continues unremedied for a period of 60 days after the date on which written notice of the failure, requiring it to be remedied, is given to the originator by the receivables trustee, or is given to the originator and the receivables trustee by the investor beneficiary for the relevant series acting on the instructions of holders of the relevant medium term note certificate representing together 50 per cent. or more of the total balance of the relevant medium term note certificate outstanding at that time, and which unremedied continues during that 60 day period to have a material adverse effect on the interests of the MTN issuing entity in respect of the relevant series for that period;

Back to Contents

(2)	any representation or warranty made by the originator in the Receivables Securitisation Agreement or the series supplement, or any information contained in a computer file or microfiche list required to be delivered by the originator under the Receivables Securitisation Agreement:

(a)	proves to have been incorrect in any material respect when made or when delivered and continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of the error, requiring it to be remedied, is given to the originator by the receivables trustee, or is given to the originator and the receivables trustee by the investor beneficiary for the relevant series acting on the instructions of holders of the relevant medium term note certificate representing together 50 per cent. or more of the total balance of the relevant medium term note certificate outstanding; and

(b)	as a result of which there is a material adverse effect on the interests of the MTN issuing entity in respect of the relevant series and which unremedied continues during that 60 day period to have a material adverse effect for that period;

Notwithstanding the above, no Series Pay-Out Event in relation to (2) shall be deemed to have occurred if the originator has complied with its obligations for a breach of warranty as set out in the Receivables Securitisation Agreement.

(3)	the average Portfolio Yield for any three consecutive monthly periods is less than the average Expense Rate for those periods, or on any Determination Date before the end of the third monthly period from the relevant closing date the Portfolio Yield is less than the average Expense Rate for that period;

(4)	either:

(a)	over any period of thirty consecutive days, the Originator Interest averaged over that period is less than the Minimum Originator Interest for that period and the Originator Interest does not increase on or before the tenth Business Day following that thirty day period to an amount so that the average of the Originator Interest as a percentage of the Average Principal Receivables for such thirty day period, computed by assuming that the amount of the increase of the Originator Interest by the last day of the ten Business Day period, as compared to the Originator Interest on the last day of the thirty day period, would have existed in the receivables trust during each day of the thirty day period, is at least equal to the Minimum Originator Interest; or

(b)	on the last day of any monthly period the total balance of Eligible Receivables is less than the Minimum Aggregate Principal Receivables, adjusted for any series having a Companion Series as described in the supplement for that series, and the total balance of Eligible Receivables fails to increase to an amount equal to or greater than the Minimum Aggregate Principal Receivables on or before the tenth Business Day following that last day;

(5)	any servicer default or trust cash manager default occurs that would have a material adverse effect on the MTN issuing entity in respect of the relevant series;

(6)	the investor interest is not reduced to zero on the Series Scheduled Redemption Date;

(7)	the early termination, without replacement, of any of the Swap Agreements as described in the relevant prospectus supplement/final terms;

(8)	the MTN issuing entity is required to withhold or deduct any amounts for or on account of tax on the payment of any principal or Interest in respect of the medium term note certificate.

If any event described in paragraphs (1), (2) or (5) occurs then, after the applicable grace period, either (1) the receivables trustee or (2) the investor beneficiary may declare that a Series Pay Out Event has occurred if the correct notice has been given. If the investor beneficiary declares that a Series Pay

Back to Contents

Out Event has occurred, it must have acted on the instructions of holders of the medium term note certificate representing, together, 50 per cent. or more of the medium term note certificate outstanding at that time. The investor beneficiary must give a written notice to the originator, the servicer and the receivables trustee that a Series Pay Out Event has occurred. If the receivables trustee declares that a Series Pay Out Event has occurred, it must give a written notice to this effect to the originator, the servicer and the trust cash manager. A Series Pay Out Event will be effective as of the date of the relevant notice. If any event in paragraphs (3), (4), (6), (7) or (8) occurs, a Series Pay Out Event will occur without any notice or other action on the part of the receivables trustee or the investor beneficiary.

Entitlement of MTN Issuing Entity to Series Excess Interest

Barclays Bank PLC will enter into an “Agreement Between Beneficiaries” with the MTN issuing entity under which Barclays Bank PLC will transfer its Excess Interest entitlement attributable to each series to the MTN issuing entity. The portion of the Excess Interest so transferred will form part of the investor interest. The MTN issuing entity will pay amounts of Excess Interest attributable to each series which it receives pursuant to the agreement between the beneficiaries to the issuing entity as “MTN issuing entity additional interest payments”.

In return for the transfer of the entitlement to the portion of the Excess Interest relating to each series the MTN issuing entity will agree to pay deferred consideration to Barclays Bank PLC. We will refer to this deferred consideration as “Excess Entitlement Consideration”. The amount of the Excess Entitlement Consideration in respect of each series will be equal to the amount of Deferred Subscription Price which the MTN issuing entity receives from the issuing entity in respect of the medium term note certificate from time to time.

The issuing entity will apply any MTN issuing entity additional interest payments received by it in meeting its due and payable obligations. Any sums remaining following satisfaction of all amounts due and payable by the issuing entity, which we will refer to as “Unutilised Excess Spread”, will be paid to the MTN issuing entity as Deferred Subscription Price for the medium term note certificate for as long as the medium term note certificate is in issue.

Your Payment Flows

On each Distribution Date, the receivables trustee will transfer from available funds in the Trustee Collection Account the sum of:

(i)	the Class A Monthly Distribution Amount;

(ii)	the Class B Monthly Distribution Amount;

(iii)	the Class C Monthly Distribution Amount;

(iv)	the Class D Monthly Distribution Amount;

(v)	on the Series Termination Date, an amount equal to the principal calculated as payable in accordance with the Expenses Loan Agreement, if any; and

(vi)	the Excess Interest attributable to the relevant series;

and deposit that sum into the Series Distribution Account held by the MTN issuing entity.

The MTN issuing entity will credit the amount received in respect of the monthly distribution amounts for each class and the portion of the Excess Interest attributable to the relevant series to the MTN issuing entity coupon ledger and will record for calculational purposes the amounts treated as referable to each class.

The MTN issuing entity will then transfer from the Series Distribution Account to the extent there are sufficient funds on deposit:

(i)	first, the costs and expenses of the MTN issuing entity for the relevant monthly period;

(ii)	second, the lesser of (1) the amounts credited to the MTN issuing entity coupon ledger, after paying or reserving for the MTN issuing entity’s costs and expenses described in the first bullet point above and (2) the interest due and payable on the medium term note certificate, excluding

Back to Contents

the MTN issuing entity additional interest payments, will be deposited in the Issuing Entity Distribution Account;

(iii)	third, an amount equal to the Monthly Loan Expenses Amount plus, on the Series Termination Date, an amount equal to the principal calculated as payable in accordance with the Expenses Loan Agreement, if any, will be deposited in the Issuing Entity Distribution Account;

(iv)	fourth, an amount equal to 1/2 of the Series Extra Amount will be paid to the MTN issuing entity;

(v)	fifth, an amount equal to 1/2 of the Series Extra Amount will be deposited in the Issuing Entity Distribution Account;

(vi)	sixth, an amount equal to the MTN issuing entity additional interest payments will be deposited in the Issuing Entity Distribution Account.

Note coupon ledgers will be established for each class of notes in the Issuing Entity Distribution Account.

On each Interest Payment Date the issuing entity will credit:

(i)	to the class A notes coupon ledger an amount equal to the lesser of (1) the amount deposited in the Issuing Entity Distribution Account and (2) the sum of the Class A Monthly Finance Amount, the Class A Deficiency Amount and the Class A Additional Finance Amount;

(ii)	to the class B notes coupon ledger an amount equal to the lesser of, (1) the amount deposited in the Issuing Entity Distribution Account minus the amount credited to the class A notes coupon ledger and (2) the Class B Monthly Distribution Amount;

(iii)	to the class C notes coupon ledger an amount equal to the lesser of (1) the amount deposited in the Issuing Entity Distribution Account minus the amount credited to the class A notes coupon ledger and the class B notes coupon ledger and the Monthly Loan Expenses Amount and (2) the Class C Monthly Distribution Amount; and

(iv)	to the class D notes coupon ledger, if applicable, an amount equal to the lesser of (1) the amount deposited in the Issuing Entity Distribution Account minus the amount credited to the class A notes coupon ledger, the class B notes coupon ledger, the class C notes coupon ledger and the Monthly Loan Expenses Amount and (2) the Class D Monthly Distribution Amount.

In addition, the MTN issuing entity will pay amounts equal to any amounts received from the issuing entity as Deferred Subscription Price to Barclays Bank PLC pursuant to an Agreement Between Beneficiaries, to the extent not required by the MTN issuing entity to make other payments on that date.

Before the delivery of an Enforcement Notice in relation to a particular series, on each Interest Payment Date, the issuing entity will pay:

(i)	first, from MTN issuing entity additional interest, the costs and expenses of the issuing entity for the relevant monthly period will be paid or reserved for within the issuing entity;

(ii)	second, the costs and expenses of the issuing entity for the relevant monthly period remaining after the first item will be paid or reserved for within the issuing entity proportionately to the class A notes’, the class B notes’, the class C notes’ and the class D notes’ share, if any, for such payment to be used to pay, or reserve for, the costs and expenses of the issuing entity;

(iii)	third, from the class A notes coupon ledger, the lesser of (1) the amount credited to the class A notes coupon ledger after paying or reserving for the class A notes’ proportionate share of the issuing entity’s costs and (2) expenses and the amounts due and payable, if applicable, to a swap counterparty under a class A swap agreement (other than amounts payable under item (xiii) below) for the relevant Calculation Period, to the relevant swap counterparty and upon payment to the issuing entity by the swap counterparty in exchange therefor, to the holder of a class A note (or, to the extent that a class A swap agreement has been terminated and not replaced, the

Back to Contents

lesser of (i) the amount in (1) above converted into the relevant currently at the spot exchange rate and (ii) the amount due under a class A note to the holder of the class A note);

(iv)	fourth, from the class B notes coupon ledger, the lesser of (1) the amount credited to the class B notes coupon ledger after paying or reserving for the class B notes’ proportionate share of the issuing entity’s costs and (2) the amounts due and payable, if applicable, to a swap counterparty under a class B swap agreement (other than amounts payable under item (xiv) below) for the relevant Calculation Period, to the relevant swap counterparty and upon payment to the issuing entity by the swap counterparty in exchange therefor, to the holder of a class B note (or, to the extent that a class B swap agreement has been terminated and not replaced, the lesser of (i) the amount in (1) above converted into the relevant currency at the spot exchange rate and (ii) the amount due under a Class B note to the holder of the class B note;

(v)	fifth, the lesser of the remaining amount on deposit in the Issuing Entity Distribution Account and an amount equal to the Monthly Loan Expenses Amount will be paid to the lender under the Expenses Loan Agreement, if any;

(vi)	sixth, from the class C notes coupon ledger, the lesser of (1) the amount credited to the class C notes coupon ledger after paying or reserving for the class C notes’ proportionate share of the issuing entity’s costs and (2) the amounts due and payable, if applicable, to a swap counterparty under a class C swap agreement (other than amounts payable under item (xv) below) in respect of the relevant Calculation Period, to the relevant swap counterparty and upon payment to the issuing entity by the swap counterparty in exchange therefor to the holder of a class C note (or, to the extent a class C swap agreement has been terminated and not replaced, the lesser of (i) the amount in (1) above converted into the relevant currency at the spot exchange rate and (ii) the amount due under a Class C note to the holder of the class C note;

(vii)	seventh, from the class D notes coupon ledger, if applicable, the lesser of (1) the amount credited to the class D notes coupon ledger after paying or reserving for the class D notes’ proportionate share of the issuing entity’s costs and (2) the amounts due and payable, if applicable, to the swap counterparty under a class D swap agreement (other than amounts payable under item (xvi) below) in respect of the relevant Calculation Period, to the relevant swap counterparty and upon payment to the issuing entity by the swap counterparty in exchange therefor to the holder of a class D note, if any, (or, to the extent a class D swap agreement has been terminated and not replaced, the lesser of (i) the amount in (1) above converted into the relevant currency at the spot exchange rate and (ii) the amount due under a Class D note to the holder of the class D note;

(viii)	eighth, the lesser of the remaining amount on deposit in the Issuing Entity Distribution Account and an amount equal to the principal calculated as payable in accordance with the Expenses Loan Agreement, if any, will be paid to the lender under the Expenses Loan Agreement;

(ix)	ninth, the lesser of the remaining amount on deposit in the Issuing Entity Distribution Account and an amount equal to ½ of the Series Extra Amount, will be paid to the issuing entity;

(x)	tenth, any amounts due from or required to be provided for by the issuing entity to meet its liabilities to any taxation authority;

(xi)	eleventh, any amounts due to third parties under obligations incurred in the course of the issuing entity’s business;

(xii)	twelfth, an amount equal to the lesser of (A) the amount on deposit in the additional interest ledger of the Issuing Entity Distribution Account (such amount to be denominated in the relevant currency or, if not dominated in the relevant currency, such amount will be converted into the relevant currency at the spot exchange rate); and (B) the amount needed to cover any shortfall with respect to the notes caused by the imposition of withholding taxes on payments made under the medium term note certificate or the Swap Agreements, will be paid to the relevant noteholders;

(xiii)	thirteenth, the amount equal to any termination payment due and payable to a swap counterparty pursuant to a class A swap agreement where the class A swap agreement has been terminated as a result of a Swap Counterparty Swap Event of Default;

Back to Contents

(xiv)	fourteenth, the amount equal to any termination payment due and payable to a swap counterparty pursuant to a class B swap agreement where the class B swap agreement has been terminated as a result of a Swap Counterparty Swap Event of Default;

(xv)	fifteenth, the amount equal to any termination payment due and payable to a swap counterparty pursuant to a class C swap agreement where the class C swap agreement has been terminated as a result of a Swap Counterparty Swap Event of Default;

(xvi)	sixteenth, if applicable, the amount equal to any termination payment due and payable to the swap counterparty pursuant to a class D swap agreement where the class D swap agreement has been terminated as a result of a Swap Counterparty Swap Event of Default;

(xvii)	seventeenth, any amounts remaining will constitute Deferred Subscription Price and will be paid to the MTN issuing entity.

Under the terms of each swap agreement, each swap counterparty will pay to the issuing entity on each Interest Payment Date an amount equal to the interest to be paid on the applicable class of notes, converted, if applicable, into the relevant currency at the exchange rate set out in the relevant swap agreement, subject to the deferral of interest as described in “Terms and Conditions of the Notes” and “The Swap Agreements” section of the relevant prospectus supplement/final terms.

After the termination of the Swap Agreements, the note trustee will withdraw the amounts on deposit in the class A notes coupon ledger, the class B notes coupon ledger, the class C notes coupon ledger and the class D notes coupon ledger, if any, and convert those amounts into the relevant currency at the then prevailing spot exchange rate in London, England and distribute these amounts to the Paying Agent to make payments of interest on the class A notes, the class B notes, the class C notes and, if applicable, the class D notes, respectively.

On the earlier of (1) the Series Scheduled Redemption Date and (2) the first Distribution Date for the Regulated Amortisation Period or the Rapid Amortisation Period, and on each Distribution Date after that, the receivables trustee will transfer the following amounts and deposit them into the Series Distribution Account:

(i)	from the Principal Funding Account, the lesser of (1) the amount in the Principal Funding Account on that date and (2) the Class A Investor Interest; and

(ii)	from the Series Distribution Ledger, the lesser of (1) during the Rapid Amortisation Period, the amount in the Series Distribution Ledger or, during the Regulated Amortisation Period, the Controlled Deposit Amount, and (2) the Class A Investor Interest – after taking into account the amount distributed from the Principal Funding Account as described above.

On the later to occur of the Class B Principal Commencement Date and the Series Scheduled Redemption Date and each Distribution Date after, the receivables trustee will transfer the following amounts and deposit them into the Series Distribution Account:

(i)	from the Principal Funding Account, the lesser of (1) the amount on deposit in the Principal Funding Account in excess of the Class A Investor Interest and (2) the Class B Investor Interest; and

(ii)	from the Series Distribution Ledger, the lesser of the amount on deposit in the Series Distribution Ledger and the Class B Investor Interest – after taking into account the amount distributed from the Principal Funding Account as described above.

On the later to occur of the Class C Principal Commencement Date and the Series Scheduled Redemption Date and each Distribution Date after, the receivables trustee will transfer the following amounts and deposit them into the Series Distribution Account:

(i)	from the Principal Funding Account, the lesser of (1) the amount on deposit in the Principal Funding Account in excess of the sum of the Class A Investor Interest and the Class B Investor Interest and (2) the Class C Investor Interest; and

Back to Contents

(ii)	from the Series Distribution Ledger, the lesser of the amount on deposit in the Series Distribution Ledger and the Class C Investor Interest – after taking into account the amount distributed from the Principal Funding Account as described above.

If any series provides for class D notes, on the later to occur of the Class D Principal Commencement Date and the Series Scheduled Redemption Date and each Distribution Date after, the receivables trustee will transfer the following amounts and deposit them into the Series Distribution Account:

(i)	from the Principal Funding Account, the lesser of (1) the amount on deposit in the Principal Funding Account in excess of the sum of the Class A Investor Interest, the Class B Investor Interest and the Class C Investor Interest and (2) the Class D Investor Interest; and

(ii)	from the Series Distribution Ledger, the lesser of the amount on deposit in the Series Distribution Ledger and the Class D Investor Interest – after taking into account the amount distributed from the Principal Funding Account as described above.

The MTN issuing entity will credit the amount received for each class of investor interest to the MTN issuing entity principal ledger.

On the earlier of (1) the Series Scheduled Redemption Date and (2) the first Distribution Date for the Regulated Amortisation Period or the Rapid Amortisation Period, and each Distribution Date after, the MTN issuing entity will transfer for same day value from the Series Distribution Account the amount in the MTN issuing entity principal ledger and deposit it into the Issuing Entity Distribution Account.

The issuing entity will credit each amount received from the MTN issuing entity principal ledger to the appropriate notes principal ledger.

If applicable, before the termination of any Swap Agreements related to a particular series, on the earlier of (1) the Series Scheduled Redemption Date and (2) the first Interest Payment Date for the Regulated Amortisation Period or the Rapid Amortisation Period, and each Interest Payment Date after, the issuing entity will pay:

(i)	from the class A notes principal ledger, an amount equal to the lesser of (1) the amount in the class A notes principal ledger; and (2) the sterling equivalent of the principal due on the class A notes, to the relevant swap counterparty, if any;

(ii)	from the class B notes principal ledger, an amount equal to the lesser of (1) the amount in the class B notes principal ledger and (2) the sterling equivalent of the principal due on the class B notes, to the relevant swap counterparty, if any;

(iii)	from the class C notes principal ledger, an amount equal to the lesser of (1) the amount in the class C notes principal ledger and (2) the sterling equivalent of the principal due on the class C notes, to the relevant swap counterparty, if any; and

(iv)	from the class D notes principal ledger, if applicable, an amount equal to the lesser of (1) the amount in the class D notes principal ledger and (2) the sterling equivalent of the principal due on the class D notes, to the relevant swap counterparty, if any.

Such swap counterparty will pay to the issuing entity, in the relevant currency for such particular series, principal for distribution to the Noteholders converted, if applicable into such currency, at the exchange rate set out in the relevant swap agreement.

After the termination of such Swap Agreements, the note trustee will withdraw the amounts on deposit in the class A notes principal ledger, the class B notes principal ledger, the class C notes principal ledger and the class D notes principal ledger and, to the extent necessary, the amounts on deposit in the Issuing Entity Distribution Account representing MTN issuing entity additional interest payments and convert those amounts into the relevant currency for such particular series at the then prevailing spot exchange rate in London, England and distribute those amounts to the Paying Agent to make payments of principal first on the class A notes, then the class B notes, then the class C notes and finally the class D notes, as further described in the relevant Swap Agreements.

Back to Contents

THE NOTE TRUST DEED

The principal agreement governing the notes will be the note trust deed. The note trust deed has five primary functions:

(i)	it constitutes the notes;

(ii)	it sets out the covenants of the issuing entity in relation to the notes;

(iii)	it sets out the enforcement and postenforcement procedures relating to the notes;

(iv)	it contains provisions necessary to comply with the U.S. Trust Indenture Act of 1939 (the “Trust Indenture Act”); and

(v)	it sets out the appointment, powers and responsibilities of the note trustee as well as certain limitations on its responsibilities and liabilities.

Each function is summarised below.

The note trust deed sets out the form of the notes. It also sets out the terms and conditions of the notes, and the conditions for the issue of Individual Note Certificates and/or the cancellation of any notes.

The note trust deed also contains covenants made by the issuing entity in favour of the note trustee and the Noteholders. The main covenants are that the issuing entity will pay interest and repay principal on each of the notes when due. Covenants are included to ensure that the issuing entity remains insolvency remote, and to give the note trustee access to all information and reports that it may need in order to discharge its responsibilities in relation to the Noteholders. Some of the covenants also appear in the terms and conditions of the notes, see “Terms and Conditions of the Notes”. The issuing entity also covenants that it will use all reasonable endeavours to maintain the listing of the notes on the United Kingdom Official List within the meaning of Part 6 of the Financial Services and Markets Act 2000 and their admission to trading on the London Stock Exchange.

The note trust deed sets out the general procedures by which the note trustee may take steps to enforce the security created by the issuing entity in the note trust deed so that the note trustee can protect the interests of the Noteholders in accordance with the terms and conditions. The note trust deed gives the note trustee a general discretion to enforce the security, but also provides for meetings of the Noteholders at which the Noteholders can determine the action taken by the note trustee in relation to the enforcement of the notes (subject to being indemnified and/or secured to its satisfaction against liabilities it may incur). Additionally, the note trustee is required to act on a written request of a certain proportion of then Noteholders (subject to being indemnified and/or secured to its satisfaction against liabilities it may incur). The note trust deed provides that the class A Noteholders’ interests take precedence for so long as the class A notes are outstanding, after that, the interests of the class B Noteholders take precedence over the interests of class C Noteholders, until no more class B notes remain outstanding, and after that, the interests of the class C Noteholders take precedence over the interests of class D Noteholders, until no more class C notes remain outstanding. Certain basic terms of each class of notes may not be amended without the consent of the majority of the holders of that class of note. This is described further in the “Terms and Conditions of the Notes”.

The note trust deed also sets out the terms on which the note trustee is appointed, the indemnification of the note trustee, the payment it receives and the extent of the note trustee’s authority to act beyond its statutory powers under English law. The note trustee is also given the ability to appoint a delegate or agent in the execution of any of its duties under the note trust deed. The note trust deed also sets out the circumstances in which the note trustee may resign or retire.

Finally, the note trust deed includes certain provisions mandated by the Trust Indenture Act. Generally, these provisions outline the duties, rights and responsibilities of the note trustee and the issuing entity and the rights of the Noteholders. Specifically these include, but are not limited to:

(i)	the maintenance of a Noteholder list by the note trustee;

(ii)	the provision of reports and other information by the issuing entity to the note trustee;

Back to Contents

(iii)	the duty of the note trustee to use the same degree of care in exercising its responsibilities as would be exercised by a prudent person conducting its own affairs;

(iv)	the duty of the note trustee to notify all Noteholders of any events of default of which it has actual knowledge; and

(v)	the right of the note trustee to resign at any time by providing the issuing entity with not less than 30 days prior written notice without assigning any reason and without being responsible for any costs occasioned by such retirement, the ability of the issuing entity to remove the note trustee under certain circumstances and the right of the Noteholders by Extraordinary Resolution to remove any note trustee (such removal or resignation shall not become effective until a successor trustee is appointed); and the obligation of the issuing entity to use all reasonable endeavours to procure a new note trustee.

The note trust deed contains a provision that, if any other provision of the note trust deed limits, qualifies or conflicts with another provision that is required to be included in the note trust deed by, and is not subject to contractual waiver under, the Trust Indenture Act, the Trust Indenture Act provision will prevail.

The note trust deed incorporates and supplements the provisions of the Trustee Act 1925 and the Trustee Act 2000 of England and Wales.

The note trust deed is governed by English law.

Back to Contents

THE NOTES

The issue of each series of notes will be authorised by a resolution of the board of directors of the issuing entity passed prior to the date of the first issue of notes. Each series of notes will be constituted by a series note trust deed supplement to be dated on or about the relevant closing date between, inter alios, the issuing entity and the note trustee as trustee for, among others, the holders for the time being of the notes. The note trust deed includes provisions which enable it to be modified or supplemented and any reference to the note trust deed is a reference also to the document as modified or supplemented in accordance with its terms.

The material terms of the notes are described in this base prospectus. However, the statements set out in this section with regard to the notes and the Global Note Certificates representing the notes are subject to the detailed provisions of the note trust deed and the relevant series note trust deed supplement for a series. The note trust deed will include the forms of the Global Note Certificates and the forms of the Individual Note Certificates.

A paying agency and agent bank agreement between, among others, the issuing entity, the note trustee, The Bank of New York in London as “Principal Paying Agent”, the other Paying Agents – together with the Principal Paying Agent, called the “Paying Agents” – the Registrar and the agent bank, regulates how payments will be made on the notes and how determinations and notifications will be made. It will be dated on or prior to the date of the first issue of notes and the parties will include, on an ongoing basis, any successor party appointed in accordance with its terms.

Beneficial owners will be entitled to the benefit of, will be bound by and will be deemed to have notice of, all the provisions of the note trust deed and the paying agency and agent bank agreement. Beneficial owners can see copies of these agreements at the principal office for the time being of the note trustee, which is, as of the date of this document, The Bank of New York in London and at the specified office for the time being of each of the Paying Agents.

Unless otherwise specified in the relevant series note trust deed supplement, each class of notes will be represented initially by a Global Note Certificate in registered form.

The Clearing Systems

The Global Note Certificates representing the notes offered by this base prospectus – called the “Global Note Certificates” – may be deposited with The Bank of New York in New York, as the DTC custodian for, and registered in the name of, Cede & Co. as nominee of, The Depository Trust Company, referred to in this base prospectus as, “DTC”. On confirmation from the DTC custodian that it holds the Global Note Certificates, DTC will record BookEntry Interests in the beneficial owner’s account or the participant account through which the beneficial owner holds its interests in the notes. These BookEntry Interests will represent the beneficial owner’s or participant’s beneficial interest in the relevant Global Note Certificates.

The Global Note Certificates may also be deposited with, and registered in the name of The Bank of New York Depositary (Nominees) Limited as common depositary for Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, societe anonyme (“Clearstream, Luxembourg”). On confirmation from the common depositary that it holds the Global Note Certificates, Clearstream, Luxembourg and/or Euroclear, as applicable, will record BookEntry Interests in the beneficial owner’s account or the participant account through which the beneficial owners hold their interests in the notes. These BookEntry Interests will represent the beneficial owner’s or participant’s beneficial interest in the relevant notes represented by such Global Note Certificate.

The amount of notes represented by each Global Note Certificate is evidenced by the register maintained for that purpose by the Registrar. The register maintained by the Registrar is the sole evidence of entitlement to the Global Note Certificate. Together, the notes represented by the Global Note Certificates and any outstanding Individual Note Certificates will equal the aggregate principal amount of the notes outstanding at any time. However, except as described under “– Individual Note Certificates”, Individual Note Certificates will not be issued.

Back to Contents

Book-entry Systems

The information set out below is subject to any change in or reinterpretation of the rules, regulations and procedures of the clearing systems currently in effect. Investors wishing to use the facilities of any of the clearing systems are advised to confirm the continued applicability of the rules, regulations and procedures of the relevant clearing system. Neither the issuing entity nor any other party to the paying agency and agent bank agreement will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any series of notes held through the facilities of any clearing system or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DTC

DTC has advised the issuing entity that it is a limited purpose trust company organised under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the U.S. Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC holds and provides asset servicing for securities that its participants deposit with DTC. DTC also facilitates the posttrade settlement among participants of sales and other securities transactions in deposited securities through electronic computerised bookentry transfers and pledges between participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Participants include both U.S. and nonU.S. securities brokers and underwriters, banks, trust companies, clearing corporations and certain other organisations. DTC is a whollyowned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of participants of DTC and Members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation (NSCC, FICC and EMCC, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and underwriters, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly. DTC has S&P’s highest rating: AAA. The DTC rules applicable to DTC’s participants and indirect participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com.

Purchases of notes under the DTC system must be made by or through participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of each note (the beneficial owner) is in turn to be recorded on the participants’ and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants or indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in notes, except in the event that use of the bookentry system for the notes is discontinued.

To facilitate subsequent transfers, all notes deposited by participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorised representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all of the notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each participant in such issue to be redeemed.

Back to Contents

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to notes unless authorised by a participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuing entity as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those participants to whose accounts the notes are credited on the record date (identified in a listing attached to the omnibus proxy).

Principal and interest payments on the notes will be made to Cede & Co., or such other nominee as may be requested by an authorised representative of DTC. DTC’s practice is to credit participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from the issuing entity or the principal paying agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants or indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of such participant or indirect participant and not of DTC or its nominee, the principal paying agent or the issuing entity, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorised representative of DTC) is the responsibility of the issuing entity or the principal paying agent, disbursement of such payments to participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of participants and indirect participants.

Clearstream, Luxembourg and Euroclear.

Clearstream, Luxembourg and Euroclear each hold securities for their participating organisations and facilitate the clearance and settlement of securities transactions between their respective participants through electronic bookentry changes in accounts of those participants, thereby eliminating the need for physical movement of securities. Clearstream, Luxembourg and Euroclear provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg and Euroclear also deal with domestic securities markets in several countries through established depository and custodial relationships. Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other. Transactions may be settled in Clearstream, Luxembourg and Euroclear in any of numerous currencies, including U.S. dollars.

Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg participants are financial institutions around the world, including underwriters, securities brokers, banks, trust companies and clearing corporations. Indirect access to Clearstream, Luxembourg is also available to others, including banks, brokers, underwriters and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

The Euroclear system was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic bookentry delivery against payment. The Euroclear system is operated by Euroclear Bank S.A./N.V., called the “Euroclear operator”. All operations are conducted by the Euroclear operator. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator.

Euroclear participants include banks – including central banks – securities brokers and underwriters and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing use of Euroclear and the related Operating Procedures of the Euroclear system. These terms and conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments for securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under these terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

As the holders of Book-Entry Interests, beneficial owners will not have the right under the note trust deed to act on solicitations by the issuing entity for action by Noteholders. Beneficial owners will

Back to Contents

only be able to act to the extent they receive the appropriate proxies to do so from DTC, Clearstream, Luxembourg or Euroclear or, if applicable, their respective participants. No assurances are made about these procedures or their adequacy for ensuring timely exercise of remedies under the note trust deed.

No beneficial owner of an interest in a note represented by a Global Note Certificate will be able to transfer that interest except in accordance with applicable procedures, in addition to those provided for under the note trust deed, of DTC, Clearstream, Luxembourg and Euroclear, as applicable. The laws of some jurisdictions require that some purchasers of securities take physical delivery of those securities in definitive form. These laws and limitations may impair the ability to transfer beneficial interests in a note represented by a Global Note Certificate.

Book-entry ownership of and payments in respect of notes held through DTC

The issuing entity may apply to DTC in order to have any class of notes represented by a Global Note Certificate accepted in its book-entry settlement system. Upon the issue of any such Global Note Certificate, DTC or its custodian will credit, on its internal book-entry system, the respective nominal amounts of the individual beneficial interests represented by such Global Note Certificate to the accounts of persons who have accounts with DTC. Such accounts initially will be designated by or on behalf of the participant. Ownership of beneficial interests in such a Global Note Certificate will be limited to participants or indirect participants, including the respective depositaries of Euroclear and Clearstream, Luxembourg. Ownership of beneficial interests in a Global Note Certificate accepted by DTC will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to the interests of participants) and the records of participants (with respect to the interests of indirect participants).

It should be noted that DTC will only process payments of principal and interest in U.S. dollars. Payments in U.S. dollars of principal and interest in respect of a Global Note Certificate accepted by DTC will be made to the order of DTC or its nominee as the registered holder of such note. In the case of any payment in a currency other than U.S. dollars in respect of a Global Note Certificate accepted by DTC, payment will be made by the exchange agent and the exchange agent will (in accordance with express written instructions received by it) remit all or a portion of such payment for credit directly to the beneficial holders of interests in the Global Note Certificate in the currency in which such payment was made and/or cause all or a portion of such payment to be converted into U.S. dollars and credited to the applicable participants’ accounts.

The issuing entity expects DTC to credit accounts of participants on the applicable payment date in accordance with their respective holdings as shown in the records of DTC unless DTC has reason to believe that it will not receive payment on such payment date. The issuing entity also expects that payments by participants or indirect participants to beneficial owners of notes will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers, and will be the responsibility of such participant or indirect participant and not the responsibility of DTC, the Note Trustee or the issuing entity. Payment of principal, premium, if any, and interest, if any, on notes to DTC is the responsibility of the issuing entity.

Payments in respect of notes held through Euroclear and Clearstream, Luxembourg

Payments by Clearstream, Luxembourg and Euroclear participants to the beneficial owners of notes will be governed by standing instructions, customary practice, and any statutory or regulatory requirements as may be in effect from time to time, as is now the case with securities held by the accounts of customers registered in street name. These payments will be the responsibility of the Clearstream, Luxembourg or Euroclear participant and not of Clearstream, Luxembourg, Euroclear, any Paying Agent, the note trustee or the issuing entity.

None of the issuing entity, the note trustee, any underwriter nor any Paying Agent will have the responsibility or liability for any aspect of the records of DTC, Clearstream, Luxembourg or Euroclear relating to or payments made by DTC, Clearstream, Luxembourg or Euroclear on account of beneficial interests in the Global Note Certificates or for maintaining, supervising or reviewing any records of DTC, Clearstream, Luxembourg or Euroclear relating to those beneficial interests.

Transfers of Notes Represented by Global Note Certificates

Transfers of any interests in notes represented by a Global Note Certificate within DTC, Euroclear and Clearstream, Luxembourg will be effected in accordance with the customary rules and

Back to Contents

operating procedures of the relevant clearing system. The laws in some States within the United States may require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer notes represented by a Global Note Certificate to such persons may depend upon the ability to exchange such notes for notes in definitive form. Similarly, because DTC can only act on behalf of participants in the DTC system who in turn act on behalf of indirect participants, the ability of a person having an interest in notes represented by a Global Note Certificate accepted by DTC to pledge such notes to persons or entities that do not participate in the DTC system or otherwise to take action in respect of such notes may depend upon the ability to exchange such notes for notes in definitive form. The ability of any holder of notes represented by a Global Note Certificate accepted by DTC to resell, pledge or otherwise transfer such notes may be impaired if the proposed transferee of such notes is not eligible to hold such notes through a participant or indirect participant in the DTC system.

Subject to compliance with the transfer restrictions applicable to the Global Note Certificates described in the relevant prospectus supplement/final terms, crossmarket transfers between DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg or Euroclear participants, on the other, will be effected by the relevant clearing system in accordance with its rules and through action taken by the Registrar, the Principal Paying Agent and any custodian with whom the relevant Global Note Certificates have been deposited (the “Series Custodian”).

On or after the closing date for any series, transfers of notes of such series between participants in Clearstream, Luxembourg and Euroclear and transfers of notes of such series between participants in DTC will generally have a settlement date three business days after the trade date (T+3). The customary arrangements for delivery versus payment will apply to such transfers.

Cross-market transfers between participants in Clearstream, Luxembourg or Euroclear and DTC participants will need to have an agreed settlement date between the parties to such transfer. Because there is no direct link between DTC, on the one hand, and Clearstream, Luxembourg and Euroclear, on the other, transfers of interests in the relevant Global Note Certificate will be effected through the Registrar, the Principal Paying Agent and the Series Custodian receiving instructions (and, where appropriate, certification) from the transferor and arranging for delivery of the interests being transferred to the credit of the designated account for the transferee. In the case of cross-market transfers, settlement between Euroclear or Clearstream, Luxembourg accountholders and DTC participants cannot be made on a delivery versus payment basis. The securities will be delivered on a free delivery basis and arrangements for payment must be made separately.

DTC, Clearstream, Luxembourg and Euroclear have each published rules and operating procedures designed to facilitate transfers of beneficial interests in Global Note Certificates among participants of DTC, Clearstream, Luxembourg and Euroclear. However, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued or changed at any time. None of the issuing entity, any agent, the underwriters or any affiliate of any of the foregoing, or any person by whom any of the foregoing is controlled for the purposes of the U.S. Securities Act of 1933, as amended (the “Securities Act”) will have any responsibility for the performance by DTC, Clearstream, Luxembourg, Euroclear or their respective direct or indirect participants or accountholders of their respective obligations under the rules and procedures governing their operations or for the sufficiency for any purpose of the arrangements described in this base prospectus.

Individual Note Certificates

Beneficial owners of notes will only be entitled to receive Individual Note Certificates if the notes become immediately due and repayable by reason of an Event of Default or DTC, Euroclear or Clearstream notifies the issuing entity that it is unwilling or unable to hold the Global Note Certificates or is unwilling or unable to continue as, or has ceased to be, a clearing agency registered under the Exchange Act and, in each case, the issuing entity cannot appoint a successor within 90 days of such notification.

In no event will Individual Note Certificates in bearer form be issued. Any Individual Note Certificate will be issued in registered form in minimum denominations of $100,000 (or its equivalent in another currency). Any Individual Note Certificates will be registered in that name or those names as the Registrar shall be instructed by DTC, Clearstream, Luxembourg and Euroclear, as applicable. It is expected that these instructions will be based upon directions received by DTC, Clearstream, Luxembourg and Euroclear from their participants reflecting the ownership of BookEntry Interests. To the extent permitted by law, the issuing entity, the note trustee and any Paying Agent shall be entitled to treat the person in whose names any Individual Note Certificate is registered as the absolute owner

Back to Contents

thereof. The paying agency and agent bank agreement contains provisions relating to the maintenance by a registrar of a register reflecting ownership of the notes and other provisions customary for a registered debt security.

Any person receiving Individual Note Certificates will not be obligated to pay or otherwise bear the cost of any transfer tax or governmental charge or any cost or expense relating to insurance, postage, transportation or any similar charge in connection with the delivery of such Individual Note Certificates, which will be solely the responsibility of the issuing entity. No service charge will be made for any registration of transfer or exchange of any Individual Note Certificates.

Transfer and Settlement of Repricing Notes Under a Market Repricing Agreement

Any repricing notes issued on an issue date will initially be represented by a Global Note Certificate. Each Global Note Certificate will in turn be exchangeable for certificates in individual certificated form only in the circumstances described under “Individual Note Certificates” above. Three business days before the relevant repricing transfer date, the market repricing agent will deliver to Euroclear and/or Clearstream a written notice (such notice being a “Euroclear/Clearstream Repricing Note Call Notice”) in respect of the relevant series and/or class of repricing notes which are represented by a Global Note Certificate deposited with, and registered in the name of The Bank of New York Depositary (Nominees) Limited as common depositary for Euroclear and Clearstream (the “Euroclear/Clearstream Repricing Notes”, and holders thereof, the “Euroclear/Clearstream Repricing Noteholders”) each specifying, inter alia, the account details with Euroclear and/or Clearstream (as the case may be) of any purchaser of the Euroclear/Clearstream Repricing Notes, on the relevant repricing transfer date, (each such person for the Euroclear/Clearstream Repricing Notes being an “Incoming Euroclear/Clearstream Repricing Noteholder”), and the Principal Amount Outstanding in respect of such series and/or class of repricing notes on the repricing transfer date in respect of the Euroclear/Clearstream Repricing Notes (the “Euroclear/Clearstream Repricing Transfer Price”).

No further action will be required by the Euroclear/Clearstream Repricing Noteholders in connection with the transfer of the Euroclear/Clearstream Repricing Notes to the market repricing agent (as contemplated by the Euroclear/Clearstream Call Notice) and then from the market repricing agent to the Incoming Euroclear/Clearstream Repricing Noteholders (as contemplated by the Euroclear/Clearstream Transfer Notice).

To facilitate the transfer of interests in the repricing notes held through DTC (the “DTC Repricing Notes”, and holders thereof, the “DTC Repricing Noteholders”) as part of the repricing transfer, the market repricing agent shall facilitate delivery and payment by and to DTC Repricing Noteholders on the relevant repricing transfer date.

A market repricing agent in respect of a series and/or class of repricing notes shall (to the extent that any DTC Repricing Notes are held in global form) notify DTC no later than two business days prior to the applicable repricing transfer date of the Principal Amount Outstanding on the repricing transfer date of the DTC Repricing Notes, being the amount payable by the investors wishing to purchase the DTC Repricing Notes (the “DTC Repricing Transfer Price”) (the “Incoming DTC Repricing Noteholders”) on that repricing transfer date; the reset margin applicable to the DTC Repricing Notes after that repricing transfer date; and the next Reset Period (as defined in the Conditions) in respect of the DTC Repricing Notes. The market repricing agent will arrange delivery of the relevant DTC Repricing Notes to the Incoming DTC Repricing Noteholders on the applicable repricing transfer date (including, without limitation, specifying details of the accounts of such Incoming DTC Repricing Noteholders to DTC).

No further action will be required by the DTC Repricing Noteholders for the transfer of the DTC Repricing Notes to or for the account of the market repricing agent.

Upon payment on the relevant repricing transfer date of the DTC Repricing Transfer Price by the Incoming DTC Repricing Noteholders, all rights in respect of the DTC Repricing Notes will be transferred to or for the account of the applicable Incoming DTC Repricing Noteholders.

Back to Contents

TERMS AND CONDITIONS OF THE NOTES

The following is the text of the terms and conditions which, subject to completion and as supplemented, amended and/or replaced in accordance with the provisions of the relevant series note trust deed supplement and as reflected in the relevant prospectus supplement/final terms, will be endorsed on each Note issued under the Programme in definitive form. References in these terms and conditions to “notes” are to the notes of a particular Series only and not to all notes that may be issued under the Programme.

(A)	Introduction

Programme

Gracechurch Card Programme Funding Limited (the “issuing entity”) has established a medium term note programme (the “Programme”) under which the maximum aggregate principal amount of notes outstanding at any time may not exceed [•]. The notes of a particular series (the “notes”) are constituted and secured by a note trust deed (the “note trust deed”) between the issuing entity and The Bank of New York (the “Note Trustee”) (which expression includes the trustee or trustees for the time being of the note trust deed) and a supplement to the note trust deed (the “series note trust deed supplement”) in respect of notes issued in each series. References to the note trust deed include reference to the relevant series note trust deed supplement where the context admits.

Prospectus Supplement/Final Terms

Notes issued under the Programme are issued in series (each a “Series”) and each Series comprises up to four classes of notes (each a “Class”). A Series will be constituted by class A notes, class B notes, class C notes and, if applicable, class D notes. Each Class may comprise Sub-Classes of notes (each a “Sub-Class”), which may be denominated in any of sterling, US dollar, euro or such other currency as specified in the relevant prospectus supplement/final terms. The Sub-Classes within each Class of notes will rank pari passu and with no priority or preference among them. Each Series is the subject of a prospectus supplement/final terms (the “prospectus supplement/final terms”). The terms and conditions applicable to any particular Series are these terms and conditions (the “Conditions”) as supplemented, amended and/or replaced by the relevant series note trust deed supplement and as presented in the relevant prospectus supplement/final terms. In the event of any inconsistency between these Conditions and the Conditions as presented in the relevant prospectus supplement/final terms, the Conditions as presented in the relevant prospectus supplement/final terms shall prevail.

Paying Agency and Agent Bank Agreement

The notes are the subject of a Paying Agency and Agent Bank Agreement (the “Paying Agency and Agent Bank Agreement”) between, among others, the issuing entity, the Note Trustee, The Bank of New York as Principal Paying Agent (the “Principal Paying Agent”) and as US Paying Agent (the “US Paying Agent”), the Paying Agents named in the Paying Agency and Agent Bank Agreement (together with the Principal Paying Agent and the US Paying Agent, the “Paying Agents”, and in each case, the expressions “Principal Paying Agent”, “US Paying Agent” and “Paying Agents” include any successor to such Person in such capacity), the Agent Bank named in the Paying Agency and Agent Bank Agreement (the “Agent Bank” which expression includes any successor to such Person in such capacity), and the registrar named in the Paying Agency and Agent Bank Agreement (the “Registrar” which expression includes any successor to such Person in such capacity).

The Notes

All subsequent references in these Conditions to “notes” are to the notes which are the subject of the relevant prospectus supplement/final terms. Copies of the relevant prospectus supplement/final terms are available for inspection by you the holders of the notes (the “Noteholders”) during normal business hours at the Specified Office of the Principal Paying Agent, the initial Specified Office of which is set out below.

Summaries

Certain provisions of these Conditions are summaries of the note trust deed and the Paying Agency and Agent Bank Agreement and are subject to their detailed provisions. The holders of the notes (the “Noteholders”) are bound by, and are deemed to have notice of, all the provisions of the note trust

Back to Contents

deed, the series note trust deed supplement, the prospectus supplement/final terms and the Paying Agency and Agent Bank Agreement applicable to them. Copies of the note trust deed, the series note trust deed supplement, the prospectus supplement/final terms and the Paying Agency and Agent Bank Agreement are available for inspection by Noteholders during normal business hours at the Specified Office of each of the Paying Agents, the initial Specified Offices of which are set out below.

(1)	Interpretation

Definitions

Unless otherwise defined in these Conditions or the context requires otherwise, capitalised terms used in these Conditions have the meanings and constructions ascribed to them in Schedule 1 (Master Definitions Schedule) to the Master Framework Agreement between, amongst others, the issuing entity and the Note Trustee (the “Master Framework Agreement”).

In these Conditions the following expressions have the following meanings:

“Account Bank” means Barclays Bank PLC;

“Account Bank Agreements” means the Series Distribution Account Bank Agreement and the Bank Account Operating Agreement;

“Additional Business Centre(s) “ means the city or cities specified as such in the relevant prospectus supplement/final terms;

“Additional Financial Centre(s) “ means the city or cities specified as such in the relevant prospectus supplement/final terms;

“Additional Interest Margin” has the meaning given in the relevant prospectus supplement/final terms (if applicable);

“Administrator” means Bedell Trust Company Limited;

“Amortisation Period” means the Regulated Amortisation Period and/or the Rapid Amortisation Period or such other period specified as an Amortisation Period in the relevant prospectus supplement/final terms;

“Bank Account Operating Agreement” means the bank account operating agreement between the issuing entity and the Account Bank;

“Bank Mandate” means any bank mandate in relation to the Issuing Entity Bank Accounts;

“Basic Terms Modification” means any change to any date fixed for payment of principal or interest in respect of the notes of any Class or Sub-Class, to reduce the amount of principal or interest payable on any date in respect of the notes of any Class or Sub-Class, other than any repricing note reset margin as contemplated by the applicable market repricing agreement to alter the method of calculating the amount of any payment in respect of the notes of any Class or Sub-Class or the date for any such payment, (except in accordance with the Conditions and the note trust deed) to effect the exchange, conversion or substitution of the notes of any Class for, or the conversion of such notes into, shares, bonds or other obligations or securities of the issuing entity or any other person or body corporate formed or to be formed, to alter the priority of payment of interest or principal in respect of the notes, to change the currency of any payment under the notes of any Class or Sub-Class, to change the quorum requirements relating to meetings or the majority required to pass an Extraordinary Resolution or to amend this definition;

“Business Day”, unless otherwise specified in the relevant prospectus supplement/final terms, means in relation to any sum payable in any currency, a TARGET Settlement Day and a day on which commercial banks and foreign exchange markets settle payments generally in London, England; Jersey, Channel Islands; New York, New York; the Principal Financial Centre of the relevant currency and in each (if any) Additional Business Centre;

“Business Day Convention”, in relation to any particular date, has the meaning given in the relevant prospectus supplement/final terms and, if so specified in the relevant prospectus supplement/final terms,

Back to Contents

may have different meanings in relation to different dates and, in this context, the following expressions shall have the following meanings:

(a)	“Following Business Day Convention” means that the Relevant Date shall be postponed to the first following day that is a Business Day;

(b)	“Modified Following Business Day Convention” or “Modified Business Day Convention” means that the Relevant Date shall be postponed to the first following day that is a Business Day unless that day falls in the next calendar month in which case that date will be the first preceding day that is a Business Day;

(c)	“No Adjustment” means that the Relevant Date shall not be adjusted in accordance with any Business Day Convention; and

(d)	“Preceding Business Day Convention” means that the Relevant Date shall be brought forward to the first preceding day that is a Business Day;

“Calculation Agent” means the Agent Bank or such other Person specified in the relevant prospectus supplement/final terms as the party responsible for calculating the Rate(s) of Interest and Interest Amount(s) and/or such other amount(s) as may be specified in the relevant prospectus supplement/final terms, including any successor thereto;

“Class” means, in respect of a Series, the notes of such Series designated in the relevant prospectus supplement/final terms as being in the same class;

“Class A Notes” means notes of any Series designated as such in the relevant prospectus supplement/final terms and, where applicable, a reference to “Class A Notes” shall be construed mutatis mutandis as a reference to a relevant Sub-Class thereof;

“Class B Notes” means notes of any Series designated as such in the relevant prospectus supplement/final terms and, where applicable, a reference to “Class B Notes” shall be construed mutatis mutandis as a reference to a relevant Sub-Class thereof;

“Class C Notes” means notes of any Series designated as such in the relevant prospectus supplement/final terms and, where applicable, a reference to “Class C Notes” shall be construed mutatis mutandis as a reference to a relevant Sub-Class thereof;

“Class D Notes” means notes of any Series designated as such in the relevant prospectus supplement/final terms and, where applicable, a reference to “Class D Notes” shall be construed mutatis mutandis as a reference to a relevant Sub-Class thereof;

“Closing Date” has the meaning given in the relevant prospectus supplement/final terms;

“Controlled Accumulation Period” for any Series has the meaning defined in the relevant prospectus supplement/final terms;

“Controlled Accumulation Period Commencement Date” has the meaning given in the relevant prospectus supplement/final terms;

“Counterparty Fault Swap Termination Amount” means any termination payment under a Swap Agreement where the Swap Agreement is terminated as a result of a Swap Counterparty Swap Event of Default;

“Day Count Fraction” means, in respect of the calculation of an amount for any period of time (the “Day Count Calculation Period”), such Day Count Fraction as may be specified in these Conditions or the relevant prospectus supplement/final terms and:

(a)	if “Actual/Actual (ICMA) “ is so specified, means

(i)	where the Day Count Calculation Period is equal to or shorter than the Regular Period during which it falls, the actual number of days in the Day Count Calculation Period divided by the product of (1) the actual number of days in such Regular Period and (2) the number of Regular Periods in any year; and

Back to Contents

(ii)	where the Day Count Calculation Period is longer than one Regular Period, the sum of:

(A)	the actual number of days in such Day Count Calculation Period falling in the Regular Period in which it begins divided by the product of (1) the actual number of days in such Regular Period and (2) the number of Regular Periods in any year; and

(B)	the actual number of days in such Day Count Calculation Period falling in the next Regular Period divided by the product of (a) the actual number of days in such Regular Period and (2) the number of Regular Periods in any year;

(b)	if “Actual/365” or “Actual/Actual (ISDA) “ is so specified, means the actual number of days in the Day Count Calculation Period divided by 365 (or, if any portion of the Day Count Calculation Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Day Count Calculation Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Day Count Calculation Period falling in a nonleap year divided by 365);

(c)	if “Actual/365/366” is so specified, means the actual number of days in the Day Count Calculation Period divided by 365 (or, if the Day Count Calculation Period ends in a leap year, 366);

(d)	if “Actual/365 (fixed) “ is so specified, means the actual number of days in the Day Count Calculation Period divided by 365;

(e)	if “Actual/360” is so specified, means the actual number of days in the Day Count Calculation Period divided by 360; and

(f)	if “30/360” is so specified, means the number of days in the Day Count Calculation Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30day months (unless (i) the last day of the Day Count Calculation Period is the 31st day of a month but the first day of the Day Count Calculation Period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30day month, or (ii) the last day of the Day Count Calculation Period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30day month));

“Distribution Ledger” means a ledger within the relevant Series Distribution Account in relation to a specific Series and Class or Sub-Class of notes;

“Excess Swap Collateral” means an amount equal to the value of the collateral (or the applicable part of any collateral) provided by the swap counterparty to the issuing entity in respect of the swap counterparty’s obligations to transfer collateral to the issuing entity under the relevant swap agreement (as a result of the ratings downgrade provisions in that swap agreement), which is in excess of the swap counterparty’s liability to the issuing entity under the relevant swap agreement, or which the swap counterparty is otherwise entitled to have returned to it under the relevant swap agreement;

“Expenses Loan Drawing” means a drawing under the expenses loan agreement in relation to a specific Series to be dated on or about each issue date between the issuing entity and Barclays;

“Extraordinary Resolution” has the meaning given in the Master Framework Agreement;

“Final Redemption Date” means the date specified as such in, or determined in accordance with the provisions of, the relevant prospectus supplement/final terms, and where the Final Redemption Date is not a Business Day, as the same may be adjusted in accordance with the relevant Business Day Convention;

“First Interest Payment Date” means the date specified as such in, or determined in accordance with the provisions of, the relevant prospectus supplement/final terms, and where the First Interest Payment Date is not a Business Day, as the same may be adjusted in accordance with the relevant Business Day Convention;

Back to Contents

“Floating Rate Commencement Date” is specified in the relevant prospectus supplement/final terms as either the Payment Date of the first month falling in the Regulated Amortisation Period or the Rapid Amortisation Period (or if such date has passed, the immediately following Payment Date) or the Scheduled Redemption Date;

“Global Note Certificate” means a note certificate in global form;

“Indebtedness” means any indebtedness of any Person for money borrowed or raised including (without limitation) any indebtedness for or in respect of:

(a)	amounts raised by acceptance under any acceptance credit facility;

(b)	amounts raised under any note purchase facility;

(c)	the amount of any liability in respect of leases or hire purchase contracts which would, in accordance with applicable law and generally accepted accounting principles, be treated as finance or capital leases;

(d)	the amount of any liability in respect of any purchase price for assets or services the payment of which is deferred for a period in excess of 60 days; and

(e)	amounts raised under any other transaction (including, without limitation, any forward sale or purchase agreement) having the commercial effect of a borrowing;

“Individual Note Certificate” means an individual note certificate issued in the circumstances set out in the relevant Global Note Certificate;

“Initial Rate” has the meaning given in the relevant prospectus supplement/final terms;

“Interest Amount” means, in relation to a Note and an Interest Period, the amount of interest payable in respect of that Note for that Interest Period;

“Interest Commencement Date” means the issue date of the notes or such other date as may be specified as the Interest Commencement Date in the relevant prospectus supplement/final terms;

“Interest Determination Date” has the meaning given herein, unless otherwise specified in the relevant prospectus supplement/final terms;

“Interest Payment Date” has the relevant meaning given to it in Condition 6(a), (b), (c), (d), (e), (f), (g), (h), (i), (j) or (k) (as applicable);

“ISDA Definitions” means the 2000 ISDA Definitions, as amended and updated as at the date of issue of the first notes of the relevant Series (as specified in the relevant prospectus supplement/final terms) as published by the International Swaps and Derivatives Association, Inc.;

“issue date” has the meaning given in the relevant prospectus supplement/final terms for a Series;

“Issuing Entity Bank Accounts” means the relevant Series Distribution Account;

“Issuing Entity Fault Swap Termination Amount” means any termination payment under a Swap Agreement where the Swap Agreement is terminated otherwise than as a result of a Swap Counterparty Swap Event of Default;

“Margin” has the meaning given in the relevant prospectus supplement/final terms;

“market repricing agent” means, from the relevant issue date, Barclays Capital or such other bank appointed thereafter to act as market repricing agent under the terms of the relevant market repricing agreement;

“market repricing agreement” means the agreement, if any, dated on or about the relevant issue date among the repricing noteholder, the issuing entity and the market repricing agent;

“Note Certificate” means a Global Note Certificate or an Individual Note Certificate;

Back to Contents

“Notices” means any notices that are required to be given to Noteholders under these Conditions;

“Participating Member State” means a member state of the European Communities which adopts the euro as its lawful currency in accordance with the Treaty;

“Payment Business Day” means, unless otherwise specified in the prospectus supplement/final terms, a Business Day;

“Payment Date” means the 15th day in each month or, if such day is not a Business Day, as the same may be adjusted in accordance with the relevant Business Day Convention, or any other date as may be specified in the relevant prospectus supplement/final terms;

“Pay Out Commencement Date” shall, in respect of a particular Series, have the meaning specified in the series supplement;

“Pay Out Event” means in respect of a particular Series a “Trust Pay Out Event” as defined in “The Receivables Trust Trust Pay Out Events” as modified in respect of such Series by the relevant series supplement of one of the events listed in “Securitisation Cashflows — Series Pay Out Events”;

“Person” means any individual, company, corporation, firm, partnership, joint venture, association, organisation, state or agency of a state or other entity, whether or not having separate legal personality;

“Principal Amount Outstanding” means, in relation to a Note on any date, the principal amount of that Note on the issue date less the aggregate amount of all principal payments in respect of that Note that have become due and payable by the issuing entity to the Noteholder concerned by virtue of the issuing entity having received funds in respect thereof from the MTN issuing entity (whether or not such principal payments have been paid to such Noteholder) prior to such date in accordance with the terms and conditions of the related medium term note certificate;

“Principal Financial Centre” means, in relation to sterling, London, in relation to US dollars, New York and in relation to euro, the principal financial centre of such member state of the European Communities as is selected (in the case of a payment) by the payee or (in the case of a calculation) by the Calculation Agent;

“Rapid Amortisation Period” means, for any Series, for the purposes of these Conditions, the period commencing on the day on which a Rapid Amortisation Trigger Event is deemed to occur for the related Series Investor Interest pursuant to the provisions of the relevant series supplement, and ending on the earlier of (i) the day on which the outstanding principal amount of the related Series Investor Interest is reduced to zero and (ii) the Final Redemption Date of the relevant Series of notes;

“Rapid Amortisation Trigger Event” shall mean in respect of a particular Series, the “Pay Out Commencement Date” for that Series (as determined under the relevant series supplement) other than a Pay Out Commencement Date resulting solely from a Regulated Amortisation Trigger Event;

“Rate of Interest” means the rate or rates (expressed as a percentage per year) of interest payable in respect of the notes specified in the relevant prospectus supplement/final terms or calculated or determined in accordance with the provisions of these Conditions and/or the relevant prospectus supplement/final terms;

“Reference Banks” means the principal London office of each of HSBC, The Royal Bank of Scotland plc, Deutsche Bank AG London and Barclays Bank PLC or any duly appointed substitute reference bank(s) as may be appointed by the issuing entity to provide the Agent Bank with its offered quotation to leading banks in the London interbank market;

“Regular Interest Payment Dates” has the meaning given herein unless otherwise specified in the relevant prospectus supplement/final terms;

“Regular Period” means unless specified otherwise in a Condition containing a specific provision or the relevant prospectus supplement/final terms:

(a)	in the case of notes where interest is scheduled to be paid only by means of regular payments, each period from and including the Interest Commencement Date to but

Back to Contents

excluding the First Interest Payment Date and each successive period from and including one Interest Payment Date to but excluding the next Interest Payment Date;

(b)	in the case of notes where, apart from the first Interest Period, interest is scheduled to be paid only by means of regular payments, each period from and including a Regular Date falling in any year to but excluding the next Regular Date, where “Regular Date” means the day and month (but not the year) on which any Interest Payment Date falls; and

(c)	in the case of notes where, apart from one Interest Period other than the first Interest Period, interest is scheduled to be paid only by means of regular payments, each period from and including a Regular Date falling in any year to but excluding the next Regular Date, where “Regular Date” means the day and month (but not the year) on which any Interest Payment Date falls other than the Interest Payment Date falling at the end of the irregular Interest Period. “Regulated Amortisation Period” means, for any Series, for the purposes of these Conditions, the period commencing on the day on which a “Regulated Amortisation Trigger Event” is deemed to occur for the related Series Investor Interest pursuant to the provisions of the relevant series supplement, and ending on the earlier of (i) the day on which the outstanding principal amount of the related Series Investor Interest is reduced to zero, (ii) the commencement of a Rapid Amortisation Period for the related medium term note certificate and (iii) the Final Redemption Date of the notes;

“Regulated Amortisation Period” means, for any Series, for the purposes of these Conditions, the period commencing on the day on which a “Regulated Amortisation Trigger Event” is deemed to occur for the related Series Investor Interest pursuant to the provisions of the relevant series supplement, and ending on the earlier of (i) the day on which the outstanding principal amount of the related Series Investor Interest is reduced to zero, (ii) the commencement of a Rapid Amortisation Period for the related medium term note certificate and (iii) the Final Redemption Date of the notes;

“Regulated Amortisation Trigger Event” means any Regulated Amortisation Trigger Event as set out in the relevant series supplement;

“Relevant Date” means in relation to any payment, whichever is the later of (a) the date on which the payment in question first becomes due and (b) if the full amount payable has not been received in London by the Principal Paying Agent or the Note Trustee on or prior to such due date, the date on which (the full amount having been so received) notice to that effect has been given to the Noteholders in accordance with Condition 10;

“Relevant Indebtedness” means any indebtedness which is in the form of or represented by any bond, note, debenture, debenture stock, loan stock, certificate or other instrument which is, or is capable of being, listed, quoted or traded on any stock exchange or in any securities market (including, without limitation, any over-the-counter market);

“Relevant Screen Page” means the page of the Reuters screen or such other medium for the electronic display of data as may be approved by the Note Trustee and notified to the Noteholders of the relevant Series;

“repricing note” means any note which is specified as being subject to any repricing arrangements in the prospectus supplement/final terms;

“repricing termination event” in respect of the repricing arrangements relating to a series of repricing notes issued by the issuing entity shall occur if:

(a)	the related repricing notes have been redeemed in full; or

(b)	an Event of Default under the notes has occurred and is continuing;

“repricing transfer date” means, in relation to a Series or Class of notes, any Interest Payment Date as determined between the market repricing agent and the repricing noteholder;

“Repricing Transfer Price” means the Principal Amount Outstanding of a series of repricing notes on the relevant repricing transfer date;

Back to Contents

“reset margin” means in relation to any repricing notes for each applicable Reset Period a percentage determined by the market repricing agent in accordance with the applicable market repricing agreement. For the avoidance of doubt, the reset margin may be a negative number which may therefore result in the determination of the Rate of Interest applicable to the repricing notes being a number lower than the relevant Screen Rate;

“Reset Period” means, in relation to a Series or Class of repricing notes, the period beginning on the repricing transfer date and ending on the date on which the Principal Amount Outstanding of the relevant repricing note has been reduced to zero;

“Revolving Period” means for any Series, for the purposes of these Conditions, any period which is not a Controlled Accumulation Period or a Regulated Amortisation Period or a Rapid Amortisation Period for such Series;

“Scheduled Redemption Date” has the meaning given in the relevant prospectus supplement/final terms;

“Security Interest” means any mortgage, charge, pledge, lien or other security interest including, without limitation, anything analogous to any of the foregoing under the laws of any jurisdiction;

“Series” means those notes with the same terms and conditions issued in accordance with a particular prospectus supplement/final terms;

“Series Investor Interest” means the total principal amount of the interest (in respect of amounts held by the Receivables Trustee on an undivided basis) of an Investor Beneficiary in respect of a particular Series and reflects the total amount of the proportional entitlement to Principal Receivables calculated as available to that Series;

“Series Distribution Account” means the accounts, at the Account Bank or with another bank which meets Rating Agency approval, opened pursuant to the Series Distribution Account Bank Agreement in relation to all notes of a Series;

“Series Distribution Account Bank Agreement” means the account bank agreement between the issuing entity, the Note Trustee and the Account Bank;

“Specified Currency” has the meaning given in the relevant prospectus supplement/final terms;

“Specified Denomination(s)” has the meaning given in the relevant prospectus supplement/final terms;

“Specified Office” has the meaning given in the Paying Agency and Agent Bank Agreement;

“Sub-Class” has the meaning given in Condition 3(a);

“Subsidiary” means, in relation to any Person (the “First Person”) at any particular time, any other Person (the “Second Person”):

(a)	whose affairs and policies the First Person controls or has the power to control, whether by ownership of share capital, contract, the power to appoint or remove members of the governing body of the Second Person or otherwise; or

(b)	whose financial statements are, in accordance with applicable law and generally accepted accounting principles, consolidated with those of the First Person;

“Swap Counterparty Swap Event of Default” means either (i) an Event of Default (as defined in the relevant Swap Agreement) in respect of which the Swap Counterparty is the Defaulting Party (as defined in the relevant Swap Agreement) has occurred and is continuing, or (ii) a termination by the issuing entity of the Swap Agreement as a result of a failure to comply with the requirements set out in the Swap Agreement following a downgrade occurring with respect to the rating of the Swap Counterparty which failure is not cured by the Swap Counterparty, during the requisite cure period pursuant to the terms of the Swap Agreement.

“TARGET Settlement Day” means any day on which the TARGET System is open;

“TARGET System” means the TransEuropean Automated RealTime Gross Settlement Express Transfer (TARGET) System; and

Back to Contents

“Treaty” means the Treaty establishing the European Communities, as amended.

Interpretation

In these Conditions:

(a)	any reference to principal shall be deemed to include the redemption amount, any premium (excluding interest) payable to the holder in respect of a Note and any other amount in the nature of principal payable pursuant to these Conditions;

(b)	any reference to interest shall be deemed to include any other amount in the nature of interest payable pursuant to these Conditions;

(c)	references to notes being “outstanding” shall be construed in accordance with the Paying Agency and Agent Bank Agreement and the note trust deed;

(d)	if an expression is stated in Condition 1 to have the meaning given in the relevant prospectus supplement/final terms, but the relevant prospectus supplement/final terms gives no such meaning or specifies that such expression is “not applicable” then such expression is not applicable to the notes; and

(e)	any reference to the Paying Agency and Agent Bank Agreement and the note trust deed shall be construed with respect to any Series of notes as a reference to the Paying Agency and Agent Bank Agreement or the note trust deed, as the case may be, as amended and/or supplemented up to and including the issue date of the notes of that Series.

(2)	Form, Denomination and Title

Unless otherwise specified in the relevant series note trust deed supplement, the notes will be issued in registered form (“Registered Notes”), in a specified denomination (as specified in the relevant prospectus supplement/final terms) or an integral multiple thereof provided that in the case of any notes which are to be admitted to trading on a regulated market within the European Economic Area or offered to the public in a Member State of the European Economic Area in circumstances which require the publication of a prospectus under the prospectus directive, the minimum denomination shall be US$100,000 (or such amount as shall be at least equal to its equivalent in any other currency as at the date of issue of those notes as specified in the relevant prospectus supplement/final terms). References in these Conditions to “notes” include Registered Notes and all applicable Classes and Sub-Classes (if any) in the Series.

(a)	Register: The relevant Registrar will maintain a register (a “Register”) in respect of the notes in accordance with the provisions of the Paying Agency and Agent Bank Agreement. The “holder” of a Note means the Person in whose name such note is for the time being registered in the Register maintained by the relevant Registrar (or, in the case of a joint holding, the first named thereof) and “Noteholder” shall be construed accordingly.

(b)	Title: The holder of each note shall (except as otherwise required by law) be treated as the absolute owner of such note for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any other interest therein, any writing on the Note Certificate relating thereto (other than the endorsed form of transfer) or any notice of any previous loss or theft of such Note Certificate) and no Person shall be liable for so treating such holder. A Certificate (each, a “Note Certificate”) will be issued to each Noteholder in respect of its registered holding. Each Note Certificate will be numbered serially with an identifying number which will be recorded in the Register maintained by the relevant Registrar. The register maintained by the Registrar is the sole evidence of entitlement to the notes.

(c)	Transfers: Subject to paragraphs (g) (Closed periods) and (h) (Regulations concerning transfers and registration) below, a Note may be transferred upon surrender of the relevant Note Certificate, with the endorsed form of transfer duly completed, at the Specified Office of the relevant Registrar, together with such evidence as such Registrar may reasonably require to prove the title of the holder and the authority of the

Back to Contents

individuals who have executed the form of transfer; provided, however, that a Note may not be transferred unless the principal amount of notes transferred and (where not all of the notes held by a holder are being transferred) the principal amount of the balance of notes not transferred are an authorised denomination or multiple thereof. Where not all the notes represented by the surrendered Note Certificate are the subject of the transfer, a new Note Certificate in respect of the balance of the notes will be issued to the holder.

(d)	Tradable amount: So long as the notes are represented by a Global Note Certificate and the relevant clearing system(s) so permit, the notes shall be tradable only in principal amounts of at least €50,000 (or such amount as shall be at least equal to its equivalent in any other currency as at the date of issue of those notes as specified in the relevant prospectus supplement/final terms) and integral multiples of the tradable amount as specified in the relevant prospectus supplement/ final terms.

(e)	Registration and delivery of Note Certificates: Within five Business Days of the surrender of a Note Certificate in accordance with paragraph (c) (Transfers) above, the Registrar will register the transfer in question and deliver a new Note Certificate of a like principal amount to the notes transferred to each relevant holder at its Specified Office or (at the request and risk of any such relevant holder) by uninsured first class mail (airmail if overseas) to the address specified for the purpose by such relevant holder.

(f)	No charge: The transfer of a Note will be effected without charge by or on behalf of the issuing entity or the relevant Registrar but against such indemnity as such Registrar may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such transfer.

(g)	Closed periods: Noteholders may not require transfers to be registered during the period of 15 days ending on the due date for any payment of principal or interest in respect of the notes.

(h)	Regulations concerning transfers and registration: All transfers of notes and entries on the relevant Register are subject to the detailed regulations concerning the transfer of notes scheduled to the Paying Agency and Agent Bank Agreement. The regulations may be changed by the issuing entity with the prior written approval of the Note Trustee and the relevant Registrar. A copy of the current regulations will be mailed (free of charge) by the relevant Registrar to any Noteholder who requests in writing a copy of such regulations.

(3)	Status, Security and Priority of Payments

(a)	Status

Each Class and Sub-Class (if any) of notes in each Series are direct, secured and unconditional obligations of the issuing entity which will at all times rank pari passu and pro rata without preference or priority amongst themselves. Each Class may comprise Sub-Classes of notes (each a “Sub-Class”), which may be denominated in any of sterling, US dollars or euro or any other currency. The Sub-Classes of each Class of notes will rank pari passu and with no priority or preference among them.

In these Conditions, “Most Senior Class” means the Class A Notes while they remain outstanding and thereafter the Class B Notes while they remain outstanding and thereafter the Class C Notes while they remain outstanding and thereafter the Class D Notes. If any proposed action or inaction affects a particular Sub-Class of notes, this term shall mean the specific Sub-Class of notes with the greatest aggregate Principal Amount Outstanding of the Most Senior Class of notes.

The note trust deed contains provisions requiring the Note Trustee to have regard to the interests of the Noteholders equally as a single Class as regards all rights, powers, trusts, authorities, duties and discretions of the Note Trustee (except where expressly provided otherwise) but where there is, in the Note Trustee’s opinion, a conflict among the interests of the Classes of Noteholders, the Note Trustee is required to have regard only to the interests of the holders of the Most Senior Class of notes then outstanding.

Back to Contents

The note trust deed contains provisions limiting the powers of the Class B Noteholders or the Class C Noteholders or the Class D Noteholders (if relevant) to request or direct the Note Trustee to take any action or to pass an Extraordinary Resolution which may affect the interests of each of the other Classes of notes ranking senior to such Class. Except in certain circumstances, the note trust deed contains no such limitation on the powers of the holders of the Most Senior Class of notes then outstanding, the exercise of which will be binding on all Classes of notes, irrespective of the effect thereof on their interests.

(b)	Security

As security for the payment of all monies payable in respect of the notes of a Series under the note trust deed and the relevant series note trust deed supplement (including the remuneration, expenses and any other claims of the Note Trustee and any receiver appointed under the note trust deed), the issuing entity will pursuant to the note trust deed, the series note trust deed supplement and the relevant series’ pledge agreement for each Series of notes create the following security (the “Security”) in favour of the Note Trustee for itself and on trust for, among others, the Noteholders of each Series:

(i)	an assignment by way of first fixed security of the issuing entity’s right, title and interest in and to the relevant medium term note certificate to the extent not pledged in (vi) below;

(ii)	a sub-charge by way of first fixed security of all of the issuing entity’s right, title and interest in the security interest created by the MTN issuing entity in favour of the security trustee in respect of the relevant medium term note certificate;

(iii)	an assignment by way of first fixed security to the Note Trustee as trustee for itself and on trust for the other Secured Creditors all of the Issuing Entity’s right, title and interest in and to, and the entire benefit of, the Issuing Entity Master Framework Agreement, the Paying Agency and Agent Bank Agreement and the Issuing Entity Distribution Account Bank Agreement (and sums received or recoverable thereunder);

(iv)	an assignment by way of first fixed security of the issuing entity’s right, title, interest and benefit in and to all monies credited to the Issuing Entity Distribution Account or to any bank or other account in which the issuing entity may at any time have any right, title, interest or benefit in respect of the relevant Series;

(v)	a first floating charge over the issuing entity’s business and assets; and

(vi)	a pledge over the relevant medium term note certificate pursuant to a pledge agreement between the issuing entity and the note trustee.

          The Security is described in detail in the note trust deed, each series note trust deed supplement and each series’ pledge agreement.

          The order of priority in respect of liabilities of a particular series if the Security is enforced is as follows:

(a)	in no order of priority between them but in proportion to the respective amounts due, to pay fees which are due to any receiver appointed under the note trust deed and all amounts due for legal fees and other costs, charges, liabilities, expenses, losses, damages, proceedings, claims and demands which have been incurred by the note trustee under the Issuing Entity Related Documents and/or in enforcing or perfecting title to the security together with interest due on these amounts;

(b)	towards payment of amounts due and unpaid on the class A notes, to interest then to principal after, subject to item (m) below, having paid any amounts due to a swap counterparty, if applicable, under the terms of any class A swap agreement;

Back to Contents

(c)	towards payment of amounts due and unpaid on the class B notes, to interest then to principal after, subject to item (n) below, having paid any amounts due to a swap counterparty, if applicable, under the terms any class B swap agreement;

(d)	towards payment of amounts of interest due and unpaid under the terms of the Expenses Loan Agreement, if any;

(e)	towards payment of amounts due and unpaid on the class C notes, to interest then to principal after, subject to item (o) below, having paid any amounts due to a swap counterparty, if applicable under the terms of any class C swap agreement;

(f)	if the series is specified as having class D notes, towards payment of amounts due and unpaid on the class D notes, to interest then to principal after, subject to the item (p) below, having paid any amounts due to a swap counterparty, if applicable, under the terms of any class D swap agreement;

(g)	towards payment of amounts of interest due and unpaid under the terms of the Expenses Loan Agreement, if any;

(h)	towards repayment of amounts of principal then due and unpaid under the terms of the Expenses Loan Agreement, if any;

(i)	towards payment of any sums that the issuing entity must pay to any tax authority;

(j)	towards payment of any sums due to third parties under obligations incurred in the course of the issuing entity’s business;

(k)	towards payment of the Deferred Subscription Price in respect of the medium term note certificate;

(l)	towards payment of any dividends due and unpaid to shareholders of the issuing entity;

(m)	towards payment of the amount equal to any termination payment due and payable to a swap counterparty, if applicable, pursuant to a class A swap agreement, where the class A swap agreement has been terminated as a result of a Swap Counterparty Swap Event of Default;

(n)	towards payment of the amount equal to any termination payment due and payable to a swap counterparty, if applicable, pursuant to a class B swap agreement where the class B swap agreement has been terminated as a result of a Swap Counterparty Swap Event of Default;

(o)	towards payment of the amount equal to any termination payment due and payable to a swap counterparty, if applicable, pursuant to a class C swap agreement where the class C swap agreement has been terminated as a result of a Swap Counterparty Swap Event of Default;

(p)	if the series is specified as having class D notes, towards payment of the amount equal to any termination payment due and payable to a swap counterparty, if applicable pursuant to a class D swap agreement where the class D swap agreement has been terminated as a result of a Swap Counterparty Swap Event of Default; and

(q)	in payment of the balance, if any, to the liquidator of the issuing entity.

The security becomes enforceable when an Event of Default occurs. These events are described in condition number 10 below. If an Event of Default occurs, the redemption of notes will not necessarily be accelerated as described in condition number 7 below.

Notwithstanding the order of priority in respect of liabilities of a particular series if the Security is enforced, as set out above, whether before or after the delivery of an Enforcement Notice amounts representing Excess Swap Collateral may be withdrawn from the Issuing Entity Distribution Account from time to time and returned to the Swap Counterparty in accordance with the relevant Swap Agreement and such sums are automatically released from the Security.

Back to Contents

(4)	Swap Agreements

The issuing entity may enter into numerous Swap Agreements, as may be necessary, in respect of each series, the material terms of which are described under the heading “The Swap Agreements” in this base prospectus and in the relevant prospectus supplement/final terms.

(5)	Negative Covenants of the Issuing Entity

If any note is outstanding, the issuing entity will not, unless it is permitted by the terms of the Issuing Entity Related Documents or by the written consent of the note trustee:

(i)	create or permit to subsist any mortgage, charge, pledge, lien or other security interest, including anything which amounts to any of these things under the laws of any jurisdiction, on the whole or any part of its present or future business, assets or revenues, including uncalled capital;

(ii)	carry on any business other than relating to the issue of the notes, as described in the base prospectus; in carrying on that business, the issuing entity will not engage in any activity or do anything at all except:

(1)	preserve, exercise or enforce any of its rights and perform and observe its obligations under the notes, the paying agency and agent bank agreement, the note trust deed, the Indemnity Agreement, each swap agreement, the medium term note certificate and the related purpose trust, the corporate services agreement, the programme dealer agreement, the relevant series subscription agreement, the relevant market repricing agreement, the Series Distribution Account Bank Agreement and any Bank Mandate – collectively called the “Issuing Entity Related Documents”.

(2)	use, invest or dispose of any of its property or assets in the manner provided in or contemplated by the Issuing Entity Related Documents; or

(3)	perform any act incidental to or necessary in connection with (1) or (2) above.

(iii)	have any subsidiaries, subsidiary business, business of any other kind, employees, premises or interests in bank accounts other than the Issuing Entity Distribution Account unless the account is charged to the note trustee on acceptable terms;

(iv)	have any indebtedness, other than indebtedness permitted under the terms of its articles of association or any of the Issuing Entity Related Documents;

(v)	give any guarantee or indemnity for any obligation of any person;

(vi)	repurchase any shares of its capital stock or declare or pay any dividend or other distributions to its shareholders except as otherwise is permitted by law;

(vii)	consolidate with or merge with or into any person or liquidate or dissolve on a voluntary basis;

(viii)	be a member of any group of companies for the purposes of value added tax;

(ix)	waive or consent to the modification or waiver of any of the provisions of the Issuing Entity Related Documents without the prior written consent of the note trustee; or

(x)	offer to surrender to any company any amounts which are available for surrender by way of group relief.

(6)	Interest

(a)	Specific Provision: Floating Rate Sterling Notes

This Condition 6(a) is applicable to the notes if the Specified Currency is sterling and the notes are issued as floating rate notes.

Each Note bears interest at a floating rate on its Principal Amount Outstanding from (and including) the Interest Commencement Date. Interest in respect of the notes is payable in arrear in sterling on each Interest Payment Date.

Back to Contents

If there is a shortfall between the amounts received by the issuing entity from the swap counterparty or otherwise and the amount of interest due on any class of notes on that Interest Payment Date, that shortfall will be borne by each note in that class in a proportion equal to the proportion that the interest outstanding on the relevant note bears to the total amount of interest outstanding on all the notes of that class. This will be determined on the Interest Payment Date on which the shortfall arises. Payment of the shortfall will be deferred and will be due on the next Interest Payment Date on which funds are available to the issuing entity, or, if earlier, the Final Redemption Date, from payments made to it from the swap counterparty or otherwise on that Interest Payment Date, to make the payment The shortfall will accrue interest at the rate described for each class of note below plus a margin of 2.0 per cent, per annum, and payment of that interest will also be deferred and will be due on the next Interest Payment Date on which funds are available to the issuing entity to make the payment or, if earlier, on the Final Redemption Date.

“Interest Payment Date” means the following dates:

(i)	during any period that is not a Regulated Amortisation Period, the First Interest Payment Date and each Regular Interest Payment Date (being the third Payment Date following the preceding Interest Payment Date (unless otherwise specified in the relevant prospectus supplement/final terms)); and

(ii)	during an Amortisation Period, each Payment Date.

Each period beginning on (and including) the Interest Commencement Date or any Interest Payment Date and ending on (but excluding) the next Interest Payment Date is herein called an “Interest Period”; provided, however, that with respect to an Interest Period that commences during any period that is not an Amortisation Period and ends during the Regulated or the Rapid Amortisation Period, such Interest Period will end on the originally scheduled Interest Payment Date (and for the avoidance of doubt, in the case of an Interest Period which commences on the Interest Payment Date which falls at the end of the Interest Period during which the Rapid Amortisation Period or a Rapid Amortisation Period or Regulated begins, the Interest Period shall end on the next Payment Date). The first interest payment will be made on the First Interest Payment Date in respect of the Interest Period from (and including) the Interest Commencement Date to the First Interest Payment Date.

The Rate of Interest applicable to the notes (the “Rate of Interest”) for each Interest Period will be determined by the Agent Bank as the sum of the then Margin and LIBOR for the relevant Interest Period (or in the case of the first Interest Period, a linear interpolation of the LIBOR rates for such periods as specified in the relevant prospectus supplement/final terms).

LIBOR shall be determined on the following basis:

(i)	on the Interest Commencement Date in respect of the first Interest Period and thereafter on each “Interest Determination Date”, namely the first day of the Interest Period for which the rate will apply, the Agent Bank will determine the offered quotation to leading banks in the London interbank market, in respect of the first Interest Period from (and including) the Interest Commencement Date to (but excluding) the First Interest Payment Date, a linear interpolation of the rates for sterling deposits for such period as specified in the relevant prospectus supplement/final terms and for each Interest Period thereafter, for sterling deposits for the relevant Interest Period, by reference to the display designated as the British Bankers Association LIBOR Rates as quoted on the Moneyline Reuters Monitor as Moneyline Reuters Screen LIBOR01 or (1) such other page as may replace Moneyline Reuters Screen LIBOR01 on that service for the purposes of displaying such information or (2) if that service ceases to display such information, such page as displays such information on such service (or, if more than one, that one previously approved in writing by the Note Trustee in its absolute discretion) as may replace the Moneyline Reuters Monitor) as at or about 11.00 a.m. (London time) on that date (the “Screen Rate”);

(ii)	if on any Interest Determination Date the Screen Rate is unavailable, the Agent Bank will:

(A)	request each Reference Bank to provide the Agent Bank with its offered quotation to leading banks in the London interbank market, in respect of the first Interest Period from (and including) the Interest Commencement Date to (but

Back to Contents

excluding) the First Interest Payment Date, a linear interpolation of the rates for such periods as specified in the relevant prospectus supplement/final terms and for each Interest Period thereafter, for sterling deposits for the relevant Interest Period, as at approximately 11.00 a.m. (London time) on the Interest Determination Date in question and in an amount that is representative for a single transaction in that market at that time; and

(B)	determine the arithmetic mean (rounded upwards to four decimal places) of such quotations;

(iii)	if on any Interest Determination Date the Screen Rate is unavailable and two or three only of the Reference Banks provide offered quotations, LIBOR for the relevant Interest Period shall be determined in accordance with the provisions of paragraph (ii) on the basis of the arithmetic mean (rounded upwards to four decimal places) of the offered quotations of those Reference Banks providing the offered quotations; and

(iv)	if fewer than two such quotations are provided by the Reference Banks as requested, the Agent Bank will determine the arithmetic mean (rounded upwards to four decimal places) of the rates quoted by major banks in London, selected by the Agent Bank, at approximately 11.00 a.m. (London time) on the first day of the relevant Interest Period for loans in sterling to leading European banks for a period equal to the relevant Interest Period and in an amount that is representative for a single transaction in that market at that time, provided that if the Agent Bank is unable to determine LIBOR in accordance with the above provisions in relation to any Interest Period, the Redemption Rate applicable to the notes in respect of such Interest Period.

The Agent Bank will, as soon as practicable after the Interest Determination Date in relation to each Interest Period, calculate the amount of interest (the “Interest Amount”) payable in respect of the notes for such Interest Period.

The Interest Amount in respect of the notes will be calculated by applying the relevant Rate of Interest for such Interest Period to the Principal Amount Outstanding of the notes during such Interest Period, multiplying by the relevant Day Count Fraction and rounding the resulting figure to the nearest penny (half a penny rounded upwards).

(b)	Specific Provisions: Floating Rate US Dollar Notes

This Condition 6(b) is applicable to the notes if the Specified Currency is US dollars and the notes are designated as floating rate notes.

Each Note bears interest at a floating rate on its Principal Amount Outstanding from (and including) the Interest Commencement Date. Interest in respect of the notes is payable in arrear in US dollars on each Interest Payment Date.

If there is a shortfall between the amounts received by the issuing entity from the swap counterparty or otherwise and the amount of interest due on any class of notes on that Interest Payment Date, that shortfall will be borne by each note in that class in a proportion equal to the proportion that the interest outstanding on the relevant note bears to the total amount of interest outstanding on all the notes of that class. This will be determined on the Interest Payment Date on which the shortfall arises. Payment of the shortfall will be deferred and will be due on the next Interest Payment Date on which funds are available to the issuing entity, or, if earlier, the Final Redemption Date, from payments made to it from the swap counterparty or otherwise on that Interest Payment Date, to make the payment The shortfall will accrue interest at the rate described for each class of note below plus a margin of 2.0 per cent, per annum, and payment of that interest will also be deferred and will be due on the next Interest Payment Date on which funds are available to the issuing entity to make the payment or, if earlier, on the Final Redemption Date.

Back to Contents

“Interest Payment Date” means the following dates:

(i)	during any period that is not an Amortisation Period, the First Interest Payment Date and each Regular Interest Payment Date (being the third Payment Date following the preceding Interest Payment Date (unless otherwise specified in the relevant prospectus supplement/final terms)); and

(ii)	during an Amortisation Period, each Payment Date.

Each period beginning on (and including) the Interest Commencement Date or any Interest Payment Date and ending on (but excluding) the next Interest Payment Date is herein called an “Interest Period”; provided, however, that with respect to an Interest Period that commences during any period that is not an Amortisation Period and ends during the Regulated Amortisation Period or the Rapid Amortisation Period, such Interest Period will end on the originally scheduled Interest Payment Date (and for the avoidance of doubt, in the case of an Interest Period which commences on the Interest Payment Date which falls at the end of the Interest Period during which the Rapid Amortisation Period or Regulated Amortisation Period or a Rapid Amortisation Period begins, the Interest Period shall end on the next Payment Date). The first interest payment will be made on the First Interest Payment Date in respect of the Interest Period from (and including) the Interest Commencement Date to the First Interest Payment Date.

The Rate of Interest applicable to the notes for each Interest Period will be determined by the Agent Bank as the sum of the then Margin and LIBOR for the relevant interest period (or, in the case of the first Interest Period, a linear interpretation of the LIBOR rates for such periods as specified in the relevant prospectus supplement/final terms).

LIBOR shall be determined on the following basis:

(i)	on each Quotation Date (as defined below) until the first Quotation Date during the Regulated Amortisation Period or the Rapid Amortisation Period, the Agent Bank will determine the offered quotation to leading banks in the London interbank market – called LIBOR – for onemonth US dollar deposits or threemonth US dollar deposits (in accordance with the relevant Interest Period specified in the relevant prospectus supplement/final terms). In the case of the first Interest Period the Agent Bank will determine LIBOR based upon the linear interpolation of LIBOR for US dollar deposits as specified in the relevant prospectus supplement/final terms. On each Quotation Date during the Regulated Amortisation Period or the Rapid Amortisation Period, the Agent Bank will determine the offered quotation to leading banks in the London interbank market for onemonth US dollar deposits.

This will be determined by reference to the British Bankers Association LIBOR Rates display as quoted on the Bridge Reuters monitor as Reuters Screen LIBOR01. If the Reuters Screen LIBOR01 stops providing these quotations, the replacement service for the purposes of displaying this information will be used. If the replacement service stops displaying the information, any page showing this information will be used. If there is more than one service displaying the information, the one approved in writing by the Note Trustee in its sole discretion will be used.

In each case above, the determination will be made as at or about 11.00 a.m. London time, on that date. These are called the “Screen Rates”.

A “Quotation Date” means the second London Business Day before the first day of an Interest Period.

A “London Business Day” means a day on which commercial banks and foreign exchange markets settle payments and are open for general business in London, England.

Back to Contents

(ii)	if, on any Quotation Date, a Screen Rate is unavailable, the Agent Bank will:

(A)	request each Reference Bank to provide the Agent Bank with its offered quotation to leading banks in the London interbank market of the equivalent of that Screen Rate on that Quotation Date in an amount that represents a single transaction in that market at that time; and

(B)	determine the arithmetic mean rounded upwards to four decimal places, of those quotations;

(iii)	if, on any quotation date, the Screen Rate is unavailable and two or three only of the Reference Banks provide offered quotations, the Rate of Interest for that Interest Period will be the arithmetic mean of the quotations provided by those Reference Banks calculated in the manner described in (ii) above;

(iv)	if fewer than two Reference Banks provide quotations, the Agent Bank will determine (in its absolute discretion) the arithmetic mean (rounded upwards to four decimal places) of the leading rates quoted by major banks in London – selected by the Agent Bank at approximately 11.00 a.m. London time on the relevant Quotation Date – to leading European banks for a period equal to the relevant Interest Period and in an amount that is representative for a single transaction in that market at that time, for loans in US dollars.

The Agent Bank will, as soon as practicable after the Quotation Date in relation to each Interest Period, calculate the amount of interest (the “Interest Amount”) payable in respect of the notes for such Interest Period. The Interest Amount in respect of the notes will be calculated by applying the relevant Rate of Interest for such Interest Period to the Principal Amount Outstanding of the notes during such Interest Period and multiplying the product by the relevant Day Count Fraction and rounding the resulting figure to the nearest US dollar 0.01 (half of a cent being rounded upwards).

(c)	Specific Provision: Floating Rate Euro Notes

This Condition 6(c) is applicable to the notes if the Specified Currency is euro and the notes are designated to be floating rate notes.

Each Note bears interest at a floating rate on its Principal Amount Outstanding from (and including) the Interest Commencement Date. Interest in respect of the notes is payable in arrear in euros on each Interest Payment Date.

If there is a shortfall between the amounts received by the issuing entity from the swap counterparty or otherwise and the amount of interest due on any class of notes on that Interest Payment Date, that shortfall will be borne by each note in that class in a proportion equal to the proportion that the interest outstanding on the relevant note bears to the total amount of interest outstanding on all the notes of that class. This will be determined on the Interest Payment Date on which the shortfall arises. Payment of the shortfall will be deferred and will be due on the next Interest Payment Date on which funds are available to the issuing entity, or, if earlier, the Final Redemption Date, from payments made to it from the swap counterparty or otherwise on that Interest Payment Date, to make the payment The shortfall will accrue interest at the rate described for each class of note below plus a margin of 2.0 per cent, per annum, and payment of that interest will also be deferred and will be due on the next Interest Payment Date on which funds are available to the issuing entity to make the payment or, if earlier, on the Final Redemption Date.

“Interest Payment Date” means the following dates:

(i)	during any period that is not an Amortisation Period, the First Interest Payment Date and each Regular Interest Payment Date (being the third Payment Date following the preceding Interest Payment Date (unless otherwise specified in the relevant prospectus supplement/final terms)); and

(ii)	during an Amortisation Period, each Payment Date.

Back to Contents

Each period beginning on (and including) the Interest Commencement Date or any Interest Payment Date and ending on (but excluding) the next Interest Payment Date is herein called an “Interest Period”; provided, however, that with respect to an Interest Period that commences during any period that is not an Amortisation Period and ends during the Regulated Amortisation Period or the Rapid Amortisation Period, such Interest Period will end on the originally scheduled Interest Payment Date (and for the avoidance of doubt, in the case of an Interest Period which commences on the Interest Payment Date which falls at the end of the Interest Period during which the Rapid Amortisation Period or Regulated Amortisation Period begins, the Interest Period shall end on the next Payment Date). The first interest payment will be made on the First Interest Payment Date in respect of the Interest Period from (and including) the Interest Commencement Date to the First Interest Payment Date.

The Rate of Interest applicable to the notes (the “Rate of Interest”) for each Interest Period will be determined by the Agent Bank as the sum of the then Margin and EURIBOR for the relevant Interest Period (or in the case of the first Interest Period, a linear interpolation of the EURIBOR rates for such periods as specified in the relevant prospectus supplement/final terms).

EURIBOR shall be determined on the following basis:

(i)	on the second TARGET Settlement Day before the Interest Commencement Date in respect of the first Interest Period and thereafter on each “Interest Determination Date”, namely 11.00 a.m. (Brussels time) on the second TARGET Settlement Day before the first day of the Interest Period for which the rate will apply, the Agent Bank will determine the offered quotation to prime banks in the EuroZone interbank market, in respect of the first Interest Period from (and including) the Interest Commencement Date to (but excluding) the First Interest Payment Date, a linear interpolation of the rates for euro deposits for such period as specified in the relevant prospectus supplement/final terms and for each Interest Period thereafter, for euro deposits for the relevant Interest Period, by reference to (1) on the display page designated EURIBOR01 on the Dow Jones Reuters Service (or such other page as may replace that page on that service, or such other service as may be nominated by the Agent Bank as the information vendor, for the purpose of displaying comparable rates) as of the Interest Determination Date or (2) if that service ceases to display such information, such page as displays such information on such service (or, if more than one, that one previously approved in writing by the Note Trustee) as may replace the Dow Jones Reuters Monitor as at or about 11.00 a.m. (Brussels time) on that date (the “Screen Rate”);

(ii)	if, on any Interest Determination Date, the Screen Rate is unavailable, the Agent Bank will:

(A)	request the principal eurozone office of each of four major banks in the EuroZone interbank market to provide a quotation of the rate at which deposits in euro are offered by it at approximately 11.00 a.m. (Brussels time) on the Interest Determination Date to prime banks in the EuroZone interbank market for a period equal to the relevant Interest Period and in an amount that is representative for a single transaction in that market at that time; and

(B)	determine the arithmetic mean (rounded, if necessary, to the nearest one hundred thousandth of a percentage point, 0.000005 being rounded upwards) of such quotations; and

(iii)	if fewer than two such quotations are provided as requested, the Agent Bank will determine the arithmetic mean (rounded, if necessary, as aforesaid) of the rates quoted by major banks in the EuroZone interbank market, selected by the Agent Bank, at approximately 11.00 a.m. (Brussels time) on the Interest Determination Date for loans in euro to leading European banks for a period equal to the relevant Interest Period and in an amount that is representative for a single transaction in that market at that time, provided that if the Agent Bank is unable to determine EURIBOR in accordance with the above provisions in relation to any Interest Period, the Rate of Interest applicable to the notes during such Interest Period will be the sum of the then Margin and the EURIBOR last determined in relation to such notes in respect of a preceding Interest Period.

Back to Contents

The Agent Bank will, as soon as practicable after the Interest Determination Date in relation to each Interest Period, calculate the amount of interest (the “Interest Amount”) payable in respect of the notes for such Interest Period. The Interest Amount in respect of the notes will be calculated by applying the relevant Rate of Interest for such Interest Period to the Principal Amount Outstanding of the notes during such Interest Period and multiplying the product by the relevant Day Count Fraction and rounding the resulting figure to the nearest euro 0.01 (half of a cent being rounded upwards).

(d)	Specific Provision: Fixed Rate Sterling Notes (Option 1)

This Condition 6(d) is applicable to the notes if the Specified Currency is sterling and the notes are designated to be fixed rate notes (Option 1).

Each Note bears interest on its Principal Amount Outstanding from (and including) the Interest Commencement Date. Interest in respect of the notes is payable in arrear in sterling on each Interest Payment Date.

If there is a shortfall between the amounts received by the issuing entity from the swap counterparty or otherwise and the amount of interest due on any class of notes on that Interest Payment Date, that shortfall will be borne by each note in that class in a proportion equal to the proportion that the interest outstanding on the relevant note bears to the total amount of interest outstanding on all the notes of that class. This will be determined on the Interest Payment Date on which the shortfall arises. Payment of the shortfall will be deferred and will be due on the next Interest Payment Date on which funds are available to the issuing entity, or, if earlier, the Final Redemption Date, from payments made to it from the swap counterparty or otherwise on that Interest Payment Date, to make the payment The shortfall will accrue interest at the rate described for each class of note below plus a margin of 2.0 per cent, per annum, and payment of that interest will also be deferred and will be due on the next Interest Payment Date on which funds are available to the issuing entity to make the payment or, if earlier, on the Final Redemption Date.

“Interest Payment Date” means the following dates:

(i)	during any period that is not an Amortisation Period, the First Interest Payment Date and each Regular Interest Payment Date (as specified in the relevant prospectus supplement/final terms); and

(ii)	during an Amortisation Period, each Payment Date.

Each period beginning on (and including) the Interest Commencement Date or any Interest Payment Date and ending on (but excluding) the next Interest Payment Date is herein called an “Interest Period”; provided, however, that where the Floating Rate Commencement Date is a date falling prior to the Scheduled Redemption Date, with respect to an Interest Period that commences during the Revolving Period or the Controlled Accumulation Period and ends during the Regulated Amortisation Period or the Rapid Amortisation Period, such Interest Period will end on, and exclude, the Floating Rate Commencement Date.

Subject to the following paragraph, each Note bears interest at the Initial Rate on its Principal Amount Outstanding during the period from (and including) the Interest Commencement Date to, but excluding, the Floating Rate Commencement Date (the “Initial Period”). Interest in respect of the notes during the Initial Period is payable in arrear in sterling on each Regular Interest Payment Date and the final Interest Payment Date during the Initial Period shall be the earlier of the Scheduled Redemption Date or the Payment Date of the first month falling in the Regulated Amortisation Period or the Rapid Amortisation Period.

The amount of the interest payable (the “Interest Amount”) in respect of the notes for any Interest Period during the Initial Period shall be calculated by applying the Initial Rate to the Principal Amount Outstanding of the notes, multiplying the resulting product by the relevant Day Count Fraction, and rounding the resultant figure to the nearest sterling 0.01 (half of a penny being rounded upwards).

However, in the event that the Regulated Amortisation Period or the Rapid Amortisation Period has commenced, then from and including the Floating Rate Commencement Date to, but

Back to Contents

excluding, the Final Redemption Date (the “Redemption Period”), each Note bears interest at a floating rate on its Principal Amount Outstanding to be determined in accordance with the provisions below, payable in arrear on each Payment Date. During the Redemption Period, each period beginning on, and including, a Payment Date to but excluding the next Payment Date is called an “Interest Period”.

The Rate of Interest applicable to the notes which are the subject of this Condition 6(d) (the “Redemption Rate”) for each Interest Period during the Redemption Period will be determined by the Agent Bank as the sum of the then Margin and LIBOR for the relevant Interest Period.

LIBOR shall be determined on the following basis:

(i)	on the Floating Rate Commencement Date in respect of the first Interest Period during the Redemption Period and thereafter on each “Interest Determination Date”, namely the first day of the Interest Period for which the Redemption Rate will apply, the Agent Bank will determine the offered quotation to leading banks in the London interbank market, for sterling deposits for the relevant Interest Period, by reference to the display designated as the British Bankers Association LIBOR Rates as quoted on the Moneyline Reuters Monitor as Moneyline Reuters Screen LIBOR01 or (1) such other page as may replace Moneyline Reuters Screen LIBOR01 on that service for the purposes of displaying such information or (2) if that service ceases to display such information, such page as displays such information on such service (or, if more than one, that one previously approved in writing by the Note Trustee) as may replace the Moneyline Reuters Monitor) as at or about 11.00 a.m. (London time) on that date, (the “Screen Rate”);

(ii)	if, on any Interest Determination Date, the Screen Rate is unavailable, the Agent Bank will:

(A)	request each Reference Bank to provide the Agent Bank with its offered quotation to leading banks in the London interbank market, for sterling deposits for the relevant Interest Period, as at approximately 11.00 a.m. (London time) on the Interest Determination Date in question and in an amount that is representative for a single transaction in that market at that time; and

(B)	determine the arithmetic mean (rounded upwards to four decimal places) of such quotations;

(iii)	if, on any Interest Determination Date the Screen Rate is unavailable and two or three of the Reference Banks provide offered quotations, LIBOR for the relevant Interest Period shall be determined in accordance with the provisions of paragraph (ii) on the basis of the arithmetic mean (rounded upwards to four decimal places) of the offered quotations of those Reference Banks providing the offered quotations; and

(iv)	if fewer than two such quotations are provided by the Reference Banks as requested, the Agent Bank will determine the arithmetic mean (rounded upwards to four decimal places) of the rates quoted by major banks in London, selected by the Agent Bank, at approximately 11.00 a.m. (London time) on the first day of the relevant Interest Period for loans in sterling to leading European banks for a period equal to the relevant Interest Period and in an amount that is representative for a single transaction in that market at that time, provided that if the Agent Bank is unable to determine LIBOR in accordance with the above provisions in relation to any Interest Period, the Redemption Rate applicable to the notes in respect of such Interest Period during the Redemption Period will be sum of the then Margin in respect of the notes and LIBOR last determined in relation to the notes in respect of the preceding Interest Period.

During the Redemption Period, the Agent Bank will, as soon as practicable after the Interest Determination Date in relation to each Interest Period during the Redemption Period, calculate the amount of interest (the “Interest Amount”) payable in respect of the notes for such Interest Period. The Interest Amount will be calculated by applying the Redemption Rate for

Back to Contents

such Interest Period to the Principal Amount Outstanding of the notes during such Interest Period and multiplying the product by the relevant Day Count Fraction, and rounding the resulting figure to the nearest sterling 0.01 (half of a penny being rounded upwards).

(e)	Specific Provision: Fixed Rate Dollar Notes (Option 1)

This Condition 6(e) is applicable to the notes if the Specified Currency is US dollars and the notes are designated to be fixed rate notes (Option 1).

Each Note bears interest on its Principal Amount Outstanding from (and including) the Interest Commencement Date. Interest in respect of the notes is payable in arrear in US dollars on each Interest Payment Date.

If there is a shortfall between the amounts received by the issuing entity from the swap counterparty or otherwise and the amount of interest due on any class of notes on that Interest Payment Date, that shortfall will be borne by each note in that class in a proportion equal to the proportion that the interest outstanding on the relevant note bears to the total amount of interest outstanding on all the notes of that class. This will be determined on the Interest Payment Date on which the shortfall arises. Payment of the shortfall will be deferred and will be due on the next Interest Payment Date on which funds are available to the issuing entity, or, if earlier, the Final Redemption Date, from payments made to it from the swap counterparty or otherwise on that Interest Payment Date, to make the payment The shortfall will accrue interest at the rate described for each class of note below plus a margin of 2.0 per cent, per annum, and payment of that interest will also be deferred and will be due on the next Interest Payment Date on which funds are available to the issuing entity to make the payment or, if earlier, on the Final Redemption Date.

“Interest Payment Date” means the following dates:

(i)	during any period that is not an Amortisation Period, the First Interest Payment Date and each Regular Interest Payment Date (as specified in the relevant prospectus supplement/final terms); and

(ii)	during an Amortisation Period, each Payment Date. (ii)

Each period beginning on (and including) the Interest Commencement Date or any Interest Payment Date and ending on (but excluding) the next Interest Payment Date is herein called an “Interest Period”; provided however, that, where the Floating Rate Commencement Date is a date falling prior to the Scheduled Redemption Date, with respect to an Interest Period that commences during the Revolving Period or the Controlled Accumulation Period and ends during the Regulated Amortisation Period or the Rapid Amortisation Period, such Interest Period will end on, and exclude, the Floating Rate Commencement Date.

Subject to the following paragraph, each Note bears interest at the Initial Rate on its Principal Amount Outstanding during the period from (and including) the Interest Commencement Date to, but excluding, the Floating Rate Commencement Date (the “Initial Period”). Interest in respect of such Note during the Initial Period is payable in arrear in US dollars on each Regular Interest Payment Date and the Final Interest Payment Date during the Initial Period shall be the Scheduled Redemption Date.

The amount of the interest payable (the “Interest Amount”) in respect of the notes for any Interest Period during the Initial Period shall be calculated by applying the Initial Rate to the Principal Amount Outstanding of the notes, multiplying the resulting product by the relevant Day Count Fraction, and rounding the resultant figure to the nearest US dollar 0.01 (half of a cent being rounded upwards).

However, in the event that the Regulated Amortisation Period or the Rapid Amortisation Period has commenced, then from and including the Floating Rate Commencement Date to, but excluding, the Final Redemption Date (the “Redemption Period”), each Note bears interest at a floating rate on its Principal Amount Outstanding to be determined in accordance with the provisions below, payable in arrear on each Payment Date. During the Redemption Period, each period beginning on, and including, a Payment Date to but excluding the next Payment Date is called an “Interest Period”.

Back to Contents

The Rate of Interest applicable to the notes which are the subject of this Condition 6(e) (the “Redemption Rate”) for each Interest Period during the Redemption Period will be determined by the Agent Bank as the sum of the then Margin and LIBOR for the relevant Interest Period.

LIBOR shall be determined on the following basis:

(i)	on each Quotation Date during the Redemption Period, the Agent Bank will determine the offered quotation to leading banks in the London interbank market – called LIBOR – for onemonth US dollar deposits.

This will be determined by reference to the British Bankers Association LIBOR Rates display as quoted on the Bridge Reuters monitor as Reuters Screen LIBOR01. If the Reuters Screen LIBOR01 stops providing these quotations, the replacement service for the purposes of displaying this information will be used. If the replacement service stops displaying the information, any page showing this information will be used. If there is more than one service displaying the information, the one approved in writing by the Note Trustee in its sole discretion will be used.

In each case above, the determination will be made as at or about 11.00 a.m. London time, on that date. These are called the “Screen Rates”.

A “Quotation Date” means the second London Business Day before the Floating Rate Commencement Date in respect of the first Interest Period during the Redemption Period and thereafter the second London Business Day before the first day of an Interest Period. if, on any Quotation Date, a Screen Rate is unavailable, the Agent Bank will:

(ii)	if, on any Quotation Date, a Screen Rate is unavailable, the Agent Bank will:

(1)	request each Reference Bank to provide the Agent Bank with its offered quotation to leading banks of the equivalent of that Screen Rate on that Quotation Date in an amount that represents a single transaction in that market at that time; and

(2)	determine the arithmetic mean rounded upwards to four decimal places, of those quotations;

(iii)	if, on any Quotation Date, the Screen Rate is unavailable and only two or three of the Reference Banks provide offered quotations, LIBOR for that Interest Period will be the arithmetic mean of the quotations provided by those Reference Banks calculated in the manner described in (ii) above; and

(iv)	if fewer than two Reference Banks provide quotations, the Agent Bank will determine (in its absolute discretion) the arithmetic mean (rounded upwards to four decimal places) of the leading rates quoted by major banks in London – selected by the Agent Bank at approximately 11.00 a.m. London time on the relevant Quotation Date – to leading European banks for a period equal to the relevant Interest Period and in an amount that is representative for a single transaction in that market at that time, for loans in US dollars.

During the Redemption Period, the Agent Bank will, as soon as practicable after the Quotation Date in relation to each Interest Period during the Redemption Period, calculate the amount of interest (the “Interest Amount”) payable in respect of the notes for such Interest Period. The Interest Amount will be calculated by applying the Redemption Rate for such Interest Period to the Principal Amount Outstanding of the notes during such Interest Period and multiplying the product by the relevant Day Count Fraction, and rounding the resulting figure to the nearest US dollar 0.01 (half of a cent being rounded upwards).

(f)	Specific Provision: Fixed Rate Euro Notes (Option 1)

This Condition 6(f) is applicable to the notes if the Specified Currency is euro and the notes are designated to be fixed rate notes (Option 1).

Back to Contents

Each Note bears interest on its Principal Amount Outstanding from (and including) the Interest Commencement Date. Interest in respect of the notes is payable in arrear in euro on each Interest Payment Date.

If there is a shortfall between the amounts received by the issuing entity from the swap counterparty or otherwise and the amount of interest due on any class of notes on that Interest Payment Date, that shortfall will be borne by each note in that class in a proportion equal to the proportion that the interest outstanding on the relevant note bears to the total amount of interest outstanding on all the notes of that class. This will be determined on the Interest Payment Date on which the shortfall arises. Payment of the shortfall will be deferred and will be due on the next Interest Payment Date on which funds are available to the issuing entity, or, if earlier, the Final Redemption Date, from payments made to it from the swap counterparty or otherwise on that Interest Payment Date, to make the payment The shortfall will accrue interest at the rate described for each class of note below plus a margin of 2.0 per cent, per annum, and payment of that interest will also be deferred and will be due on the next Interest Payment Date on which funds are available to the issuing entity to make the payment or, if earlier, on the Final Redemption Date.

“Interest Payment Date” means the following dates:

(i)	during any period that is not an Amortisation Period, the First Interest Payment Date and each Regular Interest Payment Date (as specified in the relevant prospectus supplement/final terms); and

(ii)	during an Amortisation Period, each Payment Date.

Each period beginning on (and including) the Interest Commencement Date or any Interest Payment Date and ending on (but excluding) the next Interest Payment Date is herein called an “Interest Period”; provided, however, that, where the Floating Rate Commencement Date is a date falling prior to the Scheduled Redemption Date, with respect to an Interest Period that commences during the Revolving Period or the Controlled Accumulation Period and ends during the Regulated Amortisation Period or the Rapid Amortisation Period, such Interest Period will end on, and exclude, the Floating Rate Commencement Date.

Subject to the following paragraph, each Note bears interest at the Initial Rate on its Principal Amount Outstanding during the period from (and including) the Interest Commencement Date to, but excluding, the Floating Rate Commencement Date (the “Initial Period”). Interest in respect of such Note during the Initial Period is payable in arrear in euro on each Regular Interest Payment Date and the Final Interest Payment Date during the Initial Period shall be the Scheduled Redemption Date.

The amount of the interest payable (the “Interest Amount”) in respect of the notes for any Interest Period during the Initial Period shall be calculated by applying the Initial Rate to the Principal Amount Outstanding of the notes, multiplying the resulting product by the relevant Day Count Fraction, and rounding the resultant figure to the nearest euro 0.01 (half of a cent being rounded upwards).

However, in the event that the Regulated Amortisation Period or the Rapid Amortisation Period has commenced, then from and including the Floating Rate Commencement Date to, but excluding, the Final Redemption Date (the “Redemption Period”), each Note bears interest at a floating rate on its Principal Amount Outstanding to be determined in accordance with the provisions below, payable in arrear on each Payment Date. During the Redemption Period, each period beginning on, and including, a Payment Date to but excluding the next Payment Date is called an “Interest Period”.

The Rate of Interest applicable to the notes which are the subject of this Condition 6(f) (the “Redemption Rate”) for each Interest Period during the Redemption Period will be determined by the Agent Bank as the sum of the then Margin and EURIBOR for the relevant Interest Period.

Back to Contents

EURIBOR shall be determined on the following basis:

(i)	on the second TARGET Settlement Day before the Floating Rate Commencement Date in respect of the first Interest Period during the Redemption Period and thereafter on each “Interest Determination Date”, namely 11.00 a.m. (Brussels time) on the second TARGET Settlement Day before the first day of the Interest Period for which the rate will apply, the Agent Bank will determine the offered quotation to prime banks in the EuroZone interbank market for euro deposits for the relevant Interest Period, by reference to (1) on the display page designated EURIBOR01 on the Dow Jones Reuters Service (or such other page as may replace that page on that service, or such other service as may be nominated by the Agent Bank as the information vendor, for the purpose of displaying comparable rates) as of the Interest Determination Date or (2) if that service ceases to display such information, such page as displays such information on such service (or, if more than one, that one previously approved in writing by the Note Trustee) as may replace the Dow Jones Monitor as at or about 11.00 a.m. (Brussels time) on that date (the “Screen Rate”);

(ii)	if, on any Interest Determination Date, the Screen Rate is unavailable, the Agent Bank will:

(1)	request the principal EuroZone office of each of four major banks in the EuroZone interbank market to provide a quotation of the rate at which deposits in euro are offered by it at approximately 11.00 a.m. (Brussels time) on the Interest Determination Date to prime banks in the eurozone interbank market for a period equal to the relevant Interest Period and in an amount that is representative for a single transaction in that market at that time; and

(2)	determine the arithmetic mean (rounded, if necessary, to the nearest one hundred thousandth of a percentage point, 0.000005 being rounded upwards) of such quotations; and

(iii)	if fewer than two such quotations are provided as requested, the Agent Bank will determine the arithmetic mean (rounded, if necessary, as aforesaid) of the rates quoted by major banks in the EuroZone interbank market, selected by the Agent Bank, at approximately 11.00 a.m. (Brussels time) on the Interest Determination Date for loans in euro to leading European banks for a period equal to the relevant Interest Period and in an amount that is representative for a single transaction in that market at that time, provided that if the Agent Bank is unable to determine EURIBOR in accordance with the above provisions in relation to any Interest Period, the Redemption Rate applicable to the notes during such Interest Period will be the sum of the then Margin and EURIBOR last determined in relation to such notes in respect of the preceding Interest Period.

During the Redemption Period, the Agent Bank will, as soon as practicable after the Interest Determination Date in relation to each Interest Period during the Redemption Period, calculate the amount of interest (the “Interest Amount”) payable in respect of the notes for such Interest Period. The Interest Amount will be calculated by applying the Redemption Rate for such Interest Period to the Principal Amount Outstanding of the notes during such Interest Period and multiplying the product by the relevant Day Count Fraction, and rounding the resulting figure to the nearest euro 0.01 (half of a cent being rounded upwards).

(g)	Specific Provision: Fixed Rate Sterling Notes (Option 2)

This Condition 6(g) is applicable to the notes if the Specified Currency is sterling and the notes are designated to be fixed rate notes (Option 2).

Back to Contents

Each Note bears interest on its Principal Amount Outstanding from (and including) the Interest Commencement Date. Interest in respect of the notes is payable in arrear in sterling on each Interest Payment Date.

If there is a shortfall between the amounts received by the issuing entity from the swap counterparty or otherwise and the amount of interest due on any class of notes on that Interest Payment Date, that shortfall will be borne by each note in that class in a proportion equal to the proportion that the interest outstanding on the relevant note bears to the total amount of interest outstanding on all the notes of that class. This will be determined on the Interest Payment Date on which the shortfall arises. Payment of the shortfall will be deferred and will be due on the next Interest Payment Date on which funds are available to the issuing entity, or, if earlier, the Final Redemption Date, from payments made to it from the swap counterparty or otherwise on that Interest Payment Date, to make the payment The shortfall will accrue interest at the rate described for each class of note below plus a margin of 2.0 per cent, per annum, and payment of that interest will also be deferred and will be due on the next Interest Payment Date on which funds are available to the issuing entity to make the payment or, if earlier, on the Final Redemption Date.

“Interest Payment Date” means the First Interest Payment Date and each Regular Interest Payment Date (as specified in the relevant prospectus supplement/final terms).

Each period beginning on (and including) any Interest Payment Date and ending on (but excluding) the next Interest Payment Date is herein called an “Interest Period”.

Subject to the following paragraph, each Note bears interest at the Initial Rate on its Principal Amount Outstanding during the period from (and including) the Interest Commencement Date. Interest in respect of such Note is payable in arrear in sterling on each Regular Interest Payment Date.

The amount of the interest payable (the “Interest Amount”) in respect of the notes for any Interest Period shall be calculated by applying the Initial Rate to the Principal Amount Outstanding of the notes, multiplying the resulting product by the relevant Day Count Fraction, and rounding the resultant figure to the nearest sterling 0.01 (half of a pence being rounded upwards).

(h)	Specific Provision: Fixed Rate Dollar Notes (Option 2)

This Condition 6(h) is applicable to the notes if the Specified Currency is US dollars and the notes are designated to be fixed rate notes (Option 2).

Each Note bears interest on its Principal Amount Outstanding from (and including) the Interest Commencement Date. Interest in respect of the notes is payable in arrear in US dollars on each Interest Payment Date.

If there is a shortfall between the amounts received by the issuing entity from the swap counterparty or otherwise and the amount of interest due on any class of notes on that Interest Payment Date, that shortfall will be borne by each note in that class in a proportion equal to the proportion that the interest outstanding on the relevant note bears to the total amount of interest outstanding on all the notes of that class. This will be determined on the Interest Payment Date on which the shortfall arises. Payment of the shortfall will be deferred and will be due on the next Interest Payment Date on which funds are available to the issuing entity, or, if earlier, the Final Redemption Date, from payments made to it from the swap counterparty or otherwise on that Interest Payment Date, to make the payment The shortfall will accrue interest at the rate described for each class of note below plus a margin of 2.0 per cent, per annum, and payment of that interest will also be deferred and will be due on the next Interest Payment Date on which funds are available to the issuing entity to make the payment or, if earlier, on the Final Redemption Date.

“Interest Payment Date” means the First Interest Payment Date and each Regular Interest Payment Date (as specified in the relevant prospectus supplement/final terms).

Each period beginning on (and including) any Interest Payment Date and ending on (but excluding) the next Interest Payment Date is herein called an “Interest Period”.

Back to Contents

Subject to the following paragraph, each Note bears interest at the Initial Rate on its Principal Amount Outstanding during the period from (and including) the Interest Commencement Date. Interest in respect of the such Note is payable in arrear in US dollars on each Regular Interest Payment Date.

The amount of the interest payable (the “Interest Amount”) in respect of the notes for any Interest Period shall be calculated by applying the Initial Rate to the Principal Amount Outstanding of the notes, multiplying the resulting product by the relevant Day Count Fraction, and rounding the resultant figure to the nearest US dollar 0.01 (half of a cent being rounded upwards).

(i)	Specific Provision: Fixed Rate Euro Notes (Option 2)

This Condition 6(i) is applicable to the notes if the Specified Currency is euro and the notes are designated to be fixed rate notes (Option 2).

Each Note bears interest on its Principal Amount Outstanding from (and including) the Interest Commencement Date. Interest in respect of the notes is payable in arrear in euro on each Interest Payment Date.

If there is a shortfall between the amounts received by the issuing entity from the swap counterparty or otherwise and the amount of interest due on any class of notes on that Interest Payment Date, that shortfall will be borne by each note in that class in a proportion equal to the proportion that the interest outstanding on the relevant note bears to the total amount of interest outstanding on all the notes of that class. This will be determined on the Interest Payment Date on which the shortfall arises. Payment of the shortfall will be deferred and will be due on the next Interest Payment Date on which funds are available to the issuing entity, or, if earlier, the Final Redemption Date, from payments made to it from the swap counterparty or otherwise on that Interest Payment Date, to make the payment The shortfall will accrue interest at the rate described for each class of note below plus a margin of 2.0 per cent, per annum, and payment of that interest will also be deferred and will be due on the next Interest Payment Date on which funds are available to the issuing entity to make the payment or, if earlier, on the Final Redemption Date.

“Interest Payment Date” means the First Interest Payment Date and each Regular Interest Payment Date (as specified in the relevant prospectus supplement/final terms).

Each period beginning on (and including) any Interest Payment Date and ending on (but excluding) the next Interest Payment Date is herein called an “Interest Period”.

Subject to the following paragraph, each Note bears interest at the Initial Rate on its Principal Amount Outstanding during the period from (and including) the Interest Commencement Date. Interest in respect of the such Note is payable in arrear in euro on each Regular Interest Payment Date.

The amount of the interest payable (the “Interest Amount”) in respect of the notes for any Interest Period shall be calculated by applying the Initial Rate to the Principal Amount Outstanding of the notes, multiplying the resulting product by the relevant Day Count Fraction, and rounding the resultant figure to the nearest euro 0.01 (half of a cent being rounded upwards).

(j)	Specific Provision: Fixed Rate Dollar Notes (Option 3)

This Condition 6(j) is applicable to the notes if the Specified Currency is US dollars and the notes are designated to be fixed rate notes (Option 3).

Each Note bears interest on its Principal Amount Outstanding from (and including) the Interest Commencement Date. Interest in respect of the notes is payable in arrear in US dollars on each Interest Payment Date.

If there is a shortfall between the amounts received by the issuing entity from the swap counterparty or otherwise and the amount of interest due on any class of notes on that Interest Payment Date, that shortfall will be borne by each note in that class in a proportion equal to the proportion that the interest outstanding on the relevant note bears to the total amount of interest

Back to Contents

outstanding on all the notes of that class. This will be determined on the Interest Payment Date on which the shortfall arises. Payment of the shortfall will be deferred and will be due on the next Interest Payment Date on which funds are available to the issuing entity, or, if earlier, the Final Redemption Date, from payments made to it from the swap counterparty or otherwise on that Interest Payment Date, to make the payment The shortfall will accrue interest at the rate described for each class of note below plus a margin of 2.0 per cent, per annum, and payment of that interest will also be deferred and will be due on the next Interest Payment Date on which funds are available to the issuing entity to make the payment or, if earlier, on the Final Redemption Date.

“Interest Payment Date” means the following dates:

(i)	during any period that is not an Amortisation Period, the First Interest Payment Date and each Regular Interest Payment Date (as specified in the relevant prospectus supplement/final terms); and

(ii)	during an Amortisation Period, each Payment Date.

Each period beginning on (and including) the Interest Commencement Date or any Interest Payment Date and ending on (but excluding) the next Interest Payment Date is herein called an “Interest Period”; provided, however, that, where the Floating Rate Commencement Date is a date falling prior to the Scheduled Redemption Date with respect to an Interest Period that commences during the Revolving Period or the Controlled Accumulation Period and ends during the Regulated Amortisation Period or the Rapid Amortisation Period, such Interest Period will end on, and exclude the Floating Rate Commencement Date.

Subject to the second following paragraph, each Note bears interest at the Initial Rate on its Principal Amount Outstanding during the period from (and including) the Interest Commencement Date to, but excluding, the Floating Rate Commencement Date (the “Initial Period”). Interest in respect of the such Note during the Initial Period is payable in arrear in US dollars on each Regular Interest Payment Date and the Final Interest Payment Date during the Initial Period shall be the Scheduled Redemption Date.

The amount of the interest payable (the “Interest Amount”) in respect of the notes for any Interest Period during the Initial Period shall be calculated by applying the Initial Rate to the Principal Amount Outstanding of the notes, multiplying the resulting product by the relevant Day Count Fraction, and rounding the resultant figure to the nearest US dollar 0.01 (half of a cent being rounded upwards).

However, in the event that the Regulated Amortisation Period or the Rapid Amortisation Period has commenced, then from and including the Floating Rate Commencement Date to, but excluding, the Final Redemption Date (the “Redemption Period”), each Note bears interest on its Principal Amount Outstanding in accordance with this Condition 6(j), but subject as provided in the following paragraph, payable in arrear on each Payment Date. During the Redemption Period, each period beginning on, and including, a Payment Date to but excluding the next Payment Date is called an “Interest Period”. For the avoidance of doubt, a fixed Rate of Interest shall be payable throughout the Redemption Period.

During the Redemption Period, the obligations of the Issuing Entity to pay interest on the Principal Amount Outstanding of the notes on each Payment Date shall be satisfied in full by the Issuing Entity paying to the Principal Paying Agent amounts equal to all interest amounts standing to the credit of the relevant Distribution Ledger for the notes on such Payment Date. Interest will be payable on the relevant notes by the relevant Paying Agent in accordance with the provisions of the Agency Agreement.

(k)	Specific Provision: Fixed Rate Euro Notes (Option 3)

This Condition 6(k) is applicable to the notes if the Specified Currency is euro and the notes are designated to be fixed rate notes (Option 3).

Each Note bears interest on its Principal Amount Outstanding from (and including) the Interest Commencement Date. Interest in respect of the notes is payable in arrear in euro on each Interest Payment Date.

Back to Contents

If there is a shortfall between the amounts received by the issuing entity from the swap counterparty or otherwise and the amount of interest due on any class of notes on that Interest Payment Date, that shortfall will be borne by each note in that class in a proportion equal to the proportion that the interest outstanding on the relevant note bears to the total amount of interest outstanding on all the notes of that class. This will be determined on the Interest Payment Date on which the shortfall arises. Payment of the shortfall will be deferred and will be due on the next Interest Payment Date on which funds are available to the issuing entity, or, if earlier, the Final Redemption Date, from payments made to it from the swap counterparty or otherwise on that Interest Payment Date, to make the payment The shortfall will accrue interest at the rate described for each class of note below plus a margin of 2.0 per cent, per annum, and payment of that interest will also be deferred and will be due on the next Interest Payment Date on which funds are available to the issuing entity to make the payment or, if earlier, on the Final Redemption Date.

“Interest Payment Date” means the following dates:

(i)	during any period that is not an Amortisation Period, the First Interest Payment Date and each Regular Interest Payment Date (as specified in the relevant prospectus supplement/final terms); and

(ii)	during an Amortisation Period, each Payment Date.

Each period beginning on (and including) the Interest Commencement Date or any Interest Payment Date and ending on (but excluding) the next Interest Payment Date is herein called an “Interest Period”; provided, however, that, where the Floating Rate Commencement Date is a date falling prior to the Scheduled Redemption Date, with respect to an Interest Period that commences during the Revolving Period or the Controlled Accumulation Period and ends during the Regulated Amortisation Period or the Rapid Amortisation Period, such Interest Period will end on, and exclude, the Floating Rate Commencement Date.

Subject to the second following paragraph, each Note bears interest at the Initial Rate on its Principal Amount Outstanding during the period from (and including) the Interest Commencement Date to, but excluding, the Floating Rate Commencement Date (the “Initial Period”). Interest in respect of the such Note during the Initial Period is payable in arrear in euro on each Regular Interest Payment Date and the Final Interest Payment Date during the Initial Period shall be the Scheduled Redemption Date.

The amount of the interest payable (the “Interest Amount”) in respect of the notes for any Interest Period during the Initial Period shall be calculated by applying the Initial Rate to the Principal Amount Outstanding of the notes, multiplying the resulting product by the relevant Day Count Fraction, and rounding the resultant figure to the nearest euro 0.01 (half of a cent being rounded upwards).

However, in the event that the Regulated Amortisation Period or the Rapid Amortisation Period has commenced, then from and including the Floating Rate Commencement Date to, but excluding, the Final Redemption Date (the “Redemption Period”), each Note bears interest on its Principal Amount Outstanding in accordance with this Condition 6(k), but subject as provided in the following paragraph, payable in arrear on each Payment Date. During the Redemption Period, each period beginning on, and including, a Payment Date to but excluding the next Payment Date is called an “Interest Period”. For the avoidance of doubt, a fixed Rate of Interest shall be payable throughout the Redemption Period.

During the Redemption Period, the obligations of the Issuing Entity to pay interest on the Principal Amount Outstanding of the notes on each Payment Date shall be satisfied in full by the Issuing Entity paying to the Principal Paying Agent amounts equal to all interest amounts standing to the credit of the relevant Distribution Ledger for the notes on such Payment Date. Interest will be payable on the relevant notes by the relevant Paying Agent in accordance with the provisions of the Agency Agreement.

(l)	General Provision: Deferred Interest and Additional Interest

To the extent that the monies which are deposited in the relevant Series Issuing Entity Distribution Account to the credit of the relevant Distribution Ledger for a Series by the medium

Back to Contents

term note certificate on an Interest Payment Date in accordance with the provisions of the related medium term note certificate are insufficient to pay the full amount of interest on the relevant Class or Sub-Class of notes of such Series on such Interest Payment Date, payment of the interest shortfall (“Deferred Interest”), which will be borne by each Note of that class or Sub-Class of the relevant Series in a proportion equal to the proportion that the Principal Amount Outstanding of the Note of the relevant Class or Sub-Class of such Series bears to the aggregate Principal Amount Outstanding of the relevant notes of the relevant Series (as determined on the Interest Payment Date on which such Deferred Interest arises), will be deferred until the Interest Payment Date occurring thereafter on which funds are available to the Issuing Entity (by being deposited to the relevant Series Issuing Entity Distribution Account to the credit of the Distribution Ledger of the relevant Class or Sub-Class for that Series by the MTN issuing entity on such Interest Payment Date) to pay such Deferred Interest to the extent of such available funds. Such Deferred Interest will accrue interest (“Additional Interest”) at the then current Rate of Interest (or in the case of a fixed rate Note which may become a floating rate Note, the Initial Rate (during the Initial Period) or the Redemption Rate (during the Redemption Period)) applicable to that Class or Sub-Class, and payment of any Additional Interest will also be deferred until the Interest Payment Date thereafter on which funds are available to the Issuing Entity (by being deposited to the relevant Series Issuing Entity Distribution Account to the credit of the Distribution Ledger of the relevant Class or Sub-Class for such a Series by the MTN issuing entity on such Interest Payment Date in accordance with the provisions of the medium term note certificate) to pay such Additional Interest to the extent of such available funds.

(m)	General Provision: Calculation of Interest Amount

On each Interest Payment Date, the Agent Bank shall determine the actual amount of interest which will be paid on the notes on that Interest Payment Date and the amount of Deferred Interest (if any) on the notes in respect of the related Interest Period and the amount of Additional Interest (if any) which will be paid on such Interest Payment Date. The amount of Additional Interest shall be calculated by applying the then current relevant Rate of Interest, Initial Rate or, as the case may be, Redemption Rate for the notes to the sum of the Deferred Interest and any Additional Interest from prior Interest Periods which remains unpaid and multiplying such sum by the relevant Day Count Fraction.

In the event that, on any Interest Payment Date, the amount of monies which are deposited to the Series Issuing Entity Distribution Account for a Series by the MTN issuing entity on such day in accordance with the provisions of the medium term note certificate is insufficient to pay in full the Interest Amount, any outstanding Deferred Interest and any Additional Interest due on such Interest Payment Date in respect of any Class or Sub-Class of notes, such monies will be applied first to the payment of any Interest Amount, secondly to the payment of any outstanding Deferred Interest and thereafter to the payment of any Additional Interest in respect of the relevant Class or Sub-Class.

(n)	General Provision: Interest cease to accrue

Interest will cease to accrue on any part of the Principal Amount Outstanding of a Note from the Scheduled Redemption Date unless, upon due presentation, payment of principal is improperly withheld or refused or default is otherwise made in the payment thereof, in which case it will continue to bear interest in accordance with this Condition (as well after as before judgement) until whichever is the earlier of (i) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the relevant Noteholder and (ii) the day which is seven days after the Principal Paying Agent or the Note Trustee has notified the relevant Noteholders either in accordance with Condition 15 or individually that it has received all sums due in respect of the relevant notes up to such seventh day (except to the extent that there is any subsequent default in payment).

(o)	General Provision: Failure of Agent Bank

If the Agent Bank fails at any time to determine a Rate of Interest or to calculate an Interest Amount or amount of Deferred Interest (if any) or amount of Additional Interest (if any), the Note Trustee, or its appointed agent without any liability therefor, may determine such Rate of Interest as it considers fair and reasonable in the circumstances (having such regard as it thinks to the other provisions of these Conditions, including paragraph (l) or (n) above (as applicable))

Back to Contents

or, as the case may be, calculate such Interest Amount or amount of Deferred Interest (if any) or amount of Additional Interest (if any), in accordance with paragraph (m) above, and each such determination or calculation shall be deemed to have been made by the Agent Bank.

(p)	General Provision: Publication

The Agent Bank will cause each Rate of Interest, Interest Amount, amount of Deferred Interest (if any) and amount of Additional Interest (if any) determined by it, together with the relevant Interest Payment Date, to be notified to the Issuing Entity, the Paying Agents, the Note Trustee and, for so long as the respective notes are admitted to trading on the Regulated Market of the London Stock Exchange plc (the “Regulated Market of the London Stock Exchange”), the Regulated Market of the London Stock Exchange as soon as practicable after such determination but in any event not later than the seventh day thereafter or such earlier day as the Regulated Market of the London Stock Exchange may require and the Agent Bank will cause the same to be notified to the Noteholders in accordance with Condition 15 as soon as possible thereafter. The Agent Bank will be entitled to recalculate any Interest Amount and amount of Additional Interest (on the basis of the foregoing provisions) without notice in the event of an extension or shortening of the relevant Interest Period.

(q)	General Provision: Notifications etc.

All notifications, opinions, determinations, certificates, calculations, quotations and decisions given, expressed, made or obtained for the purposes of this Condition 6, whether by the Agent Bank or the Note Trustee will (in the absence of wilful default, bad faith or manifest error) be binding on the Issuing Entity, the Paying Agents, the Note Trustee, the Agent Bank and the Noteholders and no liability to any such Person will attach to the Agent Bank or the Note Trustee in connection with the exercise or nonexercise by them or of them of their powers, duties and discretions for such purposes.

(7)	Redemption and Purchase

The issuing entity is only entitled to redeem the notes as provided in paragraphs (a), (b), (c) and (d) below.

(a)	Scheduled Redemption

Class A notes:

Unless previously purchased and cancelled or unless the Regulated Amortisation Period or Rapid Amortisation Period has already started, all class A notes will be redeemed on the relevant Series Scheduled Redemption Date, unless there is a shortfall between the amount in the Issuing Entity Distribution Account and the total amount payable to class A noteholders in sterling, if any, and to the swap counterparty under the class A swap agreement. If there is such a shortfall, the class A notes will be redeemed proportionately with the amount in the Issuing Entity Distribution Account after being exchanged under the terms of the class A swap agreement. The Rapid Amortisation Period will then begin. The payments will be made in no order of preference and proportionately between all class A notes.

Class B notes:

Unless previously purchased and cancelled or unless the Regulated Amortisation Period or the Rapid Amortisation Period has already started, the class B notes will be redeemed on the relevant Series Scheduled Redemption Date unless there is a shortfall between the amount in the Issuing Entity Distribution Account, after payment of all interest and principal due and payable on the class A notes, and the amount due and payable to the class B noteholders in sterling, if any, and to the swap counterparty under the class B swap agreement. If there is such a shortfall, the class B notes will be redeemed proportionately with the amount in the Issuing Entity Distribution Account after being exchanged under the terms of the class B swap agreement. The Rapid Amortisation Period will then begin. The payments will be made, in no order of preference and proportionately between all class B notes.

Back to Contents

Class C notes:

Unless previously purchased and cancelled or unless the Regulated Amortisation Period or the Rapid Amortisation Period has already started, the class C notes will be redeemed on the Series Scheduled Redemption Date unless there is a shortfall between the amount in the Issuing Entity Distribution Account, after payment of all interest and principal due and payable on the class A notes and the class B notes, and the amount due and payable to the class C noteholders in sterling, if any, and to the swap counterparty under the class C swap agreement. If there is such a shortfall, the class C notes will be redeemed proportionately with the amount in the Issuing Entity Distribution Account after being exchanged under the terms of the class C swap agreement. The Rapid Amortisation Period will then begin. The payments will be made, in no order of preference and proportionately between all class C notes.

Class D notes:

Unless previously purchased and cancelled or unless the Regulated Amortisation Period or the Rapid Amortisation Period has already started, the class D notes, if any, will be redeemed on the Series Scheduled Redemption Date unless there is a shortfall between the amount in the Issuing Entity Distribution Account, after payment of all interest and principal due and payable on the class A notes, the class B notes and the class C notes, and the amount due and payable to the class D noteholders in sterling, if any, and to the swap counterparty under the class D swap agreement. If there is such a shortfall, the class D notes will be redeemed proportionately with the amount in the Issuing Entity Distribution Account after being exchanged under the terms of the class D swap agreement. The Rapid Amortisation Period will then begin. The payments will be made, in no order of preference and proportionately between all class D notes.

If the Rapid Amortisation Period begins as a result of there being insufficient funds to repay principal and pay interest on the class A notes, the class B notes, the class C notes or the class D notes, as described above, then on each Interest Payment Date after that, first the class A notes, second the class B notes, third the class C notes and fourth the class D notes, will be redeemed, to the extent of amounts available to the issuing entity, after being exchanged under the Swap Agreements, for each note of a class in the proportion that the principal amount outstanding of that note bears to the total Principal Amount Outstanding of the notes of that class. This will happen until the earlier of the time when each class of notes has been paid in full and the Interest Payment Date.

On each Interest Payment Date, the agent bank will determine for each class of notes the following:

(i)	the amount of principal repayable on each note of that class; and

(ii)	the Principal Amount Outstanding of each note of that class on the first day of the next interest period, after deducting any principal payment due to be made on each note of that class on that Interest Payment Date.

The amounts and dates determined by the agent bank will be notified to the issuing entity, the Paying Agents and the note trustee and published in accordance with condition number 15 as soon as possible after these parties have been notified.

The issuing entity, the Paying Agents, the note trustee and the Noteholders will be bound by the determinations properly made as described above and neither the agent bank nor the note trustee will be liable for the exercise or nonexercise by it of its powers, duties and discretions for those purposes.

If the agent bank fails to make a determination as described above, the note trustee will calculate the principal payment or Principal Amount Outstanding as described above, and each of these determinations or calculations will be deemed to have been made by the agent bank. If this happens, the determination will be deemed to have been made by the agent bank.

(b)	Mandatory Early Redemption or Mandatory Sale of Class B notes, Class C notes and Class D notes to the issuing entity

Back to Contents

If the Regulated Amortisation Period or the Rapid Amortisation Period begins before the Series Scheduled Redemption Date, on each subsequent Interest Payment Date to such event each class A note will be redeemed, then each class B note will be redeemed, then each class C note will be redeemed and lastly each class D note will be redeemed, in the proportion that its Principal Amount Outstanding bears to the total Principal Amount Outstanding of the notes of that class, to the extent of the amount which is deposited into the Issuing Entity Distribution Account towards redemption of the medium term note certificate – after the amount has been exchanged for dollars, euro or other currency, as applicable, under the relevant swap agreement or by the note trustee in the spot exchange market if the relevant swap agreement has been terminated. This will happen until the earliest of:

(i)	the date on which the relevant class of notes has been redeemed in full; or

(ii)	the Final Redemption Date.

(c)	Optional Redemption

The issuing entity may by not less than thirty and not more than sixty days prior notice to the trustee and without the need to obtain the prior consent of the note trustee or the Noteholders redeem all of the remaining notes on the next following Interest Payment Date together with all accrued interest, deferred interest and additional interest if any if the principal balance of the remaining notes is less than 10 per cent. of their original principal balance and the note trustee is satisfied that the issuing entity will have funds available to it to make the required payment on that Interest Payment Date.

(d)	Final Redemption

If the notes have not previously been purchased and cancelled or redeemed in full as described in this condition number 7, the notes will be finally redeemed at their then Principal Amount Outstanding on the Final Redemption Date, together with, in each case, all accrued and unpaid interest, shortfall and interest on shortfall, if any.

If, on the Final Redemption Date of a Note, the issuing entity is unable to pay all amounts then due under the relevant Class of notes having used all funds available to it in accordance with the applicable issuing entity priority of payments, the issuing entity’s obligation to pay any amount left outstanding to the Noteholders under the relevant Class of notes and any claim that the Noteholders may have against the issuing entity in respect of such outstanding amounts will be extinguished. If there is a shortfall in interest, principal and/or fee payments then due and payable pursuant to the terms of a Class of Note, the issuing entity may not have sufficient funds to make payments on the relevant Class of Note and the Noteholders may incur a loss on interest, principal or other amounts which would otherwise be then due and payable on the relevant Class of notes.

(e)	Repricing Note Transfer

(i)	Any repricing notes shall be transferred in accordance with paragraph (ii) below on each related repricing transfer date prior to the occurrence of an repricing termination event, in exchange for payment of such Repricing Transfer Price and the issuing entity will procure payment of such Repricing Transfer Price to the applicable repricing noteholders on the relevant repricing transfer date provided that the issuing entity shall not be liable for the failure to make payment of the Repricing Transfer Price if such failure is a result of the failure of the market repricing agent to perform its obligations under the relevant transaction documents.

(ii)	Subject to paragraph (i) above, all the applicable repricing noteholders’ interests in the related repricing notes shall be transferred on the relevant repricing transfer date to the account of the Incoming Euroclear/Clearstream Repricing Noteholders or Incoming DTC Repricing Noteholders. If definitive repricing notes have been issued, the applicable repricing notes will be registered in the names of the Incoming Euroclear/Clearstream Repricing Noteholders or Incoming DTC Repricing Noteholders on the repricing transfer date by the Registrar and the Register will be amended accordingly with effect from the relevant repricing transfer date.

Back to Contents

(8)	Payments

Payments of principal and interest in respect of the notes will be made to the persons in whose names the Note Certificates are registered on the register at the opening of business in the place of the Registrar’s specified office on the fifteenth day before the due date for such payment. Such date is called the “Record Date”. Payments will be made by wire transfer of immediately available funds, if the registered holder has provided wiring instructions no less than five Business Days prior to the Record Date, or otherwise by cheque mailed to the address of the registered holder as it appears in the register at the opening of business on the Record Date. In the case of the final redemption, and provided that payment is made in full, payment will only be made against surrender of those Note Certificates to the Registrar.

The note trustee will not be responsible for any deficiency which may arise because it is liable to tax in respect of the proceeds of any security.

Similar provisions in respect of the indemnification of the security trustee are set out in the transaction documents.

(9)	Taxation

(a)	Principal and Interest

All payments of principal and interest in respect of the notes by or on behalf of the issuing entity shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of Jersey, the United Kingdom or any other jurisdiction to whose tax laws such payments may be subject or any political subdivision therein or any authority in or of any of the foregoing having power to tax, unless the withholding or deduction of such taxes, duties, assessments, or governmental charges is required by law. In that event, the issuing entity or the Paying Agents shall make such payment after such withholding or deduction of such amounts has been made and shall account to the relevant authorities for the amount so required to be withheld or deducted. Neither the issuing entity nor the Paying Agents nor any other person will be required to make any additional payments to any Noteholder in respect of any amounts deducted or withheld as mentioned in this Condition 9.

(b)	General Tax Treatment of Notes

Each holder of notes, by acceptance of such notes, agrees to treat the notes as indebtedness of the issuing entity and to report all income (or loss) in accordance with such treatment, and to take no action inconsistent with such treatment, except as otherwise required by any taxing authority under applicable law.

(10)	Events of Default

If any of the following events occurs and is continuing it is called an “Event of Default”:

(i)	the issuing entity fails to pay any amount of principal on the notes within 7 days of the date payment is due or fails to pay any amount of interest on the notes within 15 days of the date payment is due, provided that, for the avoidance of doubt, a failure to make or procure any payment required under Condition 7(e) by reason of any failure on the part of the market repricing agent to perform its obligations under the relevant transaction documents shall not constitute a default in respect of the related repricing notes for the purposes of this Condition 10; or

(ii)	the issuing entity fails to perform or observe any of its other obligations under the notes, the note trust deed or the paying agency and agent bank agreement other than any obligation to pay any principal or interest on the notes, and, except where that failure is incapable of remedy, it remains unremedied for 30 days after the note trustee has given written notice of it to the issuing entity, certifying that the default is, in its opinion, materially prejudicial to the interests of the Noteholders; or

Back to Contents

(iii)	the early termination, without replacement, of any of the Swap Agreements that are described in the relevant prospectus supplement/final terms; or

(iv)	a judgment or order for the payment of any amount is given against the issuing entity and continues unsatisfied and unstayed for a period of 30 days after it is given or, if a later date is specified for payment, from that date; or

(v)	a secured party or encumbrancer takes possession or a receiver, administrative receiver, administrator, examiner, manager or other similar officer is appointed, of the whole or any part of the business, assets and revenues of the issuing entity or an enforcement action is begun for unpaid rent or execution is levied against any of the assets of the issuing entity; or

(vi)	the issuing entity becomes insolvent or is unable to pay its debts as they fall due; or

(vii)	an administrator or liquidator of the issuing entity or the whole or any part of the business, assets and revenues of the issuing entity is appointed, or an application for an appointment is made; or

(viii)	the issuing entity takes any action for a readjustment or deferment of any of its obligations or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of any of its indebtedness or any guarantee of indebtedness given by it; or

(ix)	the issuing entity stops or threatens to stop carrying on all or any substantial part of its business; or

(x)	an order is made or an effective resolution is passed for the winding up, liquidation or dissolution of the issuing entity; or

(xi)	any action, condition or thing at any time required to be taken, fulfilled or done in order:

(1)	to enable the issuing entity lawfully to enter into, exercise its rights and perform and comply with its obligations under and in respect of the notes and the Issuing Entity Related Documents; or

(2)	to ensure that those obligations are legal, valid, binding and enforceable, except as that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganisation or other similar laws affecting the enforcement of the rights of creditors generally and that that enforceability may be limited by the effect of general principles of equity, is not taken, fulfilled or done; or

(xii)	it is or will become unlawful for the issuing entity to perform or comply with any of its obligations under or in respect of the notes or the related documents; or

(xiii)	all or any substantial part of the business, assets and revenues of the issuing entity is condemned, seized or otherwise appropriated by any person acting under the authority of any national, regional or local government; or

(xiv)	the issuing entity is prevented by any person acting under the authority of any national, regional or local government from exercising normal control over all or any substantial part of its business, assets and revenues.

If an Event of Default occurs then the note trustee may give an Enforcement Notice or appoint a receiver if it chooses and if it is indemnified to its satisfaction.

If an Event of Default occurs then the note trustee shall be bound to give an Enforcement Notice or appoint a Receiver if it is indemnified to its satisfaction and it is:

(i)	required to by the swap counterparty;

(ii)	required to by holders of at least one-quarter of the aggregate Principal Amount Outstanding of the class A notes, if any remain outstanding, and if none remain outstanding, the class B notes,

Back to Contents

and if none of these remain outstanding, the class C notes, and if none of these remain outstanding, the class D notes; or

(iii)	directed by an extraordinary resolution, as defined in the note trust deed, of holders of outstanding class A notes, and if there are none, of holders of outstanding class B notes, and if there are none, of holders of outstanding class C notes, and if there are none, of holders of outstanding class D notes.

An “Enforcement Notice” is a written notice to the issuing entity declaring the notes to be immediately due and payable. When it is given, the notes will become immediately due and payable at their Principal Amount Outstanding together with accrued interest without further action or formality. Notice of the receipt of an Enforcement Notice shall be given to the Noteholders as soon as possible. A declaration that the notes have become immediately due and payable will not, of itself, accelerate the timing or amount of redemption of the notes as described in condition number 7.

(11)	Prescription

Your notes will become void if they are not presented within the time limit for payment. That time limit is ten years from their due date. If there is a delay in the Principal Paying Agent receiving the funds, the due date, for the purposes of this time limit, is the date on which it notifies you, in accordance with condition number 15, that it has received the relevant payment.

(12)	Replacement of Note Certificates

If any Note Certificates are lost, stolen, mutilated, defaced or destroyed, you can replace them at the specified office of the Registrar. You will be required to both pay the expenses of producing a replacement and comply with the issuing entity’s reasonable requests for evidence, security and indemnity. You must surrender any defaced or mutilated Note Certificates before replacements will be issued.

(13)	Note Trustee and Agents

The note trustee is entitled to be indemnified and relieved from responsibility in certain circumstances and to be paid its costs and expenses in priority to your claims.

In the exercise of its powers and discretions under the conditions and the note trust deed, the note trustee will consider the interests of the Noteholders as a class and will not be responsible for any consequence to you individually as a result of you being connected in any way with a particular territory or taxing jurisdiction. The note trust deed contains provisions requiring the Note Trustee to have regard to the interests of the Noteholders equally as a single Class as regards all rights, powers, trusts, authorities, duties and discretions of the Note Trustee (except where expressly provided otherwise) but where there is, in the Note Trustee’s opinion, a conflict among the interests of the Classes of Noteholders, the Note Trustee is required to have regard only to the interests of the holders of the Most Senior Class of notes then outstanding.

In acting under the paying agency and agent bank agreement, and in connection with your notes, the Paying Agents, the exchange agent and the agent bank act only as agents of the issuing entity and the note trustee and do not assume any obligations towards or relationship of agency or trust for or with you.

The note trustee and its related companies are entitled to enter into business transactions with the issuing entity, Barclays Bank PLC or related companies of either of them without accounting for any profit resulting from those transactions.

The issuing entity can, at any time, vary or terminate the appointment of any Paying Agent or the agent bank and can appoint successor or additional Paying Agents or a successor agent bank. If the issuing entity does this it must ensure that it maintains the following:

(i)	a Principal Paying Agent;

(ii)	a Paying Agent in New York and, if and for so long as any of the notes are listed on the United Kingdom Official List within the meaning of Part 6 of the Financial Services and Markets Act 2000 and admitted to trading on the London Stock Exchange, in London;

Back to Contents

(iii)	an agent bank; and

(iv)	a registrar.

Notice of any change in the Paying Agents, agent bank, registrar or their specified offices shall be promptly given to you in accordance with condition number 15.

(14)	Meetings of Noteholders, Modification and Waiver, Substitution and Addition and Enforcement

Meetings of Noteholders

The note trust deed contains provisions for convening meetings of Noteholders of each Class or Sub-Class of any Series to consider matters relating to the notes of that Series, including the modification of any provision of these Conditions or the note trust deed. Any such modification may be made if sanctioned by an Extraordinary Resolution of the Noteholders of the relevant Class or Sub-Class. The note trust deed provides that:

(a)	an Extraordinary Resolution which in the opinion of the Note Trustee affects the notes of only one Class or Sub-Class shall be transacted at a separate meeting of the Noteholders of that Class or Sub-Class;

(b)	an Extraordinary Resolution which in the opinion of the Note Trustee affects the Noteholders of more than one Class or Sub-Class of notes but does not give rise to an actual or potential conflict of interest between the Noteholders of one Class or Sub-Class of notes and the holders of another Class or Sub-Class of notes shall be transacted either at separate meetings of the Noteholders of each such Class or Sub-Class or at a single meeting of the Noteholders of all such Classes or Sub-Classes of notes as the Note Trustee shall determine in its absolute discretion; and

(c)	an Extraordinary Resolution which in the opinion of the Note Trustee affects the Noteholders of more than one Class or Sub-Class and gives rise to any actual or potential conflict of interest between the Noteholders of one Class or Sub-Class of notes and the Noteholders of any other Class or Sub-Class of notes shall be transacted at separate meetings of the Noteholders of each such Class or Sub-Class.

The quorum for a meeting of a particular Class or Classes or Sub-Class or Sub-Classes of notes to vote on an Extraordinary Resolution, other than regarding a Basic Terms Modification, will be two or more Persons holding or representing a clear majority of the Principal Amount Outstanding of the outstanding notes in that Class or those Classes or Sub-Class or Sub-Classes or, at any adjourned meeting, two or more Persons being or representing Noteholders of that Class or those Classes or Sub-Class or Sub-Classes, whatever the Principal Amount Outstanding of the outstanding notes so held or represented in such Class or Classes or Sub-Class or Sub-Classes.

The quorum for a meeting of a particular Class or Classes or Sub-Class or Sub-Classes of notes to vote on an Extraordinary Resolution relating to a Basic Terms Modification (which must be proposed separately to each Class or Sub-Class of Noteholders) will be two or more Persons holding or representing in the aggregate not less than 75 per cent. of the Principal Amount Outstanding of the outstanding notes in the relevant Class or Classes, Sub-Class or Sub-Classes or, at any adjourned meeting, two or more Persons holding or representing not less than in the aggregate 33? per cent. of the Principal Amount Outstanding of the outstanding notes in the relevant Class or Classes or Sub-Class or Sub-Classes.

In relation to each Class or Sub-Class of notes:

(a)	no Extraordinary Resolution involving a Basic Terms Modification that is passed by the holders of one Class or Sub-Class of notes shall be effective unless it is sanctioned by an Extraordinary Resolution of the holders of each of the other Classes or Sub-Classes of notes (to the extent that there are outstanding notes in each such other Classes or Sub-Classes);

(b)	no Extraordinary Resolution to approve any matter other than a Basic Terms Modification of any Class or Sub-Class of notes shall be effective unless it is sanctioned

Back to Contents

by an Extraordinary Resolution of the holders of each of the other Classes or Sub-Classes of notes ranking senior to such Class or Sub-Class (to the extent that there are outstanding notes ranking senior to such Class or Sub-Class) unless the Note Trustee considers that none of the holders of each of the other Classes of notes ranking senior to such Class or Sub-Class would be materially prejudiced by the absence of such sanction; and

(c)	any Extraordinary Resolution passed at a meeting of Noteholders of one or more Classes or Sub-Classes of notes duly convened and held in accordance with the note trust deed shall be binding upon all Noteholders of such Class or Classes or Sub-Class or Sub-Classes, whether or not present at such meeting and whether or not voting and, except in the case of a meeting relating to a Basic Terms Modification, any Extraordinary Resolution passed at a meeting of the holders of the Most Senior Class or Sub-Class of notes duly convened and held as aforesaid shall also be binding upon the holders of all the other Classes or Sub-Classes of notes.

Modification and Waiver

The note trustee may agree, without the consent of the Noteholders, (1) to any modification – except a Basic Terms Modification – of, or to the waiver or authorisation of any breach or proposed breach of, the notes or any other related agreement, which is not, in the opinion of the note trustee, materially prejudicial to the interests of the holders of the Most Senior Class of notes or (2) to any modification of any of the provisions of the terms and conditions or any of the related agreements which, in the opinion of the note trustee, is of a formal, minor or technical nature or is to correct a manifest error or (3) to comply with any requirements of the SEC in order to effect and maintain the qualification of the note trust deed under the Trust Indenture Act. Any of those modifications, authorisations or waivers will be binding on the Noteholders and, unless the note trustee agrees otherwise, shall be promptly notified by the issuing entity to the Noteholders in accordance with condition number 15.

Substitution and Addition

The note trustee may also agree to the substitution of any other body corporate in place of the issuing entity as principal debtor under the note trust deed and the notes and in the case of such a substitution or addition the note trustee may agree, without the consent of the Noteholders, to a change of the law governing the notes and/or the note trust deed provided that such change would not in the opinion of the trustee be materially prejudicial to the interests of the holders of the Most Senior Class of notes. Any such substitution or addition will be promptly notified to the Noteholders in accordance with condition number 15.

Enforcement

At any time after the notes become due and repayable and without prejudice to its rights of enforcement in relation to the security, the note trustee may, at its discretion and without notice, institute such proceedings as it thinks fit to enforce payment of the notes, including the right to repayment of the notes together with accrued interest thereon, and shall be bound to do so only if it has been so directed by an extraordinary resolution of the Noteholders of the relevant class and it has been indemnified to its satisfaction against all fees, costs, expenses and other liabilities which it may incur by so acting.

No Noteholder may institute any proceedings against the issuing entity to enforce its rights under or in respect of the notes or the note trust deed unless (1) the note trustee has become bound to institute proceedings and has failed to do so within a reasonable time and (2) the failure is continuing. Notwithstanding the previous sentence and notwithstanding any other provision of the note trust deed, the right of any Noteholder to receive payment of principal of and interest on its notes on or after the due date for the principal or interest, or to institute suit for the enforcement of payment of that interest or principal, may not be impaired or affected without the consent of that Noteholder.

(15)	Notices

Any notice to you will be deemed to have been validly given if published in a leading English language daily newspaper in London – which is expected to be the Financial Times — and will be deemed to have been given on the day it is first published.

Back to Contents

Any notice specifying a Rate of Interest, an interest amount, an amount of shortfall or interest on it, principal payment or a Principal Amount Outstanding will be treated as having been duly given if the information contained in that notice appears on the relevant page of the Reuters Screen or other similar service approved by the note trustee and notified to you. The notice will be deemed given when it first appears on the screen. If it cannot be displayed in this way, it will be published as described in the previous paragraph.

Copies of all notices given in accordance with these provisions will be sent to the London Stock Exchange Company Announcements Office, Clearstream, Luxembourg, Euroclear and DTC.

(16)	Currency Indemnity

You can be indemnified against losses you suffer from the use of an exchange rate to convert sums recovered by you in litigation against the issuing entity, which is different to the rate you ordinarily use. You must request this indemnity in writing from the issuing entity.

This indemnity constitutes a separate and independent obligation of the issuing entity and shall give rise to a separate and independent cause of action.

(17)	Limited Recourse

Each of the Noteholders agrees with the issuing entity that notwithstanding any other provision of the transaction documents, all obligations of the issuing entity to the Noteholders, including its obligations under the notes and the transaction documents, are limited in recourse as set out below:

(a)	[it (and the security trustee on its behalf) will not be entitled to enforce its rights in respect of the Notes against any assets of the issuing entity other than those comprised in the Security]; and

(b)	upon the Note Trustee giving written notice to the Noteholders that it has determined in its sole opinion that there is no reasonable likelihood of there being any further realisations in respect of the Security (whether arising from an enforcement of the Security or otherwise) which would be available to pay amounts outstanding under the transaction documents and the notes, the Noteholders shall have no further claim against the issuing entity in respect of any such unpaid amounts and such unpaid amounts shall be discharged in full.

(18)	Governing Law and Jurisdiction

The notes, any Swap Agreements and the note trust deed are governed by English law and the English courts have nonexclusive jurisdiction in connection with the notes.

Back to Contents

THE SWAP AGREEMENTS

General

The issuing entity may enter into interest rate or currency swap agreements, the “Swap Agreements”, with one or more swap counterparties for each class or sub class of notes. Under separate Swap Agreements for any such class or sub class requiring a swap, as the same may be amended and/or supplemented between the issuing entity and the swap counterparty, the issuing entity will (i) in respect of a currency swap agreement pay to the swap counterparty (a) on the relevant closing date certain initial principal payments in the currency in which such class or sub class is denominated and (b) thereafter sterling sums equal to the payments required under such currency swap agreement (unless such payments are deferred) and (c) on or prior to termination of the swap, certain final principal payments denominated in sterling and (ii) in respect of an interest rate swap agreement will pay to the swap counterparty after the relevant issue date sterling sums equal to the payments required under such interest rate swap agreement. The significance percentage of the swap counterparty in respect of any swap agreement will be determined based on a reasonable good faith estimate of maximum probable exposure, made in substantially the same manner as that used in the sponsor’s internal risk management process in respect of similar instruments. The sponsor’s internal risk management process permits the posting of collateral by a swap counterparty to mitigate exposure under derivative instruments in certain circumstances pursuant to a credit support annex. Further details regarding the swap counterparty, the swap agreements and the credit support annex, if any, relating to a series or class of notes will be set out in the applicable prospectus supplement/final terms.

Back to Contents

THE MEDIUM TERM NOTE CERTIFICATE

On each closing date the MTN issuing entity will issue one interest bearing medium term note certificate to the issuing entity. The medium term note certificate will mature for redemption on the Series Scheduled Redemption Date. The Bank of New York in London will act as security trustee, depositary, issue agent and Principal Paying Agent in relation to the medium term note certificate.

The medium term note certificates are issued in bearer form under a security trust deed and MTN cash management agreement. Under the terms of the security trust deed and MTN cash management agreement, Barclays, acting through its corporate lending division at 1 Churchill Place, London E14 5HP, was appointed as cash manager for the medium term note certificates and certificates – called the “MTN Issuing Entity Cash Manager”.

The medium term note certificates will be issued on a nonsyndicated continuous basis in series. Previously the MTN issuing entity issued the series 99-1 medium term note certificates (which were repaid in November 2002), the series 02-1 (which were repaid in October 2007), the series 03-1 (which were repaid in March 2008), the series 03-2 (which were repaid in June 2006), the series 03-3 (which were repaid in August 2006), the series 04-1 (which were repaid in February 2007), the series 04-2 (which were repaid in November 2007), the series 05-1, the series 05-2, the series 05-3 medium term notes, the series 05-4 medium term notes and the series 06-1 medium term notes. Medium term note certificates issued in respect of any series may differ as to principal, interest and recourse to security. Each series must be constituted by a supplemental deed to the security trust deed and MTN cash management agreement.

Each new series may differ from any other series in its principal terms and the manner, timing and amounts of distributions made to the holders of that series of medium term note certificates. The MTN issuing entity will not issue any further medium term note certificates in respect of an existing series without the prior consent of the holders of the existing medium term note certificates in that series, unless the further medium term note certificates are fungible with the existing ones.

The medium term note certificates will be issued at par with a right of the MTN issuing entity to receive further payments of subscription price as deferred consideration, which we call “Deferred Subscription Price”. The MTN issuing entity will pay an amount equal to the initial consideration received for the medium term note certificates to the receivables trustee for the purpose of the receivables trust which will permit the MTN issuing entity to acquire an undivided beneficial interest in the receivables trust. See “The Receivables Trust” and “Use of Proceeds”. The initial principal amount of each undivided beneficial interest acquired is the initial investor interest for each class of Investor Certificates. These will be issued to the MTN issuing entity by the receivables trustee. See “Securitisation Cashflows: General”.

The ability of the MTN issuing entity to meet its obligations to pay principal of and interest on the medium term note certificate will be entirely dependent on the receipt by it of funds from the relevant Investor Certificates and Excess Interest attributable to the relevant series.

The MTN issuing entity and the security trustee will have no recourse to Barclays other than:

(i)	against Barclaycard as originator under the Receivables Securitisation Agreement for any breach of representations and obligations in respect of the receivables; and

(ii)	against Barclaycard as MTN Issuing Entity Cash Manager under the security trust deed and MTN cash management agreement for any breach of obligations of the MTN Issuing Entity Cash Manager.

On the relevant closing date, the MTN issuing entity will declare an English law express purpose trust in respect of any funds received by it from each relevant Investor Certificate and Excess Interest attributable to each series. This trust will create a right in equity in favour of the holder of the medium term note certificate to require these funds to be applied in making payments on the medium term note certificate.

The obligations of the MTN issuing entity and certain other rights of the MTN issuing entity under each series of medium term note certificates and under the documents relating to them, will be secured under the security trust deed and MTN cash management agreement, by security interests over each relevant Investor Certificate. The security for each series will be granted by the MTN issuing entity

Back to Contents

in favour of the security trustee. If the net proceeds of the enforcement of security for a series following a mandatory redemption – after meeting the expenses of the security trustee, the Paying Agents, the depository and any receiver – are insufficient to make all payments due on the medium term note certificates of that series, the assets of the MTN issuing entity securing other series of medium term note certificates will not be available for payment of that shortfall.

If the security trust deed and MTN cash management agreement is enforced, the monies paid to the MTN issuing entity by the receivables trustee on each Transfer Date will be applied:

(i)	first to meet payments due to any receiver appointed under it or to the security trustee and all amounts due for legal fees and other costs, charges, liabilities, expenses, losses, damages, proceedings, claims and demands which have been incurred under the Relevant Documents and in enforcing the security, together with interest due on these amounts; then

(ii)	to the extent not met above, to meet the costs, charges, liabilities, expenses, losses, damages, proceedings, claims and demands of the security trustee; then

(iii)	to meet payments of premium (if any), interest and principal on the relevant series of medium term note certificates; then

(iv)	to meet payments due by the MTN issuing entity to any taxation authority; then

(v)	to meet payment of sums due to third parties under obligations incurred in the course of the MTN issuing entity’s business; then

(vi)	to meet payment of any dividends due and unpaid to shareholders of the MTN issuing entity; then

(vii)	to pay all amounts of MTN issuing entity additional interest payments (if any);

(viii)	to pay all amounts of Excess Entitlement Consideration; then

(ix)	to pay any balance to the liquidator of the MTN issuing entity.

The interest rate on the medium term note certificate will be determined by the agent bank in accordance with the medium term note certificate conditions and as specified in the relevant prospectus supplement/final terms. The margin for the medium term note certificate will be the percentage specified in the relevant prospectus supplement/final terms. The interest rate for the first interest period will be determined on the relevant closing date. Interest in respect of the medium term note certificate will be payable in arrear in sterling on each Interest Payment Date. Interest on the medium term note certificate will be paid monthly on each Distribution Date falling during or upon the expiry of each quarterly interest period.

Excess Interest received by the MTN issuing entity under the Agreement Between Beneficiaries will be paid as MTN issuing entity additional interest payments on the medium term note certificate concurrently with the interest payments on the medium term note certificate.

If any withholding or deduction for any taxes, duties, assessments or government charges is imposed, levied, collected, withheld or assessed on payments of principal or interest, including MTN issuing entity additional interest, on the medium term note certificate by any jurisdiction or any political subdivision or authority in or of any jurisdiction having power to tax, neither the MTN issuing entity nor the Principal Paying Agent will be required to make any additional payments to holders of the medium term note certificate for that withholding or deduction.

The occurrence and continuation of the following events is called an MTN issuing entity Event of Default:

(i)	the MTN issuing entity fails to pay any amount of principal of the medium term note certificate within 7 days of the due date for its payment or fails to pay any amount of interest on the medium term note certificate within 15 days of its due date; or

(ii)	the MTN issuing entity fails to perform or observe any of its other obligations under the medium term note certificate, the MTN issuing entity supplement, or the security trust deed and MTN cash management agreement and, except where the failure is incapable of remedy, it remains

Back to Contents

unremedied for 30 days, in either case, after the security trustee has given written notice to the MTN issuing entity, certifying that the failure is, in the opinion of the security trustee, materially prejudicial to the interests of the medium term note certificate holders; or

(iii)	the early termination, without replacement, of any of the Swap Agreements as described in this base prospectus under “The Swap Agreements: Common Provisions of the Swap Agreements”; or

(iv)	a judgment or order for the payment of any amount is given against the MTN issuing entity and continues unsatisfied and unstayed for a period of 30 days after the date it is given or the date specified for payment, if later; or

(v)	a secured party takes possession or a receiver, administrative receiver, administrator, examiner, manager or other similar officer is appointed, of the whole or any part of the undertaking, assets and revenues of the MTN issuing entity or an enforcement action is begun for unpaid rent or executions levied against any of the assets of the MTN issuing entity; or

(vi)	the MTN issuing entity becomes insolvent or is unable to pay its debts as they fall due or an administrator or liquidator of the MTN issuing entity or the whole or any part of its business, assets and revenues is appointed, or application for any appointment is made, or the MTN issuing entity takes any action for a readjustment or deferment of any of its obligations or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of any of its indebtedness or any guarantee of indebtedness given by it or ceases or threatens to cease to carry on all or any substantial part of its business; or

(vii)	an order is made or an effective resolution is passed for the winding up, liquidation or dissolution of the MTN issuing entity; or

(viii)	any action, condition or thing at any time required to be taken, fulfilled or carried out in order to (i) enable the MTN issuing entity lawfully to enter into, exercise its rights and perform and comply with its obligations under and in respect of the medium term note certificates and the documents relating to them or (ii) to ensure that those obligations are legal, valid, binding and enforceable, except as the enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganisation or other similar laws affecting the enforcement of the rights of creditors generally and as that enforceability may be limited by the effect of general principles of equity, is not taken, fulfilled or, as the case may be, carried out; or

(ix)	it is or will become unlawful for the MTN issuing entity to perform or comply with any of its obligations under or in respect of the medium term note certificates or the documents relating to them; or

(x)	all or any substantial part of the business, assets and revenues of the MTN issuing entity is condemned, seized or otherwise appropriated by any person acting under the authority of any national, regional or local government or the MTN issuing entity is prevented by any of these people from exercising normal control over all or any substantial part of its business assets and revenues.

If an MTN issuing entity Event of Default occurs then the security trustee will be bound to give an Enforcement Notice if it is indemnified to its satisfaction and it is:

(i)	required to by holders of at least onequarter of the aggregate principal amount outstanding of the medium term note certificate; or

(ii)	directed by an extraordinary resolution, as defined in the security trust deed and MTN cash management agreement, of holders of the medium term note certificate.

An MTN issuing entity Enforcement Notice is a written notice to the MTN issuing entity declaring the medium term note certificate to be immediately due and payable. When it is given, the medium term note certificate will become immediately due and payable at its principal amount outstanding together with accrued interest without further action or formality. Notice of the receipt of an MTN issuing entity Enforcement Notice shall be given to the holders of the medium term note certificate as soon as possible. A declaration that the medium term note certificate has become immediately due and payable will not, of itself, accelerate the timing or amount of redemption of the medium term note certificate.

Back to Contents

When reference is made to the MTN Issuing Entity Cash Manager it includes any successor to Barclays as MTN Issuing Entity Cash Manager. The security trust deed and MTN cash management agreement provides that, as MTN Issuing Entity Cash Manager, Barclays will service and administer the Distribution Account.

Barclays, and any successor MTN Issuing Entity Cash Manager to the MTN issuing entity, will be entitled to receive the fee inclusive of VAT, if any, for acting as MTN Issuing Entity Cash Manager, payable by the MTN issuing entity from amounts received as MTN Issuing Entity Costs Amounts from the Distribution Account.

The MTN Issuing Entity Cash Manager may not resign, apart from in certain circumstances. The resignation of the MTN Issuing Entity Cash Manager shall only become effective once a replacement has assumed all of the responsibilities of the MTN Issuing Entity Cash Manager set out in the security trust deed and MTN cash management agreement.

The security trust deed and MTN cash management agreement also outlines the duties, rights and responsibilities of the security trustee. Specifically these include, but are not limited to:

(i)	the duty, if an Insolvency Event occurs, to, by written notice to the issuing entity declare all of the notes in respect of all series to be immediately repayable and the security to become enforceable and to appoint an administrative receiver;

(ii)	the maintenance of proper books of account in respect of its duties as trustee of the secured property in respect of each series;

(iii)	the duty of the security trustee, once the security has become enforceable, to act promptly to exercise its rights under any bank mandate relating to an Issuing Entity Distribution Account in respect of which it is a beneficiary of a trust declared over such account to prevent monies representing security property being paid from such account to an overdrawn account.

The security trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of any secured creditor.

The security trustee may resign at any time by providing the issuing entity with written notice. The secured creditors of all series may at any time by direction signed by all the secured creditors in writing addressed to the security trustee remove the security trustee. Upon such removal or resignation, the issuing entity shall be vested with the power to appoint a successor security trustee. Such removal or resignation shall not become effective until a successor trustee is appointed.

The security trust deed and MTN cash management agreement is governed by English law.

Back to Contents

MATERIAL LEGAL ISSUES

Insolvency Act 2000

The U.K. Insolvency Act 2000 received Royal Assent on 30 November 2000. The Act amends Part I of the U.K. Insolvency Act 1986 so that the directors of a company which meets certain eligibility criteria can take steps to obtain a moratorium preventing any creditor from enforcing security or taking proceedings to recover its debt for the period in which the moratorium is in force.

The relevant provisions of the Act came into force on 1 January 2003. However, prior to bringing the provisions into force, the Secretary of State of the United Kingdom amended the eligibility criteria by way of statutory instrument in such a way that special purpose vehicles such as the issuing entity and the MTN issuing entity can no longer be considered to be eligible companies.

The Enterprise Act

The U.K. Enterprise Act received Royal Assent on 7 November 2002 and came into force on 15 September 2003. Pursuant to the U.K. Enterprise Act, unless a floating charge was created prior to 15 September 2003, or falls within one of the exemptions contained in the U.K. Enterprise Act, the holder of a qualifying floating charge will be prohibited from appointing an administrative receiver to a company and consequently, the ability to prevent the appointment of an administrator to such company will be lost.

A floating charge that the issuing entity will grant pursuant to the terms of the note trust deed and the series note trust deed supplement is a qualifying floating charge for the purposes of the U.K. Enterprise Act and will be entered into after 15 September 2003 and as such, unless excepted, the trustee will be prevented from appointing an administrative receiver in respect of the issuing entity and/or the MTN issuing entity. However, this qualifying floating charge will fall within the “Capital Market Arrangement” exception to the prohibition of the appointment of an administrative receiver and accordingly the trustee will still be able to appoint an administrative receiver pursuant to the note trust deed in respect of the issuing entity.

Back to Contents

MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

Consumer Credit Act 1974

A significant number of the credit transactions that occur on a Designated Account will be for items of credit extended to a cardholder for an amount up to £25,000. The Consumer Credit Act applies to these transactions and, in whole or in part, the credit or charge card agreement establishing each Designated Account. This has certain consequences for the Designated Accounts, including the following:

Enforcement of improperly executed or modified card agreements

If a credit or charge card agreement has not been executed or modified in accordance with the Consumer Credit Act, it may be unenforceable against a cardholder without a court order – and in some instances may be completely unenforceable. As is common with many other U.K. credit and charge card issuing entities, some of Barclaycard’s credit and charge card agreements do not comply in all respects with the Consumer Credit Act or other related legislation. As a result, these agreements may be unenforceable by Barclaycard against the cardholders. The originator gives no guarantee that a court order could be obtained if required. With respect to those credit or charge card agreements which may not be compliant, such that a court order could not be obtained, Barclaycard estimates that this would apply to less than [•] per cent. of the aggregate principal receivables in the Designated Accounts on 31 December 2007. Barclaycard does not anticipate any material increase in this percentage of receivables in the Securitised Portfolio. In respect of those accounts that do not comply with the Consumer Credit Act it will still be possible to collect payments and seek arrears from cardholders who are falling behind with their payments. The originator will have no obligation to repay or account to a cardholder for any payments received by a cardholder because of this noncompliance with the Consumer Credit Act. However, if losses arise on these accounts, they will be written off and borne by the investor beneficiary and originator beneficiary based on their respective interests in the receivables trust.

Liability for supplier’s misrepresentation or breach of contract

Transactions involving the use of a credit or charge card in the United Kingdom may constitute transactions under debtorcreditorsupplier agreements. A debtorcreditorsupplier agreement includes an agreement where the creditor, with knowledge of its purpose, advances funds to finance a purchase by the debtor of goods or services from a supplier.

Section 75 of the Consumer Credit Act provides that, if the supplier is in breach of the contract – whether such contract is express or implied by law – between the supplier and a cardholder in certain debtorcreditorsupplier agreements or if the supplier has made a misrepresentation about that contract, the creditor may also be liable to the cardholder for the breach or misrepresentation. The liability of the originator for a Designated Account is called a “Originator Section 75 Liability”. In these circumstances, the cardholder may have the right to reduce the amount owed to the originator under his or her credit or charge card account. This right would survive the sale of the receivables to the receivables trustee. As a result, the receivables trustee may not receive payments from cardholders that it might otherwise expect to receive. As a result, the receivables trustee may not receive the full amount otherwise owed by a cardholder. However, the creditor will not be liable where the cash price of the item or service supplied concerning the claim is £100 or less, or greater than £30,000.

The receivables trustee has agreed to indemnify the originator for any loss suffered by the originator arising from any claim under section 75 of the Consumer Credit Act. This indemnity cannot exceed the original outstanding principal balance of the affected charges on the Designated Account.

The receivables trustee’s indemnity will be payable from Available Funds on the receivables. Any amounts that Barclaycard recovers from the supplier will reduce Barclaycard’s loss for purposes of the receivables trustee’s indemnity. Barclaycard will have rights of indemnity against suppliers under section 75 of the Consumer Credit Act. Barclaycard may also be able to chargeback the transaction in dispute to the supplier under the operating regulations of VISA or MasterCard.

If Barclaycard’s loss for purposes of the receivables trustee’s indemnity exceeds the Available Funds available to satisfy the loss, the amount of the excess will reduce the Originator Interest accordingly.

Back to Contents

Transfer of Benefit of Receivables

The transfer by the originator to the receivables trustee of the benefit of the receivables is governed by English law and takes effect in equity only.

Notice to the cardholders of the assignment to the receivables trustee would perfect the legal title of the receivables trustee to the receivables. The receivables trustee has agreed that notice will not be given to cardholders, unless the originator’s longterm senior unsecured indebtedness as rated by Moody’s or Standard & Poor’s were to fall below Baa2, BBB or BBB respectively. The lack of notice has several legal consequences.

Until notice is given to the cardholders, each cardholder will discharge his or her obligations under the Designated Account by making payment to the originator. Notice to cardholders would mean that cardholders should no longer make payment to the originator as creditor under the card agreement but should instead make payment to the receivables trustee as assignee of the receivables. If notice is given, and a cardholder ignores it and makes payment to the originator for its own account, that cardholder would nevertheless still be bound to make payment to the receivables trustee. The originator, having transferred the benefit of the receivables to the receivables trustee, is the bare trustee of the receivables trustee for the purposes of the collection of the receivables that are the property of the receivables trust and is accountable to the receivables trustee accordingly.

Before the insolvency of the originator, until notice is given to a cardholder who is a depositor or other creditor of the originator, equitable setoffs may accrue in favour of that cardholder against his or her obligation to make payments under the card agreement to the originator. These rights of setoff may result in the receivables trustee receiving less monies than anticipated from the receivables.

The transfer of the benefit of receivables to the receivables trustee has been and will continue to be subject both to any prior equities that have arisen in favour of the cardholder and to any equities that may arise in the cardholder’s favour after the assignment. Where notice of the assignment is given to a cardholder, certain rights of setoff may not arise after the date of the notice.

Under the terms of the Receivables Securitisation Agreement, the originator represents that each receivable assigned to the receivables trust is an Eligible Receivable – unless the receivable is specified as being an Ineligible Receivable. The eligibility criteria include that each receivable constitutes the legal, valid and binding obligations of the cardholder enforceable – unless they are not in compliance with the Consumer Credit Act in which case they may only be enforceable with a court order and, in a small number of cases, may be unenforceable – against the cardholder in accordance with its terms. They also include that each receivable is not, save as specifically contemplated by any rule of English law, currently subject to any defence, dispute, set-off or counterclaim or enforcement orders apart from in the limited cases described in the previous sentence.

Notice to the cardholder would perfect the transfer so that the receivables trustee would take priority over any interest of a later encumbrancer or transferee of the originator’s rights who has no notice of the transfer to the receivables trustee.

Notice to the cardholder would prevent the card agreement from being amended by the originator or the cardholder without the consent of the receivables trustee.

Lack of notice to the cardholder means that, for procedural purposes, the receivables trustee will have to join the originator as a party to any legal action that the receivables trustee may want to take against any cardholder.

Back to Contents

UNITED KINGDOM TAXATION TREATMENT OF THE NOTES

Overview

The following summary is based on United Kingdom taxation law and H.M. Revenue & Customs practice in force at the date of this document and does not constitute legal or tax advice. Prospective investors should be aware that law and practice, and their interpretation by the courts, may change. The summary set out below describes certain United Kingdom tax consequences of acquiring, holding and disposing of the notes. The summary is subject to finalisation of documents relating to the programme and specifically to each Series; and is based on certain assumptions which cannot be verified with respect to any given Series before closing of that Series.

The comments below are of a general nature based on United Kingdom law and practice at the date of this base prospectus and are subject to any change in law that may take effect after this date. The comments do not purport to be a complete analysis of all UK tax considerations of the notes and do not constitute legal or tax advice. They relate only to the position of persons who are the absolute beneficial owners (for English law purposes) of their notes and may not apply to certain classes of persons, including underwriters and persons who own the notes as trustee, nominee or otherwise on behalf of another person, but otherwise will, subject to the following paragraph, apply to United States holders who beneficially own the notes.

The comments below do not necessarily apply where the interest or any other income on the notes is deemed for United Kingdom tax purposes to be the income of a person other than the absolute beneficial owner of the notes in question, for example where a person ordinarily resident in the United Kingdom transfers assets to a non resident company for the purpose of avoiding United Kingdom tax.

Any Noteholders who are in any doubt as to their tax position should consult their professional advisers.

In the following paragraphs, “HMRC” means HM Revenue and Customs, which is the central United Kingdom taxing authority.

United Kingdom Withholding Tax

The notes will constitute “Quoted Eurobonds” in those cases where they are listed on a recognised stock exchange and so long as they continue to be so listed. (Not all Series issued pursuant to this base prospectus will necessarily be so listed). Securities will be treated as listed on a recognised stock exchange if (and only if) they are admitted to trading on that exchange and either they are included in the United Kingdom official list (within the meaning of Part 6 of the Financial Services and Markets Act 2000) in accordance with the provisions of that part or they are officially listed, in accordance with provisions corresponding to those generally applicable in European Economic Area states, in a country outside the United Kingdom in which there is a recognised stock exchange. The London Stock Exchange has been designated as a recognised stock exchange for these purposes. Whilst the notes are and continue to be Quoted Eurobonds, payments of interest on the notes may be made without deduction or withholding for or on account of United Kingdom income tax irrespective of whether the notes are in global or definitive form.

In all cases falling outside the exemption described above, interest on the notes may fall to be paid under deduction of United Kingdom income tax at the savings rate, currently 20 per cent., subject to such relief as may be available under the provisions of any applicable double taxation treaty or to any other exemption which may apply.

Provision of Information

Holders should note that where any interest on notes is paid to them, or to any person acting on their behalf, by the issuing entity or any person in the United Kingdom acting on behalf of the issuing entity, called a “Paying Agent”, or is received by any person in the United Kingdom acting on behalf of the relevant holder, other than solely by clearing or arranging the clearing of a cheque, called a “Collecting Agent”, then the issuing entity, the Paying Agent or the Collecting Agent as the case may be, may in certain circumstances be required to supply to HMRC details of the payment and certain details relating to the holder, including the holder’s name and address. These provisions will apply whether or not the interest has been paid subject to withholding or deduction for or on account of United Kingdom income tax and whether or not the holder is resident in the United Kingdom for United Kingdom taxation

Back to Contents

purposes. The details provided to HMRC, in certain cases, may be passed by HMRC to the tax authorities of certain other jurisdictions.

With effect from 6 April 2008 the provisions referred to above may also apply, in certain circumstances, to payments made on redemption of any notes where the amount payable on redemption is greater than the issue price of the notes.

European Union Directive on the Taxation of Savings Income

Under EU Council Directive 2003/48/EC on the taxation of savings income (the “EU Savings Tax Directive”), each Member State is required to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to or collected by such a person for, an individual resident or certain limited types of entity established in that other Member State; however, for a transitional period, Austria, Belgium and Luxembourg may instead apply a withholding system in relation to such payments, deducting tax at rates rising over time to 35%. The transitional period is to terminate at the end of the first full fiscal year following agreement by certain non EU countries to the exchange of information relating to such payments.

A number of non EU countries, and certain dependent or associated territories of certain Member States (including Jersey), have also agreed to adopt similar measures (either provision of information or transitional withholding) in relation to payments made by a person within its jurisdiction to, or collected by such a person for, an individual resident or certain limited types of entity established in a Member State. In addition, the Member States have entered into reciprocal provision of information or transitional withholding arrangements with certain of those dependent or associated territories in relation to payments made by a person in a Member State to, or collected by such a person for, an individual resident or certain limited types of entity established in one of those territories.

Other Rules Relating to United Kingdom Withholding Tax

1.	Where interest has been paid under deduction of United Kingdom income tax, holders who are not resident in the United Kingdom may be able to recover all or part of the tax deducted if there is an appropriate provision in any applicable double taxation treaty.

2.	The references to “interest” above mean “interest” as understood in United Kingdom tax law. The statements above do not take any account of any different definitions of “interest” or “principal” which may prevail under any other law or which may be created by the terms and conditions of the notes or any related documentation.

3.	The above description of the United Kingdom withholding tax position assumes that there will be no substitution of the issuing entity and does not consider the tax consequences of any such substitution.

4.	The notes may be issued at an issue price of less than 100 per cent. of their principal amount. Any discount element on any of these notes will not generally be subject to any United Kingdom withholding tax pursuant to the provisions mentioned above, but may be subject to reporting requirements as outlined above.

5.	Where notes are to be, or may fall to be, redeemed at a premium, as opposed to being issued at a discount, then any such element of premium may constitute a payment of interest. Payments of interest are subject to United Kingdom withholding tax and reporting requirements as outlined above.

United Kingdom Stamp Taxes

No U.K. stamp duty or stamp duty reserve tax is payable on the issue of the global notes or on the issue of an individual note certificate. No UK stamp duty reserve tax is payable on the transfer of, or any agreement to transfer, a global note or an individual note certificate. No UK stamp duty is payable on an electronic transfer of a book entry interest in a global note, provided that such transfer is effected without the creation of any written document of transfer or any written agreement for transfer. Under current legislation, UK stamp duty may be payable on any document effecting or recording (i) a transfer of a global note or an individual note certificate, or (ii) a transfer or agreement to transfer an interest in a global note or individual note certificate. If draft legislation contained in Finance Bill 2008 is enacted without material amendment, the charges referred to in (i) and (ii) above may cease to apply as respects

Back to Contents

any transfer of or agreement to transfer a global note or individual note certificate where the transfer or agreement in question is executed on or after the day on which Finance Act 2008 is passed. However, this new legislation will not apply if the notes do not meet certain conditions.

UK Tax Overview for US Noteholders

A US noteholder will not be considered to be resident in the United Kingdom for United Kingdom tax purposes or otherwise subject to United Kingdom taxation on its income from the notes (other than tax withheld at source as discussed above) solely by reason of its holding of notes.

UK Tax Overview for Noteholders within the Charge to UK Corporation Tax, Income Tax, Capital Gains Tax or Inheritance Tax

Noteholders who are within the charge to UK corporation tax, income tax, capital gains tax or inheritance tax will generally be subject to tax in respect of their notes in accordance with the applicable legislation. Certain exemptions and reliefs may be available to certain categories of noteholders where all relevant conditions are satisfied.

Taxation of the MTN Issuing Entity and the Issuing Entity

The MTN issuing entity and the issuing entity will be liable to UK corporation tax at the maximum rate of currently 30 per cent (proposed to be reduced to 28% with effect from April 2008). So long as the MTN issuing entity and the issuing entity respectively are within the application of the Taxation of Securitisation Companies Regulations 2006 (the “Regulations”), their taxable profits will in each case be limited to amounts their taxable profit will in each case be the greater of £1200 per annum or the aggregate of £600 per series outstanding during the course of the year.

In order to fall within the application of the Regulations, a company must fulfil certain conditions, including ones which relate to its ongoing asset holdings (that the assets should be “financial assets” according to applicable accounting practice) and its ongoing cash flow management. These conditions are designed to ensure that the Regulations will apply to a company which is genuinely established and operated as a securitisation vehicle in a securitisation of money debts. So long as the cash flows of the MTN issuing entity and the issuing entity continue to be managed in the same way as they have been to date, they can be expected as a factual matter to meet the relevant conditions.

The Regulations have only been in force since the beginning of 2007 and the practices of the UK tax authorities in implementing the Regulations are still evolving. However, the UK tax authorities have worked very closely with the securitisation industry on developing the Regulations and related practices, and the Regulations are designed to allow genuine securitisation vehicle companies to be taxed on a basis which is compatible with market and rating requirements.

Taxation of Receivables Trustee

The receivables trustee will have no United Kingdom tax liabilities, and accordingly, the receivables trustee will have no liability to United Kingdom tax in relation to amounts which it receives on behalf of the MTN issuing entity or amounts which it is obliged to pay the MTN issuing entity.

Back to Contents

MATERIAL JERSEY TAX CONSIDERATIONS

Taxation of Issuing Entity and Receivables Trustee in Jersey

The following summary of the anticipated tax treatment in Jersey of the issuing entity and Receives Trustee is based on Jersey taxation law and practice in force at the date of this document and does not constitute legal or tax advice. Prospective investors should consult their professional advisers on the implications of subscribing for, buying, holding, selling, redeeming or disposing of notes under the laws of the jurisdictions in which they may be liable to taxation. Prospective investors should be aware that tax rules and practice and their interpretation may change.

The issuing entity and the Receivables Trustee have each been granted exempt company status within the meaning of Article 123A of the Income Tax (Jersey) Law 1961, as amended for the current calendar year. The effect of such special status is that the issuing entity and the Receivables Trustee are treated as a nonresident company for the purposes of Jersey tax laws and are therefore exempt from Jersey income tax on their profits arising outside Jersey (and, by concession, on bank deposit interest arising in Jersey) and from any obligation to withhold Jersey income tax from any interest or dividend payments made by them. Such status is applied for on an annual basis (together with payment of the required charge, currently £600). The retention of exempt company status is conditional upon the Comptroller of Income Tax in Jersey being satisfied that no Jersey resident has a beneficial interest in the issuing entity or Receivables Trustee, except as permitted by concessions granted by the Comptroller of Income Tax.

As the issuing entity is an exempt company, payments in respect of the notes will not be subject to taxation in Jersey, no withholding will be required for or on account of Jersey income tax on such payments to any holder of a note and gains derived from the sale of notes will not be subject to Jersey income tax, in each case in the hands of persons not resident for income tax purposes in Jersey. As at the date of this Prospectus, Jersey has no capital gains tax and no inheritance tax or gift tax.

No stamp duty or similar taxes are payable in Jersey in connection with the issue, redemption or sale of the notes.

Jersey is not subject to the EU Savings Tax Directive. However, in keeping with Jersey’s policy of constructive international engagement, the States of Jersey has introduced a retention tax system in respect of payments of interest, or other similar income, made to an individual beneficial owner resident in an EU Member State by a paying agent situate in Jersey (the terms “beneficial owner” and “paying agent” are defined in the EU Savings Tax Directive). The retention tax system will apply for a transitional period prior to the implementation of a system of automatic communication to EU Member States of information regarding such payments. The transitional period will end only after all EU Member States apply automatic exchange of information and the EU Member States unanimously agree that the United States of America has committed to exchange of information upon request. During this transitional period, such an individual beneficial owner resident in an EU Member State will be entitled to request a paying agent not to retain tax from such payments but instead to apply a system by which the details of such payments are communicated to the tax authorities of the EU Member State in which the beneficial owner is resident.

Under the implementation of the retention tax system in Jersey neither the issuing entity nor the Receivables Trustee will be obliged to levy retention tax in respect of interest payments made by it to a paying agent.

European Union Code of Conduct on Business Taxation

On 3 June 2003, the European Union Council of Economic and Finance Ministers reached political agreement on the adoption of a Code of Conduct on Business Taxation. Jersey is not a member of the European Union, however, the Policy & Resources Committee of the States of Jersey has announced that, in keeping with Jersey’s policy of constructive international engagement, it intends to propose legislation to replace the Jersey exempt company regime by the beginning of 2009 with a general zero rate of corporate tax.

Back to Contents

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

Overview

The following summary describes the material U.S. federal income tax considerations of acquiring, holding and disposing of the notes that are offered for sale in the United States (the “U.S. offered notes”). This summary has been prepared and reviewed by Clifford Chance U.S. LLP – called “U.S. Tax Counsel”.

This summary does not discuss all aspects of U.S. federal tax law. In particular, except as specifically indicated in this summary, it addresses only purchasers in the original offering that purchase U.S. offered notes at their original issue price and hold the U.S. offered notes as “Capital Assets” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended, called the “Code”. It does not address special U.S. federal income tax considerations that may be important to particular investors in light of their individual investment circumstances or to certain types of investors subject to special tax rules – e.g. financial institutions, insurance companies, regulated investment companies, taxexempt institutions, underwriters in securities or currencies, securities traders that elect marktomarket tax accounting, certain U.S. expatriates or investors holding the U.S. offered notes as part of a conversion transaction, hedge, integrated transaction, constructive sale transaction or as a position in a straddle for tax purposes, or persons whose functional currency, as defined in Code Section 985, is not the U.S. dollar. Further, this discussion does not address alternative minimum tax consequences or any tax considerations to holders of interests in a Noteholder. In addition, this summary does not discuss any foreign, state, local or other tax considerations. This summary is based on the Code, the regulations promulgated thereunder and administrative and judicial authorities, all as in effect on the date of this base prospectus and all of which are subject to change, possibly on a retroactive basis.

U.S. Tax Counsel has prepared and reviewed this summary of material U.S. federal income tax considerations, and is of the opinion that it is correct in all material respects. U.S. Tax Counsel also opines that, as described below, each of the receivables trust, the MTN issuing entity and the issuing entity will not be treated as engaged in a trade or business within the United States for U.S. federal income tax purposes and will not be subject to U.S. federal income tax on its net income. U.S. Tax Counsel further opines that, as described below, although there is no directly governing authority addressing the classification of securities similar to the U.S. offered notes, under current law, the U.S. offered notes will be treated as debt for U.S. federal income tax purposes. Except as set forth in the preceding sentences, U.S. Tax Counsel will render no other opinions about the acquisition, holding and disposition of the U.S. offered notes. Further, an opinion of U.S. Tax Counsel is not binding on the IRS or the courts, and no ruling on any of the consequences or issues discussed below will be sought from the IRS. Moreover, there are no authorities on similar transactions involving securities issued by an entity with terms similar to those of the U.S. offered notes. Accordingly, the issuing entity suggests that persons considering the purchase of U.S. offered notes consult their own tax advisors about the U.S. federal income tax consequences of an investment in the U.S. offered notes and the application of U.S. federal tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations.

For the purposes of this summary, a “United States Holder” means a beneficial owner of U.S. offered notes that is a “United States person” as described in Section 7701(a)(30) of the Code, generally including:

(i)	an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

(ii)	a corporation or other entity treated as a corporation for U.S. federal income tax purposes created in or under the laws of the United States, any state or any political subdivision of any state – including the District of Columbia;

(iii)	an estate whose income is includible in gross income for U.S. federal income tax purposes without regard to source; and

(iv)	a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of the trust.

Back to Contents

A “NonUnited States Holder” means a beneficial owner of U.S. offered notes (other than a partnership or an entity treated as a partnership for U.S. tax purposes) that is not a United States Holder.

If an entity treated as a partnership for U.S. federal income tax purposes holds the U.S. offered notes, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.

Tax Status of the Receivables Trust, the MTN Issuing Entity and the Issuing Entity

It is presently contemplated that each of the receivables trust, the MTN issuing entity and the issuing entity will conduct their respective activities, including activities undertaken on their behalf, such as servicing activities, entirely outside of the United States. In that regard, assuming that the activities of each of the receivables trust, the MTN issuing entity and the issuing entity are, as contemplated, conducted entirely outside of the United States, and assuming each of these entities makes no investments that are subject to withholding of U.S. federal income tax, U.S. Tax Counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of a Treasury regulation, revenue ruling or judicial decision and hence the matter cannot be free from doubt, each of the receivables trust, the MTN issuing entity and the issuing entity will not be treated as engaged in a trade or business within the United States for U.S. federal income tax purposes and that each of these entities will not be subject to U.S. federal income tax on its net income.

Prospective investors should understand that such determination of whether a person is engaged in a U.S. trade or business is based on a highly factual analysis, there is no direct guidance as to which activities constitute being engaged in a trade or business within the United States, and it is unclear how a court would construe the existing indirect authorities. A foreign corporation deemed to be so engaged would be subject to U.S. federal income tax, as well as the branch profits tax, on its income which is treated as effectively connected with the conduct of that trade or business. Such income tax, if imposed, would be based on effectively connected income computed in a manner generally analogous to that applied to the income of a domestic corporation, except that a foreign corporation would be entitled to deductions and credits for a taxable year only if it files, on a timely basis, a U.S. federal income tax return for that year which none of the receivables trust, MTN issuing entity and issuing entity intend to do, even as a protective measure. The maximum U.S. federal income tax rates are currently 35 per cent. for a corporation’s effectively connected income and 30 per cent. for the branch profits tax, resulting in an effective maximum U.S. federal income tax rate of 54.5 per cent. The branch profits tax is imposed each year on a corporation’s effectively connected earnings and profits, with certain adjustments, deemed repatriated out of the United States.

United States Holders

Tax Treatment of the U.S. Offered Notes. The applicable prospectus supplement/final terms will indicate whether the issuing entity will treat the U.S. offered notes as equity in the issuing entity or as debt for U.S. federal income tax purposes. Each holder of a note, by acceptance of such note, will agree to treat such note as either equity in the issuing entity or debt for U.S. federal income tax purposes, as applicable. If the applicable prospectus supplement/final terms indicates that the issuing entity will treat one or more classes of U.S. offered notes as equity for U.S. federal income tax purposes, then U.S. holders of such notes will be taxed in the manner below under the heading (see “Tax Treatment of U.S. Offered Notes as Equity”).

If the applicable prospectus supplement/final terms indicates that the U.S. offered notes will be treated as debt for U.S. federal income tax purposes, then, although there is no authority addressing the characterisation of securities with terms similar to the U.S. offered notes under current law, and while not free from doubt, U.S. Tax Counsel will render an opinion that such notes will be treated as debt for U.S. federal income tax purposes.

The opinion of U.S. Tax Counsel is not binding on the IRS, and no assurance can be given that the characterisation of the U.S. offered notes as debt would prevail if the issue were challenged by the IRS. Prospective United States Holders should consult with their tax advisers as to the effect of a recharacterisation of the U.S. offered notes as equity interests in the issuing entity.

As discussed below, treatment of the U.S. offered notes as equity interests could have adverse tax consequences for United States Holders.

Back to Contents

Except as indicated, the discussion below assumes the U.S. offered notes are treated as indebtedness for U.S. federal income tax purposes.

Interest Payments and Distributions. The U.S. offered notes may be treated as having been issued with original issue discount – “OID” – for U.S. federal income tax purposes, in which case the OID will be taxed as described below. However, in the absence of any OID on the U.S. offered notes, interest on the U.S. offered notes will be taxable to a United States Holder as ordinary income at the time it is received or accrued, in accordance with the holder’s regular method of accounting for U.S. federal income tax purposes.

The total amount of OID on a note is the excess of its stated redemption price at maturity over its issue price. The issue price for the U.S. offered notes is the price – including any accrued interest – at which a substantial portion of the relevant U.S. offered notes are first sold to the public. In general, the stated redemption price at maturity of a note is the sum of all payments made on the note other than payments of interest that (1) are payable at least annually over the entire life of the note and (2) are based on a single fixed rate or variable rate – or certain combinations of fixed and variable rates.

If any of the U.S. offered notes are issued at a discount of an amount equal to or greater than 0.25 per cent. of that note’s stated redemption price at maturity multiplied by the note’s weighted average maturity, called its “WAM”, then that note will be deemed to bear OID. The WAM of a note is computed based on the number of full years each distribution of principal – or other amount included in the stated redemption price at maturity – is scheduled to be outstanding. Further, the IRS could take the position based on U.S. Treasury regulations that none of the interest payable on a note is unconditionally payable and so that all of that interest should be included in the note’s stated redemption price at maturity.

A United States Holder – including a cash basis holder – of a note deemed to bear OID generally would be required to accrue OID on the relevant note for U.S. federal income tax purposes on a constant yield basis. This would require the inclusion of OID in income in advance of the receipt of cash attributable to that income. Under Section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the U.S. offered notes is unclear.

Foreign Currency Considerations: A United States Holder of a U.S. offered note that is denominated in a currency other than U.S. dollars (a “Foreign Currency”) that uses the cash method of accounting must include in income the U.S. dollar value of Foreign Currency interest paid when received. Foreign Currency interest received is translated at the U.S. dollar spot rate of the Foreign Currency on the date of receipt, regardless of whether the payment is converted into U.S. dollars on the date of receipt. A cash method United States Holder of a U.S. offered note will therefore generally not have exchange gain or loss on receipt of a Foreign Currency interest payment but may have exchange gain or loss upon disposing of the Foreign Currency received.

A United States Holder of a U.S. offered note that uses the accrual method of accounting and a United States Holder of a U.S. offered note that bears OID, regardless of the method of accounting used, will be required to include in income the U.S. dollar value of Foreign Currency interest or OID, as the case may be, accrued during the accrual period. A United States Holder may determine the amount of income recognised with respect to such interest or OID using either of two methods. Under the first method, the U.S. dollar value of accrued interest or OID is translated at the average Foreign Currency rate for the interest accrual period (or, with respect to an accrual period that spans two taxable years, the partial period within the taxable year). A United States Holder of a U.S. offered note that uses this first method will therefore recognise exchange gain or loss, as the case may be, on interest or OID paid to the extent that the U.S. dollar/Foreign Currency exchange rate on the date the payment is received differs from the rate at which the income was accrued. Under the second method, the United States Holder can elect to accrue interest at the Foreign Currency spot rate on the last day of an accrual period or, if the last day of an accrual period is within five business days of the receipt, the spot rate on the date of receipt. An election to accrue interest or OID at the spot rate will generally apply to all Foreign Currency denominated debt instruments held by the United States Holder, and is irrevocable without the consent of the IRS. Regardless of the method used to accrue interest, a United States Holder may have additional exchange gain or loss upon a subsequent disposition of the Foreign Currency received.

The amount realised on the sale, exchange, redemption or retirement of a U.S. offered note is determined by translating the Foreign Currency proceeds into U.S. dollars at the spot rate on the date the

Back to Contents

U.S. offered note is disposed of, while a United States Holder’s tax basis in a U.S. offered note will generally be the cost of the note to the United States Holder, determined by translating the Foreign Currency purchase price into U.S. dollars at the spot rate on the date the U.S. offered note was purchased. A United States Holder will have a tax basis in Foreign Currency received on the sale, exchange, redemption or retirement of a U.S. offered note equal to the U.S. dollar value of the Foreign Currency on the date of receipt. Exchange gain or loss on a sale, exchange, redemption or retirement of a U.S. offered note is recognised only to the extent of total gain or loss on the transaction.

Foreign exchange gain or loss recognised by a United States Holder on the sale, exchange or other disposition of a U.S. offered note (including repayment at maturity) will generally be treated as U.S. source ordinary income or loss. Gain or loss in excess of exchange gain or loss on a U.S. offered note will generally be treated as U.S. source capital gain or loss. Non-corporate taxpayers may be subject to favourable tax rates with respect to their net long-term capital gains.

Sourcing: Interest payments or distributions on a note generally will constitute foreign source income for U.S. federal income tax purposes. Subject to certain limitations, U.K. withholding tax, if any, imposed on these payments will generally be treated as foreign tax eligible for credit against a United States Holder’s U.S. federal income tax. Prospective purchasers should consult their tax advisers concerning the foreign tax credit implications of the payment of any United Kingdom taxes.

Disposition or Retirement of Investment. Subject to the discussion of the PFIC rules below and Foreign Currency considerations above, upon the sale, exchange or retirement of a note – including pursuant to a redemption by the issuing entity prior to its maturity date – a United States Holder will recognise gain or loss equal to the difference between the amount realised and the United States Holder’s “Adjusted Tax Basis” in the relevant note. In general, a United States Holder’s Adjusted Tax Basis in an OID debt instrument is equal to the United States Holder’s cost for such debt instrument, plus any OID accrued and less the amount of any payments received by the holder that are not “qualified stated interest” payments under applicable U.S. Treasury regulations.

A United States Holder’s Adjusted Tax Basis in a debt instrument with no OID is generally equal to the holder’s cost less the amount of any principal payments made before the date of disposition. A United States Holder’s Adjusted Tax Basis in stock is generally equal to the United States Holder’s cost for the stock. In general, any gain or loss realised by the holder will be capital gain or loss. Under certain circumstances, capital gains derived by individuals are taxed at preferential rates. The deductibility of capital losses is subject to limitations. If a United States Holder’s basis in a note includes accrued but unpaid OID, the holder may be required specifically to disclose any loss above certain thresholds under regulations on tax shelter transactions.

Sourcing: Gain or loss realised by a United States Holder on the sale, exchange or retirement of a note generally will be treated as a United States source. Exceptions to the application of the sourcing provisions include exceptions for certain losses attributable to foreign exchange fluctuations, accrued but unpaid interest, and foreign offices of U.S. residents, among others. Some other exceptions to the general rule apply to U.S. offered notes treated as equity in the issuing entity. The issuing entity suggests that United States Holders consult their own tax advisors about the availability of and limitations on any foreign tax credit.

Tax Treatment of U.S. Offered Notes as Equity. The applicable prospectus supplement/final terms will indicate whether the U.S. offered notes are treated as equity for U.S. federal income tax purposes.

Investment in a Passive Foreign Investment Company. Because of the nature of the income of the issuing entity, the issuing entity would constitute a passive foreign investment company – or “PFIC”. Accordingly, United States Holders of any class of U.S. offered notes treated as equity would be shareholders in a PFIC.

In general, United States Holders treated as shareholders of a PFIC would be subject to special tax rules on Excess Distributions made to them by the issuing entity, including a rateable inclusion of “Excess Distributions” in the United States Holder’s gross income as ordinary income taxable at the highest marginal rates applicable to current and prior years during the holding period (and not as qualified dividend income taxable at the longterm capital gain rates in the hands of noncorporate United States Holders) and requirement for the payment of an Interest Charge on tax that is deemed to have been deferred on these Excess Distributions. Excess distributions would generally include (1) certain distributions on a United States shareholder’s equity interest in the issuing entity for a taxable year, if the

Back to Contents

total of those amounts exceeds 125 per cent. of the average amount of distributions from the issuing entity made during a specified base period, and (2) gain from the disposition, or deemed disposition, of the equity interest in the issuing entity. United States Holders generally might avoid these unfavourable consequences if they made either of two specific elections available under the Code with respect to shares in a PFIC, but it is uncertain whether either election would be available to a United States holder for the U.S. offered notes.

The first such mitigating election is a “Qualified Electing Fund”, or “QEF”, election pursuant to Code Section 1295. If a United States Holder made a QEF election with respect to a note treated as equity, that United States Holder generally would be required to include its pro rata share of the issuing entity’s ordinary income and net capital gains in income for each taxable year and pay tax on it, even if such income and gain were not distributed to the United States Holder. Further, any losses of the issuing entity would not be deductible by the United States Holder. If the issuing entity later distributed the income or gain on which a United States Holder had already paid tax, amounts so distributed would not be further taxable to the United States Holder. A United States Holder’s tax basis in such a note would be increased by the amount so included and decreased by the amount of nontaxable distributions thereon. In general, a United States Holder making a QEF election would recognize, on a disposition of its U.S. offered notes, capital gain or loss equal to the difference, if any, between the amount realized upon such disposition and the tax basis in such U.S. offered notes. In general, a QEF election would be required to be made on or before the due date for filing a United States Holder’s U.S. federal income tax return for the first taxable year for which it holds a note. The QEF election would be effective only if certain required information were made available by the issuing entity to an investor. The issuing entity, however, does not intend to provide holders with this information and, accordingly, no assurance can be given to investors that any QEF election made with respect to U.S. offered notes would be effective.

A United States Holder that held marketable stock in a PFIC might, in lieu of making a QEF election, also avoid certain unfavourable consequences of the PFIC rules by electing to mark the PFIC stock to market as of the close of each taxable year pursuant to code section 1296. A United States Holder that made the “mark to market election” would be required to include in income each year as ordinary income an amount equal to the excess, if any, of the fair market value of the stock at the close of the year over the United States Holder’s Adjusted Tax Basis in the stock. For this purpose, a United States Holder’s adjusted basis would generally be the holder’s cost for the stock, increased by the amount previously included in the holder’s income pursuant to this mark to market election and decreased by any amount previously allowed to the United States Holder as a deduction pursuant to this election. If, at the close of the year, the United States Holder’s Adjusted Tax Basis exceeded the fair market value of the stock, then the United States Holder could deduct any of this excess ordinary income, but only to the extent of net mark to market gains previously included in income. Any gain from the actual sale of the PFIC stock would be treated as ordinary income, and any loss would be treated as ordinary loss to the extent of net mark to market gains previously included in income. Stock would be considered marketable if it were regularly traded on an exchange that the IRS determined to be qualified for these purposes. Although the issuing entity believes that each class of U.S. offered notes will be listed on a qualified exchange, pursuant to U.S. Treasury regulations, a class of stock is regularly traded for any calendar year during which it is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Accordingly, there is uncertainty as to whether any class of U.S. offered notes will be regularly traded and hence, there can be no assurance – and no representation is made – that the U.S. offered notes would be eligible for the mark to market election.

Because the issuing entity does not expect the QEF election to be available to an investor to mitigate the effect of the PFIC provisions, and it is unclear whether mark to market would be available either, United States Holders should be aware of the potentially adverse tax consequences arising under the PFIC provisions discussed above should any U.S. offered notes be treated as equity. First, an excess distribution (see “– Investment in a Passive Foreign Investment Company –”) with respect to a Note would be taxable as though it had been earned rateably during the period in which the United States holder owned the note. Second, the amount deemed earned by the United States holder in prior tax years would be taxable at the highest rate of tax in effect for such tax years and the amount deemed earned in the current tax year would be taxable as ordinary income. Third, the United States holder would owe interest on the increases in tax as if the increases had been due in such years but had not been paid.

Certain additional adverse consequences could flow to indirect investors in a PFIC. More specifically, the ownership of the U.S. offered notes by a NonUnited States Holder might be attributed to a United States Holder notwithstanding that such United States Holder held no note and received no cash in respect of a note. Code Section 1298(a) generally treats U.S. offered notes held directly or indirectly

Back to Contents

by a foreign partnership, corporation (meeting certain ownership thresholds unless it is itself a PFIC), trust or estate as owned by such entity’s partners, shareholders or beneficiaries, as applicable; it also may treat any of various option arrangements as conferring ownership of U.S. offered notes on United States Holders. Hence, a United States Holder treated as owning U.S. offered notes held by a NonUnited States Holder may be subject to tax on indirect gains and distributions attributable to the U.S. offered notes in the manner described above.

Finally, an investor who pledged shares in a PFIC as security for a loan should be aware that such a pledge would be treated as a disposition of the related shares, and any gain would be subject to the rules applicable to distributions and gains with respect to shares in a PFIC described above.

Foreign Currency Considerations: For purposes of calculating any deemed distribution of earnings of the issuing entity under the CFC or PFIC rules, the amount of such earnings is determined in the functional currency of the issuing entity, and translated into U.S. dollars at the average exchange rate for the taxable year of the issuing entity. Amounts which are included in the income of the United States Holder upon receipt are translated into U.S. dollars at the spot rate on the date of receipt. United States Holders of U.S. offered notes treated as equity for U.S. federal income tax purposes may recognise foreign currency gain or loss attributable to movements in exchange rates between the times of deemed and actual distributions by the issuing entity. Any such currency gain or loss will be treated for as ordinary income from the same source as the associated income inclusion.

Sourcing: For sourcing of payments for a note treated as stock in the issuing entity and gain or loss on sale of an interest in this stock, see “– Interest Payments and Distributions – Sourcing” and “– Disposition or Retirement of Investment – Sourcing” above.

Controlled Foreign Corporation Status. Should the U.S. offered notes be treated as equity, it is possible that the issuing entity might be treated as a controlled foreign corporation for U.S. federal income tax purposes. In this event, United States Holders of equity interests that were treated as owning 10 per cent. or more of the combined voting power of the issuing entity would be required to include in income their pro rata share of the earnings and profits of the issuing entity, and generally would not be subject to the rules described above about PFICs. Additionally, an IRS Form 5471 may be required to be filed.

Reporting Requirements. If any United States Holder were treated as owning an equity interest in the issuing entity for U.S. federal income tax purposes, it would be required file IRS Form 8621 for each tax year in which it held such an interest. In addition, if a United States Holder were treated as owning 5 per cent. or more of an equity interest of the issuing entity, certain additional reporting requirements would be required.

Under Section 6038B of the Code – relating to reporting requirements incident to the transfer of property, including cash, to a foreign corporation by U.S. persons or entities – in general, a United States Holder, including a taxexempt entity, that purchased any U.S. offered notes treated as equity for U.S. federal income tax purposes would be required to file an IRS Form 926 or similar form with the IRS if such United States Holder were treated as owning, directly or by attribution, immediately after the transfer at least 10 per cent. by vote or value of the issuing entity, or the purchase, when aggregated with all purchases made by such United States Holder – or any related person thereto – within the preceding 12 month period, exceeded $100,000. If a United States Holder fails to file any such required form, the United States Holder could be required to pay a penalty equal to 10 per cent. of the gross amount paid for the U.S. offered notes, subject to a maximum penalty of $100,000, or more in cases involving intentional disregard.

Non-United States Holders

Subject to the discussion of backup withholding below, an investment in the U.S. offered notes by Non-United States Holders generally will not give rise to any U.S. federal income tax to these holders, unless the income received on, or any gain recognised on the sale or other disposition of their U.S. offered notes is:

(i)	treated as effectively connected with the conduct of a trade or business in the United States; or

(ii)	in the case of gain recognised by an individual, the individual is present in the United States for 183 days or more and certain conditions are met.

Back to Contents

Non-United States Holders should consult their own tax advisors about the U.S. federal income tax consequences of an investment in the U.S. offered notes.

Backup Withholding and Information Reporting

Payments of principal and interest, as well as payments of proceeds from the sale, retirement or disposition of a note, may be subject to “backup withholding” tax under Section 3406 of the Code if a recipient of such payments fails to furnish to the payor certain identifying information. Any amounts deducted and withheld would be allowed as a credit against such recipient’s U.S. federal income tax, provided appropriate proof is provided under rules established by the IRS. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Information may also be required to be provided to the IRS concerning payments, unless an exemption applies. Holders of the U.S. offered notes should consult their tax advisors regarding their qualification for exemption from backup withholding and information reporting and the procedure for obtaining such an exemption.

Back to Contents

CERTAIN ERISA AND OTHER U.S. CONSIDERATIONS

The U.S. Employee Retirement Income Security Act of 1974, as amended – called “ERISA”– and Section 4975 of the Code impose requirements on employee benefit plans and some other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds, insurance company general or separate accounts or other entities in which these plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code. We call these entities “Plans.” ERISA also imposes requirements on persons who are fiduciaries of Plans for the investment of “plan assets” of any Plan – called “Plan Assets”. ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.

ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan Assets and persons – called “Parties in Interest” – who have specified relationships to a Plan or its Plan Assets, unless an exemption is available. Parties in Interest that participate in a prohibited transaction may be subject to a penalty imposed under ERISA or an excise tax imposed under Section 4975 of the Code, unless an exemption is available. The details of these prohibited transaction rules are contained in Section 406 of ERISA and Section 4975 of the Code.

Subject to the considerations described below and unless otherwise stated in a Prospectus Supplement/Final Terms, you may purchase the notes with Plan Assets of any Plan.

Any fiduciary or other Plan investor considering whether to purchase the notes with Plan Assets of any Plan should determine whether that purchase is consistent with its fiduciary duties and whether that purchase would constitute or result in a nonexempt prohibited transaction under ERISA and/or Section 4975 of the Code because any of Barclays Bank PLC, the issuing entity, the receivables trustee, the MTN issuing entity, the servicer, the note trustee, the security trustee or any other party may be or might become Parties in Interest with respect to the investing Plan and may be deemed to be benefiting from the issuance of the notes. If Barclays Bank PLC, the issuing entity, the receivables trustee, the MTN issuing entity, the servicer, the note trustee or the security trustee is a Party in Interest with respect to the prospective Plan investor, the issuing entity suggests that any fiduciary or other Plan investor considering whether to purchase or hold the notes consult with its counsel regarding the availability of exemptive relief under U.S. Department of Labor – “DOL” – Prohibited Transaction Class Exemptions, or any other prohibited transactions exemption issued by the DOL. A purchaser of the notes should be aware, however, that even if the conditions specified in one or more of the abovereferenced exemptions are met, the scope of the exemptive relief provided by the exemption might not cover all acts that might be construed as prohibited transactions.

You will be deemed to have represented and agreed by your purchase and holding of the notes that (1) (a) no part of the funds being used to pay the purchase price for those notes constitutes Plan Assets of any Plan or will constitute Plan Assets while you hold those notes, and that you are not, and for so long as you hold the notes will not be, a Plan, or (b) the purchase and holding of such notes do not and will not constitute, result in or otherwise involve a nonexempt prohibited transaction under ERISA or Section 4975 of the Code; and (2) if, at any time while those notes are purchased or held by you, you are or will be another employee benefit plan subject to any U.S. Federal State or local or nonU.S. law substantially similar to Section 406 of ERISA or Section 4975 of the Code, the purchase and holding of those notes do not and will not violate any such substantially similar law.

In addition, under DOL Regulation Section 2510.3101 – called the “Plan Asset Regulation” – the purchase with Plan Assets of equity interests in the issuing entity could, in certain circumstances, cause the medium term note certificate and other assets of the issuing entity to be deemed Plan Assets of the investing Plan which, in turn, would subject the issuing entity and its assets to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Thus, if the underlying assets of the issuing entity are deemed to be Plan Assets, the obligations and other responsibilities of Plan sponsors, Plan fiduciaries and Plan administrators, and of Parties in Interest, under Parts 1 and 4 of Subtitle B of Title I of ERISA and Section 4975 of the Code, as applicable, may be expanded, and there may be an increase in their liability under these and other provisions of ERISA and the Code (except to the extent (if any) that a favourable statutory or administrative exemption or exception applies). In addition, various providers of fiduciary or other services to the issuing entity, and any other parties with authority or control with respect to the entity, could be deemed to be Plan fiduciaries or otherwise Parties in Interest by virtue of their provision of such

Back to Contents

services (and there could be an improper delegation of authority to such providers). Nevertheless, consistent with the expectation indicated above that the issuing entity will proceed on the basis that the notes will be treated as indebtedness for U.S. federal income tax purposes, and the opinion of U.S. Tax Counsel to that effect – see “Material United States Federal Income Tax Considerations – United States Holders – Tax Treatment of the U.S. Offered Notes as Indebtedness”, the issuing entity will proceed based on the position that the notes should not be treated as equity investments for purposes of the Plan Asset Regulation and, therefore, the notes may be purchased by Plans. The issuing entity’s position is also based, in part, upon the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.

The notes may not be purchased or held by any Plan, or any person investing Plan Assets of any Plan, if any of Barclays Bank PLC, the issuing entity, the receivables trustee, the MTN issuing entity, the servicer, the note trustee, security trustee or any of their respective affiliates (a) has investment or administrative discretion with respect to the Plan Assets used to effect the purchase; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to the Plan Assets, for a fee and pursuant to an agreement or understanding that the advice (1) will serve as a primary basis for investment decisions for the Plan Assets and (2) will be based on the particular investment needs of that Plan; or (c) unless a Prohibited Transaction Class Exemption is applicable, is an employer maintaining or contributing to that Plan. Each purchaser or holder of the notes or any interest in the notes will be deemed to have represented by its purchase and holding of them that it is not subject to the foregoing limitation.

Accordingly, the issuing entity suggests that prospective employee benefit plan investors, whether or not subject to ERISA or Section 4975 of the Code, consult with their own legal and other advisors concerning the impact of ERISA and the Code and, particularly in the case of employee benefit plans not subject to ERISA, any additional U.S. state and local law or non-U.S. law considerations, as applicable.

Back to Contents

ENFORCEMENT OF FOREIGN JUDGMENTS IN JERSEY OR ENGLAND AND WALES

The MTN issuing entity is incorporated with limited liability in England and Wales under the Companies Act 1985 and the issuing entity and the Receivables Trustee in Jersey under the Companies (Jersey) Law 1991, as amended. Any final and conclusive judgment of either a New York state or United States Federal court that has jurisdiction recognised by England and Wales regarding obligations of the issuing entity for the notes, which is for a debt or a fixed sum of money and which has not been stayed or fully satisfied, can be enforced by action against the issuing entity in the courts of England and Wales without reexamining the merits of the issues determined by the proceedings unless:

(i)	the proceedings in New York state or the United States Federal court involved a denial of the principles of natural justice;

(ii)	the judgment goes against the public policy of England and Wales;

(iii)	the judgment was obtained by fraud, duress or was based on a clear mistake of fact;

(iv)	the judgment is a penal or revenue judgment; or

(v)	there has been an earlier judgment in another court between the same parties on the same issues as are dealt within the judgment to be enforced.

A judgment by a court may be sometimes given in pounds sterling. The issuing entity expressly submits to the jurisdiction of New York state and the United States Federal courts sitting in the Borough of Manhattan in the City of New York for the purpose of any suit, action or proceedings arising out of this offering. The following parties have been appointed to receive legal documents for the issuing entity and the originator, servicer and trust cash manager.

(i)	for the issuing entity:

CT Corporation Systems 111 Eighth Avenue New York, NY 10011 +1 212 590 9009

(ii)	for the originator, servicer and trust cash manager:

Office of the General Counsel Barclays Capital Inc. 200 Park Avenue New York, New York 10166 +1 212 412 1392

Most of the directors of the issuing entity and some of the experts named in this base prospectus live outside the United States. Additionally, some or all of the underwriters may be domiciled outside the United States. Most of their assets are located outside the United States. Because of this, the holders of the notes may not be able to effect service of process on them or to enforce judgments obtained in United States courts predicated upon the civil liability provisions of the Federal securities laws of the United States against them. The issuing entity has been advised by its English counsel, Clifford Chance LLP, and by its Jersey counsel, Bedell Cristin that because of this, the holders of the notes may not be able to enforce in England and Wales or Jersey, in original actions or in actions for enforcement of judgments of United States courts, civil liabilities based on the Federal securities laws of the United States.

Back to Contents

PLAN OF DISTRIBUTION

On [•] the issuing entity entered into a programme dealer agreement with, among others, Barclays Bank PLC in its capacity as underwriter and arranger and Barclays Capital Inc. in its capacity as underwriter together with any other underwriter that may in the future become a party to the programme dealer agreement as provided therein in connection with the distribution of notes issued under the programme. The programme dealer agreement does not impose any obligation on the underwriters to purchase, or on the issuing entity to issue, any notes, but provides the general terms and conditions under which the issuing entity and one or more underwriters may agree to the issuance by the former and the purchase by the latter of one or more series of notes, in accordance with one or more series subscription agreements based on forms set out in the programme dealer agreement or such other form as may be agreed between the issuing entity and the relevant underwriter or underwriters.

In addition, because the provisions of the programme dealer agreement are not exclusive, the issuing entity may offer and sell the notes in any of three ways:

(i)	directly to one or more purchasers;

(ii)	through agents; or

(iii)	through underwriters.

Any underwriter or agent that offers the notes may be an affiliate of the issuing entity and/or Barclays, and offers and sales of notes may include secondary market transactions by these affiliates. These affiliates may act as principal or agent in secondary market transactions. Secondary market transactions will be made at prices related to prevailing market prices at the time of sale.

A prospectus supplement/final terms in relation to this base prospectus will specify the terms of each offering, including:

(i)	the name or names of any underwriters or agents;

(ii)	the public offering or purchase price;

(iii)	the net proceeds to the issuing entity from the sale;

(iv)	any underwriting discounts and other items constituting underwriters’ compensation;

(v)	any discounts and commissions allowed or paid to underwriters;

(vi)	any commissions allowed or paid to agents; and

(vii)	the securities exchanges, if any, on which the notes will be listed.

If any notes are sold through underwriters, the prospectus supplement/final terms will describe the nature of the obligation of the underwriters to purchase the notes. The notes may be offered to the public either through syndicates represented by one or more underwriters or directly by one or more firms acting alone. The underwriter or underwriters for a particular offering of notes will be named in the prospectus supplement/final terms relating to that offering, and, if a syndicate is used, the managing underwriter or underwriters will be set forth on the cover of the prospectus supplement/final terms. Unless otherwise described in the prospectus supplement/final terms, the obligation of the underwriters to purchase any notes will be subject to various conditions precedent.

The prospectus supplement/final terms for any notes offered other than through underwriters will contain information regarding the nature of the offering and any agreements to be entered into between the issuing entity and the participants in the distribution of the notes.

Underwriter trading may take place in some of the notes, including notes not listed on any securities exchange. Direct sales may be made on a national securities exchange or otherwise. If the issuing entity, directly or through agents, solicits offers to purchase notes, the issuing entity reserves the sole right to accept and, together with its agents, to reject in whole or in part any proposed purchase of notes.

Back to Contents

The issuing entity may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to underwriters. If indicated in a prospectus supplement/final terms in relation to this base prospectus, the issuing entity will authorise underwriters or agents to solicit offers by certain institutions to purchase securities from the issuing entity pursuant to delayed delivery contracts providing for payment and delivery at a future date.

Purchasers of notes, including underwriters, may, depending on the facts and circumstances of the purchases, be deemed to be “Underwriters” within the meaning of the Securities Act in connection with reoffers and sales of the notes by them. Noteholders should consult with their legal advisors in this regard prior to any reoffer or sale.

Underwriters and agents participating in the distribution of the securities, and their controlling persons, may engage in transactions with and perform services for the sponsor, the issuing entity or their affiliates in the ordinary course of business.

Barclaycard will be the sponsor, originator beneficiary and servicer.

United Kingdom

Each underwriter has represented and agreed with the issuing entity that:

(i)	it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000, called the “FSMA” with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom; and

(ii)	it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, any invitation or inducement to engage in investment activity — within the meaning of Section 21 of the FSMA — received by it in connection with the issue or sale of the notes, in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity.

Jersey

The notes may not be:

(i)	offered to, sold to or purchased by persons resident for income tax purposes in Jersey other than financial institutions in the normal course of business; and

(ii)	transferred to a person resident for income tax purposes in Jersey (other than a financial institution in the normal course of business) unless the Registrar of the notes is satisfied that the beneficial owner thereof is not resident in Jersey for income tax purposes.

Each underwriter has acknowledged its cognisance of the terms of the consent issued to the issuing entity pursuant to Article 5 of the Companies (General Provisions) (Jersey) Order 2002 (the “GPO Consent”) relating to the base prospectus and each prospectus supplement/final terms and their circulation and acknowledged that prior to the issuance of such GPO consent and compliance with its terms its has not been provided with any prospectus (as defined in any applicable securities legislation) or any similar document in connection with its subscription for the notes which has been approved or authorised for circulation by the issuing entity.

Each underwriter has represented, warranted and agreed that:

(i)	it is not a resident of Jersey, Channel Islands for income tax purposes;

(ii)	it is financially sophisticated investor who is capable of evaluating the merits and risk of such investment and who has sufficient resources to be able to bear any losses which may result from such investment in the notes; and

(iii)	it will not knowingly transfer the notes to any person who is not a financially sophisticated investor capable of evaluating the merits and risks of such investment and who has sufficient resources to be able to bear any losses which may result from such investment in the notes or to any person it knows to be a resident of Jersey, Channel Islands for income tax purposes (other than a financial institution acting in the ordinary course of its business).

Back to Contents

General

The underwriters have represented and agreed that they have complied and will comply with all applicable laws and regulations in force in any jurisdiction in which they purchase, offer, sell or deliver notes or possess them or distribute the base prospectus and will obtain any consent, approval or permission required by them for the purchase, offer, sale or delivery by them of notes under the laws and regulations in force in any jurisdiction to which they are subject or in which they make such purchases, offers, sales or deliveries and the issuing entity shall have no responsibility for them. Furthermore, they will not directly or indirectly offer, sell or deliver any notes or distribute or publish any prospectus, form of application, offering circular, advertisement or other offering material except under circumstances that will, to the best of their knowledge and belief, result in compliance with any applicable laws and regulations, and all offers, sales and deliveries of notes by them will be made on the same terms.

The underwriters have agreed that no invitation may be made to the public in Jersey to subscribe for the notes.

Neither the issuing entity nor the underwriters represent that notes may at any time lawfully be sold in compliance with any application registration or other requirements in any jurisdiction, or pursuant to any exemption available thereunder, or assume any responsibility for facilitating such sale.

With regard to each issue of notes, the underwriters will be required to comply with such other additional or modified restrictions, if any, as the issuing entity and the underwriters shall agree.

The underwriters will, unless prohibited by applicable law, furnish to each person to whom they offer or sell notes a copy of the base prospectus and prospectus supplement/final terms as then amended or supplemented or, unless delivery of the prospectus is required by applicable law, inform each such person that copies will be made available upon request. The underwriters are not authorised to give any information or to make any representation not contained in the prospectus in connection with the offer and sale of notes to which the prospectus relates.

Barclays Bank PLC and Barclays Capital Inc. may act as principal or agent in offers and sales related to marketmaking transactions in the notes. These sales will be made at prices relating to prevailing market prices at the time of sale. Neither Barclays Bank PLC nor Barclays Capital Inc. has an obligation to make a market in the notes, and any marketmaking may be discontinued at any time without notice.

For the avoidance of doubt, Barclays Capital is the same legal entity as Barclays Bank PLC.

Barclays Bank PLC will be the initial originator, the servicer, the cash manager for the receivables trust and the medium term note certificate, the originator beneficiary and excess interest beneficiary and, if specified in the relevant prospectus supplement/final terms, the swap counterparty.

Selling Restrictions

Selling restrictions may be supplemented or modified with the agreement of the issuing entity. Any such supplement or modification will be set out in the relevant prospectus supplement/final terms and the relevant series subscription agreement.

Back to Contents

RATINGS OF THE NOTES

It is a condition to issuing the class A notes that they be rated in the highest rating category by two internationally recognised rating agencies.

It is a condition to issuing the class B notes that they be rated at least “A” or its equivalent by two internationally recognised rating agencies.

It is a condition to issuing the class C notes that they be rated at least “BBB” or its equivalent by two internationally recognised rating agencies.

It is a condition to issuing the class D notes that they be rated at least “BB” or its equivalent by two internationally recognised rating agencies.

Any rating of your notes by a rating agency will indicate:

(i)	its view on the likelihood that you will receive timely interest payments and principal payments by the relevant termination date; and

(ii)	its evaluation of the receivables and the availability of the credit enhancement for your notes.

What a rating will not indicate is:

(i)	the likelihood that principal payments will be paid on a Series Scheduled Redemption Date before the relevant termination date;

(ii)	the likelihood that a Pay Out Event will occur;

(iii)	the likelihood that a withholding tax will be imposed on Noteholders;

(iv)	the marketability of your notes;

(v)	the market price of your notes; or

(vi)	whether your notes are an appropriate investment for you.

A rating will not be a recommendation to buy, sell or hold the notes. A rating may be lowered or withdrawn at any time.

The issuing entity will request a rating of the notes from two internationally recognized rating agencies. Rating agencies other than those requested could assign a rating to the notes, and their rating could be lower than any rating assigned by a rating agency chosen by the issuing entity.

Back to Contents

LEGAL MATTERS

Matters of English law relating to the validity of the issuance of the notes and certain matters of United Kingdom tax law relating to the notes will be passed upon for the issuing entity by Clifford Chance LLP, London, England. Clifford Chance US LLP will act as special US tax counsel to the issuing entity. Bedell Cristin will act as special Jersey tax counsel to the issuing entity. Weil, Gotshal & Manges will act as counsel to the underwriters with respect to the offering of the notes pursuant to this base prospectus.

Back to Contents

REPORTS TO NOTEHOLDERS

The servicer will prepare monthly and annual reports that will contain information about the notes. With respect to any series of notes issued under the programme, which, as set forth in the prospectus supplement/final terms attached to this base prospectus, are to be offered and sold in the United States pursuant to an effective registration statement under the Securities Act, if required by the Exchange Act and the rules and regulations of the SEC thereunder, these monthly reports will be filed with the SEC and available to the public on the SEC internet site (http://www.sec.gov). No reports will be sent to you.

Back to Contents

LISTING AND GENERAL INFORMATION

We have made an application (i) to the UKLA to admit the notes to the Official List and (ii) to the London Stock Exchange to admit the notes to trading on the Regulated Market of the London Stock Exchange. The listing of the notes on the Regulated Market of the London Stock Exchange will be expressed as a percentage of their principal amount (exclusive of accrued interest). Each class of each series of notes intended to be admitted to listing on the Official List of the UKLA and admitted to trading on the Regulated Market of the London Stock Exchange will be so admitted to listing and trading upon submission to the UKLA and the Regulated Market of the London Stock Exchange of this base prospectus and any other information required by the UKLA and the Regulated Market of the London Stock Exchange, subject in each case to the issue of the relevant notes. Prior to official listing, dealings will be permitted by the Regulated Market of the London Stock Exchange in accordance with its rules. Transactions will normally be effected for delivery on the third working day in London after the day of the transaction.

However, notes may be issued pursuant to the programme which will not be admitted to listing, trading and/or quotation by the UKLA or the Regulated Market of the London Stock Exchange or any other listing authority, stock exchange and/or quotation system or which will be admitted to listing, trading and/or quotation by such listing authority, stock exchange and/or quotation system as the issuing entity and the relevant underwriter(s) may agree.

The establishment of the programme was authorised by board resolutions of the issuing entity passed on or about 19 September 2007. The issuing entity has obtained or will obtain from time to time all necessary consents, approvals and authorisations in connection with the issue and performance of the notes.

A copy of this base prospectus has been delivered to the Registrar of Companies in accordance with Article 5 of the Companies (General Provisions) (Jersey) Order 2002 and he has given, and has not withdrawn, his consent to its circulation.

The Jersey Financial Services Commission has given, and has not withdrawn, its consent under Article 4 of the Control of Borrowing (Jersey) Order 1958 to the issue of the notes.

It must be distinctly understood that, in giving these consents, neither the Registrar of Companies nor the Jersey Financial Services Commission takes any responsibility for the financial soundness of the issuing entity or for the correctness of any statements made, or opinions expressed, with regard to it.

If you are in any doubt about the contents of this base prospectus you should consult your stockbroker, bank manager, solicitor, accountant or other financial adviser.

It should be remembered that the price of securities and the income from them can go down as well as up.

Application will be made for the notes to be accepted for clearance through Euroclear, Clearstream and DTC. The appropriate common code and the International Securities Identification Number (“ISIN/CUSIP”) in relation to the notes and medium term note certificate of each series will be specified in the prospectus supplement/final terms relating thereto. The relevant prospectus supplement/final terms shall specify any other clearing system as shall have accepted the relevant notes for clearance together with any further appropriate information.

The trust cash manager’s functions include producing the monthly investor reports required by the series supplement. With respect to any series of notes issued under the programme and offered and sold in the United States pursuant to an effective registration statement under the Securities Act, if required by the Exchange Act and the rules and regulations of the SEC thereunder, these monthly investor reports will be filed with the SEC and available to the public on the SEC internet site (http://www.sec.gov).

The issuing entity confirms that the securitised assets backing the issue of this series of notes have characteristics that demonstrate capacity to produce funds to service any payments due and payable on this series of notes. However, investors are advised that this confirmation is based on the information available to the issuing entity at the date of the prospectus and the relevant final terms and may be affected by future performance of such securitised assets. Consequently, investors are advised to review carefully the disclosure in the prospectus together with any amendments or supplements thereto and other

Back to Contents

documents incorporated by reference in the prospectus and, in relation to any series, the relevant final terms.

The MTN issuing entity confirms that the securitised assets backing the issue of this series of medium term note certificates have characteristics that demonstrate capacity to produce funds to service any payments due and payable on this series of medium term note certificates. However, investors are advised that this confirmation is based on the information available to the MTN issuing entity at the date of the prospectus and the relevant final terms and may be affected by future performance of such securitised assets. Consequently, investors are advised to review carefully the disclosure in the prospectus together with any amendments or supplements thereto and other documents incorporated by reference in the prospectus and, in relation to any series, the relevant final terms.

Barclaycard Funding PLC has produced financial statements for year ended 31 December 2005 and the year ended 31 December 2006 which have been prepared in accordance with IFRS. Pursuant to section 228(1)(b) of the Companies Act 1985, these financial statements are nonconsolidated financial statements of Barclaycard Funding PLC.

Litigation and Change in Circumstances

There are no, nor since the issuing entity’s incorporation on 7 September 2007 have there been any, governmental, legal or arbitration proceedings (including any such proceedings which are pending or threatened of which the issuing entity is aware) which may have, or have had a significant effect on the issuing entity’s financial position or profitability.

There are no, nor since the MTN issuing entity’s incorporation on 13 August 1990 have there been any, governmental, legal or arbitration proceedings (including any such proceedings which are pending or threatened of which the MTN issuing entity is aware) which may have, or have had since 31 December 2006, a significant effect on the MTN issuing entity’s financial position or profitability.

Significant or Material Change

There has been (i) no significant change in the financial or trading position of the issuing entity and (ii) no material adverse change in the financial position or prospects of the issuing entity, since the issuing entity’s date of incorporation on 7 September 2007.

There has been (i) no significant change in the financial or trading position of the MTN issuing entity and (ii) no material adverse change in the financial position or prospects of the MTN issuing entity, since 31 December 2006.

There has been (i) no significant change in the financial or trading position of the receivables trustee and (ii) no material adverse change in the financial position or prospects of the receivables trustee, since 29 September 1999.

Documents Available for Inspection

For so long as this base prospectus is in effect, copies and, where appropriate, English translations of the following documents may be inspected at the specified office of the principal paying agent and at the registered office of the issuing entity during usual business hours on any weekday, apart from Saturdays, Sundays and public holidays, by electronic means:

(i)	master definitions schedule;

(ii)	Receivables Securitisation Agreement;

(iii)	declaration of trust and trust cash management agreement;

(iv)	the current base prospectus in relation to the programme, together with any amendments;

(v)	any prospectus supplement/final terms relating to notes which are admitted to listing, trading and/or quotation by any listing authority, stock exchange and/or quotation system. (In the case of any notes which are not admitted to listing, trading and/or quotation by any listing authority, stock exchange and/or quotation system, copies of the relevant prospectus supplement/final terms will only be available for inspection by the relevant Noteholders);

Back to Contents

(vi)	form of series supplement to declaration of trust and trust cash management;

(vii)	beneficiaries servicing agreement;

(viii)	Agreement Between Beneficiaries;

(ix)	trust section 75 indemnity;

(x)	security trust deed and MTN cash management agreement;

(xi)	form of series supplement to security trust deed and MTN cash management agreement;

(xii)	Indemnity Agreement;

(xiii)	the forms of Swap Agreements;

(xiv)	programme dealer agreement (including the form of subscription agreement);

(xv)	paying agency and agent bank agreement;

(xvi)	note trust deed;

(xvii)	form of series note trust deed supplement;

(xviii)	master framework agreement;

(xix)	form of pledge agreement;

(xx)	form of class A Global Note Certificate;

(xxi)	form of class B Global Note Certificate;

(xxii)	form of class C Global Note Certificate;

(xxiii)	form of class D Global Note Certificate;

(xxiv)	form of class A Individual Note Certificate;

(xxv)	form of class B Individual Note Certificate;

(xxvi)	form of class C Individual Note Certificate;

(xxvii)	form of class D Individual Note Certificate;

(xxviii)	memorandum and articles of association of the issuing entity;

(xxix)	memorandum and articles of association of the MTN issuing entity;

(xxx)	memorandum and articles of association of the receivables trustee;

(xxxi)	audited financial statements of the MTN issuing entity for each of the two years preceding the publication of this base prospectus;

(xxxii)	U.S. tax opinion of Clifford Chance US LLP;

(xxxiii)	supplement to the beneficiaries servicing agreement; and

(xxxiv)	Indemnity Agreement.

Back to Contents

INDEX OF APPENDICES

     The appendices are an integral part of this base prospectus.
Page

A Form of Prospectus Supplement/Final Terms (for use in connection with offerings under the programme other than offerings in the United States pursuant to an effective registration statement under the Securities Act).	206
B Form of Prospectus Supplement/Final Terms (for use in connection with offerings under the programme taking place in the United States pursuant to an effective registration statement under the Securities Act).	237
C Index of Defined Terms	269

Back to Contents

Appendix A

APPENDIX A
FORM OF PROSPECTUS SUPPLEMENT/FINAL TERMS

(For use in connection with offerings under the programme other than offerings in the United States pursuant to an effective registration statement under the Securities Act).

     PROSPECTUS SUPPLEMENT/FINAL TERMS DATED •
     (to the base prospectus Dated [•], 2008)

GRACECHURCH CARD PROGRAMME FUNDING LIMITED

issuing entity

(incorporated in Jersey, Channel Islands with limited liability under registered number 98638)

Issue of $€£•,000,000 principal amount of series 200•-•, class A notes

$€£•,000,000 principal amount of series 200•-•, class B notes

$€£•,000,000 principal amount of series 200•-•, class C notes

$€£•,000,000 principal amount of series 200•-•, class D notes under the $[•] Gracechurch Card Programme Funding Limited medium term note programme
(ultimately backed by trust property in the receivables trust)

Barclays Bank PLC
sponsor, originator, trust cash manager and servicer
Barclaycard Funding PLC
depositor and MTN issuing entity

The issuing entity will issue	class A notes		class B notes		class C notes		class D notes
Principal Amount	•,000,000		•,000,000		•,000,000		•,000,000
Interest rate	•		•		•		•
Interest Payment Dates	Each •, beginning on •, 20••		Each •, beginning on •, 20••		Each •, beginning on •, 20••		Each •, beginning on •, 20••
Scheduled Redemption Date	•, 20••		•, 20••		•, 20••		•, 20••
Final Redemption Date	•, 20••		•, 20••		•, 20••		•, 20••
Price to public	• ,000,000 (or •	%)	• ,000,000 (or •	%)	• ,000,000 (or •	%)	• ,000,000 (or •	%)
Underwriting discount or fee	• ,000,000 (or •	%)	• ,000,000 (or •	%)	• ,000,000 (or •	%)	• ,000,000 (or •	%)
Proceeds to Sponsor	• ,000,000 (or •	%)	• ,000,000 (or •	%)	• ,000,000 (or •	%)	• ,000,000 (or •	%)

Payments on the class B notes are subordinated to payments on the class A notes of the same series. Payments on the class C notes are subordinated to payments on the class A and class B notes of the same series. Payments on the class D notes are subordinated to payments on the class A, class B and class C notes of the same series.

Class[es] • will have the benefit of a • swap between the issuing entity and • as swap counterparty.

[The notes have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States, or to or for the account of a U.S. person (as defined in Regulation S under the Securities Act).] [The notes have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States, or to or for the account of a U.S. person (as defined in Regulation S under the Securities Act) except in transactions exempt from, or not subject to, the registration requirements of the Securities Act. Accordingly, the notes are being offered and sold: (i) in the United States, to qualified institutional buyers (as defined in, and in compliance with, Rule 144A under the Securities Act); and (ii) outside the United States, in compliance with Regulation S under the Securities Act).] Neither the United States Securities and

This preliminary prospectus supplement/final terms and the accompanying base prospectus are not a prospectus for the purposes of the prospectus rules of the United Kingdom Financial Services authority but are an advertisement and are subject to amendment and completion. Such a prospectus (the final prospectus supplement/final terms and the accompanying base prospectus) will be published and copies will be available from the registered office of the Issuer. Investors should not subscribe for any securities referred to herein except on the basis of the information in the final prospectus. This preliminary prospectus supplement/final terms and the accompanying base prospectus may not be passed on in the United Kingdom except to investment professionals or other persons in circumstances in which section 21(1) of the financial Services and Markets Act 2000 does not apply to the issuing entity.

Back to Contents

Appendix A

Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus supplement/final terms is truthful or complete. Any representation to the contrary is a criminal offence.

[Insert additional legends as appropriate]

Please review and carefully consider the Risk Factors beginning on page [21] of the base prospectus and any additional Risk Factors on page • of this prospectus supplement/final terms before you purchase any notes.

The ultimate source of payment on the notes will be collections on consumer credit and charge card accounts originated or acquired in the United Kingdom by Barclays Bank PLC acting through its Barclaycard division.

The notes offered in this base prospectus will be obligations of the issuing entity only. They will not be obligations of, nor will they be guaranteed by, any other party, including Barclays Bank PLC in any of its capacities, Barclays Capital, Barclays Capital Inc., Barclaycard Funding PLC, Gracechurch Receivables Trustee Limited or any of their affiliates or advisers, successors or assigns. The issuing entity will only have a limited pool of assets to satisfy its obligations on the notes.

You should read this prospectus supplement/final terms and the base prospectus carefully before you invest. A note is not a deposit and neither the notes nor the underlying receivables are insured or guaranteed by Barclays Bank PLC or by any United Kingdom or United States governmental agency.

Underwriter and Arranger
Barclays Capital

U.S. Distributor
[Barclays Capital Inc.]

Back to Contents

Appendix A

IMPORTANT NOTICES

In the event that any withholding or deduction for any taxes, duties, assessments or government charges of whatever nature is imposed, levied, collected, withheld or assessed on payments of principal or interest in respect of the notes or the coupons by Jersey, the United Kingdom, or any other jurisdiction or any political subdivision or any authority in or of such jurisdiction having power to tax, the issuing entity or the Paying Agents shall make such payments after such withholding or deduction and neither the issuing entity nor the Paying Agents nor any other person will be required to make any additional payments to holders of notes in respect of such withholding or deduction.

This document constitutes a prospectus supplement/final terms for the purposes of Article 5.4 of the prospectus directive and is supplemental to and must be read in conjunction with the base prospectus. Full information on the issuing entity and the offer of the notes is only available on the basis of the combination of this prospectus supplement/final terms and the base prospectus. The base prospectus is available for viewing at [address] and copies may be obtained from [address].

The issuing entity has confirmed to the underwriters named under “Plan of Distribution” below that this prospectus supplement/final terms, when read in conjunction with the base prospectus, contains all information which is (in the context of the programme, the issue, offering and sale of the notes) material; that such information is true and accurate in all material respects and is not misleading in any material respect; that any opinions, predictions or intentions expressed in this prospectus supplement/final terms are honestly held or made and are not misleading in any material respect; that this prospectus supplement/final terms does not omit to state any material fact necessary to make such information, opinions, predictions or intentions (in the context of the programme, the issue and offering and sale of the notes) not misleading in any material respect; and that all proper enquiries have been made to verify the foregoing.

No person has been authorised to give any information or to make any representation not contained in or not consistent with this prospectus supplement/final terms or any other document entered into in relation to the programme or any information supplied by the issuing entity or such other information as is in the public domain and, if given or made, such information or representation should not be relied upon as having been authorised by the issuing entity or any underwriter.

Neither the delivery of this prospectus supplement/final terms nor the offering, sale or delivery of any note shall, in any circumstances, create any implication that the information contained in this prospectus supplement/final terms is true subsequent to the date hereof or the date upon which any future prospectus supplement/final terms (in relation to any future issue of other notes) is produced or that there has been no adverse change, or any event reasonably likely to involve any adverse change, in the condition (financial or otherwise) of the issuing entity since the date thereof or, if later, the date upon which any future prospectus supplement/final terms (in relation to any future issue of other notes) is produced or that any other information supplied in connection with the programme is correct at any time subsequent to the date on which it is supplied or, if different, the date indicated in the document containing the same.

The distribution of this prospectus supplement/final terms and the offering, sale and delivery of the notes in certain jurisdictions may be restricted by law. Persons in possession of the prospectus supplement/final terms are required by the issuing entity and the underwriters to inform themselves about and to observe any such restrictions. For a description of certain restrictions on offers, sales and deliveries of notes and on the distribution of this prospectus supplement/final terms and other offering material relating to the notes, see “Plan of Distribution” in the base prospectus.

Until a date that is 90 days after the date of this prospectus supplement/final terms, all dealers effecting transactions in this series of notes, whether or not participating in this distribution, may be required to deliver the appropriate prospectus supplement/final terms and the base prospectus. This is in addition to the obligation of underwriters to deliver a prospectus supplement/final terms and base prospectus when acting as the underwriter of the notes and with respect of their unsold allotment or subscription.

The maximum aggregate principal amount of notes outstanding at any one time under the programme will not exceed $[•] (and for this purpose, any notes denominated in another currency shall be translated into U.S. dollars at the date of the agreement to issue such notes (calculated in accordance with the provisions of the programme dealer agreement and the relevant series subscription agreement)). The maximum aggregate principal amount of notes which may be outstanding at any one time under the

Back to Contents

Appendix A

programme may be increased from time to time, subject to compliance with the relevant provisions of the programme dealer agreement and the relevant series subscription agreement.

Certain figures included in this prospectus supplement/final terms have been subject to rounding adjustments; accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures which precede them.

The information about the series 200[•]-[•] notes appears in two separate documents: a base prospectus and this prospectus supplement/final terms. The base prospectus provides general information about each series of notes issued under the Gracechurch Card Programme Funding Limited medium term note programme, some of which may not apply to the series 200[•]-[•] notes described in this prospectus supplement/final terms. With respect to the series 200[•]-[•] notes, this prospectus supplement/final terms is the “relevant prospectus supplement/final terms” or the “applicable prospectus supplement/final terms” referred to in the base prospectus.

This prospectus supplement/final terms may be used to offer and sell the series 200[•]-[•] notes only if accompanied by the base prospectus.

This prospectus supplement/final terms supplements, with respect to the series 200[•]-[•] notes, the disclosure in the base prospectus.

You should rely only on the information in this prospectus supplement/final terms and the base prospectus, including information incorporated by reference. We have not authorised anyone to provide you with different information.

AN INVESTMENT IN THE NOTES IS ONLY SUITABLE FOR FINANCIALLY SOPHISTICATED INVESTORS WHO ARE CAPABLE OF EVALUATING THE MERITS AND RISKS OF SUCH INVESTMENT AND WHO HAVE SUFFICIENT RESOURCES TO BE ABLE TO BEAR ANY LOSSES WHICH MAY RESULT FROM SUCH INVESTMENT. IF YOU ARE IN ANY DOUBT ABOUT THE CONTENTS OF THIS BASE PROSPECTUS YOU SHOULD CONSULT YOUR STOCKBROKER, BANK MANAGER, SOLICITOR, ACCOUNTANT OR OTHER FINANCIAL ADVISER.

Back to Contents

Appendix A

Back to Contents

Appendix A

TRANSACTION FEATURES

This prospectus supplement/final terms supplements the disclosure in the base prospectus. The series 200•-• notes will be governed, to the extent not described in this prospectus supplement/final terms, by the applicable provisions of the base prospectus. Unless otherwise indicated, words and expressions defined in the base prospectus shall have the same meanings below.

Class of notes	Initial Principal Balance	$ Equivalent Initial Principal Balance	% of Total

A	$€£•	$•	•
B	$€£•	$•	•
C	$€£•	$•	•
D	$€£•	$•	•

		$•	100%

SERIES OF NOTES ISSUED

Series Number:	Series 200•-•
Class of Notes:	A	B	C	D
Anticipated Ratings:	•	•	•	•
Rating Agencies:	•	•	•	•
Issue Date:	•	•	•	•
Issue Price:	• per cent.	• per cent.	• per cent.	• per cent.
Net Proceeds:	•	•	•	•
Specified Currency:	Class • notes are to be denominated in •	Class • notes are to be denominated in •	Class • notes are to be denominated in •	Class • notes are to be denominated in •
Minimum Denomination:	•	•	•	•
Specified Denomination(s):	•	•	•	•
Subject to Repricing Arrangements:	•	•	•	•
If yes:
Repricing transfer dates:	[Each Interest Payment Date]	[Each Interest Payment Date]	[Each Interest Payment Date]	[Each Interest Payment Date]
Fixed or Floating Designation:	•	•	•	•
Series Scheduled Redemption Date:	•	•	•	•
Final Redemption Date:	•	•	•	•
Initial Rate (if applicable):	•	•	•	•
Margin [Until Repricing transfer date]:	•	•	•	•
LIBOR/EURIBOR	•	•	•	•

Back to Contents

Appendix A

Day Count Fractions:	•	•	•	•
Interest Commencement Date:	•	•	•	•
Floating Rate Commencement Date (if applicable):	•	•	•	•
Interest Payment Dates:	•	•	•	•
First Interest Payment Date:	•	•	•	•
Interest Rate Calculations:	•	•	•	•
Listing:	•	•	•	•
Additional Business Centre:	•	•	•	•
Additional Financial Centre:	•	•	•	•
Additional Interest Margin:	•	•	•	•
Indemnification Amount:	•
[Expenses Loan Amount:]	•
[Expenses Loan Margin:]	•
Additional Details of Related Swap Agreement (if any):	•	•	•	•
Internal Credit Support–Subordination:	•	•	•	•

Back to Contents

Appendix A

Payment Priorities and Allocation of Funds:	Within series 200[*]-[*], amounts received by the issuing entity from the MTN issuing entity will be applied, pre-enforcement of the note trust deed and the relevant series note trust deed supplement, in a manner whereby notes of each class and sub-class will rank pari passu and pro rata among themselves without preference or priority among themselves. However, the class B notes (and every sub-class thereof (if any)) are subordinated in right of payment of interest and principal to the class A notes (and every sub-class thereof (if any)) while the class C notes (and every subclass thereof (if any)) are subordinated in right of payment of interest and principal to the class A notes (and every sub-class thereof (if any)) and the class B notes (and every sub-class thereof (if any)) [while the class D notes (and every subclass thereof (if any)) are subordinated in right of payment of interest and principal to the class A notes (and every sub-class thereof (if any)), the class B notes (and every sub-class thereof (if any)) and the class C notes (and every sub-class thereof (if any))]. Payments due to swap counterparties (if any) will rank pari passu with payments of interest on the notes with payments to a swap counterparty for a swap with respect to the class B notes (and every sub-class thereof) being subordinate in right to the payments to a swap counterparty for a swap with respect to the class A notes (and every sub-class thereof) and with payments to a swap counterparty for a swap with respect to the class C notes (and every sub-class thereof) being subordinate in right to the payments to a swap counterparty for a swap with respect to the class A notes (and every sub-class thereof) and the class B notes (and every sub-class thereof) [and with payments to a swap counterparty for a swap with respect to the class D notes (and every sub-class thereof) being subordinate in right to the payments to a swap counterparty for a swap with respect to the class A notes (and every sub-class thereof), the class B notes (and every sub-class thereof) and the class C notes (and every sub-class thereof)]. Following enforcement of the note trust deed and the relevant series note trust deed supplement, interest and principal in respect of each class of notes will be paid pari passu and pro rata so that the most senior class will have all accrued interest and all principal paid before any subordinated class.

Please see the section entitled “Securitisation Cashflows” on page [92] of the base prospectus.

Clearing and Settlement:	•

Business Day Convention:	•

Estimated total expenses related to admission to trading:	•

[ERISA]:	•

Notes treated as debt or equity for U.S. federal income tax purposes:	•

Required Retained Principal Percentage:	•

Controlled Accumulation Period:	•

Closing Date:	•

Cash Management Fee:	•

Back to Contents

Appendix A

ADDITIONAL RISK FACTORS APPLYING ONLY TO SERIES 200[•]-[•]

Back to Contents

Appendix A

MTN NOTE SUPPORTING SERIES

The series 200•-• notes will be collateralised by the series 200•-• Medium Term Note (the “Related Medium Term Note”) which shall have the following terms as set out in the series 200•-• medium term note supplement.

Designation for the purposes of the security trust deed and MTN cash management agreement:	Series 200•-•

Issuance Date:	•

Initial Principal Amount:	•

Medium Term Note Certificate First Interest Payment Date:	•

Medium Term Note Certificate Interest Payment Date:	•

Medium Term Note Certificate Interest Period:	•

Required Re-investment Amount:	•

Series Scheduled Redemption Date:	•

Series Termination Date:	•

Additional Early Redemption Events:	None/•

Listing:	•

Initial Investor Interest:	•

Class A Initial Investor Interest:	•

Class B Initial Investor Interest:	•

Class C Initial Investor Interest:	•

[Class D Initial Investor Interest:	•]

Medium Term Note Certificate Interest Rate:

Back to Contents

Appendix A

SERIES INVESTOR INTEREST SUPPORTING MEDIUM TERM NOTE

The series 200•-• medium term note will be collateralised by the series 200•-• investor interest (the “Series Investor Interest”) which shall have the following terms as set out in the series 200•-• supplement to the declaration of trust and trust cash management agreement.

Designation for the purposes of the Receivables Trust Deed Supplement:	Series 200•-•

Issuance Date:	•

Initial Principal Amount:	•

First Payment Date:	•

Class A Finance Rate:	•

Class B Finance Rate:	•

Class C Finance Rate:	•

[Class D Finance Rate:	•]

Series Scheduled Redemption Date:	•

Controlled Deposit Amount:	•

Series Termination Date:	•

Additional Early Redemption Events:	None/ •

Series Initial Investor Interest:	£•

Release Date:	•

The Controlled Accumulation Period Commencement Date in respect of series 200•-• investor interest will be the first Business Day of • provided, however, that if on • the Controlled Accumulation Period, its length is determined to be less than 12 months, the Revolving Period may be extended and the start of the Controlled Accumulation Period will be postponed. The Controlled Accumulation Period will, in any event, begin no later than •.

The “Series Cash Reserve Account Percentage” will be determined on each Determination Date by the level of the quarterly excess spread percentage as follows:

Quarterly Excess Spread Percentage	Series Cash Reserve Account Percentage

on a given day is:	on same date will be:
above • per cent.	• per cent.
above • per cent. but equal to or below • per cent.	• per cent.
above • per cent. but equal to or below • per cent	• per cent.
above • per cent. but equal to or below • per cent.	• per cent.
above • per cent. but equal to or below • per cent.	• per cent.
above • per cent. but equal to or below • per cent.	• per cent.
equal to or below • per cent.	• per cent.

After the Series Cash Reserve Account Percentage has been increased above 0 per cent. as specified in the table above, the Series Cash Reserve Account Percentage will remain at that percentage until: (1) either it is further increased to a higher required percentage as specified in the table above, or (2) the date on which the quarterly excess spread percentage has increased to a level above that for the then current Series Cash Reserve Account Percentage. The Series Cash Reserve Account Percentage will be decreased to the appropriate percentage as stated above.

Back to Contents

Appendix A

PARTIES

Lead underwriter(s):	Barclays Bank PLC

Underwriters:	[•]

U.S. Distributor:	[•]

Issuing Entity:	Gracechurch Card Programme Funding Limited.

Note Trustee:	The Bank of New York, acting through its London branch. The Note Trustee’s address, at the date of this prospectus supplement/final terms, is One Canada Square, London E14 5AL, United Kingdom.

Principal Paying Agent and Agent Bank for the Notes:	The Bank of New York, acting through its London branch. The Principal Paying Agent will make payments of interest and principal when due on the notes. The Agent Bank will calculate the interest rates applicable to each class of notes. The Bank of New York’s address in London is One Canada Square, London E14 5AL, United Kingdom.

Registrar and U.S. Paying Agent:	The Bank of New York, acting through its New York branch. The Bank of New York’s address in New York is One Wall Street, New York, New York 10286, United States.

Receivables Trustee:	Gracechurch Receivables Trustee Limited

MTN Issuing Entity, Investor Beneficiary and Depositor:	Barclaycard Funding PLC

Sponsor, Originator and Originator Beneficiary:	Barclays Bank PLC

Servicer:	Barclays Bank PLC

Security Trustee:	The Bank of New York, acting through its London Branch

Swap Counterparty for Series 200[•]-[•]:	•

Series 200[•]-[•] Market Repricing Agent for the Class [•] Notes:	Barclays Capital

Back to Contents

Appendix A

SWAP AGREEMENTS

[Describe name, organisational form and general character of the business of the derivative counterparty.]

[Describe operation and material terms of the derivative agreement, including limits on the timing or amounts of payments or any conditions to payments.]

[Describe any material provisions regarding substitution of the derivative agreement.]

[Based on a reasonable good faith estimate of probable exposure made in substantially the same manner as that used in the sponsor’s internal risk management process in respect of credit card receivables, the significance percentage of the derivative counterparty in respect of the derivative agreement is [less than 10%] [•]%.]

[If the significance percentage of the derivative counterparty in respect of the derivative agreement is 10% or more, but less than 20%, include or incorporate by reference selected financial data complying with Item 1115(b)(1) of Regulation AB in the prospectus supplement.]

[If the significance percentage of the derivative counterparty in respect of the derivative agreement is 20% or more, include or incorporate by reference financial statements complying with Item 1115(b)(2) of Regulation AB.]

Back to Contents

Appendix A

OTHER SERIES OF NOTES AND MEDIUM TERM NOTE CERTIFICATES ISSUED

Notes –– Gracechurch Card Programme Funding Limited and predecessors

The table below sets forth the principal characteristics of the other series previously issued by other issuing entities that are outstanding at the date of this prospectus supplement/final terms, in connection with the receivables trust and the receivables assigned by the originator. For more information with respect to any series, any prospective investor should contact Barclays Capital, 5 The North Colonnade, Canary Wharf, London E14 4BB, United Kingdom, Attention Securitisation Group. Barclaycard will provide, without charge, to any prospective purchaser of the notes, a copy of the disclosure document for any such other publicly-issued series.

Series 05-1
Class	Tranche Size	Interest Rate

Class A	$1,350,000,000	One month U.S.D LIBOR + 0.01%
Class B	$75,000,000	One month U.S.D LIBOR + 0.14%
Class C	$75,000,000	One month U.S.D LIBOR + 0.33%

relevant Issuance Date:	21 June 2005
Scheduled Redemption Date:	15 June 2008
Legal Final Redemption Date:	15 June 2010

Series 05-2
Class	Tranche Size	Interest Rate

Class A	$1,350,000,000	One month U.S.D LIBOR + 0.01%
Class B	$75,000,000	One month U.S.D LIBOR + 0.15%
Class C	$75,000,000	One month U.S.D LIBOR + 0.31%

relevant Issuance Date:	20 September 2005
Scheduled Redemption Date:	15 September 2008
Legal Final Redemption Date:	15 September 2010

Back to Contents

Appendix A

Series 05-3
Class	Tranche Size	Interest Rate

Class A1	€650,000,000	One month EURIBOR + 0.08%
Class A2	£700,000,000	3 Month Sterling LIBOR + 0.08%
Class B1	€72,500,000	3 Month EURIBOR + 0.25%
Class B2	£15,000,000	3 Month Sterling LIBOR + 0.25%
Class C1	€68,000,000	3 Month EURIBOR + 0.45%
Class C2	£18,000,000	3 Month Sterling LIBOR + 0.45%

relevant Issuance Date:	20 October 2005
Scheduled Redemption Date:	15 October 2010
Legal Final Redemption Date:	15 October 2012

Series 05-4
Class	Tranche Size	Interest Rate

Class A	$900,000,000	One month U.S.D LIBOR + 0.01%
Class B	$50,000,000	One month U.S.D LIBOR + 0.15%
Class C	$50,000,000	One month U.S.D LIBOR + 0.28%

relevant Issuance Date:	28 November 2005
Scheduled Redemption Date:	17 November 2008
Legal Final Redemption Date:	15 November 2010

Series 06-1
Class	Principal Balance	Interest Rate

Class A1	€60,000,000	One month EURIBOR + 2.45%
Class A2	£71,500,000	1 Month Sterling LIBOR +2.45%

relevant Issuance Date:	28 September 2006
Scheduled Redemption Date:	15 October 2010
Legal Final Redemption Date:	15 October 2012

Series •
Class	Principal Balance	Interest Rate

Class •	•	•
relevant Issuance Date:	•
Scheduled Redemption Date:	•
Legal Final Redemption Date:	•

Back to Contents

Appendix A

Medium Term Note Certificates – Barclaycard Funding PLC

Series	Issuance Date	Tranche Size	Note Interest Rate currently in effect	Scheduled Redemption Date	Final Redemption Date
05-1	21 June 2005	£824,764,942	three month sterling LIBOR – plus 0.0530%	15 June 2008	15 June 2010

05-2	20 September 2005	£815,239,545	For monthly interest periods up to and including July 2008, the interest rate applicable will be three month sterling LIBOR plus 0.0551%;
			for the interest period commencing in July 2008, the interest rate applicable will be two month sterling LIBOR plus 0.0551%;	15 September 2008	15 September 2010

05-3	20 October 2005	£1,273,702,000	three month sterling LIBOR plus 0.1228%	15 October 2010	15 October 2012

05-4	28 November 2005	£583,600,817	three month sterling LIBOR plus 0.0556%	17 November 2008	15 November 2010

06-1	28 September 2006	£111,890,441	one-month sterling LIBOR plus 2.585%	15 October 2010	15 October 2012

•	•	•	•	•	•

Back to Contents

Appendix A

PORTFOLIO INFORMATION

The following tables show information relating to the historic performance of Eligible Accounts originated using Barclays’ underwriting criteria. The receivables from these accounts will ultimately back the notes and comprise the receivables trust (the “Securitised Portfolio”). All Eligible Receivables arising on designated product lines, as described under “The Receivables – Assignment of Receivables to the Receivables Trustee” in the base prospectus, are included in the Securitised Portfolio.

Static Pool Information

[Static pool information regarding the performance of the receivables in the receivables trust since [•] Quarter 200[•] is being provided through a website at http://[*].]

Receivable Yield Considerations

The following table sets forth the gross revenues from finance charges and fees billed to accounts in the Securitised Portfolio, for each of the years ended •, •, •, •, and • and for the • months ended •. Each table has been provided by Barclaycard and has not been audited. These revenues vary for each account based on the type and volume of activity for each account. The historical yield figures in these tables are calculated on an accrual basis. Collections of receivables included in the receivables trust will be on a cash basis and may not reflect the historical yield experience in the table. For further detail, please see the base prospectus.

Securitised Portfolio Yield

(non percentage amounts are expressed in sterling)

	• Months Ended •	Year Ended

Average Receivables Outstanding(1)	•	•	•	•	•	•
Finance Charges(2)	•	•	•	•	•	•
Fees(2)	•	•	•	•	•	•
Interchange	•	•	•	•	•	•
Yield from Finance Charges(3)	•	•	•	•	•	•
Yield from Fees(3)	•	•	•	•	•	•
Yield from Interchange(3)	•	•	•	•	•	•
Total Yield from Charges, Fees and Interchange(3)

Notes:
(1)	Average receivables outstanding is the average of the month end balances for the period indicated.
(2)	Finance Charges and Fees are comprised of monthly periodic charges and other credit card fees net of adjustments made pursuant to Barclays normal servicing procedures, including removal of incorrect or disputed monthly periodic finance charges.
(3)	Yield percentages for the [•] months ended [•] are presented on an annualised basis.

Back to Contents

Appendix A

Delinquency and Loss Experience

The following tables set forth the delinquency and loss experience of the Securitised Portfolio for each of the periods shown. The Securitised Portfolio includes platinum, gold and classic VISA and MasterCard credit cards and the Premier VISA charge card. The Securitised Portfolio currently does not include the portfolio of credit card accounts acquired by Barclaycard with Barclays PLC’s purchase of Woolwich in October 2000 or the portfolio of credit card accounts purchased from Providian’s U.K. operations in April 2002 or the portfolio of store card accounts purchased from Clydesdale Financial Services in May 2003. Because the economic environment may change, we cannot assure you that the delinquency and loss experience of the Securitised Portfolio will be the same as the historical experience set forth below.

The delinquency statistics are obtained from billing cycle information as opposed to month end positions.

Back to Contents

Appendix A

Delinquency and Loss Experience
Securitised Portfolio

	• Months Ended •		•		•		Year Ended •		•		•

	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables

Receivables Outstanding:	•	•	•	•	•	•	•	•	•	•	•	•
Receivables Delinquent:
Up to 29 days	•	•	•	•	•	•	•	•	•	•	•	•
30-59 days	•	•	•	•	•	•	•	•	•	•	•	•
60-89 days	•	•	•	•	•	•	•	•	•	•	•	•
90-119 days	•	•	•	•	•	•	•	•	•	•	•	•
120-149 days	•	•	•	•	•	•	•	•	•	•	•	•
150-179 days	•	•	•	•	•	•	•	•	•	•	•	•
180 days or more	•	•	•	•	•	•	•	•	•	•	•	•
Total 30 days or more Delinquent	•	•	•	•	•	•	•	•	•	•	•	•

Note:

Note 1 Receivable delinquent balances are as at the latest billing date before the dates shown. The percentages are computed as a percentage of receivables as at the dates shown.
Note 2 Includes accounts on repayment programmes
[Discussion of information presented in table to follow]

Back to Contents

Appendix A

Net Charge-Off Experience
Securitised Portfolio

	• Months Ended •		•		•		Year Ended •		•		•

	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables

Average Receivables Outstanding(1)(4)	•	•	•	•	•	•	•	•	•	•	•	•
Total Gross Charge-Offs(2)(4)	•	•	•	•	•	•	•	•	•	•	•	•
Recoveries(3)(4)	•	•	•	•	•	•	•	•	•	•	•	•
Total Net Charge-Offs(4)	•	•	•	•	•	•	•	•	•	•	•	•
Total Net Charge-Offs as a percentage of Average Receivables Outstanding(4)	•	•	•	•	•	•	•	•	•	•	•	•

Notes:
(1)	Average receivables outstanding is the average of the month end balances during the period indicated.
(2)	Total gross charge-offs are total principal and fee charge-offs before recoveries and do not include the amount of any reductions in average receivables outstanding due to fraud, returned goods, customer disputes or other miscellaneous credit adjustments. See “The Receivables” in the accompanying base prospectus.
(3)	Recoveries are payments received in respect of principal and fee amounts on accounts which have been previously written off.
(4)	All percentages shown above are annualised.

[Discussion of information presented in table to follow]

Back to Contents

Appendix A

Maturity Assumptions

The following table sets forth the highest and lowest cardholder monthly payment rates for the Securitised Portfolio during any month in the periods shown and the average cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of total opening monthly receivables outstanding during the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the related credit card accounts.

Cardholder Monthly Payment Rates Securitised Portfolio

	• Months Ended •		•		•		Year Ended •		•		•

	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables

Lowest	•	•	•	•	•	•	•	•	•	•	•	•
Highest Month	•	•	•	•	•	•	•	•	•	•	•	•
Monthly Average	•	•	•	•	•	•	•	•	•	•	•	•

For further information, please see “Maturity Assumptions” in the base prospectus.

Back to Contents

Appendix A

The following tables summarise the Securitised Portfolio by various criteria as of the billing dates of accounts in the month ending on [•]. Each table has been provided by Barclays Bank PLC and has not been audited. Because the future composition of the Securitised Portfolio may change over time, these tables are not necessarily indicative of the composition of the Securitised Portfolio at any time subsequent to •.

For an indication of the credit quality of the cardholders whose receivables are included in the Securitised Portfolio, investors may refer to the discussion under “Barclaycard and the Barclaycard Card Portfolio” in the accompanying base prospectus (page [60]), and to the historical performance of the Securitised Portfolio included in this prospectus supplement/final terms and of the historical performance of the Securitised Portfolio available as set forth under “Portfolio Information – Static Pool Information”. In particular, significant indicatives of the credit quality are the accountholders’ payment behaviour summarized in the table “Composition by Payment Behaviour – Securitised Portfolio” (page [229]) and the delinquency profile of the Securitised Portfolio set forth in the tables “Composition by Period of Delinquency – Securitised Portfolio” (page [228]) and “Delinquency and Loss Experience – Securitised Portfolio” (page [224]).

Composition by Account Balance
Securitised Portfolio

Account Balance Range	Total Number of Accounts	Percentage of Total Number of Accounts	Receivables	Percentage of Total Receivables

Credit Balance	•	•%	£•	•%
Nil Balance	•	•%	£•	•%
£0.01 – £5,000.00	•	•%	£•	•%
£5000.01 – £10,000.00	•	•%	£•	•%
£10,000.01 – £15,000.00	•	•%	£•	•%
£15,000.01 – £20,000.00	•	•%	£•	•%
£20,000.01 – £25,000.00	•	•%	£•	•%
£25,000.01 and more	•	•%	£•	•%
TOTAL	•	100.0%	£•	100.0%

Back to Contents

Appendix A

Composition by Credit Limit
Securitised Portfolio

Credit Limit Range	Total Number of Accounts	Percentage of Total Number of Accounts	Receivables	Percentage of Total Receivables

£0 – £500.00	•	•%	£•	•%
£500.01 – £1,000.00	•	•%	£•	•%
£1,000.01 – £1,500.00	•	•%	£•	•%
£1,500.01 – £2,000.00	•	•%	£•	•%
£2,000.01 – £2,500.00	•	•%	£•	•%
£2,500.01 – £3,000.00	•	•%	£•	•%
£3,000.01 – £3,500.00	•	•%	£•	•%
£3,500.01 – £4,000.00	•	•%	£•	•%
£4,000.01 – £4,500.00	•	•%	£•	•%
£4,500.01 – £5,000.00	•	•%	£•	•%
£5,000.01 – £10,000.00	•	•%	£•	•%
£10,000.01 – £15,000.00	•	•%	£•	•%
£15,000.01 – £20,000.00	•	•%	£•	•%
£20,000.01 – £25,000.00	•	•%	£•	•%
£25,000.01 and more	•	•%	£•	•%
TOTAL	•	100.0%	£•	100.0%

Composition by Period of Delinquency
Securitised Portfolio

Period of Delinquency (Days Contractually Delinquent)	Total Number of Accounts	Percentage of Total Number of Accounts	Receivables	Percentage of Total Receivables

Not Delinquent	•	•%	£•	•%
Up to 29 days	•	•%	£•	•%
30-59 days	•	•%	£•	•%
60-89 days	•	•%	£•	•%
90-119 days	•	•%	£•	•%
120-149 days	•	•%	£•	•%
150-179 days	•	•%	£•	•%
180 or more days	•	•%	£•	•%
TOTAL	•	100.0%	£•	100.0%

Back to Contents

Appendix A

Composition by Account Age
Securitised Portfolio

Account Age	Total Number of Accounts	Percentage of Total Number of Accounts	Receivables	Percentage of Total Receivables	Total Number of Accounts with Active Balances	Percentage of Total Number of Accounts with Active Balances

0 – 3 months	•	•%	£•	•%	•	•%
3 – 6 months	•	•%	£•	•%	•	•%
6 – 9 months	•	•%	£•	•%	•	•%
9 – 12 months	•	•%	£•	•%	•	•%
12 – 15 months	•	•%	£•	•%	•	•%
15 – 18 months	•	•%	£•	•%	•	•%
18 – 21 months	•	•%	£•	•%	•	•%
21 – 24 months	•	•%	£•	•%	•	•%
2 – 3 years	•	•%	£•	•%	•	•%
3 – 4 years	•	•%	£•	•%	•	•%
4 – 5 years	•	•%	£•	•%	•	•%
5 – 10 years	•	•%	£•	•%	•	•%
Over 10 years	•	•%	£•	•%	•	•%
TOTAL	•	100.0%	£•	100.0%	•	100.0%

Composition by Payment Behaviour
Securitised Portfolio

Payment Behaviour	Total Number of Accounts	Percentage of Total Number of Accounts	Receivables	Percentage of Total Receivables

Receivables Accounts with minimum payment made	•	•%	£•	•%
Accounts with full payment made	•	•%	£•	•%

Back to Contents

Appendix A

Geographic Distribution of Accounts
Securitised Portfolio

Account Age	Total Number of Accounts	Percentage of Total Number of Accounts	Receivables	Percentage of Total Receivables	Total Number of Accounts with Active Balances	Percentage of Total Number of Accounts with Active Balances

East	•	•%	£•	•%	•	•%
East Midlands	•	•%	£•	•%	•	•%
London	•	•%	£•	•%	•	•%
North East	•	•%	£•	•%	•	•%
North West	•	•%	£•	•%	•	•%
Northern Ireland	•	•%	£•	•%	•	•%
Rest of UK	•	•%	£•	•%	•	•%
Scotland	•	•%	£•	•%	•	•%
South East	•	•%	£•	•%	•	•%
South West	•	•%	£•	•%	•	•%
Wales	•	•%	£•	•%	•	•%
West Midlands	•	•%	£•	•%	•	•%
Yorks & Humb	•	•%	£•	•%	•	•%
Unknown Postcode	•	•%	£•	•%	•	•%
Non-UK	•	•%	£•	•%	•	•%
TOTAL	•	100.0%	£•	100.0%	•	100.0%

Back to Contents

Appendix A

PLAN OF DISTRIBUTION

Names of underwriters:	[Give names]
Stabilising Manager (if any):	[Give names]
Additional Selling Restrictions:	[Give Details]

	Class A	Class B	Class C	Class D

ISIN:	•	•	•	•
Common Code:	•	•	•	•
CUSIP:	•	•	•	•

Subject to the terms and conditions of the programme dealer agreement as supplemented by the relevant subscription agreement for these series 200•-• notes, the issuing entity has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the Principal Amount of these series 200•-• notes set forth opposite its name:

Underwriters	Class A	Class B	Class C	Class D	Aggregate Amount

•	•	•	•	•	•
•	•	•	•	•	•

Total					$

The several underwriters have agreed, subject to the terms and conditions of the programme dealer agreement and the subscription agreement, to purchase all £/€/$• aggregate principal amount of the series 200•-• class A, class B, class C and class D notes if any of such notes are purchased.

After the public offering, the public offering price and other selling terms may be changed by the underwriters.

In connection with the sale of these series 200•-• notes, the underwriters may engage in:

•	over-allotments, in which members of the syndicate selling these series 200•-• notes sell more notes than the issuing entity actually sold to the syndicate, creating a syndicate short position;

•	stabilising transactions, in which purchases and sales of these series 200•-• notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum;

•	syndicate covering transactions, in which members of the selling syndicate purchase these series 200•-• notes in the open market after the distribution has been completed in order to cover syndicate short positions; and

•	penalty bids, by which underwriters reclaim a selling concession from a syndicate member when any of these series 200•-• notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

These stabilising transactions, syndicate covering transactions and penalty bids may cause the price of these series 200•-• to be higher than it would otherwise be. These transactions, if commenced, may be discontinued at any time.

The issuing entity has agreed to indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws.

[The gross proceeds of the issue of the notes will be £/€/$•. The sum of the fees and commissions payable on the issue of the notes is estimated to be •. The fees and commissions payable on the issue of the notes will not be deducted from the gross proceeds of the issue. The issuing entity will use its reasonable endeavours to claim an amount equal to such fees and commissions under the

Back to Contents

Appendix A

Indemnity Agreement such that Barclays Bank PLC shall reimburse the issuing entity for its payment of such fees and commissions. The proceeds of the issue of the notes after exchanging such amounts into sterling pursuant to the relevant swap agreement will be applied by the issuing entity, to purchase the series 200•-• medium term note issued by the MTN issuing entity on the relevant closing date. The net proceeds of the issue of the class A notes will be •, the net proceeds of the class B notes will be •, the net proceeds of the class C notes will be • [and the net proceeds of the class D notes will be •].]

LISTING APPLICATION

This section comprises the prospectus supplement/final terms required to list the issue of notes described herein pursuant to the Gracechurch Card Programme Funding Limited medium term note programme of the issuing entity.

Back to Contents

Appendix A

RESPONSIBILITY

The issuing entity accepts responsibility for the information contained in this prospectus supplement/final terms.

Signed on behalf of the issuing entity:

By: __________

duly authorised

Back to Contents

Appendix A

GENERAL INFORMATION

The admission of the programme to listing on the Official List of the UKLA and to trading on the Regulated Market of the London Stock Exchange took effect on •. The listing of the notes on the Regulated Market of the London Stock Exchange will be expressed as a percentage of their Principal Amount (exclusive of accrued interest). Each class of this series of notes intended to be admitted to listing on the Official List of the UKLA and admitted to trading on the Regulated Market of the London Stock Exchange will be so admitted to listing and trading upon submission to the UKLA and the Regulated Market of the London Stock Exchange of this prospectus supplement/final terms and any other information required by the UKLA and the Regulated Market of the London Stock Exchange, subject in each case to the issue of the relevant notes. Prior to official listing, dealings will be permitted by the Regulated Market of the London Stock Exchange in accordance with its rules. Transactions will normally be effected for delivery on the third working day in London after the day of the transaction.

However, notes may be issued pursuant to the programme which will not be admitted to listing, trading and/or quotation by the UKLA or the Regulated Market of the London Stock Exchange or any other listing authority, stock exchange and/or quotation system or which will be admitted to listing, trading and/or quotation by such listing authority, stock exchange and/or quotation system as the issuing entity and the relevant underwriter(s) may agree.

The issuing entity confirms that the securitised assets backing the issue of this series of notes have characteristics that demonstrate capacity to produce funds to service any payments due and payable on this series of notes. However, investors are advised that this confirmation is based on the information available to the issuing entity at the date of the base prospectus and the relevant prospectus supplement/final terms and may be affected by future performance of such securitised assets.

Consequently, investors are advised to review carefully the disclosure in the base prospectus together with any amendments or supplements thereto and other documents incorporated by reference in the base prospectus and, in relation to any series, the relevant prospectus supplement/final terms.

The issuing entity has approved the issue of these securities by board resolution dated •.

A copy of the base prospectus has been delivered to the Registrar of Companies in accordance with Article 5 of the Companies (General Provisions) (Jersey) Order 2002 and he has given, and has not withdrawn, his consent to its circulation and the circulation of this prospectus supplement/final terms provided that a copy of it will be delivered to the Registrar of Companies within 14 days of the date hereof.

The Jersey Financial Services Commission has given, and has not withdrawn, its consent under Article 4 of the Control of Borrowing (Jersey) Order 1958 to the issue of the notes.

It must be distinctly understood that, in giving these consents, neither the Registrar of Companies nor the Jersey Financial Services Commission takes any responsibility for the financial soundness of the issuing entity or for the correctness of any statements made, or opinions expressed, with regard to it.

If you are in any doubt about the contents of the base prospectus or this prospectus supplement/final terms you should consult your stockbroker, bank manager, solicitor, accountant or other financial adviser.

It should be remembered that the price of securities and the income from them can go down as well as up.

Save as disclosed in this prospectus supplement/final terms, there has been no significant change and no significant new matter has arisen since publication of the base prospectus.

There are no, nor have there been any, governmental, legal or arbitration proceedings (including any such proceedings which are pending or threatened of which the issuing entity is aware) against or affecting the issuing entity or any of its assets or revenues, which may have or have had during the months since the base prospectus was first filed to the date of this prospectus supplement/final terms significant effects on the financial position or profitability of the issuing entity.

There are no, nor have there been any, governmental, legal or arbitration proceedings (including any such proceedings which are pending or threatened of which the MTN issuing entity is aware) against

Back to Contents

Appendix A

or affecting the MTN issuing entity or any of its assets or revenues, which may have or have had during the months since the base prospectus was first filed to the date of this prospectus supplement/final terms significant effects on the financial position or profitability of the MTN issuing entity.

There are no, nor have there been any, governmental, legal or arbitration proceedings (including any such proceedings which are pending or threatened of which the receivables trustee is aware) against or affecting the receivables trustee or any of its assets or revenues, which may have or have had during the months since the base prospectus was first filed to the date of this prospectus supplement/final terms significant effects on the financial position or profitability of the receivables trustee.

There has been no material adverse change in the financial position or prospects of the issuing entity, since the issuing entity’s date of incorporation on 7 September 2007.

The MTN issuing entity has published audited financial statements in respect of the period from 1 January 2006 to 31 December 2006. There has been no material adverse change in the financial position or prospects of the MTN issuing entity, since 31 December 2006.

There has been (i) no significant change in the financial or trading position of the receivables trustee and (ii) no material adverse change in the financial position or prospects of the receivables trustee, since 29 September 1999.

Documents available for inspection

For so long as the base prospectus is in effect, copies and, where appropriate, English translations of the following documents may be inspected at the specified office of the principal paying agent and at the registered office of the issuing entity during usual business hours on any weekday, apart from Saturdays, Sundays and public holidays, by electronic means:

(i)	master definitions schedule;

(ii)	Receivables Securitisation Agreement;

(iii)	declaration of trust and trust cash management agreement;

(iv)	the current base prospectus in relation to the programme, together with any amendments;

(v)	the series [•] prospectus supplement/final terms relating to notes which are admitted to listing, trading and/or quotation by any listing authority, stock exchange and/or quotation system. (In the case of any notes which are not admitted to listing, trading and/or quotation by any listing authority, stock exchange and/or quotation system, copies of the relevant prospectus supplement/final terms will only be available for inspection by the relevant Noteholders);

(vi)	series [•] supplement to declaration of trust and trust cash management;

(vii)	beneficiaries servicing agreement;

(viii)	Agreement Between Beneficiaries;

(ix)	trust section 75 indemnity;

(x)	security trust deed and MTN cash management agreement;

(xi)	series [•] supplement to security trust deed and MTN cash management agreement;

(xii)	Indemnity Agreement;

(xiii)	the Swap Agreements;

(xiv)	programme dealer agreement;

(xv)	subscription agreement [and market repricing agreement];

(xvi)	paying agency and agent bank agreement;

Back to Contents

Appendix A

(xvii)	note trust deed;

(xviii)	series [•] note trust deed supplement;

(xix)	master framework agreement;

(xx)	form of pledge agreement;

(xxi)	form of class A Global Note Certificate;

(xxi)	form of class B Global Note Certificate;

(xxiii)	form of class C Global Note Certificate;

(xxiv)	form of class D Global Note Certificate;

(xxv)	form of class A Individual Note Certificate;

(xxvi)	form of class B Individual Note Certificate;

(xxvii)	form of class C Individual Note Certificate;

(xxviii)	form of class D Individual Note Certificate;

(xxix)	memorandum and articles of association of the issuing entity;

(xxx)	audited financial statements of the issuing entity, if any;

(xxxi)	memorandum and articles of association of the MTN issuing entity;

(xxxii)	memorandum and articles of association of the receivables trustee;

(xxxiii)	audited financial statements of the MTN issuing entity for each of the three years preceding the publication of this base prospectus;

(xxxiv)	U.S. tax opinion of Clifford Chance US LLP;

(xxxv)	supplement to the beneficiaries servicing agreement; and

(xxxvi)	Indemnity Agreement.

Back to Contents

Appendix B

APPENDIX B
FORM OF PROSPECTUS SUPPLEMENT/FINAL TERMS

(For use in connection with offerings under the programme taking place in the United States pursuant to an effective registration statement under the Securities Act).

Subject to completion, dated [ ], 2008

PRELIMINARY PROSPECTUS SUPPLEMENT/FINAL TERMS

(to the base prospectus Dated [•], 2008)

GRACECHURCH CARD PROGRAMME FUNDING LIMITED issuing entity

(incorporated in Jersey, Channel Islands with limited liability under registered number 98638)

Issue of $€£•,000,000 principal amount of series 200•-•, class A notes
$€£•,000,000 principal amount of series 200•-•, class B notes
$€£•,000,000 principal amount of series 200•-•, class C notes
$€£•,000,000 principal amount of series 200•-•, class D notes under the $[•] Gracechurch Card Programme Funding Limited medium term note programme
(ultimately backed by trust property in the receivables trust)

Barclays Bank PLC
sponsor, originator, trust cash manager and servicer
Barclaycard Funding PLC
depositor and MTN issuing entity

The issuing entity will issue	Class A notes		Class B notes		Class C notes		Class D notes
Principal Amount	•,000,000		•,000,000		•,000,000		•,000,000
Interest rate	•		•		•		•
Interest Payment Dates	Each •, beginning on •, 20••		Each •, beginning on •, 20••		Each •, beginning on •, 20••		Each •, beginning on •, 20••
Scheduled Redemption Date	•, 20••		•, 20••		•, 20••		•, 20••
Final Redemption Date	•, 20••		•, 20••		•, 20••		•, 20••
Price to public	• ,000,000 (or •	%)	• ,000,000 (or •	%)	• ,000,000 (or •	%	• ,000,000 (or •	%)
Underwriting discount or fee	• ,000,000 (or •	%)	• ,000,000 (or •	%)	• ,000,000 (or •	%)	• ,000,000 (or •	%)
Proceeds to Sponsor	• ,000,000 (or •	%)	• ,000,000 (or •	%)	• ,000,000 (or •	%)	• ,000,000 (or •	%)

Payments on the class B notes are subordinated to payments on the class A notes of the same series. Payments on the class C notes are subordinated to payments on the class A and class B notes of the same series. Payments on the class D notes are subordinated to payments on the class A, class B and class C notes of the same series.

Class[es] • will have the benefit of a • swap between the issuing entity and • as swap counterparty.

Please review and carefully consider the Risk Factors beginning on page [21] of the base prospectus and any additional Risk Factors on page S-[•] of this prospectus supplement/final terms before you purchase any notes.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus supplement/final terms is truthful or complete. Any representation to the contrary is a criminal offence.

The ultimate source of payment on the notes will be collections on consumer credit and charge card accounts originated or acquired in the United Kingdom by Barclays Bank PLC acting through its Barclaycard division.

The information in this preliminary prospectus supplement/final terms is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus supplement/final terms is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Back to Contents

Appendix B

The notes offered in this base prospectus will be obligations of the issuing entity only. They will not be obligations of, nor will they be guaranteed by, any other party, including Barclays Bank PLC in any of its capacities, Barclays Capital, Barclays Capital Inc., Barclaycard Funding PLC, Gracechurch Receivables Trustee Limited or any of their affiliates or advisers, successors or assigns. The issuing entity will only have a limited pool of assets to satisfy its obligations on the notes.

You should read this prospectus supplement/final terms and the base prospectus carefully before you invest. A note is not a deposit and neither the notes nor the underlying receivables are insured or guaranteed by Barclays Bank PLC or by any United Kingdom or United States governmental agency.

Underwriter and Arranger Barclays Capital

U.S. Distributor [Barclays Capital Inc.]

Back to Contents

Appendix B

IMPORTANT NOTICES

In the event that any withholding or deduction for any taxes, duties, assessments or government charges of whatever nature is imposed, levied, collected, withheld or assessed on payments of principal or interest in respect of the notes or the coupons by Jersey, the United Kingdom, or any other jurisdiction or any political subdivision or any authority in or of such jurisdiction having power to tax, the issuing entity or the Paying Agents shall make such payments after such withholding or deduction and neither the issuing entity nor the Paying Agents nor any other person will be required to make any additional payments to holders of notes in respect of such withholding or deduction.

This document constitutes a prospectus supplement/final terms for the purposes of Article 5.4 of the prospectus directive and is supplemental to and must be read in conjunction with the base prospectus. Full information on the issuing entity and the offer of the notes is only available on the basis of the combination of this prospectus supplement/final terms and the base prospectus. The base prospectus is available for viewing at [address] and copies may be obtained from [address].

The issuing entity has confirmed to the underwriters named under “Plan of Distribution” below that this prospectus supplement/final terms, when read in conjunction with the base prospectus, contains all information which is (in the context of the programme, the issue, offering and sale of the notes) material; that such information is true and accurate in all material respects and is not misleading in any material respect; that any opinions, predictions or intentions expressed in this prospectus supplement/final terms are honestly held or made and are not misleading in any material respect; that this prospectus supplement/final terms does not omit to state any material fact necessary to make such information, opinions, predictions or intentions (in the context of the programme, the issue and offering and sale of the notes) not misleading in any material respect; and that all proper enquiries have been made to verify the foregoing.

No person has been authorised to give any information or to make any representation not contained in or not consistent with this prospectus supplement/final terms or any other document entered into in relation to the programme or any information supplied by the issuing entity or such other information as is in the public domain and, if given or made, such information or representation should not be relied upon as having been authorised by the issuing entity or any underwriter.

Neither the delivery of this prospectus supplement/final terms nor the offering, sale or delivery of any note shall, in any circumstances, create any implication that the information contained in this prospectus supplement/final terms is true subsequent to the date hereof or the date upon which any future prospectus supplement/final terms (in relation to any future issue of other notes) is produced or that there has been no adverse change, or any event reasonably likely to involve any adverse change, in the condition (financial or otherwise) of the issuing entity since the date thereof or, if later, the date upon which any future prospectus supplement/final terms (in relation to any future issue of other notes) is produced or that any other information supplied in connection with the programme is correct at any time subsequent to the date on which it is supplied or, if different, the date indicated in the document containing the same.

The distribution of this prospectus supplement/final terms and the offering, sale and delivery of the notes in certain jurisdictions may be restricted by law. Persons in possession of the prospectus supplement/final terms are required by the issuing entity and the underwriters to inform themselves about and to observe any such restrictions. For a description of certain restrictions on offers, sales and deliveries of notes and on the distribution of this prospectus supplement/final terms and other offering material relating to the notes, see “Plan of Distribution” in the base prospectus.

Until a date that is 90 days after the date of this prospectus supplement/final terms, all dealers effecting transactions in this series of notes, whether or not participating in this distribution, may be required to deliver the appropriate prospectus supplement/final terms and the base prospectus. This is in addition to the obligation of underwriters to deliver a prospectus supplement/final terms and base prospectus when acting as the underwriter of the notes and with respect of their unsold allotment or subscription.

The maximum aggregate principal amount of notes outstanding at any one time under the programme will not exceed $[•] (and for this purpose, any notes denominated in another currency shall be translated into U.S. dollars at the date of the agreement to issue such notes (calculated in accordance with the provisions of the programme dealer agreement and the relevant series subscription agreement)). The maximum aggregate principal amount of notes which may be outstanding at any one time under the programme may be increased

Back to Contents

Appendix B

from time to time, subject to compliance with the relevant provisions of the programme dealer agreement and the relevant series subscription agreement.

Certain figures included in this prospectus supplement/final terms have been subject to rounding adjustments; accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures which precede them.

The information about the series 200[•]-[•] notes appears in two separate documents: a base prospectus and this prospectus supplement/final terms. The base prospectus provides general information about each series of notes issued under the Gracechurch Card Programme Funding Limited medium term note programme, some of which may not apply to the series 200[•]-[•] notes described in this prospectus supplement/final terms. With respect to the series 200[•]-[•] notes, this prospectus supplement/final terms is the “relevant prospectus supplement/final terms” or the “applicable prospectus supplement/final terms” referred to in the base prospectus.

This prospectus supplement/final terms may be used to offer and sell the series 200[•]-[•] notes only if accompanied by the base prospectus.

This prospectus supplement/final terms supplements, with respect to the series 200[•]-[•] notes, the disclosure in the base prospectus.

You should rely only on the information in this prospectus supplement/final terms and the base prospectus, including information incorporated by reference. We have not authorised anyone to provide you with different information.

AN INVESTMENT IN THE NOTES IS ONLY SUITABLE FOR FINANCIALLY SOPHISTICATED INVESTORS WHO ARE CAPABLE OF EVALUATING THE MERITS AND RISKS OF SUCH INVESTMENT AND WHO HAVE SUFFICIENT RESOURCES TO BE ABLE TO BEAR ANY LOSSES WHICH MAY RESULT FROM SUCH INVESTMENT. IF YOU ARE IN ANY DOUBT ABOUT THE CONTENTS OF THIS BASE PROSPECTUS YOU SHOULD CONSULT YOUR STOCKBROKER, BANK MANAGER, SOLICITOR, ACCOUNTANT OR OTHER FINANCIAL ADVISER.

Back to Contents

Appendix B

Back to Contents

Appendix B

TRANSACTION FEATURES

This prospectus supplement/final terms supplements the disclosure in the base prospectus. The series 200•-• notes will be governed, to the extent not described in this prospectus supplement/final terms, by the applicable provisions of the base prospectus. Unless otherwise indicated, words and expressions defined in the base prospectus shall have the same meanings below.

Class of notes	Initial Principal Balance	$ Equivalent Initial Principal Balance	% of Total

A	$€£•	$•	•
B	$€£•	$•	•
C	$€£•	$•	•
D	$€£•	$•	•

		$•	100%

SERIES OF NOTES ISSUED

Series Number:	Series 200•-•
Class of Notes:	A	B	C	D
Anticipated Ratings:	•	•	•	•
Rating Agencies:	•	•	•	•
Issue Date:	•	•	•	•
Issue Price:	• per cent.	• per cent.	• per cent.	• per cent.
Net Proceeds:	•	•	•	•
Specified Currency:	Class A notes are to be denominated in •	Class B notes are to be denominated in •	Class C notes are to be denominated in •	Class D notes are to be denominated in •
Minimum Denomination:	•	•	•	•
Specified Denomination(s):	•	•	•	•
Subject to Repricing Arrangements:	•	•	•	•
If yes: Repricing transfer dates:	[Each Interest Payment Date]	[Each Interest Payment Date]	[Each Interest Payment Date]	[Each Interest Payment Date]
Fixed or Floating Designation:	•	•	•	•
Series Scheduled Redemption Date:	•	•	•	•
Final Redemption Date:	•	•	•	•
Initial Rate (if applicable):	•	•	•	•
Margin [Until Repricing transfer date]:	•	•	•	•
LIBOR/EURIBOR	•	•	•	•

Back to Contents

Appendix B

Day Count Fractions:	•	•	•	•
Interest Commencement Date:	•	•	•	•
Floating Rate Commencement Date (if applicable):	•	•	•	•
Interest Payment Dates:	•	•	•	•
First Interest Payment Date:	•	•	•	•
Interest Rate Calculations:	•	•	•	•
Listing:	•	•	•	•
Additional Business Centre:	•	•	•	•
Additional Financial Centre:	•	•	•	•
Additional Interest Margin:	•	•	•	•
Indemnification Amount:	•
[Expenses Loan Amount:]	•
[Expenses Loan Margin:]	•
Additional Details of Related Swap Agreement (if any):	•	•	•	•
Internal Credit Support - Subordination:	•	•	•	•

Payment Priorities and Allocation of Funds:	Within series 200[*]-[*], amounts received by the issuing entity from the MTN issuing entity will be applied, pre-enforcement of the note trust deed and the relevant series note trust deed supplement, in a manner whereby notes of each class and sub-class will rank pari passu and pro rata among themselves without preference or priority among themselves. However, the class B notes (and every sub-class thereof (if any)) are subordinated in right of payment of interest and principal to the class A notes (and every sub-class thereof (if any)) while the class C notes (and every subclass thereof (if any)) are subordinated in right of payment of interest and principal to the class A notes (and every sub-class thereof (if any)) and the class B notes (and every sub-class thereof (if any)) [while the class D notes (and every subclass thereof (if any)) are subordinated in right of payment of interest and principal to the class A notes (and every sub-class thereof (if any)), the class B notes (and every sub-class thereof (if any)) and the class C notes (and every sub-class thereof (if any))]. Payments due to swap counterparties (if any) will rank pari passu with payments of interest on the notes with payments to a swap counterparty for a swap with respect

Back to Contents

Appendix B

to the class B notes (and every sub-class thereof) being subordinate in right to the payments to a swap counterparty for a swap with respect to the class A notes (and every sub-class thereof) and with payments to a swap counterparty for a swap with respect to the class C notes (and every sub-class thereof) being subordinate in right to the payments to a swap counterparty for a swap with respect to the class A notes (and every sub-class thereof) and the class B notes (and every sub-class thereof) [and with payments to a swap counterparty for a swap with respect to the class D notes (and every sub-class thereof) being subordinate in right to the payments to a swap counterparty for a swap with respect to the class A notes (and every sub-class thereof), the class B notes (and every sub-class thereof) and the class C notes (and every sub-class thereof)]. Following enforcement of the note trust deed and the relevant series note trust deed supplement, interest and principal in respect of each class of notes will be paid pari passu and pro rata so that the most senior class will have all accrued interest and all principal paid before any subordinated class.

Please see the section entitled “Securitisation Cashflows” on page [92] of the base prospectus.

Clearing and Settlement:	•

Business Day Convention:	•

Estimated total expenses related to admission to trading:	•

[ERISA]:	•

Notes treated as debt or equity for U.S. federal income tax purposes:	•

Required Retained Principal Percentage:	•

Controlled Accumulation Period:	•

Closing Date:	•

Cash Management Fee:	•

Back to Contents

Appendix B

ADDITIONAL RISK FACTORS APPLYING ONLY TO SERIES 200[•]-[•]

Back to Contents

Appendix B

MTN NOTE SUPPORTING SERIES

The series 200•-• notes will be collateralised by the series 200•-• Medium Term Note (the “Related Medium Term Note”) which shall have the following terms as set out in the series 200•-• medium term note supplement.

Designation for the purposes of the security trust deed and MTN cash management agreement	Series 200•-•

Issuance Date	•

Initial Principal Amount:	•

Medium Term Note Certificate First Interest Payment Date:	•

Medium Term Note Certificate Interest Payment Date:	•

Medium Term Note Certificate Interest Period:	•

Required Re-investment Amount:	•

Series Scheduled Redemption Date	•

Series Termination Date	•

Additional Early Redemption Events:	None/•

Listing:	•

Initial Investor Interest:	•

Class A Initial Investor Interest:	•

Class B Initial Investor Interest:	•

Class C Initial Investor Interest:	•

[Class D Initial Investor Interest:	•]

Medium Term Note Certificate Interest Rate:

Back to Contents

Appendix B

SERIES INVESTOR INTEREST SUPPORTING MEDIUM TERM NOTE

The series 200•-• medium term note will be collateralised by the series 200•-• investor interest (the “Series Investor Interest”) which shall have the following terms as set out in the series 200•-• supplement to the declaration of trust and trust cash management agreement.

Designation for the purposes of the Receivables Trust Deed Supplement	Series 200•-•

Issuance Date	•

Initial Principal Amount	•

First Payment Date	•

Class A Finance Rate	•

Class B Finance Rate	•

Class C Finance Rate	•

[Class D Finance Rate	•]

Series Scheduled Redemption Date	•

Controlled Deposit Amount	•

Series Termination Date	•

Additional Early Redemption Events	None/ •

Series Initial Investor Interest	£•

Release Date	•

The Controlled Accumulation Period Commencement Date in respect of series 200•-• investor interest will be the first Business Day of • provided, however, that if on • the Controlled Accumulation Period, its length is determined to be less than 12 months, the Revolving Period may be extended and the start of the Controlled Accumulation Period will be postponed. The Controlled Accumulation Period will, in any event, begin no later than •.

The “Series Cash Reserve Account Percentage” will be determined on each Determination Date by the level of the quarterly excess spread percentage as follows:

Quarterly Excess Spread Percentage	Series Cash Reserve Account Percentage

on a given day is on same date will be:
above • per cent.	• per cent.
above • per cent. but equal to or below • per cent.	• per cent.
above • per cent. but equal to or below • per cent	• per cent.
above • per cent. but equal to or below • per cent.	• per cent.
above • per cent. but equal to or below • per cent.	• per cent.
above • per cent. but equal to or below • per cent.	• per cent.
equal to or below • per cent.	• per cent.

After the Series Cash Reserve Account Percentage has been increased above 0 per cent. as specified in the table above, the Series Cash Reserve Account Percentage will remain at that percentage until: (1) either it is further increased to a higher required percentage as specified in the table above, or (2) the date on which the quarterly excess spread percentage has increased to a level above that for the then current Series Cash Reserve Account Percentage. The Series Cash Reserve Account Percentage will be decreased to the appropriate percentage as stated above.

Back to Contents

Appendix B

PARTIES

Lead underwriter(s)	Barclays Bank PLC

Underwriters	[•]

U.S. Distributor	[•]

Issuing Entity	Gracechurch Card Programme Funding Limited.

Note Trustee	The Bank of New York, acting through its London branch. The Note Trustee’s address, at the date of this prospectus supplement/final terms, is One Canada Square, London E14 5AL, United Kingdom.

Principal Paying Agent and Agent Bank for the Notes	The Bank of New York, acting through its London branch. The Principal Paying Agent will make payments of interest and principal when due on the notes. The Agent Bank will calculate the interest rates applicable to each class of notes. The Bank of New York’s address in London is One Canada Square, London E14 5AL, United Kingdom.

Registrar and U.S. Paying Agent	The Bank of New York, acting through its New York branch. The Bank of New York’s address in New York is One Wall Street, New York, New York 10286, United States.

Receivables Trustee	Gracechurch Receivables Trustee Limited

MTN Issuing Entity, Investor Beneficiary and Depositor	Barclaycard Funding PLC

Sponsor, Originator and Originator Beneficiary	Barclays Bank PLC

Servicer	Barclays Bank PLC

Security Trustee	The Bank of New York, acting through its London Branch

Swap Counterparty for Series 200[•]-[•]	•

Series 200[•]-[•] Market Repricing Agent for the Class [•] Notes	Barclays Capital

Back to Contents

Appendix B

SWAP AGREEMENTS

[Describe name, organisational form and general character of the business of the derivative counterparty.]

[Describe operation and material terms of the derivative agreement, including limits on the timing or amounts of payments or any conditions to payments.]

[Describe any material provisions regarding substitution of the derivative agreement.]

[Based on a reasonable good faith estimate of probable exposure made in substantially the same manner as that used in the sponsor’s internal risk management process in respect of credit card receivables, the significance percentage of the derivative counterparty in respect of the derivative agreement is [less than 10%] [•]%.]

[If the significance percentage of the derivative counterparty in respect of the derivative agreement is 10% or more, but less than 20%, include or incorporate by reference selected financial data complying with Item 1115(b)(1) of Regulation AB in the prospectus supplement.]

[If the significance percentage of the derivative counterparty in respect of the derivative agreement is 20% or more, include or incorporate by reference financial statements complying with Item 1115(b)(2) of Regulation AB.]

Back to Contents

Appendix B

OTHER SERIES OF NOTES AND MEDIUM TERM NOTE CERTIFICATES ISSUED

Notes – Gracechurch Card Programme Funding Limited and predecessors

The table below sets forth the principal characteristics of the other series previously issued by other issuing entities that are outstanding at the date of this prospectus supplement/final terms, in connection with the receivables trust and the receivables assigned by the originator. For more information with respect to any series, any prospective investor should contact Barclays Capital, 5 The North Colonnade, Canary Wharf, London E14 4BB, United Kingdom, Attention Securitisation Group. Barclaycard will provide, without charge, to any prospective purchaser of the notes, a copy of the disclosure document for any such other publicly-issued series.

Series 05-1
Class	Tranche Size	Interest Rate

Class A	$1,350,000,000	One month U.S.D LIBOR + 0.01%
Class B	$75,000,000	One month U.S.D LIBOR + 0.14%
Class C	$75,000,000	One month U.S.D LIBOR + 0.33%

relevant Issuance Date	21 June 2005
Scheduled Redemption Date	15 June 2008
Legal Final Redemption Date	15 June 2010

Series 05-2
Class	Tranche Size	Interest Rate

Class A	$1,350,000,000	One month U.S.D LIBOR + 0.01%
Class B	$75,000,000	One month U.S.D LIBOR + 0.15%
Class C	$75,000,000	One month U.S.D LIBOR + 0.31%

relevant Issuance Date	20 September 2005
Scheduled Redemption Date	15 September 2008
Legal Final Redemption Date	15 September 2010

Back to Contents

Appendix B

Series 05-3
Class	Tranche Size	Interest Rate

Class A1	€650,000,000	One month EURIBOR + 0.08%
Class A2	£700,000,000	3 Month Sterling LIBOR + 0.08%
Class B1	€72,500,000	3 Month EURIBOR + 0.25%
Class B2	£15,000,000	3 Month Sterling LIBOR + 0.25%
Class C1	€68,000,000	3 Month EURIBOR + 0.45%
Class C2	£18,000,000	3 Month Sterling LIBOR + 0.45%

relevant Issuance Date	20 October 2005
Scheduled Redemption Date	15 October 2010
Legal Final Redemption Date	15 October 2012

Series 05-4
Class	Tranche Size	Interest Rate

Class A	$900,000,000	One month U.S.D LIBOR + 0.01%
Class B	$50,000,000	One month U.S.D LIBOR + 0.15%
Class C	$50,000,000	One month U.S.D LIBOR + 0.28%

relevant Issuance Date	28 November 2005
Scheduled Redemption Date	17 November 2008
Legal Final Redemption Date	15 November 2010

Series 06-1
Class	Principal Balance	Interest Rate

Class A1	€60,000,000	One month EURIBOR + 2.45%
Class A2	£71,500,000	1 Month Sterling LIBOR +2.45%

relevant Issuance Date	28 September 2006
Scheduled Redemption Date	15 October 2010
Legal Final Redemption Date	15 October 2012

Series •
Class	Principal Balance	Interest Rate

Class •	•	•
relevant Issuance Date	•
Scheduled Redemption Date	•
Legal Final Redemption Date	•

Back to Contents

Appendix B

Medium Term Note Certificates – Barclaycard Funding PLC

Series	Issuance Date	Tranche Size	Note Interest Rate currently in effect	Scheduled Redemption Date	Final Redemption Date

05-1	21 June 2005	£824,764,942	three month sterling LIBOR – plus 0.0530%	15 June 2008	15 June 2010
05-2	20 September 2005	£815,239,545	For monthly interest periods up to and including July 2008, the interest rate applicable will be three month sterling LIBOR plus 0.0551%;
			for the interest period commencing in July 2008, the interest rate applicable will be two month sterling LIBOR plus 0.0551%;	15 September 2008	15 September 2010
05-3	20 October 2005	£1,273,702,000	three month sterling LIBOR plus 0.1228%	15 October 2010	15 October 2012
05-4	28 November 2005	£583,600,817	three month sterling LIBOR plus 0.0556%	17 November 2008	15 November 2010
06-1	28 September 2006	£111,890,441	one-month sterling LIBOR plus 2.585%	15 October 2010	15 October 2012
•	•	•	•	•	•

Back to Contents

Appendix B

PORTFOLIO INFORMATION

The following tables show information relating to the historic performance of Eligible Accounts originated using Barclays’ underwriting criteria. The receivables from these accounts will ultimately back the notes and comprise the receivables trust (the “Securitised Portfolio”). All Eligible Receivables arising on designated product lines, as described under “The Receivables – Assignment of Receivables to the Receivables Trustee” in the base prospectus, are included in the Securitised Portfolio.

Static Pool Information

[Static pool information regarding the performance of the receivables in the receivables trust since [•] Quarter 200[•] is being provided through a website at http://[*].]

Receivable Yield Considerations

The following table sets forth the gross revenues from finance charges and fees billed to accounts in the Securitised Portfolio, for each of the years ended •, •, •, •, and • and for the • months ended •. Each table has been provided by Barclaycard and has not been audited. These revenues vary for each account based on the type and volume of activity for each account. The historical yield figures in these tables are calculated on an accrual basis. Collections of receivables included in the receivables trust will be on a cash basis and may not reflect the historical yield experience in the table. For further detail, please see the base prospectus.

Securitised Portfolio Yield

(non percentage amounts are expressed in sterling)

	• Months Ended •	Year Ended

		•	•	•	•	•

Average Receivables Outstanding(1)(2)	•	•	•	•	•	•
Finance Charges(3)	•	•	•	•	•	•
Fees(3)	•	•	•	•	•	•
Interchange	•	•	•	•	•	•
Yield from Finance Charges(4)	•	•	•	•	•	•
Yield from Fees(4)	•	•	•	•	•	•
Yield from Interchange(4)	•	•	•	•	•	•
Total Yield from Charges, Fees and Interchange(4)

Notes:
(1)	The receivables outstanding on the accounts consist of amounts due from obligors as posted to the accounts as of the date above.
(2)	Average receivables outstanding is the average of the month end balances for the period indicated.
(3)	Finance charges and fees are comprised of monthly periodic charges and other credit card fees net of adjustments made pursuant to Barclays’ normal servicing procedures, including removal of incorrect or disputed monthly periodic finance charges.
(4)	Yield percentages for the • months ending • 200• are presented on an annualised basis.

Back to Contents

Appendix B

Delinquency and Loss Experience

The following tables set forth the delinquency and loss experience of the Securitised Portfolio for each of the periods shown. The Securitised Portfolio includes platinum, gold and classic VISA and MasterCard credit cards and the Premier VISA charge card. The Securitised Portfolio currently does not include the portfolio of credit card accounts acquired by Barclaycard with Barclays PLC’s purchase of Woolwich in October 2000 or the portfolio of credit card accounts purchased from Providian’s U.K. operations in April 2002 or the portfolio of store card accounts purchased from Clydesdale Financial Services in May 2003. Because the economic environment may change, we cannot assure you that the delinquency and loss experience of the Securitised Portfolio will be the same as the historical experience set forth below.

The delinquency statistics are obtained from billing cycle information as opposed to month end positions.

Back to Contents

Appendix B

Delinquency and Loss Experience
Securitised Portfolio

	• Months Ended •		•		•		Year Ended •		•		•

	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables

Up to 29 days	•	•	•	•	•	•	•	•	•	•	•	•
30-59 days	•	•	•	•	•	•	•	•	•	•	•	•
60-89 days	•	•	•	•	•	•	•	•	•	•	•	•
90-119 days	•	•	•	•	•	•	•	•	•	•	•	•
120-149 days	•	•	•	•	•	•	•	•	•	•	•	•
150-179 days	•	•	•	•	•	•	•	•	•	•	•	•
180 days or more	•	•	•	•	•	•	•	•	•	•	•	•
Total 30 days or more Delinquent	•	•	•	•	•	•	•	•	•	•	•	•

Note:
Note 1 Receivable delinquent balances are as at the latest billing date before the dates shown. The percentages are computed as a percentage of receivables as at the dates shown.
Note 2 Includes accounts on repayment programmes
[Discussion of information presented in table to follow]

Back to Contents

Appendix B

Net Charge-Off Experience
Securitised Portfolio

	• Months Ended •		•		•		Year Ended •		•		•

	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables

Average Receivables Outstanding(1)(4)	•	•	•	•	•	•	•	•	•	•	•	•
Total Gross Charge-Offs(2)(4)	•	•	•	•	•	•	•	•	•	•	•	•
Recoveries(3)(4)
Total Net Charge-Offs(4)	•	•	•	•	•	•	•	•	•	•	•	•
Total Net Charge-Offs as a percentage of Average Receivables Outstanding(4)	•	•	•	•	•	•	•	•	•	•	•	•

Notes:
(1)	Average receivables outstanding is the average of the month end balances during the period indicated.
(2)	Total gross charge-offs are total principal and fee charge-offs before recoveries and do not include the amount of any reductions in average receivables outstanding due to fraud, returned goods, customer disputes or other miscellaneous credit adjustments. See “The Receivables” in the accompanying base prospectus.
(3)	Recoveries are payments received in respect of principal and fee amounts on accounts which have been previously written off.
(4)	All percentages shown above are annualised.

[Discussion of information presented in table to follow]

Back to Contents

Appendix B

Maturity Assumptions

The following table sets forth the highest and lowest cardholder monthly payment rates for the Securitised Portfolio during any month in the periods shown and the average cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of total opening monthly receivables outstanding during the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the related credit card accounts.

Cardholder Monthly Payment Rates
Securitised Portfolio

	• Months Ended •		•		•		Year Ended •		•		•

	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables

Lowest	•	•	•	•	•	•	•	•	•	•	•	•
Highest Month	•	•	•	•	•	•	•	•	•	•	•	•
Monthly Average	•	•	•	•	•	•	•	•	•	•	•	•

For further information, please see “Maturity Assumptions” in the base prospectus.

Back to Contents

Appendix B

The following tables summarise the Securitised Portfolio by various criteria as of the billing dates of accounts in the month ending on [•]. Each table has been provided by Barclays Bank PLC and has not been audited. Because the future composition of the Securitised Portfolio may change over time, these tables are not necessarily indicative of the composition of the Securitised Portfolio at any time subsequent to •.

For an indication of the credit quality of the cardholders whose receivables are included in the Securitised Portfolio, investors may refer to the discussion under “Barclaycard and the Barclaycard Card Portfolio” in the accompanying base prospectus (page [60]), and to the historical performance of the Securitised Portfolio included in this prospectus supplement/final terms and of the historical performance of the Securitised Portfolio available as set forth under “Portfolio Information – Static Pool Information”. In particular, significant indicatives of the credit quality are the accountholders’ payment behaviour summarized in the table “Composition by Payment Behaviour – Securitised Portfolio” (page S-[ ]) and the delinquency profile of the Securitised Portfolio set forth in the tables “Composition by Period of Delinquency – Securitised Portfolio” (page S-[ ]) and “Delinquency and Loss Experience – Securitised Portfolio” (page S-[ ]).

Composition by Account Balance
Securitised Portfolio

Account Balance Range	Total Number of Accounts	Percentage of Total Number of Accounts	Receivables	Percentage of Total Receivables

Credit Balance	•	•%	£•	•%
Nil Balance	•	•%	£•	•%
£0.01 – £5,000.00	•	•%	£•	•%
£5000.01 – £10,000.00	•	•%	£•	•%
£10,000.01 – £15,000.00	•	•%	£•	•%
£15,000.01 – £20,000.00	•	•%	£•	•%
£20,000.01 – £25,000.00	•	•%	£•	•%
£25,000.01 and more	•	•%	£•	•%
TOTAL	•	100.0%	£•	100.0%

Back to Contents

Appendix B

Composition by Credit Limit
Securitised Portfolio

Credit Limit Range	Total Number of Accounts	Percentage of Total Number of Accounts	Receivables	Percentage of Total Receivables

£0 – £500.00	•	•%	£•	•%
£500.01 – £1,000.00	•	•%	£•	•%
£1,000.01 – £1,500.00	•	•%	£•	•%
£1,500.01 – £2,000.00	•	•%	£•	•%
£2,000.01 – £2,500.00	•	•%	£•	•%
£2,500.01 – £3,000.00	•	•%	£•	•%
£3,000.01 – £3,500.00	•	•%	£•	•%
£3,500.01 – £4,000.00	•	•%	£•	•%
£4,000.01 – £4,500.00	•	•%	£•	•%
£4,500.01 – £5,000.00	•	•%	£•	•%
£5,000.01 – £10,000.00	•	•%	£•	•%
£10,000.01 – £15,000.00	•	•%	£•	•%
£15,000.01 – £20,000.00	•	•%	£•	•%
£20,000.01 – £25,000.00	•	•%	£•	•%
£25,000.01 and more	•	•%	£•	•%
TOTAL	•	100.0%	£•	100.0%

Composition by Period of Delinquency
Securitised Portfolio

Period of Delinquency (Days Contractually Delinquent)	Total Number of Accounts	Percentage of Total Number of Accounts	Receivables	Percentage of Total Receivables

Not Delinquent	•	•%	£•	•%
Up to 29 days	•	•%	£•	•%
30-59 days	•	•%	£•	•%
60-89 days	•	•%	£•	•%
90-119 days	•	•%	£•	•%
120-149 days	•	•%	£•	•%
150-179 days	•	•%	£•	•%
180 or more days	•	•%	£•	•%
TOTAL	•	100.0%	£•	100.0%

Back to Contents

Appendix B

Composition by Account Age
Securitised Portfolio

Account Age	Total Number of Accounts	Percentage of Total Number of Accounts	Receivables	Percentage of Total Receivables	Total Number of Accounts with Active Balances	Percentage of Total Number of Accounts with Active Balances

0 – 3 months	•	•%	£•	•%	•	•%
3 – 6 months	•	•%	£•	•%	•	•%
6 – 9 months	•	•%	£•	•%	•	•%
9 – 12 months	•	•%	£•	•%	•	•%
12 – 15 months	•	•%	£•	•%	•	•%
15 – 18 months	•	•%	£•	•%	•	•%
18 – 21 months	•	•%	£•	•%	•	•%
21 – 24 months	•	•%	£•	•%	•	•%
2 – 3 years	•	•%	£•	•%	•	•%
3 – 4 years	•	•%	£•	•%	•	•%
4 – 5 years	•	•%	£•	•%	•	•%
5 – 10 years	•	•%	£•	•%	•	•%
Over 10 years	•	•%	£•	•%	•	•%
TOTAL	•	100.0%	£•	100.0%	•	100.0%

Composition by Payment Behaviour
Securitised Portfolio

Payment Behaviour	Total Number of Accounts	Percentage of Total Number of Accounts	Receivables	Percentage of Total Receivables

Receivables Accounts with minimum payment made	•	•%	£•	•%
Accounts with full payment made	•	•%	£•	•%

Back to Contents

Appendix B

Geographic Distribution of Accounts
Securitised Portfolio

Account Age	Total Number of Accounts	Percentage of Total Number of Accounts	Receivables	Percentage of Total Receivables	Total Number of Accounts with Active Balances	Percentage of Total Number of Accounts with Active Balances

East	•	•%	£•	•%	•	•%
East Midlands	•	•%	£•	•%	•	•%
London	•	•%	£•	•%	•	•%
North East	•	•%	£•	•%	•	•%
North West	•	•%	£•	•%	•	•%
Northern Ireland	•	•%	£•	•%	•	•%
Rest of UK	•	•%	£•	•%	•	•%
Scotland	•	•%	£•	•%	•	•%
South East	•	•%	£•	•%	•	•%
South West	•	•%	£•	•%	•	•%
Wales	•	•%	£•	•%	•	•%
West Midlands	•	•%	£•	•%	•	•%
Yorks & Humb	•	•%	£•	•%	•	•%
Unknown Postcode	•	•%	£•	•%	•	•%
Non-UK	•	•%	£•	•%	•	•%
TOTAL	•	100.0%	£•	100.0%	•	100.0%

Back to Contents

Appendix B

PLAN OF DISTRIBUTION

Names of underwriters:	[Give names]
Stabilising Manager (if any):	[Give names]
Additional Selling Restrictions:	[Give Details]

	Class A	Class B	Class C	Class D

ISIN:	•	•	•	•
Common Code:	•	•	•	•
CUSIP:	•	•	•	•

Subject to the terms and conditions of the programme dealer agreement as supplemented by the relevant subscription agreement for these series 200•-• notes, the issuing entity has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the Principal Amount of these series 200•-• notes set forth opposite its name:

Underwriters	Class A	Class B	Class C	Class D	Aggregate Amount

•	•	•	•	•	•
•	•	•	•	•	•

Total					$

The several underwriters have agreed, subject to the terms and conditions of the programme dealer agreement and the subscription agreement, to purchase all £/€/$• aggregate principal amount of the series 200•-• class A, class B, class C and class D notes if any of such notes are purchased.

After the public offering, the public offering price and other selling terms may be changed by the underwriters.

In connection with the sale of these series 200•-• notes, the underwriters may engage in:

•	over-allotments, in which members of the syndicate selling these series 200•-• notes sell more notes than the issuing entity actually sold to the syndicate, creating a syndicate short position;

•	stabilising transactions, in which purchases and sales of these series 200•-• notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum;

•	syndicate covering transactions, in which members of the selling syndicate purchase these series 200•-• notes in the open market after the distribution has been completed in order to cover syndicate short positions; and

•	penalty bids, by which underwriters reclaim a selling concession from a syndicate member when any of these series 200•-• notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

These stabilising transactions, syndicate covering transactions and penalty bids may cause the price of these series 200•-• to be higher than it would otherwise be. These transactions, if commenced, may be discontinued at any time.

The issuing entity has agreed to indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws.

The gross proceeds of the issue of the notes will be £/€/$•. The sum of the fees and commissions payable on the issue of the notes is estimated to be •. The fees and commissions payable on the issue of the notes will not be deducted from the gross proceeds of the issue. The issuing entity will use its reasonable endeavours to claim an amount equal to such fees and commissions under the Indemnity Agreement such that

Back to Contents

Appendix B

Barclays Bank PLC shall reimburse the issuing entity for its payment of such fees and commissions. The proceeds of the issue of the notes after exchanging such amounts into sterling pursuant to the relevant swap agreement will be applied by the issuing entity, to purchase the series 200•-• medium term note issued by the MTN issuing entity on the relevant closing date. The net proceeds of the issue of the class A notes will be •, the net proceeds of the class B notes will be •, the net proceeds of the class C notes will be • and the net proceeds of the class D notes will be •.

Back to Contents

Appendix B

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement for the series 200•-•notes with the SEC. This prospectus supplement/final terms and the accompanying base prospectus are part of the registration statement filed with the SEC, but the registration statement includes additional information that has not been reviewed or approved by the UKLA. The issuing entity will file with the SEC under the name “Gracechurch Card Programme Funding Limited” (CIK: 0001412315) any required distribution and annual SEC reports and other information about the series 200•-• notes (including any material changes that may occur in the solicitation, creditgranting, underwriting, origination, acquisition or pool selection criteria or procedures used to originate, acquire or select new designated accounts).

You may read and copy any reports, statements or other information we file at the SEC’s public reference room at 100 F Street, N.E., in Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC0330 for further information on the operation of the public reference rooms. Our SEC filings also are available to the public on the SEC internet site (http://www.sec.gov).

[To be included if financial information regarding the swap counterparty is incorporated by reference: The SEC allows us to “incorporate by reference” information on file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this base prospectus for SEC purposes only. As a recipient of this base prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the document (unless exhibits are specifically incorporated by reference), at no cost, by writing us at c/o Bedell Trust Company Limited, 26 New Street, St. Helier, Jersey or calling at +44 (0)1534 814814.]

LISTING APPLICATION

This section comprises the prospectus supplement/final terms required to list the issue of notes described herein pursuant to the Gracechurch Card Programme Funding Limited medium term note programme of the issuing entity.

Back to Contents

Appendix B

RESPONSIBILITY

The issuing entity accepts responsibility for the information contained in this prospectus supplement/final terms.

Signed on behalf of the issuing entity:

By:_________________

duly authorised

Back to Contents

Appendix B

GENERAL INFORMATION

The admission of the programme to listing on the Official List of the UKLA and to trading on the Regulated Market of the London Stock Exchange took effect on •. The listing of the notes on the Regulated Market of the London Stock Exchange will be expressed as a percentage of their Principal Amount (exclusive of accrued interest). Each class of this series of notes intended to be admitted to listing on the Official List of the UKLA and admitted to trading on the Regulated Market of the London Stock Exchange will be so admitted to listing and trading upon submission to the UKLA and the Regulated Market of the London Stock Exchange of this prospectus supplement/final terms and any other information required by the UKLA and the Regulated Market of the London Stock Exchange, subject in each case to the issue of the relevant notes. Prior to official listing, dealings will be permitted by the Regulated Market of the London Stock Exchange in accordance with its rules. Transactions will normally be effected for delivery on the third working day in London after the day of the transaction.

However, notes may be issued pursuant to the programme which will not be admitted to listing, trading and/or quotation by the UKLA or the Regulated Market of the London Stock Exchange or any other listing authority, stock exchange and/or quotation system or which will be admitted to listing, trading and/or quotation by such listing authority, stock exchange and/or quotation system as the issuing entity and the relevant underwriter(s) may agree.

The issuing entity confirms that the securitised assets backing the issue of this series of notes have characteristics that demonstrate capacity to produce funds to service any payments due and payable on this series of notes. However, investors are advised that this confirmation is based on the information available to the issuing entity at the date of the base prospectus and the relevant prospectus supplement/final terms and may be affected by future performance of such securitised assets.

Consequently, investors are advised to review carefully the disclosure in the base prospectus together with any amendments or supplements thereto and other documents incorporated by reference in the base prospectus and, in relation to any series, the relevant prospectus supplement/final terms.

The issuing entity has approved the issue of these securities by board resolution dated •.

A copy of the base prospectus has been delivered to the Registrar of Companies in accordance with Article 5 of the Companies (General Provisions) (Jersey) Order 2002 and he has given, and has not withdrawn, his consent to its circulation and the circulation of this prospectus supplement/final terms provided that a copy of it will be delivered to the Registrar of Companies within 14 days of the date hereof.

The Jersey Financial Services Commission has given, and has not withdrawn, its consent under Article 4 of the Control of Borrowing (Jersey) Order 1958 to the issue of the notes.

It must be distinctly understood that, in giving these consents, neither the Registrar of Companies nor the Jersey Financial Services Commission takes any responsibility for the financial soundness of the issuing entity or for the correctness of any statements made, or opinions expressed, with regard to it.

If you are in any doubt about the contents of the base prospectus or this prospectus supplement/final terms you should consult your stockbroker, bank manager, solicitor, accountant or other financial adviser.

It should be remembered that the price of securities and the income from them can go down as well as up.

Save as disclosed in this prospectus supplement/final terms, there has been no significant change and no significant new matter has arisen since publication of the base prospectus.

There are no, nor have there been any, governmental, legal or arbitration proceedings (including any such proceedings which are pending or threatened of which the issuing entity is aware) against or affecting the issuing entity or any of its assets or revenues, which may have or have had during the months since the base prospectus was first filed to the date of this prospectus supplement/final terms significant effects on the financial position or profitability of the issuing entity.

There are no, nor have there been any, governmental, legal or arbitration proceedings (including any such proceedings which are pending or threatened of which the MTN issuing entity is aware) against

Back to Contents

Appendix B

or affecting the MTN issuing entity or any of its assets or revenues, which may have or have had during the months since the base prospectus was first filed to the date of this prospectus supplement/final terms significant effects on the financial position or profitability of the MTN issuing entity.

There are no, nor have there been any, governmental, legal or arbitration proceedings (including any such proceedings which are pending or threatened of which the receivables trustee is aware) against or affecting the receivables trustee or any of its assets or revenues, which may have or have had during the months since the base prospectus was first filed to the date of this prospectus supplement/final terms significant effects on the financial position or profitability of the receivables trustee.

There has been no material adverse change in the financial position or prospects of the issuing entity, since the issuing entity’s date of incorporation on 7 September 2007.

The MTN issuing entity has published audited financial statements in respect of the period from 1 January 2006 to 31 December 2006. There has been no material adverse change in the financial position or prospects of the MTN issuing entity, since 31 December 2006.

There has been (i) no significant change in the financial or trading position of the receivables trustee and (ii) no material adverse change in the financial position or prospects of the receivables trustee, since 29 September 1999.

Documents available for inspection

For so long as the base prospectus is in effect, copies and, where appropriate, English translations of the following documents may be inspected at the specified office of the principal paying agent and at the registered office of the issuing entity during usual business hours on any weekday, apart from Saturdays, Sundays and public holidays, by electronic means:

(i)	master definitions schedule;

(ii)	Receivables Securitisation Agreement;

(iii)	declaration of trust and trust cash management agreement;

(iv)	the current base prospectus in relation to the programme, together with any amendments;

(v)	the series [•] prospectus supplement/final terms relating to notes which are admitted to listing, trading and/or quotation by any listing authority, stock exchange and/or quotation system. (In the case of any notes which are not admitted to listing, trading and/or quotation by any listing authority, stock exchange and/or quotation system, copies of the relevant prospectus supplement/final terms will only be available for inspection by the relevant Noteholders);

(vi)	series [•] supplement to declaration of trust and trust cash management;

(vii)	beneficiaries servicing agreement;

(viii)	Agreement Between Beneficiaries;

(ix)	trust section 75 indemnity;

(x)	security trust deed and MTN cash management agreement;

(xi)	series [•] supplement to security trust deed and MTN cash management agreement;

(xii)	Indemnity Agreement;

(xiii)	the Swap Agreements;

(xiv)	programme dealer agreement;

(xv)	subscription agreement [and market repricing agreement];

(xvi)	paying agency and agent bank agreement;

(xvii)	note trust deed;

Back to Contents

Appendix B

(xviii)	series [•] note trust deed supplement;

(xix)	master framework agreement;

(xx)	form of pledge agreement;

(xxi)	form of class A Global Note Certificate;

(xxi)	form of class B Global Note Certificate;

(xxiii)	form of class C Global Note Certificate;

(xxiv)	form of class D Global Note Certificate;

(xxv)	form of class A Individual Note Certificate;

(xxvi)	form of class B Individual Note Certificate;

(xxvii)	form of class C Individual Note Certificate;

(xxviii)	form of class D Individual Note Certificate;

(xxix)	memorandum and articles of association of the issuing entity;

(xxx)	audited financial statements of the issuing entity, if any;

(xxxi)	memorandum and articles of association of the MTN issuing entity;

(xxxii)	memorandum and articles of association of the receivables trustee;

(xxxiii)	audited financial statements of the MTN issuing entity for each of the three years preceding the publication of this base prospectus;

(xxxiv)	U.S. tax opinion of Clifford Chance US LLP;

(xxxv)	supplement to the beneficiaries servicing agreement; and

(xxxvi)	Indemnity Agreement.

Back to Contents

APPENDIX C
INDEX OF DEFINED TERMS

$44
<1% RPs	63
>1% RPs	63
£44
€44
1983 regulations	27
30/360	139
Account Bank	137
Account Bank Agreements	137
Acquired Interchange	68
Actual/360	139
Actual/365	139
Actual/365 (fixed)	139
Actual/365/366	139
Actual/Actual (ICMA)	138
Actual/Actual (ISDA)	139
Addition Date	64
Additional Accounts	64
Additional Business Centre(s)	137
Additional Financial Centre(s)	137
Additional Interest	164
Additional Interest Margin	137
Adjusted Investor Interest	92
Adjusted Tax Basis	189
Administrator	137
advertisements regulations	27
Agent Bank	136
Aggregate Investor Indemnity Amount	117
aggregate investor interest	9
Agreement Between Beneficiaries	123
agreements regulations	27
Amortisation Period	137
Available Funds	104
Available Investor Principal Collections	92
Available Series Cash Reserve Account Amount	93
Average Principal Receivables	93
Bank Account Operating Agreement	137
Bank Mandate	137
Barclaycard	i, iii
Barclaycard Operating Account	78
Barclaycard Proceeds Account	79
Barclays	iii
base prospectus	iii
Basic Terms Modification	137
Bedell Group Companies	45
beneficial owner	42
BERR	27
book-entry interests	42
book-entry note	13
Business Day	66, 137
Business Day Convention	137
Calculation Agent	138
Calculation Period	93
Cancelled Account	67
Capital Assets	186
capital market arrangement	41

Capital Market Arrangement	179
Cash Management Fee	93
Class	136, 138
Class A	92
Class A Additional Finance Amount	93
Class A Adjusted Investor Interest	93
Class A Debt Amount	93
Class A Deficiency Amount	93
Class A Finance Rate	93
Class A Initial Investor Interest	94
Class A Investor Charge Off	116
Class A Investor ChargeOff	94
Class A Investor Default Amount	115
Class A Investor Interest	94
Class A Monthly Distribution Amount	106
Class A Monthly Finance Amount	94
Class A Monthly Principal Amount	94
Class A Monthly Required Expense Amount	94
Class A Notes	138
Class A Required Amount	94
Class B	92
Class B Additional Finance Amount	95
Class B Adjusted Investor Interest	95
Class B Debt Amount	95
Class B Deficiency Amount	95
Class B Finance Rate	95
Class B Fixed Allocation	95
Class B Floating Allocation	95
Class B Initial Investor Interest	95
Class B Investor Allocation	95
Class B Investor Charge-Off	95, 116
Class B Investor Default Amount	115
Class B Investor Interest	95
Class B Monthly Distribution Amount	105
Class B Monthly Finance Amount	96
Class B Monthly Principal Amount	96
Class B Monthly Required Expense Amount	96
Class B Notes	138
Class B Principal Commencement Date	111
Class B Required Amount	96
Class C	92
Class C Additional Finance Amount	96
Class C Adjusted Investor Interest	96
Class C Debt Amount	96
Class C Deficiency Amount	96
Class C Finance Rate	97
Class C Fixed Allocation	97
Class C Floating Allocation	97
Class C Initial Investor Interest	97
Class C Investor Allocation	97
Class C Investor ChargeOff	97, 117
Class C Investor Default Amount	115
Class C Investor Interest	97
Class C Monthly Distribution Amount	105
Class C Monthly Finance Amount	97
Class C Monthly Principal Amount	98
Class C Monthly Required Expense Amount	98

Back to Contents

Class C Notes	138
Class C Principal Commencement Date	111
Class C Required Amount	98
Class D	92
Class D Additional Finance Amount	98
Class D Adjusted Investor Interest	98
Class D Debt Amount	98
Class D Deficiency Amount	98
Class D Finance Rate	98
Class D Fixed Allocation	98
Class D Floating Allocation	98
Class D Initial Investor Interest	98
Class D Investor Allocation	98
Class D Investor Charge-Off	99, 117
Class D Investor Default Amount	115
Class D Investor Interest	99
Class D Monthly Distribution Amount	106
Class D Monthly Finance Amount	99
Class D Monthly Principal Amount	99
Class D Monthly Required Expense Amount	99
Class D Notes	138
Class D Principal Commencement Date	111
clearing system	12
Clearstream, Luxembourg	130
Closing Date	138
Code	20, 186
Collecting Agent	182
Companion Series	99
Conditions	136
Consumer Credit Act	25
Consumer Credit Act 2006	28
Controlled Accumulation Period	108, 138
Controlled Accumulation Period Commencement Date	113, 138
Controlled Accumulation Period Length	113
Controlled Deposit Amount	108
Counterparty Fault Swap Termination Amount	138
Covered Amount	118
CPR	29
Daily Investor Principal Collections	102
Day Count Calculation Period	138
Day Count Fraction	138
Default Amount	115
Defaulted Account	67
Defaulted Receivable	70
Deferred Interest	164
Deferred Subscription Price	175
Designated Account	64
Designated Accounts	76
Determination Date	100
discount option	36
Discount Option Receivables	67
Discount Percentage	67
Distribution Date	100
Distribution Ledger	139
DOL	193
dollars	44
DTC	130
DTC Repricing Noteholders	135
DTC Repricing Notes	135
DTC Repricing Transfer Price	135
DTCC	131
DTI	27
ECD	33
ECO	33
Eligible Account	69
eligible company	41
Eligible Receivable	70
Eligible Receivables Pool	77
Eligible Servicer	89
Eligible Trust Cash Manager	91
Enforcement Notice	170
Enterprise Act	41
ERISA	193
EU savings tax directive	41
EU Savings Tax Directive	19, 183
euro	44
Euroclear	130
Euroclear operator	132
Euroclear/Clearstream Repricing Note Call Notice	135
Euroclear/Clearstream Repricing Noteholders	135
Euroclear/Clearstream Repricing Notes	135
Euroclear/Clearstream Repricing Transfer Price	135
Event of Default	168
Excess Distributions	189
Excess Entitlement Consideration	123
Excess Interest	77
Excess Swap Collateral	139
Exchange Act	v
Expense Rate	100
Expenses Loan Agreement	47
Expenses Loan Drawing	139
Expenses Loan Facility	47
Extraordinary Resolution	139
Final Redemption Date	139
Finance Charge Collections Ledger	79
Finance Charge Receivables	66
First Interest Payment Date	139
First Person	143
Fitch Ratings	16
Fixed Investor Percentage	107
Floating Investor Percentage	104
Floating Rate Commencement Date	140
Following Business Day Convention	138
Foreign Currency	188
FSMA	i, 197
Future Receivables Transfer	64
Global Note Certificate	140
Global Note Certificates	130
GPO Consent	197
Group	56
HMRC	182
IFRS	49
Incoming DTC Repricing Noteholders	135
Incoming Euroclear/Clearstream Repricing Noteholder	135
Indebtedness	140
Indemnity Agreement	47
Individual Note Certificate	140
Ineligible Receivables	71

Back to Contents

Initial Investor Interest	92, 100
Initial Period	154, 156, 158, 162, 163
Initial Rate	140
Initial Relevant Closing Date	64
Insolvency Events	82
Interchange	68
interest	183
Interest Amount	140, 150, 152, 154, 155, 156, 157, 158, 159, 160, 161, 162
Interest Commencement Date	140
Interest Determination Date	140, 149, 153, 155, 159
Interest Payment Date	140, 149, 151, 152, 154, 156, 158, 160, 161, 162, 163
Interest Period	149, 151, 154, 155, 156, 158, 160, 161, 162, 163
Interest Period	153
Investment Company Act	13
Investor Cash Available for Acquisition	80
Investor Certificate	51
Investor Default Amount	115
Investor Indemnity Amount	117
investor interest	9, 100
Investor Percentage	79
Investor Principal Collections	100
Investor Servicing Fee	86
Investor Trust Cash Management Fee	86
Investor Trustee Payment Amount	121
ISDA Definitions	140
ISIN/CUSIP	202
issue date	140
issuing entity	i, iii, 136
Issuing Entity Bank Accounts	140
Issuing Entity Distribution Account	100
Issuing Entity Fault Swap Termination Amount	140
Issuing Entity Related Documents	148
Jersey	iii
London Business Day	151
London Stock Exchange	i
Margin	140
market repricing agent	15, 140
market repricing agreement	15, 140
Master Framework Agreement	137
Maximum Addition Amount	65
medium term note certificate	5
Minimum Aggregate Principal Receivables	101
Minimum Originator Interest	101
Modified Following Business Day Convention	138
Monthly Loan Expenses Amount	101
Moody’s	16
Most Senior Class	145
MTN issuing entity	iii, 1
MTN issuing entity additional interest payments	123
MTN Issuing Entity Cash Manager	175
MTN Issuing Entity Costs Amount	101
No Adjustment	138
NonUnited States Holder	187
Note Certificate	140, 144
note trust deed	136
Note Trustee	136
Noteholders	136
notes	136
Notice of Assignment	70
Notices	141
OFT	25
OID	188
optional early redemption	37
Originator Acquisition	74
Originator Cash Available for Acquisition	80
Originator Certificate	74
Originator Ineligible Interest	78
Originator Interest	77
Originator Percentage	77
Originator Section 75 Liability	117, 180
Originator Servicing Fee	86
Originator Trust Cash Management Fee	86
Participating Member State	141
Parties in Interest	193
Pay Out Commencement Date	141
Pay Out Event	82, 141
Paying Agency and Agent Bank Agreement	136
paying agent	42
Paying Agent	182
Paying Agents	130, 136
Payment Business Day	141
Payment Date	141
PCAs	33
Permitted Additional Jurisdiction	70
Permitted Investments	77
Person	141
PFIC	189
Plan Asset Regulation	193
Plan Assets	193
Plans	193
Pool Selection Date	64
Portfolio Yield	101
pounds	44
pounds sterling	44
Preceding Business Day Convention	138
Principal Amount Outstanding	141
Principal Collections Ledger	79
Principal Financial Centre	141
Principal Funding Account	108
Principal Funding Investment Proceeds	118
Principal Paying Agent	130, 136
Principal Receivables	66
Principal Shortfalls	115
Programme	136
prospectus directive	iii
prospectus rules	4
prospectus supplement/final terms	136
PSD	29
QEF	190
Qualified Electing Fund	190
Qualified Institution	101
Quotation Date	151, 157
Quoted Eurobonds	182
Rapid Amortisation Period	110, 141
Rapid Amortisation Trigger Event	141
Rate of Interest	141, 149, 153
rating agencies	16

Back to Contents

Reallocated Class B Principal Collections	101
Reallocated Class C Principal Collections	102
Reallocated Class D Principal Collections	102
Receivables Securitisation Agreement	64
receivables trustee	iii
Record Date	168
Redemption Period	155, 156, 158, 162, 163
Redemption Rate	155, 157, 158
Redesignated Account	66
Redesignated Accounts	76
Reference Banks	141
Register	144
Registered Notes	144
Registrar	136
Regular Date	142
Regular Interest Payment Dates	141
Regular Period	141, 142
Regulated Amortisation Period	109
Regulated Amortisation Trigger Event	109, 142
regulated market of the London Stock Exchange	i
Regulated Market of the London Stock Exchange	165
regulations	18, 25, 37
Regulations	184
Reinvested Investor Principal Collections	102
Re-investment Account	118
Re-investment Account Funding Date	103
Related Beneficiary Debt	75
Related Medium Term Note	215, 246
Release Date	102
Relevant Date	142
Relevant Documents	53
Relevant Indebtedness	142
relevant provisions	41
Relevant Screen Page	142
repricing note	15, 142
repricing note transfer	15
repricing noteholder	15
Repricing termination event	142
repricing transfer date	15, 142
Repricing Transfer Price	142
Required Re-investment Amount	102
Required Retained Investor Allocation	102
Required Retained Principal Percentage	102
Required Series Cash Reserve Account Amount	120
reset margin	15, 143
Reset Period	143
Restricted Additional Jurisdiction	70
Restricted Eligible Receivable	70
Revolving Period	107, 143
Scheduled Redemption Date	143
Screen Rate	149, 153, 155, 159
Screen Rates	151, 157
SEC	ii
Second Person	143
Securities Act	ii, 134
Securitised Portfolio	63, 222, 253
Security	146
Security Interest	143
Series	136, 143
Series Cash Reserve Account	119
Series Cash Reserve Account Percentage	120, 216, 247
Series Custodian	134
Series Debt Amount	102
Series Distribution Account	102, 143
Series Distribution Account Bank Agreement	143
Series Distribution Ledger	102
Series Expenses Loan Drawing	47
Series Extra Amount	117
Series Investor Interest	143, 216, 247
series note trust deed supplement	12, 136
Series Pay Out Events	121
Series Scheduled Redemption Date	108
Series Servicing Fee Percentage	86
series supplement	9
Series Termination Date	102
Servicer Default	87
Servicing Fee	86
Shared Monthly Principal Payment	103
Shared Principal Collections	115
Specified Currency	143
Specified Denomination(s)	143
Specified Office	143
sponsor	iii
Standard & Poor’s	16
sterling	44
SubClass	136, 143, 145
subordinated notes	i
Subsidiary	143
Successor Servicer	87
Successor Trust Cash Manager	89
swap agreement	8
Swap Agreements	174
swap counterparty	8
Swap Counterparty Swap Event of Default	143
TARGET Settlement Day	143
TARGET System	143
teaser rates	30
Transfer Date	68
Treaty	144
Trust Accounts	78
Trust Cash Management Fee	86
Trust Cash Manager Default	89
Trust Indenture Act	128
Trust Pay Out Events	81
Trustee Acquisition Account	78
Trustee Collection Account	78
Trustee Payment Amount	83
U.K.	iii
U.S. dollars	44
U.S. offered notes	20, 186
U.S. tax counsel	20
U.S. Tax Counsel	186
U.S.$	44
UKLA	i
Unavailable Principal Collections	114
Unfair Practices Directive	29
United Kingdom	iii
United States Holder	186
United States person	186
Unutilised Excess Spread	123
US Paying Agent	136
Utilised Required Retained Investor Allocation	103, 108
VAT	17
WAM	188
we	iii
We	iii
Zero Balance Account	67

Back to Contents

ISSUING ENTITY Gracechurch Card Programme Funding Limited 26 New Street St. Helier, Jersey JE2 3RA
SPONSOR, ORIGINATOR, SERVICER AND TRUST CASH MANAGER	RECEIVABLES TRUSTEE
Barclays Bank PLC 1234 Pavilion Drive Northampton NN4 7SG	Gracechurch Receivables Trustee Ltd 26 New Street St. Helier, Jersey JE2 3RA
DEPOSITOR AND MTN ISSUING ENTITY Barclaycard Funding PLC 1 Churchill Place London E14 5HP
NOTE TRUSTEE AND SECURITY TRUSTEE The Bank of New York One Canada Square London E14 5AL
PRINCIPAL PAYING AGENT	OTHER PAYING AGENTS
The Bank of New York One Canada Square London E14 5AL	The Bank of New York One Wall Street New York, New York 10286
REGISTRAR The Bank of New York One Wall Street New York, New York 10286

LEGAL ADVISERS
To the issuing entity, the MTN issuing entity, the receivables trustee and Barclays as to English law	To the issuing entity, the receivables trustee and Barclays as to United States law	To the issuing entity, the receivables trustee and Barclays as to Jersey law
Clifford Chance LLP 10 Upper Bank Street London E14 5JJ	Clifford Chance U.S. LLP 31 West 52nd Street New York, New York 10019 United States	Bedell Cristin 26 New Street St. Helier, Jersey JE2 3RA

To the underwriters as to English law and United States law	To the Note Trustee and the Security Trustee as to English law and New York law
Weil, Gotshal & Manges One South Place London EC2M 2WG	Lovells LLP Atlantic House Holborn Viaduct London EC1A 2FG
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the issuing entity and the MTN issuing entity	To the receivables trustee
PricewaterhouseCoopers LLP Southwark Towers 32 London Bridge Street London SE1 9SY	PricewaterhouseCoopers LLP Southwark Towers 32 London Bridge Street London SE1 9SY
AUTHORISED ADVISOR Barclays Bank PLC 5 The North Colonnade Canary Wharf London E14 4BB

Back to Contents

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following is an itemized list of the estimated expenses (expressed in U.S. dollars on an exchange rate of (pound) [ * ] to U.S.$1.00) to be incurred in connection with the issuance and distribution of the securities being registered under this registration statement, other than underwriting discounts and commissions.

Securities and Exchange Commission Registration Fee	$ 39.30
Printing and Engraving Expenses	[ * ]
Trustee’s Fees and Expenses	[ * ]
Legal Fees and Expenses	[ * ]
Accountants’ Fees and Expenses	[ * ]
Rating Agency Fees	[ * ]
Listing Fees	[ * ]
Miscellaneous Fees and Expenses	[ * ]
Total	[ * ]

* To be provided by amendment.

Item 14. Indemnification of Directors and Officers

Gracechurch Card Programme Funding Limited (the “issuing entity”)

Barclays Bank PLC (“Barclays”) has agreed to indemnify the directors of the issuing entity and all officers, employees, servants or duly appointed agents of Bedell Trust Company Limited against any and all actions, proceedings, accounts, claims, demands, liabilities or losses, including all and any costs and expenses incurred in connection with them, which may be brought, made or threatened by any person against any of them directly or indirectly in connection with the approval of this registration statement on Form S-1, to the extent that the actions, proceedings, accounts, claims, demands, liabilities or losses relate to information contained in this registration statement on Form S-1 directly relating to Barclays, its Barclaycard division and the underlying credit card receivables pool.

Pursuant to Section 27 of the Memorandum and Articles of Association of Gracechurch Card Programme Funding Limited, every secretary, agent, servant and employee of the issuing entity shall be indemnified by the issuing entity against and it shall be the duty of the directors out of the funds of the issuing entity to pay the costs, charges, losses, liabilities, damages and expenses which any such person may incur in the course of the discharge by him of his duties as secretary, agent, servant or employee of the issuing entity as the case may be provided that this indemnity shall not be applicable in circumstances where any such person has incurred such costs, charges, losses, liabilities, damages and expenses through his own fraud, wilful misconduct or gross negligence.

In so far as the law allows every present or former officer of the issuing entity shall be indemnified out of the assets of the issuing entity against any loss or liability incurred by him by reason of being or having been such an officer.

Article 77 of the Companies (Jersey) Law 1991 permits Jersey companies to indemnify each director and officer for, inter alia, (a) any liabilities incurred in defending any proceedings (whether civil or criminal) (i) in which judgment is given in his favour or he is acquitted, (ii) which are discontinued except in circumstances where the proceedings are discontinued for some benefit conferred by him (or on his behalf) or for some detriment suffered by him, or (iii) which are settled on terms which include such benefit or detriment and, in the opinion of a majority of the directors of the company (excluding any director who conferred such benefit or on whose behalf such benefit was conferred or who suffered such detriment), the director or officer was substantially successful on the merits in his resistance to the proceedings, and (b) any liability incurred otherwise than to the company if he acted in good faith with a view to the best interests of the company.

Back to Contents

Barclaycard Funding PLC (the “MTN issuing entity”)

Under the laws which govern the organization of the MTN issuing entity, the MTN issuing entity has the power and in some instances may be required to provide an agent, including an officer or director, who was or is a party or is threatened to be made a party to certain proceedings, with indemnification against certain expenses, judgments, fines, settlements and other amounts under certain circumstances.

Pursuant to section 44 of the Articles of Association of Barclaycard Funding PLC, each person who is or was a director, alternate director or secretary of the MTN issuing entity must be indemnified out of the assets of the MTN issuing entity against all costs, charges, losses and liabilities incurred by him in the proper execution of his duties or the proper exercise of his powers, authorities and discretions. This includes a liability incurred:

(a)	defending proceedings, whether civil or criminal, in which judgement is given in his favor or in which he is acquitted, or which are otherwise disposed of without a finding or admission of material breach of duty on his part; or

(b)	in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the MTN issuing entity.

Pursuant to section 45 of the Articles of Association of Barclaycard Funding PLC, the board of directors may exercise all the powers of the MTN issuer to purchase and maintain insurance for the benefit of a person who is or was:

(a)	a director, alternate director, secretary or auditor of the MTN issuing entity or of a company which is or was a subsidiary undertaking of the MTN issuing entity or in which the MTN issuing entity has or had an interest whether direct or indirect; or

(b)	trustee of a retirement benefits scheme or other trust in which a person referred to in the preceding paragraph is or has been interested;

indemnifying him against liability for negligence, default, breach of duty or breach of trust or other liability which may lawfully be insured against by the MTN issuing entity.

Gracechurch Receivables Trustee Limited (the “receivables trustee”)

Barclays Bank PLC (“Barclays”) has agreed to indemnify the directors of the receivables trustee and all officers, employees, servants or duly appointed agents of Bedell Trust Company Limited against any and all actions, proceedings, accounts, claims, demands, liabilities or losses, including all and any costs and expenses incurred in connection with them, which may be brought, made or threatened by any person against any of them directly or indirectly in connection with the approval and/or signing of this registration statement on Form S-1, to the extent that the actions, proceedings, accounts, claims, demands, liabilities or losses relate to information contained in this registration statement on Form S-1 directly relating to Barclays, its Barclaycard division and the underlying credit card receivables pool.

Pursuant to Section 27 of the Articles of Association of the receivables trustee, every secretary, agent servant and employee of the receivables trustee shall be indemnified by the receivables trustee against the costs, charges, losses, liabilities, damages and expenses which any such person may incur in the course of the discharge by him of his duties as secretary, agent, servant or employee of the receivables trustee (as the case may be), provided that this indemnity shall not be applicable in circumstances where any such person has incurred such costs charges losses liabilities damages and expenses through his own fraud, wilful misconduct or gross negligence.

In so far as the law allows every present or former officer of the receivables trustee shall be indemnified out of the assets of the receivables trustee against any loss or liability incurred by him by reason of being or having been such an officer.

Back to Contents

Article 77 of the Companies (Jersey) Law 1991 permits Jersey companies to indemnify each director and officer for, inter alia, (a) any liabilities incurred in defending any proceedings (whether civil or criminal) (i) in which judgment is given in his favour or he is acquitted, (ii) which are discontinued except in circumstances where the proceedings are discontinued for some benefit conferred by him (or on his behalf) or for some detriment suffered by him, or (iii) which are settled on terms which include such benefit or detriment and, in the opinion of a majority of the directors of the company (excluding any director who conferred such benefit or on whose behalf such benefit was conferred or who suffered such detriment), the director or officer was substantially successful on the merits in his resistance to the proceedings, and (b) any liability incurred otherwise than to the company if he acted in good faith with a view to the best interests of the company.

Directors and Officer’s Liability Insurance

Barclays has obtained directors’ and officers’ liability insurance coverage which, subject to policy terms and limitations, includes coverage for directors and officers of Barclays group companies and to reimburse Barclays for amounts paid to directors or officers by way of lawful indemnity. This coverage extends in certain circumstances to employees of Barclays who sit on companies outside of the Barclays group.

Item 15. Recent Sales of Unregistered Securities

None.

Item 16. Exhibits and Financial Statement Schedules

A list of exhibits filed herewith is contained in the Exhibit Index which is incorporated herein by reference.

Item 17. Undertakings

Each of the undersigned registrants hereby undertakes:

(a)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b)     (1) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     That, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Back to Contents

(d)     That, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the undersigned registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

Back to Contents

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of London, on May 23, 2008.

Gracechurch Receivables Trustee Limited (as receivables trustee and co-registrant)

By: /s/ CURT HESS

Name: Curt Hess Title: Director

POWER OF ATTORNEY

Each of the persons whose signature appears below hereby constitutes Curt John Hess, Shane Michael Hollywood, Richard Charles Gerwat and Giuseppe Pagano and each of them singly, her or his true and lawful attorneys-in-fact with full power to sign on behalf of such persons, in the capacities indicated below, any and all amendments to this registration statement and any subsequent related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and generally to do all such things in the name and on behalf of him, in the capacities indicated below, to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission thereunder, hereby ratifying and confirming the signature of such person as it may be signed by said attorneys-in-fact, or any of them, on any and all amendments to this registration statement or any such subsequent related registration statement.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	CAPACITY	DATE

/s/ CURT HESS Name: Curt John Hess	Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	May 23, 2008

/s/ SHANE HOLLYWOOD Name: Shane Michael Hollywood	Director	May 23, 2008

/s/ RICHARD GERWAT Name: Richard Charles Gerwat	Director	May 23, 2008

/s/ GIUSEPPE PAGANO Name: Giuseppe Pagano	Authorized Representative of Gracechurch Receivables Trustee Limited in the United States	May 23, 2008

Back to Contents

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of London, on May 23, 2008.

Barclaycard Funding PLC (as depositor, MTN issuing entity with respect to the medium term note certificates, and co-registrant)

By: /s/ CURT HESS

Name: Curt John Hess Title: Director

POWER OF ATTORNEY

Each of the persons whose signature appears below hereby constitutes Curt John Hess, Tim George Jung, Jonathan Keighley and Giuseppe Pagano and each of them singly, her or his true and lawful attorneys-in-fact with full power to sign on behalf of such persons, in the capacities indicated below, any and all amendments to this registration statement and any subsequent related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and generally to do all such things in the name and on behalf of him, in the capacities indicated below, to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission thereunder, hereby ratifying and confirming the signature of such person as it may be signed by said attorneys-in-fact, or any of them, on any and all amendments to this registration statement or any such subsequent related registration statement.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	CAPACITY	DATE

/s/ CURT HESS Name: Curt John Hess	Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	May 23, 2008

/s/ TIM JUNG Name: Tim George Jung	Director	May 23, 2008

/s/ JONATHAN KEIGHLEY Name: Jonathan Keighley (As the duly authorized representative of SFM Directors Limited)	Director	May 23, 2008

/s/ GIUSEPPE PAGANO Name: Giuseppe Pagano	Authorized Representative of Barclaycard Funding PLC in the United States	May 23, 2008

Back to Contents

EXHIBIT INDEX

1.1	Programme Dealer Agreement.**

3.1	Memorandum and Articles of Association of Gracechurch Card Programme Funding Limited.*

3.2	Certificate of Incorporation of Gracechurch Card Programme Funding Limited.*

3.3	Memorandum and Articles of Association of Barclaycard Funding PLC (incorporated by reference to Exhibit 3.2 to Amendment No. 1 of the Registration Statement on Form F-1 (Registration No. 333-10970)).

3.4	Certificate of Incorporation of Barclaycard Funding PLC.*

3.5	Memorandum of Association of Gracechurch Receivables Trustee Limited (incorporated by reference to Exhibit 3.3 to Amendment No. 2 of the Registration Statement on Form F-1 (Registration No. 333-10970)).

3.6	Certificate of Incorporation of Gracechurch Receivables Trustee Limited.*

3.7	Consent to Issue Interests of Gracechurch Receivables Trustee Limited, Granted by the Jersey Financial Services Commission Pursuant to the Control of Borrowing (Jersey) Order, 1958, as amended.*

4.1	Declaration of Trust and Trust Cash Management Agreement (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registration Statement on Form F-1 (Registration No. 333-125212)).

4.2	Form of Series Supplement to the Declaration of Trust and Trust Cash Management Agreement.

4.3	Security Trust Deed and MTN Cash Management Agreement.

4.4	Form of Series MTN Supplement to the Security Trust Deed and MTN Cash Management Agreement.

4.5	Note Trust Deed.

4.6	Form of Note Trust Deed Supplement.

4.7	Issuing Entity Master Framework Agreement.

4.8	Paying Agency and Agent Bank Agreement.

4.9	Form of Class A SEC Registered Global Note Certificate (included as Schedule 2 to the Note Trust Deed filed as Exhibit 4.5 to this registration statement).

4.10	Form of Class B SEC Registered Global Note Certificate (included as Schedule 3 to the Note Trust Deed filed as Exhibit 4.5 to this registration statement).

4.11	Form of Class C SEC Registered Global Note Certificate (included as Schedule 4 to the Note Trust Deed filed as Exhibit 4.5 to this registration statement).

4.12	Form of Class D SEC Registered Global Note Certificate (included as Schedule 5 to the Note Trust Deed filed as Exhibit 4.5 to this registration statement).

4.13	Form of Class A SEC Registered Individual Note Certificate (included as Schedule 6 to the Note Trust Deed filed as Exhibit 4.5 to this registration statement).

Back to Contents

4.14	Form of Class B SEC Registered Individual Note Certificate (included as Schedule 7 to the Note Trust Deed filed as Exhibit 4.5 to this registration statement).

4.15	Form of Class C SEC Registered Individual Note Certificate (included as Schedule 8 to the Note Trust Deed filed as Exhibit 4.5 to this registration statement).

4.16	Form of Class D SEC Registered Individual Note Certificate (included as Schedule 9 to the Note Trust Deed filed as Exhibit 4.5 to this registration statement).

4.17	Form of MTN Global Note Certificates (Permanent; Temporary) (included as Exhibit A to the Form of Series Supplement to the Security Trust Deed and MTN Cash Management Agreement filed as Exhibit 4.4 to this registration statement).

4.18	Beneficiaries Servicing Agreement (incorporated by reference to Exhibit 4.13 to Amendment No. 1 to the Registration Statement on Form F-1 (Registration No. 333-125212)).

4.19	Supplemental Beneficiaries Servicing Agreement.

4.20	Form of Pledge Agreement.

4.21	Master Definitions Schedule.

4.22	MTN Agency Agreement.

4.23	MTN Master Definitions Schedule.

4.24	Form of MTN Declaration of Purpose Trust.

5.1	Form of Opinion of Clifford Chance LLP with respect to legality.

8.1	Form of Opinion of Clifford Chance US LLP with respect to U.S. tax matters.

8.2	Form of Opinion of Clifford Chance LLP with respect to U.K. tax matters.

8.3	Form of Opinion of Bedell Cristin with respect to Jersey tax matters.

10.1	Receivables Securitisation Agreement (incorporated by reference to Exhibit 10.1 to Amendment No. 1 to the Registration Statement on Form F-1 (Registration No. 333-125212)).

10.2	Agreement between the parties to the Receivables Securitisation Agreement.

10.3	Indemnity Agreement.

10.4	Trust Section 75 Indemnity Agreement.

10.5	Issuing Entity Account Bank Agreement.

10.6	Issuing Entity Bank Account Operating Agreement.

10.7	Issuing Entity Corporate Services Agreement.

10.8	MTN Issuer Corporate Services Agreement.

Back to Contents

10.9	Form of Agreement between Beneficiaries.

23.1	Consent of Clifford Chance LLP (included in Exhibits 5.1 and 8.2).

23.2	Consent of Clifford Chance US LLP (included in Exhibit 8.1).

23.3	Consent of Bedell Cristin (included in Exhibit 8.3).

24.1	Powers of Attorney for Gracechurch Receivables Trustee Limited (included on the signature pages to the original version of this registration statement filed on September 20, 2007).*

24.2	Powers of Attorney for Barclaycard Funding PLC (included on the signature pages to this registration statement).

25.1	Statement of Eligibility of Note Trustee (form T-1).*

25.2	Statement of Eligibility of Security Trustee (form T-1).*

*	Previously filed.
**	To be filed by amendment